Filed Pursuant to Rule 424(b)(3)
                                                Registration Nos. 333-117473
                                                333-117473-01   333-117473-02
                                                333-117473-03   333-117473-04
                                                333-117473-05   333-117473-06
                                                333-117473-07   333-117473-08
                                                333-117473-09   333-117473-10
                                                333-117473-11   333-117473-12
                                                333-117473-13   333-117473-14
                                                333-117473-15


PROSPECTUS

                               Mueller Group, Inc.


                                Offer to Exchange
           Second Priority Senior Secured Floating Rate Notes due 2011
                                       for
      Second Priority Senior Secured Floating Rate Exchange Notes due 2011
                                       and
                     10% Senior Subordinated Notes due 2012
                                       for
                 10% Senior Subordinated Exchange Notes due 2012

     We are offering to exchange

     o up to $100,000,000 of our new Second Priority Senior Secured Floating Rate Exchange Notes due 2011 for up to $100,000,000 of our existing, or old, Second Priority Senior Secured Floating Rate Notes due 2011 and

     o up to $315,000,000 of our new 10% Senior Subordinated Exchange Notes due 2012 for $315,000,000 of our existing, or old 10% Senior Subordinated Notes due 2012.

     The terms of the new notes of each series are identical in all material respects to the terms of the old notes of that series, except that the new notes have been registered under the Securities Act and the transfer restrictions and registration rights relating to the old notes do not apply to the new notes.

     To exchange your old notes for new notes:

     o you are required to make the representations described beginning on page 166 to us

     o you must complete and send the letter of transmittal that accompanies this prospectus to the exchange agent, Law Debenture Trust Company of New York, by 5:00 p.m., New York time, on September 16, 2004

     o you should read the section called "The Exchange Offer" for further information on how to exchange your old notes for new notes

     See "Risk Factors" beginning on page 12 for a discussion of risk factors that should be considered by you prior to tendering your old notes in the exchange offer.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the exchange offer or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

         August 17, 2004

                                Table of Contents
                                -----------------


                                                                       Page
                                                                       ----
Summary..................................................................1
Risk Factors............................................................12
Use of Proceeds.........................................................23
Capitalization..........................................................24
Industry and Market Data................................................25
Selected Historical Consolidated Financial Data.........................26
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.............................................28
Management..............................................................64
Executive Compensation..................................................66
Security Ownership of Certain Beneficial Owners and Management..........73
Certain Relationships and Related Party Transactions....................74
Description of Certain Indebtedness.....................................76
Description of Secured Notes............................................79
Description of Subordinated Notes......................................122
The Exchange Offer.....................................................161
Material United States Federal Income Tax Consequences
  of the Exchange Offer................................................168
Plan of Distribution...................................................169
Legal Matters..........................................................170
Experts................................................................170
Where You Can Find More Information....................................170
Index To Unaudited Pro Forma Financial Statements......................P-1
Index to Financial Statements..........................................F-1

                                -----------------

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                -----------------

     In this prospectus, "Mueller," the "Company," "we," "us" or "our" refer to Mueller Group, Inc. and its subsidiaries, except where the context makes clear that the reference is only to Mueller Group, Inc. itself and is not inclusive of its subsidiaries.

                                -----------------

                                     Summary

     This summary highlights the more detailed information in this prospectus and you should read the entire prospectus carefully. Our fiscal year ends on September 30 of each year. Unless the context indicates otherwise, whenever we refer in this prospectus to a particular fiscal year, we mean the fiscal year ending in that particular calendar year.


                               The Exchange Offer

Securities Offered.......................     We are offering up to $100,000,000
                                              aggregate principal amount of
                                              Second Priority Senior Secured
                                              Floating Rate Exchange Notes and
                                              up to $315,000,000 aggregate
                                              principal amount of 10% Senior
                                              Subordinated Exchange Notes, which
                                              have been registered under the
                                              Securities Act.

The Exchange Offer.......................     We are offering to issue the new
                                              notes in exchange for a like
                                              principal amount of your old notes
                                              of the same series. We are
                                              offering to issue the new notes to
                                              satisfy our obligations contained
                                              in the registration rights
                                              agreement entered into when the
                                              old notes were sold in
                                              transactions permitted by Rule
                                              144A and Regulation S under the
                                              Securities Act and therefore not
                                              registered with the SEC. For
                                              procedures for tendering, see "The
                                              Exchange Offer."

Tenders, Expiration Date, Withdrawal.....     The exchange offer will expire at
                                              5:00 p.m. New York City time on
                                              September 16, 2004 unless it is
                                              extended. If you decide to
                                              exchange your old notes for new
                                              notes, you must acknowledge that
                                              you are not engaging in, and do
                                              not intend to engage in, a
                                              distribution of the new notes. If
                                              you decide to tender your old
                                              notes in the exchange offer, you
                                              may withdraw them at any time
                                              prior to September 16, 2004. If
                                              we decide for any reason not to
                                              accept any old notes for
                                              exchange, your old notes will be
                                              returned to you without expense
                                              to you promptly after the
                                              exchange offer expires.

United States Federal Income Tax              Your exchange of old notes for new
  Consequences...........................     notes in the exchange offer will
                                              not result in any income, gain or
                                              loss to you for United States
                                              federal income tax purposes. See
                                              "Material United States Federal
                                              Income Tax Consequences of the
                                              Exchange Offer."

Use of Proceeds..........................     We will not receive any proceeds
                                              from the issuance of the new notes
                                              in the exchange offer.

Exchange Agent...........................     Law Debenture Trust Company of New
                                              York is the exchange agent for the
                                              exchange offer.

Failure to Tender Your Old Notes.........     If you fail to tender your old
                                              notes in the exchange offer, you
                                              will not have any further rights
                                              under the registration rights
                                              agreement, including any right to
                                              require us to register your old
                                              notes or to pay you additional
                                              interest.

You will be able to resell the new notes without registering them with the SEC if you meet the requirements described below.

     Based on interpretations by the SEC's staff in no-action letters issued to third parties, we believe that new notes issued in exchange for old notes in the exchange offer may be offered for resale, resold or otherwise transferred by you without registering the new notes under the Securities Act or delivering a prospectus, unless you are a broker-dealer receiving securities for your own account, so long as:

     o you are not one of our "affiliates", which is defined in Rule 405 of the Securities Act;

     o    you acquire the new notes in the ordinary course of your business;

     o you do not have any arrangement or understanding with any person to participate in the distribution of the new notes; and

     o you are not engaged in, and do not intend to engage in, a distribution of the new notes.

     If you are an affiliate of Mueller or you are engaged in, intend to engage in or have any arrangement or understanding with respect to, the distribution of new notes acquired in the exchange offer, you (1) should not rely on our interpretations of the position of the SEC's staff and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     If you are a broker-dealer and receive new notes for your own account in the exchange offer:

     o you must represent that you do not have any arrangement with us or any of our affiliates to distribute the new notes;

     o you must acknowledge that you will deliver a prospectus in connection with any resale of the new notes you receive from us in the exchange offer; the letter of transmittal states that by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act; and

     o you may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of new notes received in exchange for old notes acquired by you as a result of market-making or other trading activities.

     For a period of 90 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any resale described above.

                        Summary Description of the Notes

     The terms of the new notes and the old notes of each series are identical in all material respects, except that the new notes have been registered under the Securities Act, and the transfer restrictions and registrations rights relating to old notes do not apply to the new notes. The following summary contains basic information about the new notes. It does not contain all of the information that is important to you. For a more complete understanding of the notes, see "Description of Notes."

Issuer................................     Mueller Group, Inc.

Securities Offered....................     $100.0 million aggregate principal
                                           amount of second priority senior
                                           secured floating rate notes due
                                           2011.

                                           $315.0 million aggregate principal
                                           amount of 10% senior subordinated
                                           notes due 2012.

Maturity..............................     Secured notes: The secured notes will
                                           mature on November 1, 2011.

                                           Subordinated notes: The subordinated
                                           notes will mature on May 1, 2012.

Interest..............................     Secured notes: Interest will accrue
                                           initially at a rate of 5.89% per
                                           annum for the quarterly period ending
                                           August 1, 2004 and be reset quarterly
                                           on each February 1, May 1, August 1
                                           and November 1 at three-month LIBOR
                                           plus 4.75%. Interest will be payable
                                           quarterly on each February 1, May 1,
                                           August 1 and November 1, beginning
                                           August 1, 2004.

                                           In addition, if our senior leverage
                                           ratio exceeds a certain ratio at the
                                           end of any quarter, the interest rate
                                           on the secured notes will be
                                           increased by 2.0% per annum until our
                                           senior leverage ratio at any time is
                                           equal to or less than such ratio.

                                           Subordinated notes: Interest will be
                                           payable at a rate of 10% per annum in
                                           cash on May 1 and November 1 of each
                                           year, beginning on November 1, 2004.

Optional Redemption...................     Secured notes: We may redeem any of
                                           the secured notes at any time on or
                                           after November 1, 2005, in whole or
                                           in part, in cash at the redemption
                                           prices described in this prospectus,
                                           plus accrued and unpaid interest to
                                           the date of redemption.

                                           In addition, prior to November 1,
                                           2005, we may redeem up to 35% of the
                                           aggregate principal amount of secured
                                           notes originally issued at a
                                           redemption price equal to 100% of
                                           their principal amount plus a premium
                                           equal to the then-applicable interest
                                           rate on such notes with the proceeds
                                           of public equity offerings within 90
                                           days of the closing of a public
                                           equity offering. We may make that
                                           redemption only if, after the
                                           redemption, at least 65% of the
                                           aggregate principal amount of secured
                                           notes originally issued remains
                                           outstanding.

                                           Subordinated notes: We may redeem any
                                           of the subordinated notes at any time
                                           on or after May 1, 2008, in whole or
                                           in part, in cash at the redemption
                                           prices described in this prospectus,
                                           plus accrued and unpaid interest to
                                           the date of redemption.

                                           In addition, prior to May 1, 2007, we
                                           may redeem up to 35% of the aggregate
                                           principal amount of subordinated
                                           notes originally issued at a
                                           redemption price of 110.0% with the
                                           proceeds of public equity offerings
                                           within 90 days of the closing of a
                                           public equity offering. We may make
                                           that redemption only if, after the
                                           redemption, at least 65% of the
                                           aggregate principal amount of
                                           subordinated notes originally issued
                                           remains outstanding.

Change of Control.....................     Upon a change of control, as defined,
                                           we will be required to make an offer
                                           to purchase the notes of each series.
                                           The purchase price will equal 101% of
                                           the principal amount of the notes on
                                           the date of purchase, plus accrued
                                           and unpaid interest to the date of
                                           repurchase.

Collateral............................     The secured notes will be secured by
                                           second-priority liens, subject to
                                           certain exceptions and permitted
                                           liens, on the collateral securing our
                                           senior credit facility, other than
                                           the capital stock of certain of our
                                           subsidiaries and assets of our parent
                                           company (which we refer to
                                           collectively as the "collateral").
                                           Our senior credit facility is secured
                                           by a first-priority lien on the
                                           collateral. The indenture and the
                                           security documents relating to the
                                           secured notes permit us to incur a
                                           significant amount of debt, including
                                           obligations secured (including on a
                                           first priority basis) by the
                                           collateral, subject to compliance
                                           with certain conditions. No
                                           appraisals of any collateral have
                                           been prepared by us or on our behalf
                                           in connection with this exchange
                                           offer. The value of the collateral at
                                           any time will depend on market and
                                           other economic conditions, including
                                           the availability of suitable buyers
                                           for the collateral.

                                           We and the administrative agent under
                                           the security documents governing the
                                           first-priority liens may release the
                                           first-priority liens on the
                                           collateral, whereupon the
                                           second-priority lien that secures the
                                           secured notes on such released
                                           collateral shall automatically be
                                           released without the consent of the
                                           holders of the secured notes. In
                                           addition, the lenders under the
                                           senior credit facility
                                           will have the sole ability to control
                                           remedies (including any sale or
                                           liquidation after acceleration of the
                                           debt under the senior secured credit
                                           facility) with respect to the
                                           collateral. See "Risk Factors--Risks
                                           Related to the Notes". The security
                                           for your benefit can be released
                                           without your consent, and the lenders
                                           under our credit facility will have
                                           control over all decisions with
                                           respect to enforcement of the
                                           security interests, including
                                           decisions regarding whether and when
                                           to foreclose upon assets."

                                           You should read "Description of the
                                           Secured Notes--Collateral" for a more
                                           complete description of the security
                                           granted to the holders of the secured
                                           notes.

Subsidiary Guarantees.................     The notes will be jointly and
                                           severally guaranteed on a senior
                                           basis, in the case of the secured
                                           notes, and on an unsecured, senior
                                           subordinated basis, in the case of
                                           the subordinated notes, by all of our
                                           existing domestic restricted
                                           subsidiaries and all future
                                           wholly-owned domestic restricted
                                           subsidiaries that guarantee our new
                                           senior credit facility on a full and
                                           unconditional basis.

Ranking...............................     The secured notes and related
                                           guarantees will rank:

                                           o  equally with all of our and the
                                              guarantors' existing and future
                                              senior indebtedness;

                                           o  effectively junior to all secured
                                              indebtedness, to the extent of the
                                              value of the collateral, including
                                              indebtedness that is secured by a
                                              first-priority lien on the
                                              collateral;

                                           o  senior to our and the guarantors'
                                              subordinated indebtedness,
                                              including the subordinated notes;
                                              and

                                           o  effectively junior to all of the
                                              liabilities, including trade
                                              payables, of our subsidiaries that
                                              have not guaranteed the secured
                                              notes.

                                           The subordinated notes and the
                                           related guarantees will rank:

                                           o  junior to all of our and the
                                              guarantors' existing and future
                                              senior indebtedness and secured
                                              indebtedness, including
                                              indebtedness under our new senior
                                              credit facility and our secured
                                              notes;

                                           o  equally with any of our and the
                                              guarantors' future senior
                                              subordinated indebtedness;

                                           o  senior to any of our and the
                                              guarantors' future subordinated
                                              indebtedness; and

                                           o  effectively junior to all of the
                                              liabilities, including trade
                                              payables, of our subsidiaries that
                                              have not guaranteed the
                                              subordinated notes.

                                           At March 27, 2004:

                                           o  the secured notes and related
                                              guarantees ranked effectively
                                              junior to $556.5 million of
                                              secured indebtedness, to the
                                              extent of the value of the assets
                                              securing the collateral, including
                                              credit facility borrowings and
                                              capitalized leases, and $10.9
                                              million of interest rate swaps
                                              secured on a first priority basis
                                              by the collateral;

                                           o  the subordinated notes and related
                                              guarantees ranked junior to $656.5
                                              million of senior indebtedness and
                                              $10.9 million of interest rate
                                              swaps; and

                                           o  the notes and the guarantees
                                              ranked effectively junior to all
                                              liabilities, including trade
                                              payables, of our non-guarantor
                                              subsidiaries. The liabilities,
                                              including trade payables but
                                              excluding intercompany
                                              obligations, of our non-guarantor
                                              subsidiaries at March 27, 2004
                                              were $16.0 million.

Certain Covenants.....................     The terms of the notes restrict our
                                           ability and the ability of our
                                           restricted subsidiaries to:

                                           o  incur additional indebtedness;

                                           o  create liens;

                                           o  engage in sale-leaseback
                                              transactions;

                                           o  pay dividends or make other equity
                                              distributions;

                                           o  purchase or redeem capital stock;

                                           o  make investments;

                                           o  sell assets;

                                           o  engage in transactions with
                                              affiliates; or

                                           o  effect a consolidation or merger.

                                           However, these limitations will be
                                           subject to a number of important
                                           qualifications and exceptions.

Use of Proceeds.......................     We will not receive any proceeds from
                                           the issuance of the new notes in the
                                           exchange offer.

                                   Our Company

Overview

     We are a leading North American manufacturer of a broad range of flow control products for use in water distribution networks, water and wastewater treatment facilities, gas distribution systems and piping systems. Our products include hydrants, valves, pipe fittings, pipe hangers and pipe nipples and a variety of related products. We believe we have the broadest product line of any of our competitors and enjoy strong market positions, leading brand recognition and a reputation for quality and service within the markets we serve. For the fiscal year ended September 30, 2003, approximately 75% of our total sales were from products in which we believe we have the #1 or #2 market share in the United States and Canada.

     We believe our network of over 5,000 independent flow control distributors is the largest such distribution network in the United States and Canada. Our sales force of approximately 400 field sales representatives and manufacturer's representatives works directly with municipalities and other end-users as well as with distributors, which market our products to end-users. While most of our products are generally sold through distributors, for most of our hydrant and valve products it is the end-user who either chooses the brand or establishes product specifications, including required approvals from industry standard-setting organizations. We believe our reputation for quality, our large installed base of products and our coordinated marketing approach have helped our products to be "specified" as an approved product for use in most major metropolitan areas throughout the United States.

     We have manufactured industry leading products for almost 150 years and currently operate 30 manufacturing facilities located in the United States, Canada and China. Our production capabilities include foundry operations, machining, fabrication, assembly and testing.

     We sell our products under several brand names, including Mueller and James Jones for hydrants, gate valves and brass products, Mueller and Henry Pratt for butterfly valves, Hersey for water meters and Anvil for piping system components.

Industry Overview

     The North American flow control industry consists of the manufacturers of pumps, valves, fittings, fixtures and seals. Growth in the sectors we serve is influenced largely by the state of the general economy, population growth, new residential and non-residential construction activity and the need to replace, repair and upgrade existing water and wastewater infrastructure. Our sales are substantially driven by new residential and non-residential construction and by infrastructure replacement, repair and upgrades. We estimate that substantially all our sales of piping component products, which represented approximately 42% of our 2003 total sales, are to the non-residential construction market, with the remainder split between the residential construction market and the market for infrastructure replacement, repair and upgrades, accounting for approximately 60% and 40% of such sales, respectively. However, we anticipate that sales related to infrastructure replacement, repair and upgrade will become a larger portion of the market for water-related flow control products as a result of the continued aging of municipal water systems in the United States and Canada and the increasingly large base of water-related flow control installations.

     o In the residential construction market, U.S. housing starts have remained relatively stable from 1998 to 2003, with a low of 1.57 million units in 2000 and a high of 1.85 million units in 2003. While the residential construction market historically has been cyclical, many economists believe that the housing cycle has recently been less volatile as a result of strong demographic trends and changes in the structure of the residential market that have made credit more available throughout the economic cycle.

     o Growth in the infrastructure upgrades, repairs and replacement sector is driven primarily by (1) the growing installed base of our products, (2) the age of existing systems, (3) the operating cost of systems, (4) general use of systems, (5) governmental budgetary constraints and (6) changes in federal and state environmental regulations, including, most recently, the Clean Water Act and the Safe Drinking Water Act. Much of the water distribution infrastructure in the United States is considered to be old and in need of updating. In a November 2002 study, the Congressional Budget Office estimated that the average annual spending necessary to upgrade, repair and replace existing water and wastewater infrastructure will be between $24.6 billion and $41.0 billion a year over the next 15 years, which represents a significant increase over the $21.6 billion spent in 1999. We believe spending in this sector has been constrained in recent years as a result of budgetary limitations imposed on state and local governments and the weak economic environment. We expect that the infrastructure upgrades, repairs and replacement sector will likely benefit from an improvement in the overall economy as state and local governments address deferred infrastructure needs.

     o Non-residential construction activity includes (1) public works and utility construction, (2) institutional construction, including education, dormitory, health facility, public, religious and amusement construction, and (3) commercial and industrial construction. In the non-residential building construction market, U.S. non-residential building construction has decreased from $173.1 billion in 2000 to $149.7 billion in 2003 as a result of the recent downturn in the economic cycle, principally relating to reduced office and institutional construction; however, according to the U.S. Census Bureau, spending for non-residential construction increased by 0.6% in the fourth quarter of calendar year 2003 relative to the fourth quarter of calendar year 2002. While office construction remained weak in 2003, construction for health, religious and educational facilities remained steady.

     Our products are sold to a variety of end-user customers including municipalities, publicly and privately-owned water companies, gas utilities and construction contractors. This diverse group of end-users generally purchases our products as well as other flow control products from one or more of the over 5,000 independent distributors to whom we supply. Distributors typically provide a comprehensive line of flow control products on demand as well as important technical and support services to their customers. The competitive environment for independent distributors has been and continues to be characterized by consolidation as distributors seek to broaden their geographical reach and achieve economies of scale. We believe many independent distributors are increasingly seeking to partner with the leading manufacturers of flow control products that offer a broad product range, with strong brands that can support their growing geographic footprints. Although the flow control products that we manufacture are generally sold through independent distributors to contractors, end-users, such as municipalities, often specify the brands to be used based on quality, installed base or industry accepted standards. This specification dynamic elevates the importance of a manufacturer's history, installed base and relationship with end-users of flow control products.

Information About Us

     Our principal executive office is located at 500 West Eldorado Street, Decatur, Illinois 62522-1808, and our telephone number is (217) 423-4471.

Our Sponsor

     We were formed in 1999 by DLJ Merchant Banking Partners II, L.P. and related funds for the purpose of acquiring our business from Tyco International (U.S.) Inc. and its affiliates. Prior to our acquisition by the DLJ Merchant Banking funds, our business was operated by Tyco under a variety of names, including Mueller & Co., Grinnell Supply Sales, Grinnell Manufacturing and Henry Pratt Company. We represent the single largest investment of DLJ Merchant Banking Partners II, L.P. The DLJ Merchant Banking funds and certain of their co-investors beneficially own approximately 87% of the common stock of Mueller Holdings (N.A.), Inc., our parent company. See "Principal Stockholders."

     DLJ Merchant Banking Partners II, L.P. is part of CSFB Private Equity, the global private equity arm of Credit Suisse First Boston LLC or CSFB. DLJ Merchant Banking Partners II, L.P. is focused on leveraged buyouts, was organized in 1996 with approximately $3.0 billion in committed capital and has approximately $150 million available for follow-on investments.

Risk Factors

     Investment in the notes involves substantial risks. See "Risk Factors" immediately following this summary for a discussion of certain risks relating to an investment in the notes.

                             Summary Financial Data

     The following table includes a summary of our historical and other consolidated financial data for each of the periods indicated. The summary historical financial data is derived from our audited or unaudited consolidated financial statements and the notes to those statements, which are included elsewhere in this prospectus. Our results of operations include the results for various acquired entities from the date of acquisition. The pro forma financial information is derived from the unaudited pro forma financial statements included elsewhere in this prospectus and gives effect to our recent acquisition of Star, the old notes offering and the related transactions. You should read the information contained in this table in conjunction with "Selected Historical Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Financial Statements," and our consolidated financial statements and the notes to those statements included elsewhere in this prospectus.

                                     Fiscal years ended September 30,     Six months ended            Pro forma
                                     --------------------------------   --------------------    ----------------------
                                                                                                 Fiscal        Six
                                                                                                  year        months
                                                                                                  ended       ended
                                                                        March 29,   March 27,   September    March 27,
                                         2001       2002       2003        2003       2004       30, 2003      2004
                                       --------   --------   --------   ---------   ---------   ---------   ----------
                                                                 (dollars in millions)
Income Statement Data:
   Net sales.....................      $  864.7   $  901.9   $  925.1    $  439.0   $  454.9    $   945.1   $  460.8
   Cost of sales.................         629.6      658.1      674.7       324.9      328.0        689.2      332.5
   Royalty expense(1)............          29.1       13.5       --          --         --           --         --
                                       --------   --------   --------   ---------   ---------   ---------   ----------
   Gross profit..................         206.0      230.3      250.4       114.1      126.9        255.9      128.3
   Selling, general and
     administrative expenses.....         147.0      145.7      154.9        75.0       79.3        158.6       80.3
   Facility rationalization(2)...          27.6        2.7        1.7         1.5        0.9          1.7        0.9
                                       --------   --------   --------   ---------   ---------   ---------   ----------
Operating income.................          31.4       81.9       93.8        37.6       46.7         95.6       47.1
Interest expense.................         (92.5)     (60.2)     (36.4)      (19.2)     (21.2)       (77.6)     (42.0)
Net income (loss)................         (43.0)      13.0       34.2        11.2       15.4         10.6        3.1
Other Data:
   Cash flows from operating
     activities..................          52.1       47.6       65.2         7.6        9.1
   Cash flows used in investing
     activities..................         (56.2)     (39.3)     (19.6)       (7.6)     (30.7)
   Cash flows used in financing
     activities..................          (9.3)     (12.5)      (5.5)       (1.1)     (42.8)
   EBITDA(3).....................         133.0      160.1      160.6        70.8       80.1        163.4       80.7
   Depreciation and amortization.          65.4       62.8       66.3        32.9       33.2         67.3       33.4
   Capital expenditures..........          51.0       31.3       20.0        10.0       11.0         20.0       11.0
   Total debt (end of period)....         587.1      581.0      575.7       579.6      533.5         --        971.5
   Ratio of earnings to fixed
     charges(4)..................          --          1.36       2.10        1.68       2.18         1.18       1.12

---------------
(1) In connection with the acquisition of Mueller by the DLJ Merchant Banking funds from Tyco in August 1999, we acquired a non-exclusive license to use the Mueller brand name for a period of two years, with an option to purchase it after August 2001, and to use the Grinnell brand name for three years. We exercised the option and purchased the Mueller intellectual property in September 2001. Payments under such license are reflected as royalty expense in our statement of operations. These royalty expenses were funded out of restricted cash we placed into escrow in August 1999 in connection with our acquisition from Tyco.

(2) Facility rationalization includes severance and exit costs and non-cash impairment charges due to the idling and obsolescence of certain assets related to (1) the implementation of lost foam technology at our Albertville, Alabama and Chattanooga, Tennessee facilities, (2) the closure of our Statesboro, Georgia manufacturing facility, and (3) the relocation of certain manufacturing lines to other facilities.

(3) EBITDA is defined as income (loss) before cumulative effect of accounting change plus income tax expense, interest expense (not net of interest income), depreciation and amortization expense and royalty expenses (which were funded out of restricted cash deposited upon our acquisition by the DLJ Merchant Banking funds). We present EBITDA because we consider it an important supplemental measure of our performance. Other companies in our industry may calculate EBITDA differently than we do, limiting its usefulness as a comparative measure.

     EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

     o EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

     o EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

     o EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; and

     o although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

     The following is a reconciliation of EBITDA to income (loss) before cumulative effect of accounting change:

                                  Fiscal years ended September 30,     Six months ended            Pro Forma
                                  --------------------------------   --------------------    ----------------------
                                                                                              Fiscal        Six
                                                                                               year        months
                                                                                               ended       ended
                                                                     March 29,   March 27,   September    March 27,
                                      2001       2002       2003        2003       2004       30, 2003      2004
                                    --------   --------   --------   ---------   ---------   ---------   ----------
                                                              (dollars in millions)
Income (loss) before
   cumulative effect of
   accounting change.......         $  (33.9)  $   13.0   $   34.2    $   11.2   $  15.4     $  10.6     $   3.1
Income tax expense
   (benefit)...............            (20.1)      10.6       23.7         7.5      10.3         7.9         2.2
Royalty expense............             29.1       13.5       --          --        --          --          --
Interest expense...........             92.5       60.2       36.4        19.2      21.2        77.6        42.0
Depreciation and
   amortization............             65.4       62.8       66.3        32.9      33.2        67.3        33.4
EBITDA.....................         $  133.0   $  160.1   $  160.6    $   70.8   $  80.1     $ 163.4     $  80.7

(4) Earnings consist of income from continuing operations before income taxes, fixed charges, amortization of capitalized interest, distributed income of equity investees, and losses before tax of equity investees for which charges arising from guarantees are included in fixed charges, minus capitalized interest and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt discount and expense and premium and one-third of rental payments which is considered as being representative of the interest factor implicit in our operating leases. Earnings were insufficient to cover fixed charges by $54.0 million in 2001.

                                  Risk Factors

     In addition to the other matters described in this prospectus, you should carefully consider the following risk factors before making an investment in the notes. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.


                           Risks Relating to Our Debt

We have a significant amount of debt which could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

     As of March 27, 2004, assuming completion of the offering of old notes and the related transactions, we had (a) total indebtedness of approximately $971.5 million and (b) $52.4 million of borrowings available under our senior credit facility, subject to customary borrowing conditions. As of March 27, 2004 we had obtained $18.4 million in letters of credit, which reduces availability for borrowings thereunder, and borrowed $9.2 million under our revolving credit facility. Subject to the restrictions in our senior credit facility and the indentures governing the notes and our other debt instruments, we may incur significant additional indebtedness, which may be secured, from time to time. The level of our indebtedness could have important consequences, including:

     o making it more difficult for us to satisfy our obligations with respect to the notes;

     o limiting cash flow available for general corporate purposes, including capital expenditures and acquisitions, because a substantial portion of our cash flow from operations must be dedicated to servicing our debt;

     o limiting our ability to obtain additional debt financing in the future for working capital, capital expenditures or acquisitions;

     o limiting our flexibility in reacting to competitive and other changes in our industry and economic conditions generally; and

     o exposing us to risks inherent in interest rate fluctuations because a substantial portion of our borrowings will be at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates.

We will require a significant amount of cash to service our debt and our ability to generate cash depends on many factors beyond our control.

     Our ability to pay or to refinance our indebtedness will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, that currently anticipated revenue growth and operating improvements will be realized or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. If we are unable to meet our debt service obligations or fund our other liquidity needs, we could attempt to restructure or refinance our indebtedness or seek additional equity capital. We cannot assure you that we will be able to accomplish those actions on satisfactory terms, if at all.

Our parent company will likely need to rely upon distributions from us to service its debt and we may not be able to make distributions in amounts sufficient to satisfy such debt service.

     In addition to our debt service needs, our parent company, Mueller Holdings, will likely need to rely upon distributions from us to service its 14 3/4% Senior Discount Notes due 2014, which we refer to as "parent company notes," including for the payment of interest which must be paid in cash beginning October 15, 2009. Our ability to generate sufficient cash from operations to make distributions to Mueller Holdings will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. In addition, our ability to make distributions to Mueller Holdings is subject to restrictions in our various debt instruments. For example, the notes limit the amount of "restricted payments," including dividends, that we can make to an amount generally equal to 50% of our net income (as defined), subject to satisfaction of certain other tests and certain exceptions and our credit facility only permits dividends to Mueller Holdings to fund interest so long as we are in compliance with all covenants, including financial maintenance covenants, and not in default under the credit agreement. As described above, our ability to generate net income will depend upon various factors that may be beyond our control. Our interest expense has increased as a result of the notes offering and the related transactions and, because a substantial portion of our debt bears variable rates of interest, our interest expense could increase further in the future. We may not generate sufficient cash flow from operations or be permitted by the terms of our debt instruments to pay dividends or distributions to Mueller Holdings in amounts sufficient to allow it to pay cash interest on the parent company notes. If Mueller Holdings is unable to meet its debt service obligations, it could attempt to restructure or refinance its indebtedness or seek additional equity capital. We cannot assure you that Mueller Holdings will be able to accomplish these actions on satisfactory terms, if at all. A default under the parent company notes could result in an acceleration of all outstanding loans under our senior credit facility which, in turn, would trigger a cross-default under the notes. See "Description of Certain Indebtedness."

Restrictive covenants in our indentures and our senior credit facility may adversely affect us.

     The indentures governing the notes contain various covenants that limit our ability to engage in certain transactions. In addition, our senior credit facility contains other and more restrictive covenants and prohibits us from voluntarily prepaying our other indebtedness, including the notes. Our senior credit facility and the indenture governing the secured notes also require us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we cannot assure you that we will meet those tests. A breach of any of these covenants could result in a default under our senior credit facility and/or the notes. Upon the occurrence of an event of default under our senior credit facility, the lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable and terminate all commitments to extend further credit. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. We pledged substantially all of our assets, other than assets of our foreign subsidiaries, as security under our senior credit facility on a first priority basis. If the lenders under our senior credit facility accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay our senior credit facility and our other indebtedness, including the notes.

We are dependent upon dividends from our subsidiaries to meet our debt service obligations.

     We are a holding company and conduct all of our operations through our subsidiaries. Our ability to meet our debt service obligations will be dependent on receipt of dividends from our direct and indirect subsidiaries. Subject to the restrictions contained in the indentures, future borrowings by our subsidiaries may contain restrictions or prohibitions on the payment of dividends by our subsidiaries to us. See "Description of Secured Notes--Certain Covenants" and "Description of Subordinated Notes--Certain Covenants." In addition, under applicable state law, our subsidiaries may be limited in amounts that they are permitted to pay as dividends to us on their capital stock. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on these notes when due.


                          Risk Relating to Our Business

We are dependent upon a group of major distributors for a significant portion of our sales; any loss of these distributors could reduce our sales and continuing consolidation could cause price pressure.

     In 2003, 34% of our sales were to our ten largest distributors. In 2003, sales to National Waterworks, our largest distributor, represented approximately 10.1% of our sales, and sales to Hughes, our next-largest distributor, represented another 9.4%. Our contracts with most of our major distributors may be terminated at the option of either party upon zero to 60 days' notice.

     Our reliance on these major distributors exposes us to:

     o the risk of changes in the business condition of our major distributors, and

     o the risk that the loss of a major distributor could adversely affect our results of operations.

     While our relationships with our ten largest distributors have been long-lasting, distributors in our industry have experienced significant consolidation in recent years, and we cannot assure you that our distributors will not be acquired by other distributors who buy products from our competitors. We also cannot assure you that, as consolidation among distributors continues, distributors will not be able to force us to lower our prices, which would have an adverse impact on our results of operations. Moreover, the loss of either National Waterworks or Hughes as distributors could have a material adverse effect on our results of operations.

Our business will be adversely affected by a downturn in the cyclical residential and non-residential building markets or a downturn in government spending related to infrastructure upgrades, repairs and replacement.

     Our business is primarily dependent upon the residential and non-residential building markets. Although the residential building market has experienced growth in recent years, we cannot assure that this growth will continue in the future. The residential and non-residential building markets are cyclical, and, historically, down cycles have typically lasted approximately four to six years. From 1987 to 1991, housing starts declined 37.4% from peak to trough. The United States reached a record high in single family housing starts in November 2003 and reached a 25-year high in total housing starts in December 2003. However, non-residential construction has slowed since 2000 and we cannot predict whether conditions will improve. In addition, spending growth in infrastructure upgrades, repairs and replacement sector has slowed in recent years as state and local governments' budgets were negatively impacted by the downturn in the economy. We cannot assure you that economic conditions will improve or that if they do, that state and local governments will address deferred infrastructure needs. Any significant decline in the residential or non-residential building markets could have a material adverse effect on our financial condition and results of operations.

Our brass products contain lead, which may be banned in the future.

     Our brass products, which constituted approximately 8.3% of our sales in 2003, contain approximately 5.0% lead. Environmental advocacy groups, relying on standards established by California's Proposition 65, are seeking to eliminate or reduce the content of lead in some of these products, including water meters and valves, and to limit their sale in California. Some of our business units have entered into settlement agreements with these environmental advocacy groups that have required them to either modify some of these products or offer substitutes for them with respect to products sold in California. If similar issues are raised in other jurisdictions or if these or other advocacy groups file suit against us under Proposition 65, our results of operations and financial condition could be adversely affected.

     In addition, in May 2004, the United States Congress introduced a bill, which if adopted, would prohibit among other things, the manufacture, sale or installation of any new drinking water plumbing fixture, drinking water meter or any other drinking water plumbing part or component that contains more than 0.2% lead. While we cannot determine the likelihood of whether this or other similar bills will be enacted into law, if adopted, our results of operations and financial condition could be adversely affected.

Certain of our products may not be in compliance with NSF standards, which could limit the ability of municipalities to buy our products.

     The National Sanitary Foundation ("NSF") is a non-profit entity that was contracted by the U.S. Environmental Protection Agency ("EPA") to promulgate standards for the water industry. NSF has recently issued NSF 61, the standard that governs the leaching characteristics of valves and devices that are part of drinking water distribution networks, including certain of our products made from brass. In recent years, a growing majority of states have adopted, by statute or regulation, a requirement that water distribution systems utilize products that comply with NSF 61 and/or are so certified by NSF. We, along with others in the industry, are engaged in the lengthy process of attempting to obtain NSF certification for all of our relevant products. In 2003, our sales of brass products were

$79.4 million, or 8.3% of our sales. Of our approximately 3,400 products made of brass, approximately 1,400, which represent 42% of Mueller Co.'s brass product sales, have been certified. In the event that some of those products are found not to be in compliance with NSF 61, those products may not be accepted by various municipalities or we may be forced to modify non-conforming products with substitute materials which may require increased cost, thereby adversely affecting profitability. In addition, if our competitors develop a complete line of NSF 61 compliant brass products before we do, we may be placed at a competitive disadvantage which may, in turn, adversely affect profitability.

Our industry is very competitive and some of our products are commodities that are losing market share to cheaper foreign imports.

     The domestic and international markets for flow control products are competitive. While there are only a few competitors for most of our product offerings, many of them are well-established companies with strong brand recognition.

     In particular, our malleable iron and cast iron pipe fitting products, which together comprised 10.5% of our sales in 2003, face competition from less expensive imports and our pipe nipple and hanger products and our pipe fittings and couplings products, which together comprised 27.7% of our sales in 2003, compete on the basis of price and are sold in fragmented markets with low barriers to entry, allowing less expensive domestic and foreign producers to gain market share and reduce our margins.

     The Department of Commerce has imposed anti-dumping duties on imported malleable and non-malleable iron fittings from China. We cannot assure you that these government agencies will continue the current duties on imported malleable and non-malleable iron fittings. If the duties for respondent companies, which range from 7.35% to 14.32% (111.36% for other producers/exporters) for malleable iron fittings and 6.34% to 7.08% (75.5% for other producers/exporters) for non-malleable iron fittings, are reduced or completely eliminated, we may be forced to reduce the prices of some of our products. An increase in foreign competition or a decrease in these duties could have a material adverse effect on our financial condition and results of operations.

Our results have been, and may continue to be, adversely impacted by increases in raw material prices.

     Our products are made from several basic raw materials, including sand, resin, brass ingot, steel pipe and scrap steel and iron. We generally purchase raw materials at spot prices and do not hedge our exposure to price changes. Our business could be adversely affected by increases in the cost of our raw materials, as we may not be able to fully pass these costs on to our customers.

     For example, from March 2002 to December 2003, the United States imposed tariffs on imported steel and steel pipe, which are raw materials for pipe nipples and hangers, sales of which represent approximately 9% of our 2003 revenues. The tariffs along with a consolidation of capacity in the steel pipe manufacturing industry resulted in an approximate 17% increase in the price of steel pipe from a pre-tariff price of $552 per ton to $645 per ton, the price of steel pipe when the tariffs were removed. We increased the price of our products; however, our price increases lagged the increases in the price of steel which, in turn, adversely affected our results. Although the tariffs on imported steel were removed in December 2003, prices have not decreased to pre-tariff levels as foreign producers had shifted to customers outside the United States, causing supply shortages. We can give no assurances that tariffs will not be re-imposed or imposed on other materials that we use to produce our products or that steel prices will return to pre-tariff levels. In addition, increased worldwide demand for steel scrap, the raw material from which our threaded and grooved pipe fittings are made, has increased the spot price of steel scrap from approximately $140 per ton in December 2002 to $225 per ton in January 2004. Steel producers have also announced that they intend to further raise prices in 2004.

Our business may be adversely impacted by work stoppages and other labor relations matters.

     We are subject to a risk of work stoppages and other labor relations matters because our hourly workforce is highly unionized. As of December 31, 2003, about 66% of our hourly workforce was represented by unions. These employees are represented by locals from approximately six different unions, including the Glass, Molders, Pottery, Plastics and Allied Workers International Union, which is our largest union. All of our significant labor agreements negotiated with the unions will expire between September 2004 and December 2007 at which time they must be renegotiated. Work stoppages for an extended period of time could have a material adverse effect on our business. Labor costs are a significant element of the total expenditures involved in our manufacturing process, and an increase in the costs of labor could therefore have a material adverse effect on our business. In addition, the freight companies who deliver our products to our distributors generally use unionized truck drivers, and we could also be adversely affected if our contractors face work stoppages or increased labor costs. For more information about our labor relations, see "Business--Employees."

We may be subject to product liability claims that could require us to make significant cash payments.

     We would be exposed to product liability claims in the event that the use of our products results, or is alleged to result, in bodily injury and/or property damage. We cannot assure you that we will not experience any material product liability losses in the future or that we will not incur significant costs to defend such claims. While we currently have product liability insurance, we cannot assure you that our product liability insurance coverage will be adequate for any liabilities that may ultimately be incurred or that it will continue to be available on terms acceptable to us. A successful claim brought against us in excess of our available insurance coverage or a requirement to participate in a product recall may have a materially adverse effect on our business.

     Under the terms of the August 1999 purchase agreement relating to the acquisition of our business from Tyco in August of 1999, we are indemnified by Tyco for all liabilities arising in connection with our business with respect to products manufactured or sold prior to the closing of that transaction. See "Business--Legal Proceedings." The indemnity survives forever and is not subject to any dollar limits. However, we may be responsible for these liabilities in the event that Tyco ever becomes financially unable to, or otherwise fails to comply with, the terms of the indemnity. In addition, Tyco's indemnity does not cover product liabilities to the extent caused by our products manufactured after that transaction. For more information about our potential product liabilities, see "Business--Legal Proceedings."

We may be adversely affected by environmental, health and safety laws and regulations.

     We are subject to various laws and regulations relating to the protection of the environment and human health and safety and must incur capital and other expenditures to comply with these requirements. Failure to comply with any environmental requirements could result in the assessment of damages or imposition of fines or penalties, suspension of production or a cessation of operations at, or a requirement to upgrade equipment or processes at, one or more of our facilities. Because these laws are complex, constantly changing, may be applied retroactively and generally are becoming increasingly stringent, we cannot assure you that these requirements, in particular as they change in the future, will not have a material adverse effect on our business, profitability and results of operations. In particular, we will be required to incur costs to comply with the EPA's National Emissions Standards for Hazardous Air Pollutants ("NESHAP") for iron and steel foundries issued on April 22, 2004. These costs may be material. See "Business--Environmental Matters." In addition, we may be required to conduct investigations and perform remedial activities that would require us to incur material costs in the future or may result in claims for damage for personal injury, property damages or damage to natural resources.

     Under the terms of the August 1999 purchase agreement relating to the acquisition of our business from Tyco in August of 1999 and our formation, we are indemnified by Tyco for all environmental liabilities arising in connection with our business and relating to actions occurring or conditions existing prior to the closing of that transaction, including certain asbestos litigation. See "Business--Legal Proceedings." The indemnity survives forever and is not subject to any dollar limits. We, however, may be responsible for these liabilities in the event that Tyco ever becomes financially unable to, or otherwise fails to comply with, the terms of the indemnity. In addition, Tyco's indemnity does not cover environmental liabilities to the extent caused by our company or the operation of our business after that transaction, nor does it cover environmental liabilities arising out of operations at sites acquired after August 1999. For more information about our environmental compliance and potential environmental liabilities, see "Business Environmental Matters" and "Business--Legal Proceedings."

We are dependent on key personnel, many of whom do not have employment contracts.

     Our success depends to a significant extent on the continued services of our senior management and other members of management. We could be adversely affected if any of these persons were unwilling or unable to continue in our employ. While we have an employment agreement with Dale Smith, it expires in August 2004 (unless renewed), and, other than our employment agreement with George Bukuras, we do not have employment agreements with other members of our senior management. See "Executive Compensation--Employee Agreements and Compensation Arrangements."

We have not previously been required to comply with SEC reporting requirements; future public reporting obligations may put significant demands on our financial, operational and management resources.

      Prior to this exchange offer, we have been a private company that did not file reports with the SEC. We produce our financial statements on a regular basis in accordance with the requirements of GAAP, but our internal accounting controls may not currently meet all standards applicable to companies with publicly-traded securities. For example, we recently discovered accounting irregularities at one of our Anvil facilities, although our investigation determined that the irregularities did not have a material effect on our reported results or financial condition in any prior period. At this time, we are taking additional steps to implement an internal control structure and procedures for financial reporting, including those contemplated by Section 404 of the Sarbanes-Oxley Act, that would allow us to produce financial statements and related disclosure within the time periods and in the form required under the Exchange Act, including on a quarterly basis. In order to comply with these requirements, we expect that we will need to hire additional accounting and finance staff and implement new financial systems and procedures. We cannot assure you that we will be able to hire additional staff or implement appropriate procedures on a timely basis. Failure to hire such staff and implement such procedures could have an adverse effect on us, and we may not be able to produce our financial statements and related information on an interim basis as required under the Exchange Act or meet our reporting obligations under the indenture.


                        Risks Related to Our Stockholders

We are controlled by principal stockholders whose interests may differ from your interests.

     Substantially all of the outstanding shares of common stock of our parent company are held by the DLJ Merchant Banking funds. As a result of their stock ownership, the DLJ Merchant Banking funds control us and have the power to elect all of our directors, appoint new management and approve any action requiring the approval of the holders of common stock, including adopting amendments to our certificate of incorporation and approving acquisitions or sales of all or substantially all of our assets. The directors elected by the DLJ Merchant Banking funds have the ability to control decisions affecting our capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

     The interests of our principal stockholders may conflict with your interests. For example, these stockholders may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment in our company, even though those transactions may involve risks to you as a holder of the notes.

     The general partners of the DLJ Merchant Banking funds are affiliates or employees of Credit Suisse First Boston, which is the arranger, administrative agent and a lender under our senior credit facility.


                           Risks Relating to the Notes

The security granted to secure the secured notes can be released without consent of the holders of such notes, and the lenders under our senior credit facility have control over all decisions with respect to enforcement of the security interests, including decisions regarding whether and when to foreclose upon assets.

     The liens for the benefit of the secured notes may be released without your vote or consent:

     o The security documents generally provide for an automatic release of all liens on any asset that is disposed of in compliance with the provisions of the senior credit facility.

     o Any lien can be released if approved by the requisite number of lenders under our senior credit facility.

     o Except in limited circumstances, the administrative agent and Mueller may amend the provisions of the security documents with the consent of the requisite number of lenders under our senior credit facility and without the consent of the holders of the secured notes, even if the amendment adversely affects the holders of the secured notes.

     o The secured notes will automatically cease to be secured by the liens if and when the liens no longer secure our senior credit facility.

     o The second-priority liens on securities of our subsidiaries will be released if liens thereon would trigger reporting obligations under Rule 3-16 of Regulation S-X, which requires financial statements from any company whose securities are collateral if its book value or market value would exceed 20% of the principal amount of the notes. This rule will lead to a release of second-priority liens on capital stock of Mueller Co., Anvil, Inc. and Henry Pratt Company, among others.

     As a result, we cannot assure you that the secured notes will continue to be secured by a substantial portion of our assets. Holders of secured notes will have no recourse if the lenders under our senior credit facility approve the release of any or all the collateral, even if that release adversely affects the value or trading prices of the secured notes.

     In addition, the lenders under our senior credit facility have the sole ability to control remedies (including upon sale or liquidation of the collateral after acceleration of the secured notes or the debt under the senior credit facility) with respect to the collateral. These lenders may have different interests than the holders of the secured notes.

If there is a default, proceeds from sales of the collateral will be applied first to satisfy amounts owed under the senior credit facility, and the value of the collateral may not be sufficient to repay the holders of the secured notes.

     We and each guarantor secure our obligations under the secured notes and related guarantees by a second-priority lien on certain assets that are also pledged on a first-priority basis to the lenders under our senior credit facility. As a result, upon any foreclosure on the collateral, proceeds will be applied first to repay amounts owed under our senior credit facility, and only then to satisfy amounts owed to holders of the secured notes. The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. The proceeds from the sale or sales of all of such collateral may not be sufficient to satisfy the amounts due on the secured notes in the event of a default. If such proceeds were not sufficient to repay amounts due on the secured notes, then holders of the secured notes (to the extent not repaid from the proceeds of the sale of the collateral) would only have an unsecured claim against our remaining assets. The collateral has not been appraised in connection with this offering. As of March 27, 2004, the book value of the collateral was approximately $820 million, approximately $220 million of which consists of intangible assets, including $163.2 million of goodwill. Depending upon market and economic conditions and the availability of buyers, the sale value of the collateral may be substantially different from its book value.

Bankruptcy laws may limit your rights and ability to realize value from the collateral.

     The commencement of bankruptcy proceedings by or against us would likely impact your rights as holders of the secured notes and impair your return on the secured notes. For example:

     o we might not continue to comply with covenants under the indenture governing the secured notes during the proceedings;

     o  interest may not continue to accrue or be paid during the proceedings;

     o  principal on the secured notes may not be paid, and

     o confirmation of a Chapter 11 plan of reorganization under the Bankruptcy Code could result in alteration of the terms of the secured notes or cause them to be exchanged for other securities and cancelled.

     Moreover, the exercise of remedies in respect of the secured notes, including the right of the collateral agent to foreclose upon and dispose of the assets securing the secured notes, would likely be limited by applicable bankruptcy law. Under U.S. bankruptcy laws, a secured creditor is generally stayed from realizing on its collateral without bankruptcy court approval. Provided that the secured creditor is given "adequate protection," the

Bankruptcy Code generally permits a debtor to retain and use collateral (even where a debtor is in default under the applicable debt instruments) including, potentially, as collateral for new loans from other parties. "Adequate protection" is intended to protect the value of the secured creditor's interest in the collateral and to compensate for any diminution thereof during the pendency of bankruptcy proceedings. Adequate protection may take the form of cash payments or the granting of additional security. It is impossible to predict (i) how long payments of interest or principal under the secured notes could be delayed following commencement of a bankruptcy case, (ii) whether or when the collateral agent could realize upon the pledged assets or (iii) whether or to what extent holders of the secured notes would be adequately compensated (through "adequate protection") for any delay in payment or loss of value of the pledged assets. Under the intercreditor agreement to be entered into in connection with the closing of the notes offering, the trustee and the holders of the secured notes will (except in certain specified circumstances) waive their right to request or require "adequate protection" in connection with the provision by the lenders under our senior credit facility of any debtor in possession financing in any bankruptcy case in which we are a debtor.

The notes and the guarantees will be effectively subordinated to other debt.

     The secured notes and related guarantees effectively rank junior to the debt under our senior credit facility. The secured notes effectively rank junior to all amounts owed under our senior credit facility, to the extent of the value of the collateral, as the senior credit facility lenders will have a first-priority lien on the collateral pledged for the benefit of the secured notes. In addition, the senior credit facility is secured by liens on certain other collateral not pledged for the benefit of the holders of the secured notes, including a pledge by our parent company of its assets (including our capital stock owned by it) and a pledge by us and each guarantor of the capital stock of certain of our respective subsidiaries. As a result, the lenders under the senior credit facility will be paid in full from the proceeds of the collateral pledged to them before holders of secured notes are paid from such proceeds. In addition, subject to the restrictions contained in the indenture governing the secured notes, we may incur additional debt that is secured by first- priority liens on the collateral or by liens on assets that are not pledged to the holders of secured notes, all of which would effectively rank senior to the secured notes to the extent of the value of the assets securing such debt.

     At March 27, 2004, after giving effect to the notes offering and the related transactions, the secured notes and the related guarantees would have effectively ranked junior to $556.5 million of secured indebtedness and $10.9 million of interest rate swaps secured on a first-priority basis by the collateral.

     We may incur additional indebtedness ranking equal to the secured notes or the related guarantees. The indenture governing the secured notes permits us to issue additional debt secured on an equal and ratable basis with the secured notes, subject to satisfaction of a debt incurrence covenant. If we or a guarantor incur any additional debt that is secured on an equal and ratable basis with the secured notes, the holders of that debt will be entitled to share ratably with the holders of the secured notes in any proceeds distributed in connection with any foreclosure upon the collateral or an insolvency, liquidation, reorganization, dissolution or other winding-up of our company. This may have the effect of reducing the amount of proceeds paid to you.

     The subordinated notes and the related guarantees will be subordinated to our senior indebtedness. The subordinated notes rank junior to all of our existing and future senior indebtedness, including all indebtedness under our senior credit facility and the secured notes. As a result of the subordination of the subordinated notes, if we become insolvent or enter into a bankruptcy or similar proceeding, then the holders of our senior indebtedness must be paid in full before subordinated noteholders are paid. In addition, we cannot make any cash payments to subordinated noteholders if we have failed to make payments to holders of designated senior indebtedness. Under certain circumstances, we will be prohibited from making any payments to subordinated noteholders for a period of up to 179 days if we default, other than a payment default, under certain covenants of our designated senior indebtedness.

     The subordinated guarantees will rank junior to all senior indebtedness of the guarantors, including their guarantees of our senior credit facility and secured notes, to the same extent that the subordinated notes are subordinated to our senior indebtedness.

     At March 27, 2004, after giving effect to the notes offering and the related transactions, the subordinated notes and the related guarantees would have ranked junior in right of payment to $656.5 million of senior indebtedness and $10.9 million of interest rate swaps.

     The notes will be structurally junior to indebtedness of our non-guarantor subsidiaries. You will not have any claim as a creditor against any of our non-guarantor subsidiaries, and indebtedness and other liabilities, including trade payables, of those subsidiaries will effectively be senior to your claims against those subsidiaries. As of March 27, 2004, our non-guarantor subsidiaries had $16.0 million of outstanding liabilities, including trade payables, but excluding intercompany obligations.

We may be unable to purchase the notes upon a change of control.

     Upon the occurrence of certain "change of control" events you may require us to purchase your notes at 101% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any. The terms of our senior credit facility limits our ability to purchase your subordinated notes in those circumstances and the terms of the secured notes indenture will limit our ability to purchase the subordinated notes. Any of our future debt agreements may contain similar restrictions and provisions. Accordingly, we may not be able to satisfy our obligations to purchase your notes unless we are able to refinance or obtain waivers under the senior credit facility and other indebtedness with similar restrictions. In addition, we cannot assure that we will have the financial resources to purchase your notes, particularly if that change of control event triggers a similar repurchase requirement for, or results in the acceleration of, other indebtedness. Our senior credit facility provides that certain change of control events will constitute a default and could result in the acceleration of our indebtedness thereunder.

Fraudulent transfer statutes may limit your rights as a noteholder.

     Federal and state fraudulent transfer laws permit a court, if it makes certain findings, to:

     o  avoid all or a portion of our obligations to you;

     o subordinate our obligations to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes;

     o  avoid liens securing the secured notes; and

     o  take other action detrimental to you, including invalidating the notes.

     In that event, we cannot assure you that you would ever be repaid.

     Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

     (1) issued the notes with the intent of hindering, delaying or defrauding current or future creditors; or

     (2) received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes; and

          (a) were insolvent or were rendered insolvent by reason of the issuance of the notes;

          (b) were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

          (c) intended to incur, or believed or should have believed we would incur, debts beyond our ability to pay as such debts mature.

     Many of the foregoing terms are defined in or interpreted under those fraudulent transfer statutes. Because we used a portion of the proceeds from the notes offering to pay a dividend on our common stock, a court could conclude that we received less than full value for incurring the indebtedness represented by the notes.

     Different jurisdictions define "insolvency" differently. However, we generally would be considered insolvent at the time we incurred the indebtedness constituting the notes if (1) our liabilities exceeded our assets, at a fair valuation, or (2) the present saleable value of our assets is less than the amount required to pay our total existing debts and liabilities (including the probable liability related to contingent liabilities) as they become absolute or matured. We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, and we cannot assure you that, regardless of the method of valuation, a court would not determine that we were insolvent on that date. Nor can we assure you that a court would not determine, regardless of whether we were insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground.

     Our obligations under the notes are guaranteed by our wholly-owned domestic restricted subsidiaries, and the guarantees may also be subject to review under various laws for the protection of creditors. It is possible that creditors of the guarantors may challenge the guarantees as a fraudulent transfer or conveyance. The analysis set forth above would generally apply, except that the guarantees could also be subject to the claim that, since the guarantees were incurred for our benefit, and only indirectly for the benefit of the guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration. A court could void a guarantor's obligation under its guarantee, subordinate the guarantee to the other indebtedness of a guarantor, avoid the liens, direct that holders of the notes return any amounts paid under a guarantee to the relevant guarantor or to a fund for the benefit of its creditors, or take other action detrimental to the holders of the notes. In addition, the liability of each guarantor under each indenture will be limited to the amount that will result in its guarantee not constituting a fraudulent conveyance or improper corporate distribution, and there can be no assurance as to what standard a court would apply in making a determination as to what would be the maximum liability of each guarantor.

No public trading market for the notes exists which could result in an illiquid trading market and/or lower sales prices for your notes

     The new notes are a new issue of securities for which there is currently no active trading market. If any of the notes are traded after they are initially issued, they may trade at a discount from their initial offering price. The trading price of the notes depends on prevailing interest rates, the market for similar securities and other factors, including economic conditions and our financial condition, performance and prospects. If an active market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected.

The exchange offer will result in reduced liquidity of unexchanged old notes, so you may face lower prices for your old notes if you do not exchange them for new notes.

     The trading market for unexchanged old notes could become more limited than the existing trading market for the old notes due to the reduction in the amount of the old notes outstanding upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of the old notes if you elect not to participate in the exchange offer. If a market for the unexchanged old notes exists the old notes may trade at a discount to the price at which they would trade if the amount outstanding were not reduced. There can be no assurance that an active market in the unexchanged old notes will exist, develop or be maintained and we cannot product the prices at which the unexchanged old notes will be traded, if they are traded at all.


                 Cautionary Note on Forward-looking Statements.

     The information contained in this prospectus includes some forward-looking statements that involve a number of risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to be very different from the results, performance or achievements expressed or implied by those forward-looking statements. These factors include, but are not limited to:

     o the competitive environment in our industry in general and in the sectors of the flow control product industry in which we compete;

     o economic conditions in general and in the sectors of the flow control product industry in which we compete;

     o changes in or our failure to comply with federal, state, local or foreign laws and government regulations;

     o  liability and other claims asserted against our company;

     o  changes in operating strategy or development plans;

     o  the ability to attract and retain qualified personnel;

     o  our significant indebtedness;

     o  changes in our acquisition and capital expenditure plans;

     o  technology shifts away from our technological strengths;

     o  unforeseen interruptions with our largest customers; and

     o  other factors we refer to in this prospectus.

     In addition, forward-looking statements depend upon assumptions, estimates and dates that may not be correct or precise and involve known and unknown risks, uncertainties and other factors. Accordingly, a forward-looking statement in this prospectus is not a prediction of future events or circumstances and those future events or circumstances may not occur. Given these uncertainties, you are warned not to rely on the forward-looking statements. A forward-looking statement is usually identified by our use of certain terminology including "believes," "expects, "may," "will," "should," "seeks," "anticipates" or "intends" or by discussions of strategy or intentions. We are not undertaking any obligation to update these factors or to publicly announce the results of any changes to our forward-looking statements due to future events or developments.

                                 Use of Proceeds

     We will not receive any cash proceeds from the issuance of the new notes. The new notes will be exchanged for old notes as described in this prospectus upon our receipt of old notes. We will cancel all of the old notes surrendered in exchange for the new notes. The old notes were issued in a refinancing and recapitalization transaction described below.

     Our net proceeds from the sale of the old notes were approximately $402.3 million, after deduction of the initial purchasers' discounts and commissions and other expenses of the offering. Concurrently with that offering, we amended and restated our credit facility and borrowed $545.0 million of new term loans thereunder. We used the net proceeds from the offering of old notes and the credit facility borrowings to repay all existing loans under our old credit facility together with accrued interest and a 1.0% prepayment premium thereon and to pay a dividend to Mueller Holdings (N.A.), Inc. ("Mueller Holdings"), our parent company. The old credit facility loans matured on May 31, 2008 and bear interest at a rate of LIBOR plus 2.75% per annum. Mueller Holdings used the proceeds to (1) redeem its preferred stock (liquidation value $105.6 million at April 23, 2004) together with a 1.0% premium (approximately $1.0 million) (2) pay a dividend to its common stockholders of approximately $1.43 per share, or approximately $293.4 million in the aggregate and (3) make a payment to its employee optionholders of the excess of the per share dividend to Mueller Holdings' common stockholders over the exercise price of their options, or approximately $5.4 million in the aggregate. We retained approximately $10.0 million as cash to be used for general corporate purposes.

     Substantially concurrent with the sale of old notes, Mueller Holdings sold units consisting of its 143/4% Senior Discount Notes due 2014 with an initial accreted value of $110.7 million and a principal amount at maturity of $223.0 million and warrants to purchase shares of our parent company's common stock, generating net proceeds of approximately $106.0 million. Mueller Holdings used the proceeds to (1) pay an additional dividend to its common stockholders of approximately $0.48 per share, or approximately $99.8 million in the aggregate and (2) make a payment to its employee optionholders who held options with an exercise price of $1.00 or $1.19 per share of $0.48 per share, and (3) a payment to its employee optionholders who held options with an exercise price of $1.50 per share of $0.41 per share, or approximately $7.1 million in the aggregate.

                                 Capitalization

     The following table presents our unaudited cash and cash equivalents and consolidated capitalization as of March 27, 2004 (1) on a historical basis and
(2) as adjusted to give effect to the old notes offerings and the related transactions. This table should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Use of Proceeds."

                                                       As of March 27, 2004
                                                  ---------------------------
                                                    Historical    As Adjusted
                                                  -------------  -------------
                                                      (dollars in millions)
Cash and cash equivalents.......................  $     8.3      $     15.2
Long-term debt, including current portion
   Credit facility
   Revolver loans(1)............................        9.2             9.2
   Term loans...................................      522.0           545.0
   Secured notes................................       --             100.0
   Subordinated notes...........................       --             315.0
   Other debt...................................        2.3             2.3
                                                  -------------  -------------
   Total debt...................................      533.5           971.5
                                                  -------------  -------------
Redeemable preferred stock......................      104.6            --
Stockholder's equity (deficit)..................      122.6          (171.0)
                                                  -------------  -------------
         Total capitalization...................  $   760.7      $    800.5
                                                  =============  =============
---------------------------------------
(1) As part of our new senior credit facility, we have a $80.0 million committed revolving credit facility, $52.4 million of which is available for borrowing as of March 27, 2004 subject to satisfaction of customary borrowing conditions. As of March 27, 2004, we had obtained $18.4 million in letters of credit, which reduces availability for borrowings thereunder and borrowed $9.2 million under our revolving credit facility.

                            Industry and Market Data

     In this prospectus, we rely on and refer to information and statistics regarding economic conditions and trends, the flow control product market, and our market share in the sectors of that market in which we compete. In particular, we have obtained general industry information and statistics from the Congressional Budget Office and the U.S. Census Bureau. We believe that these sources of information and estimates are reliable and accurate, but we have not independently verified them and cannot guarantee their accuracy or completeness.

     None of the companies that compete in our particular industry segments are publicly-held. Accordingly, other than certain market data with respect to fire hydrants and water valves (which market data is published by Deloitte & Touche
LLP), no current publicly available information is available with respect to the size of such markets or our relative market strength or competitive position. Our statements about our relative market strength and competitive position in this prospectus with respect to other products are based on our management's belief, based on internal studies and our management's knowledge of industry trends. We cannot guarantee that this information is accurate or complete.

                 Selected Historical Consolidated Financial Data

     The following table presents our selected historical and other consolidated financial data for each of the five fiscal years in the period ended September 30, 2003 and for the six months ended March 29, 2003 and March 27, 2004. The selected historical financial data for each of the three fiscal years in the period ended September 30, 2003 was derived from Mueller's audited historical consolidated financial statements appearing elsewhere in the prospectus. The selected historical financial data for the fiscal years 1999 and 2000 was derived from our audited historical consolidated financial statements not included in this prospectus. The selected historical consolidated financial data for the six months ended March 29, 2003 and March 27, 2004 was derived from our unaudited historical financial statements. Our results of operations include the results for various acquired entities from the date of acquisition. The selected historical consolidated financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes thereto included elsewhere in this prospectus.


                                   Predecessor                                   Mueller
                                   -----------  ------------------------------------------------------------------------
                                     For the     For the
                                     period      period
                                      from        from
                                    October      August
                                    1, 1998     16, 1999
                                    through      through      Fiscal Years ended September 30,        Six months ended
                                     August     September ---------------------------------------   ---------------------
                                      15,          30,                                              March 29,   March 27,
                                     1999(4)     1999(4)    2000      2001      2002       2003       2003        2004
                                  ----------   ---------  --------  --------  ---------  --------   ---------  ----------
                                                               (dollars in millions)                    (unaudited)
 Income Statement Data:
    Net sales................     $    771.8   $   133.0  $  909.1  $  864.7  $   901.9  $  925.1   $  439.0   $  454.9
     Cost of sales...........          561.5       108.6     682.7     629.6      658.1     674.7      324.9      328.0
     Royalty expense(1)......           --          --        30.8      29.1       13.5      --         --         --
                                  ----------   ---------  --------  --------  ---------  --------   ---------  ----------
    Gross profit.............          210.3        24.4     195.6     206.0      230.3     250.4      114.1      126.9
     Selling, general and
       administrative
       expenses..............          106.0        18.0     143.6     147.0      145.7     154.9       75.0       79.3
     Facility
       rationalization(2)....           --          --        --        27.6        2.7       1.7        1.5        0.9
                                  ----------   ---------  --------  --------  ---------  --------   ---------  ----------
    Operating income.........          104.3         6.4      52.0      31.4       81.9      93.8       37.6       46.7
     Interest expense(3).....           --          10.6      82.3      92.5       60.2      36.4       19.2       21.2
     Interest income.........           --          --         9.3       5.4        1.9       0.5        0.3        0.2
     Other income (loss).....            3.7        (0.3)      3.9       1.7       --        --         --         --
                                  ----------   ---------  --------  --------  ---------  --------   ---------  ----------
     Income (loss) before
       income taxes..........          108.0        (4.5)    (17.1)    (54.0)      23.6      57.9       18.7       25.7
     Income tax expense
       (benefit).............           45.6        (1.4)     (4.7)    (20.1)      10.6      23.7        7.5       10.3
                                  ----------   ---------  --------  --------  ---------  --------   ---------  ----------
 Income (loss) before
    cumulative effect of
    accounting change........           62.4        (3.1)    (12.4)    (33.9)      13.0      34.2       11.2       15.4
    Cumulative effect of
      accounting change, net
      of tax.................           --          --        --        (9.1)      --        --         --         --
                                  ----------   ---------  --------  --------  ---------  --------   ---------  ----------
    Net income...............     $     62.4   $    (3.1) $  (12.4) $  (43.0) $    13.0  $   34.2   $   11.2   $   15.4
                                  ==========   =========  ========  ========  =========  ========   =========  ==========
 Other Data:
    Depreciation and
      amortization...........           33.0         8.5      65.0      65.4       62.8      66.3       32.9       33.2
    Capital expenditures.....           41.0         4.6      42.0      51.0       31.3      20.0       10.0       11.0
    Ratio of earnings to
      fixed charges(5).......           34.75       --        --        --          1.36      2.10       1.68       2.18
 Balance sheet data:
 Working capital (6).........                   $  312.2  $  272.8  $  255.6   $  302.4  $  362.5   $  323.0   $  336.4
 Property, plant and
    equipment, net...........                      230.3     231.6     227.9      232.3     208.4      220.4      197.9
 Total assets................                    1,078.4     988.3     924.2      926.6     950.6      921.0      918.5
 Total debt..................                      699.3     596.7     587.1      581.0     575.7      579.0      533.5
 Total shareholder's equity..                      179.5     161.8      90.9       83.0     113.5       90.2      122.6

---------------
(1) In connection with the acquisition of Mueller by the DLJ Merchant Banking funds from Tyco in August 1999, we acquired a non-exclusive license to use the Mueller brand name for a period of two years, with an option to purchase it in

     September 2001 and to use the Grinnell brand name for three years. We exercised the option and purchased the Mueller intellectual property in September 2001. Payments under such license are reflected as royalty expense in our statement of operations. These royalty expenses were funded out of restricted cash we placed into escrow in August 1999 in connection with our acquisition from Tyco.

(2) Facility rationalization includes severance and exit cost charges and non-cash impairment charges due to the idling and obsolescence of certain assets related to (A) the implementation of lost foam technology at our Albertville, Alabama and Chattanooga, Tennessee facilities, (B) the closure of our Statesboro, Georgia manufacturing facility and (C) the relocation of certain manufacturing lines to other facilities.

(3) Interest expense includes the write off of deferred financing fees of $1.6 million for the year ended September 30, 2002 and $0.4 million for the six months ended March 27, 2004. Interest expense for the six months ended March 27, 2004 also includes a $7.0 million prepayment associated with the redemption in November 2003 of our senior subordinated notes due 2009. Interest expense also includes interest rate swap (gains)/losses of $23.5 million, ($3.7) million, $(13.3) million, $(6.8) million and $(6.3) million for the years ended September 30, 2001, 2002 and 2003, and for the six months ended March 29, 2003 and March 27, 2004, respectively.

(4) Reflects results of operations for our predecessor for 45 weeks and our results for 7 weeks following our acquisition by our current owners.

(5) Earnings consist of income from continuing operations before income taxes, fixed charges, amortization of capitalized interest, distributed income of equity investees, and losses before tax of equity investees for which charges arising from guarantees are included in fixed charges, minus capitalized interest and minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt discount and expense and premium and one-third of rental payments which is considered as being representative of the interest factor implicit in our operating leases. For the period from August 16, 1999 through September 30, 1999 earnings were insufficient to cover fixed charges by $4.5 million. Earnings were insufficient to cover fixed charges by $17.1 million in 2000 and $54.0 million in 2001. For the year ended September 30, 2003, on a pro forma basis as adjusted for our acquisition of Star and to give affect to the offering and the related transactions, our ratio of earnings to fixed charges would have been 1.18.

(6) Working capital equals current assets less current liabilities (excluding restricted cash of zero, $19.0 million, $32.8 million, $11.6 million, zero, zero, and zero in each period ending September 30, 1999, 2000, 2001, 2002, 2003 and the six months ended March 29, 2003 and March 27, 2004, accrued royalties of zero, $30.8 million, $29.1 million, $13.5 million, zero, zero, and zero in each period ending September 30, 1999, 2000, 2001, 2002, 2003 and the six months ended March 29, 2003 and March 27, 2004, and a short-term bridge loan of $300.0 million in the period ending September 30, 1999, and zero in each period ending September 30, 2000, 2001, 2002, 2003 and the six months ended March 29, 2003 and March 27, 2004).

                      Management's Discussion and Analysis
                of Financial Condition and Results of Operations

     The following discussion should be read in conjunction with our consolidated financial statements, including the notes to those statements, included elsewhere in this prospectus.

     This discussion contains forward-looking statements which involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause those differences include, but are not limited to, those discussed in "Risk Factors."

Overview

     We are a leading North American manufacturer of a broad range of flow control products for use in water distribution, water and wastewater treatment facilities, gas distribution systems and piping systems and maintain a large installed base of products, including approximately 3 million fire hydrants and 8 million iron gate valves in the United States. We operate through two business units: Mueller Company, a leading manufacturer of hydrants, valves and other products for use in water and gas distribution systems; and Anvil International, a leading manufacturer of fittings, pipe hangers and other products for use in piping system applications.

     Our products are sold to a wide variety of end-users, including municipalities, publicly and privately owned water and wastewater utilities, gas utilities and construction contractors. We believe that our sales are substantially driven by new residential and non-residential construction and by infrastructure replacement, repair and upgrades. Even though our products are generally sold through distributors to contractors, for most of our Mueller Co. products it is the end-user who either chooses the brand to be used or specifies the qualities that the required product must have, including approvals from industry standard-setting bodies. We believe that, because of our reputation for quality and our large installed base of products, our products are specified more often than those made by our competitors, which provides us with a competitive advantage and helps ensure that our market share will remain strong.

     Since 1999, we have undertaken various cost saving initiatives, including a facility consolidation program and various capital investments in new manufacturing processes. We have recently completed our capital improvement plan. We have spent $124.3 million from 2000 to 2002 to implement new low cost manufacturing technologies, including our lost foam casting process and consolidate certain manufacturing facilities, including our Statesboro foundry. This has improved the efficiency of our manufacturing processes and the quality of many of our products.

     Our Mueller Co. business unit has benefited from the relatively stable residential construction market in the United States in recent years, as well as new product introductions and, to a lesser extent, acquisitions, partially offset by a slow down in state and local government spending to upgrade, repair and replace water and waste water distribution infrastructure due to budgetary constraints resulting from recent adverse economic conditions. We expect spending on infrastructure to increase as the economy improves.

     Overall demand for Anvil's products is primarily driven by non-residential construction in the United States and Canada which has been impacted during the recent downturn in the economy. Anvil competes in the market for piping component products which are principally used in mechanical applications, such as HVAC systems, and fire protection applications, such as sprinkler systems. We estimate that 70% of Anvil's products are used in mechanical applications and the remainder in fire protection systems. Anvil has been adversely impacted by increased foreign competition with respect to fire protection products. These products compete primarily on price and are sold at lower prices by foreign manufacturers. Although imported products have been accepted in certain applications, many municipalities, end-users, and contractors require the use of domestically manufactured products in their projects. For example, Pennsylvania requires that all state-funded projects use domestically manufactured steel products. However, as part of our strategy to complement Anvil's existing product offerings, we recently acquired the business and assets of the construction division of Star, an importer of iron and grooved fittings produced in China, India and Malaysia. We believe that our acquisition of Star will allow Anvil to enter the market for lower cost, foreign-produced fire-protection products and grow Anvil's overall market share. Anvil has also reduced the amount of purchased products that it sells, which are generally lower-margin, which has reduced its revenues while improving its profitability. We expect to benefit from improvements in economic conditions that have a positive impact on non-residential construction. Finally, Anvil has benefited from acquisitions in recent years.

     We were formed in 1999, by the DLJ Merchant Banking funds for the purpose of acquiring our business from Tyco International (U.S.) Inc. and its affiliates. In connection with the acquisition of Mueller by the DLJ Merchant Banking funds from Tyco in August 1999, we acquired a non-exclusive license to use the Mueller brand name for a period of two years, with an option to purchase it in September 2001 and to use the Grinnell name for three years. We exercised the option and purchased the Mueller intellectual property in September 2001 and the Grinnell license expired in 2002, and therefore no longer incur related royalty expense.

Results of Operations

     Six Months Ended March 27, 2004 As Compared to the Six Months Ended March 29, 2003

                                                                                                         1H FY04 vs.
                                                                Six months ended                          1H FY03
                                                   -------------------------------------------    --------------------------
                                                      March 27, 2004         March 29, 2003
                                                   -------------------    --------------------
                                                            Percentage              Percentage                   Change in
                                                              of net                  of net      Increase/      percentage
                                                             sales(2)                sales(2)     (decrease)    of net sales
                                                            ----------              ----------    ----------    ------------
                                                                        (dollars in millions)
Net sales
  Mueller Co...............................        $260.3       57.2%      248.2        56.5%        $12.1           0.7%
  Anvil....................................         194.6       42.8       190.8        43.5           3.8          (0.7)
                                                   ------      ------      -----       ------        -----          ----
  Consolidated.............................         454.9      100.0       439.0       100.0          15.9           --
                                                   ------      ------      -----       ------        -----          ----
Gross profit
  Mueller Co...............................          82.9       31.8        72.8        29.3          10.1           2.5
  Anvil....................................          44.0       22.6        41.3        21.6           2.7           1.0
                                                   ------      ------      -----       ------        -----          ----
  Consolidated.............................         126.9       27.9       114.1        26.0          12.8           1.9
                                                   ------      ------      -----       ------        -----          ----

Selling, general and administrative
   expenses
  Mueller Co...............................          28.9       11.1        22.7         9.1           6.2           2.0
  Anvil....................................          33.5       17.2        34.5        18.1          (1.0)         (0.9)
  Corporate................................          16.9        3.7        17.8         4.1          (0.9)         (0.4)
                                                   ------      ------      -----       ------        -----          ----
  Consolidated.............................          79.3       17.4        75.0        17.1           4.3           0.3
                                                   ------      ------      -----       ------        -----          ----

Facility rationalization and related costs
  Mueller Co...............................          --          --          0.9         0.4          (0.9)         (0.4)
  Anvil....................................           0.9        0.5         0.6         0.3           0.3           0.2
                                                   ------      ------      -----       ------        -----          ----
  Consolidated.............................           0.9        0.2         1.5         0.3          (0.6)         (0.1)
                                                   ------      ------      -----       ------        -----          ----

EBITDA(1)
  Mueller Co...............................          66.2      25.4        61.1        24.6           5.1           0.8
  Anvil....................................          18.0       9.2        14.5         7.6           3.5           1.6
  Corporate................................          (4.1)     (0.9)       (4.8)       (1.0)          0.7           0.1
                                                   ------      ------      -----       ------        -----          ----
  Consolidated.............................          80.1      17.6        70.8        16.1           9.3           1.4
                                                   ------      ------      -----       ------        -----          ----

Operating Profit
  Mueller Co...............................          54.0      20.7        49.2        19.8           4.8           0.9
  Anvil....................................           9.6       4.9         6.2         3.2           3.4           1.7
  Corporate................................         (16.9)     (3.7)      (17.8)       (4.1)          0.9           0.4
                                                   ------      ------      -----       ------        -----          ----
  Consolidated.............................          46.7      10.3        37.6         8.6           9.1           1.7
                                                   ------      ------      -----       ------        -----          ----

Interest expense...........................         (21.2)     (4.7)      (19.2)       (4.4)         (2.0)         (0.3)
Interest income............................           0.2       --          0.3         0.1          (0.1)         (0.1)
                                                   ------      ------      -----       ------        -----          ----


                                                                                                         1H FY04 vs.
                                                                Six months ended                          1H FY03
                                                   -------------------------------------------    --------------------------
                                                      March 27, 2004         March 29, 2003
                                                   -------------------    --------------------
                                                            Percentage              Percentage                   Change in
                                                              of net                  of net      Increase/      percentage
                                                             sales(2)                sales(2)     (decrease)    of net sales
                                                            ----------              ----------    ----------    ------------
                                                                        (dollars in millions)
Income before income taxes.................          25.7       5.6        18.7         4.3           7.0            1.3
Income tax expense.........................          10.3       2.3         7.5         1.7           2.8            0.6
                                                   ------      ------      -----       ------        -----           ----
Net income.................................         $15.4       3.4%      $11.2         2.6%         $4.2            0.8%
                                                   ------      ------      -----       ------        -----           ----

---------------
(1) EBITDA is used to measure performance of our segments and is defined as income (loss) before cumulative effect of accounting change plus income tax expense, interest expense (not net of interest income), depreciation and amortization expense and royalty expenses.

(2)  Percentages are by segment, if applicable.


     Net Sales. Net sales for the six months ended March 27, 2004 increased by $15.9 million, or 3.6%, from $439.0 million in 2003 to $454.9 million in 2004.

     Mueller Co. net sales for the six months ended March 27, 2004 increased by $12.1 million, or 4.9%, from $248.2 million in 2003 to $260.3 million in 2004. The increase in net sales was primarily driven by volume and pricing growth, particularly in fire hydrants and water valve products. This growth is driven by the continued strength in the residential construction market. Focused marketing efforts to increase sluice gate sales have contributed $2.1 million. The Milliken Valve acquisition, completed in January 2003, contributed $3.6 million.

     Anvil net sales for the six months ended March 27, 2004 increased by $3.8 million, or 2.0%, from $190.8 million in 2003 to $194.6 million in 2004. The STAR acquisition accounted for $5.2 million of increased sales. This was partially offset by weakness in the US non-residential construction market, particularly the market for power plant construction, which had an adverse effect on volumes and prices. In addition, continued competition from foreign and domestic producers maintained price pressure on Anvil products.

     Gross Profit. Gross profit for the six months ended March 27, 2004 increased $12.8 million, from $114.1 million in 2003 to $126.9 million in 2004. Gross margin increased from 26.0% to 27.9%.

     Mueller Co. gross profit for the six months ended March 27, 2004 increased $10.1 million, from $72.8 million in 2003 to $82.9 million in 2004. Gross margin increased from 29.3% in 2003 to 31.8% in 2004. The increase in gross profit was primarily driven by the acquisition of Milliken Valve (which contributed $1.2 million), increased selling prices on water valves and hydrants, increased fixed overhead volume with no corresponding increase in fixed costs due to higher production levels, focused efforts to reduce spending, and the strength of the Canadian dollar (relative to the US dollar).

     Anvil gross profit for the six months ended March 27, 2004 increased $2.7 million, from $41.3 million in 2003 to $44.0 million in 2004. Gross margin increased 1.0% from 21.6% to 22.6%. The STAR acquisition contributed $1.0 million. The remaining $1.7 million increase in gross profit was primarily driven by price increases attained in the second quarter of fiscal year 2004 and the strength of the Canadian dollar relative to the US dollar. This was partially offset by increased raw material costs and the weaker sales volumes in the first quarter of the year.

     Selling, General & Administrative Expense. SG&A for the six months ended March 27, 2004 increased $4.3 million, from $75.0 million in 2003 to $79.3 million in 2004. As a percentage of net sales, SG&A increased modestly from 17.1% in 2003 to 17.4% in 2004.

     Mueller Co. SG&A for the six months ended March 27, 2004 was $28.9 million, or a 27.3% increase from $22.7 million for the six months ended march 29, 2003. As a percentage of net sales, SG&A increased from 9.1% in 2003 to 11.1% in 2004. This increase in SG&A expense as a percentage of net sales was driven in part by the Milliken acquisition, which contributed $0.7 million to SG&A in 2004. Excluding the impact of the Milliken acquisitions, SG&A expense increased $5.7 million, driven by a $1.3 million increase in amortization expense related to intangibles acquired with Milliken Valve, Jingmen Pratt and Modern Molded Products, higher sales commission and other compensation costs and related fringe benefits, the addition of sales personnel and a new local sales office, increased provisions for doubtful accounts due to higher sales volumes, severance costs of $0.1 million related to the termination of an employee, increased warranty expense of $0.2 million and higher year-over-year group medical costs due to an increase in claims activity.

     Anvil SG&A for the six months ended March 27, 2004 decreased $1.0 million, or 2.9%, from $34.5 million in 2003 to $33.5 million in 2004. As a percentage of net sales, SG&A decreased from 18.1% in 2003 to 17.2% in 2004. The STAR acquisition added $0.7 million of new expense. This remaining $1.7 million decrease in SG&A expense was driven by a number of factors, including continued cost reductions and facility rationalization related to Anvil's US distribution network, a decrease in severance costs paid as part of Anvil's facility rationalization and nonrecurring costs incurred with a fire loss in Columbia in the first quarter of fiscal year 2003.

     Corporate expenses for the six months ended March 27, 2004 were $16.9 million as compared to $17.8 million in 2003, a decrease of $0.9 million primarily due to $1.0 million year-over-year reduction of fees incurred in connection with potential acquisitions and dispositions that were not completed.

     EBITDA. EBITDA for the six months ended March 27, 2004 increased by $9.3 million, or 13.1%, from $70.8 million in 2003 to $80.1 million in 2004. EBITDA margin increased from 16.1% in 2003 to 17.6% in 2004.

     Mueller Co. EBITDA for the six months ended March 27, 2004 was $66.2 million, a $5.1 million increase over the $61.1 million of EBITDA reported for the six months ended March 29, 2003. This increase was primarily driven by an increase in sales volumes and prices for water valves and hydrants, increased fixed overhead volume with no corresponding increase in fixed costs due to higher production volumes, the strength of the Canadian dollar relative to the US dollar and the acquisition of Milliken Valve (contributing $0.5 million). This increase was partially offset by higher SG&A expenses as described above.

     Anvil EBITDA for the six months ended March 27, 2004 was $18.0 million, a $3.5 million increase over the $14.5 million for the six months ended March 29, 2003. This increase was primarily driven by increases in prices in the second quarter of fiscal 2004, the strength of the Canadian dollar relative to the US dollar, the acquisition of Star and lower SG&A expenses versus the prior year. This increase was partially offset by increased raw material prices and weaker sales volumes in the first quarter of fiscal 2004.

     Corporate EBITDA for the six months ended March 27, 2003 was $(4.1) million, a $0.7 million improvement from $(4.8) million for the six months ended March 29, 2003. This improvement was primarily due to a year-over-year reduction in fees related to potential acquisitions and sales that were not completed.

     Operating Profit. Operating profit for the six months ended March 27, 2004 increased by $9.1 million, or 24.2%, from $37.6 million in 2003 to $46.7 million in 2004. Operating profit margin increased from 8.6% in 2003 to 10.3% in 2004.

     Mueller Co. operating profit for the six months ended March 27, 2004 was $54.0 million, a $4.8 million increase over the $49.2 million of operating profit reported for the six months ended March 29, 2003. This increase was primarily driven by increased sales volumes and selling prices on water valves and hydrants, increased absorption of fixed overhead costs due to higher production volumes, the strength of the Canadian dollar relative to the US dollar and the acquisition of Milliken Valve (contributing $0.5 million). These increases were partially offset by higher selling, general and administrative expenses as described in the Mueller Co. SG&A section above.

     Anvil operating profit increased $3.4 million to $9.6 million for the six months ended March 27, 2004. This is a 54.8% increase over the $6.2 million of operating profit for the same period in 2003. This increase was primarily driven by increases in selling prices in the second quarter of fiscal 2004, the strength of the Canadian dollar relative to the US dollar, the acquisition of Star, and lower SG&A expenses versus the prior year. These increases were partially offset by increased raw material prices and weaker sales volumes in the first quarter of fiscal 2004.

     Corporate operating profit improved $0.9 million from $(17.8) million for the six months ended March 29, 2003 to $(16.9) million for the six months ended March 27, 2004. This improvement was primarily due to a year-over-year reduction in fees related to potential acquisitions and dispositions that were not completed.

     Facility rationalization and related costs. Mueller Co. facility rationalization costs decreased $0.9 million in 2004 as compared to 2003, reflecting lower asset impairment charges. Anvil costs increased $0.3 million in 2004 as compared to 2003, reflecting higher facility consolidation and cost reduction activity.

     Interest Expense. Interest expense for the six months ended March 27, 2004 was $21.2 million, or a 10.4% decrease from $19.2 million for 2003. In November 2003, we redeemed our $50.0 million senior subordinated notes due 2009. As a result, interest expense for the six months ending March 27, 2004 increased relative to the prior period due to a $7.0 million prepayment premium and a $0.4 million write-off of deferred financing fees. This was partially offset by a $3.8 million decrease in interest expense for our term loans due to lower interest rates and a $2.7 million reduction in interest expense as a result of the redemption of our senior subordinated notes due 2009.

     Income Tax Expense. Income tax expense for the six months ended March 27, 2004 was $10.4 million as compared to $7.6 million in 2003. The effective tax rate was 40% in both periods. We are in the process of completing an Internal Revenue Service examination related to tax years through 2002, which is expected to be completed in a future quarter of fiscal year 2004. The completion of this examination may significantly affect the estimated effective tax rate for the year and would likely result in a favorable adjustment to our tax contingency accruals in the period such adjustment is probable.

Fiscal Year Ended September 30, 2003 As Compared to Fiscal Year Ended September 30, 2002



                                                    Fiscal years ended September 30,                 2003 vs. 2002
                                               -------------------------------------------    --------------------------
                                                       2003                   2002
                                               -------------------    --------------------
                                                        Percentage              Percentage                   Change in
                                                          of net                  of net      Increase/      percentage
                                                         sales(2)                sales(2)     (decrease)    of net sales
                                                        ----------              ----------    ----------    ------------
                                                                    (dollars in millions)
Net sales
  Mueller Co..............................     $  538.3        58.2%   $  509.4        56.5%  $   28.9         1.7%
  Anvil...................................        386.8        41.8       392.5        43.5       (5.7)       (1.7)
                                               --------       -----    --------       ------  ---------       -----
  Consolidated............................        925.1       100.0       901.9       100.0       23.2          -
                                               --------       -----    --------       ------  ---------       -----

Gross profit
  Mueller Co..............................        165.6        30.8       155.9        30.6        9.7         0.2
  Anvil...................................         84.8        21.9        74.4        19.0       10.4         2.9
                                               --------       -----    --------       ------  ---------       -----
  Consolidated............................        250.4        27.1       230.3        25.5       20.1         1.6
                                               --------       -----    --------       ------  ---------       -----

Selling, general and administrative
   expenses
  Mueller Co..............................         49.6         9.2        45.9         9.0        3.7         0.2
  Anvil...................................         68.9        17.8        65.5        16.7        3.4         1.1
  Corporate...............................         36.4         3.9        34.3         3.8        2.1         0.1
                                               --------       -----    --------       ------  ---------       -----
  Consolidated............................        154.9        16.7       145.7        16.2        9.2         0.5
                                               --------       -----    --------       ------  ---------       -----

Facility rationalization and related costs
  Mueller Co..............................          0.9         0.2         1.4         0.3       (0.5)       (0.1)
  Anvil...................................          0.8         0.2         1.3         0.3       (0.5)       (0.1)
                                               --------       -----    --------       ------  ---------       -----
  Consolidated............................          1.7         0.2         2.7         0.3       (1.0)       (0.1)
                                               --------       -----    --------       ------  ---------       -----

EBITDA(1)
  Mueller Co..............................        139.3        15.1       127.5        14.1       11.8         1.0
  Anvil...................................         31.8         3.4        37.2         4.1       (5.4)       (0.7)
  Corporate...............................        (10.5)       (1.1)       (4.6)       (0.5)      (5.9)       (0.6)
                                               --------       -----    --------       ------  ---------       -----
  Consolidated............................        160.6        17.4       160.1        17.8        0.5        (0.4)
                                               --------       -----    --------       ------  ---------       -----



                                                    Fiscal years ended September 30,                 2003 vs. 2002
                                               -------------------------------------------    --------------------------
                                                       2003                   2002
                                               -------------------    --------------------
                                                        Percentage              Percentage                   Change in
                                                          of net                  of net      Increase/      percentage
                                                         sales(2)                sales(2)     (decrease)    of net sales
                                                        ----------              ----------    ----------    ------------
                                                                    (dollars in millions)
Operating Profit
  Mueller Co..............................        115.1        21.4       108.6        21.3        6.5         0.1
  Anvil...................................         15.1         3.9         7.6         1.9        7.5         2.0
  Corporate...............................        (36.4)       (3.9)      (34.3)       (3.8)      (2.1)       (0.1)
                                               --------       -----    --------       ------  ---------       -----
  Consolidated............................         93.8        10.1        81.9         9.1       11.9         1.0
                                               --------       -----    --------       ------  ---------       -----

Interest expense..........................        (36.4)       (3.9)      (60.2)       (6.7)      23.8         2.8
Interest income...........................          0.5         0.1         1.9         0.2       (1.4)       (0.1)

Income (loss) before income taxes.........         57.9         6.3        23.6         2.6       34.3         3.7
Income tax expense (benefit)..............         23.7         2.6        10.6         1.2       13.1         1.4
                                               --------       -----    --------       ------  ---------       -----
Net income................................     $   34.2         3.7%   $   13.0         1.4%  $   21.2         2.3%
                                               ========       =====    ========       ======  =========       =====

---------------------------------------
(1) EBITDA is used to measure performance of our segments and is defined as income (loss) before cumulative effect of accounting change plus income tax expense, interest expense (not net of interest income), depreciation and amortization expense and royalty expenses.

(2)  Percentages are by segments, if applicable.


     Net Sales. Net sales for the year ended September 30, 2003 increased by $23.2 million, or 2.6%, from $901.9 million in 2002 to $925.1 million in 2003.

     Mueller Co. net sales for the year ended September 30, 2003 increased by $28.9 million, or 5.7%, from $509.4 million in 2002 to $538.3 million in 2003. Excluding the impact of our acquisitions of Milliken (January 2003) and Hydro Gate (December 2001), which contributed an additional $7.1 million and $2.0 million, respectively, to Mueller Co. net sales for the year ended September 30, 2003, Mueller Co. net sales increased by $19.8 million or 3.9%. The market demand for Mueller Co. products was primarily driven by sales volume growth, including an increase for water valve products and to a lesser extent, fire hydrants and iron body valves, reflecting the continued strength of the U.S. residential construction market and the construction of water and wastewater treatment facilities in the United States. This increase was partially offset by a decrease in net sales of castings (e.g., manhole covers) due, in part, to volume declines in the Canadian market as a result of our decision not to participate in market price cuts.

     Anvil net sales for the year ended September 30, 2003 decreased by $5.7 million, or 1.5%, from $392.5 million in 2002 to $386.8 million in 2003. Decreases in Anvil net sales were primarily driven by weakness in the U.S. non-residential construction market. In addition, competition from foreign producers maintained price pressure on Anvil's purchased products. The decline in net sales was partially offset by improved sales in Canada of $6.3 million due to the strength of the Canadian dollar relative to the U.S. dollar and the strength in the Canadian non-residential construction market and improved sales in Europe of $2.2 million as a result of an increase in sales of our Gruvlock products to Tyco.

     Gross Profit. Gross profit for the year ended September 30, 2003 increased $20.1 million, from $230.3 million in 2002 to $250.4 million in 2003. Gross margin increased from 25.5% to 27.1%.

     Mueller Co. gross profit for the year ended September 30, 2003 increased $9.7 million, from $155.9 million in 2002 to $165.6 million in 2003. Gross margin increased slightly from 30.6% in 2002 to 30.8% in 2003. The increase in gross profit was driven, in part, by the acquisition of Milliken and a full year of ownership of Hydro Gate, which together contributed a total of $1.6 million to the increase in gross profit for the year ended September 30, 2003. Excluding the impact of the Milliken and Hydro Gate acquisitions, gross profit increased $8.1 million and was impacted by increased sales volumes and the effects of cost reductions related to the fully-integrated "no-bake" casting line at our Chattanooga facility and improvements at our Hersey Meters facilities that improved production volumes efficiencies. The improvement in gross profit was partially offset by general inflationary pressures including a $3.5 million increase in pension and insurance costs.

     Anvil gross profit for the year ended September 30, 2003 increased $10.4 million, from $74.4 million in 2002 to $84.8 million in 2003. Gross margin increased 2.9% from 19% to 21.9%. The increase in our 2003 gross profit was primarily driven by a $13.5 million decrease in royalty payments due to the termination at the end of 2002 of the royalty payment obligation to Tyco for the Grinnell product name and cost reductions associated with certain facility rationalization projects, including plant closings and other restructuring events, which occurred in 2002. The impact of a stronger Canadian dollar and strength in the Canadian non-residential construction market also contributed to the increase. The increase in gross profit was partially offset by increased costs of steel scrap and pipe as a result of tariffs on imported steel and supplier consolidation which reduced capacity and increased worldwide steel demand, lower prices for Anvil's products due to competitive pressures, including pressures from foreign producers, and sales volume decreases due to lower U.S. non-residential construction.

     Selling, General & Administrative Expense. SG&A for the year ended September 30, 2003 increased $9.2 million, from $145.7 million in 2002 to $154.9 million in 2003. As a percentage of net sales, SG&A increased from 16.2% in 2002 to 16.7% in 2003.

     Mueller Co. SG&A for the year ended September 30, 2003 increased $3.7 million, from $45.9 million in 2002 to $49.6 million in 2003. As a percentage of net sales, SG&A increased from 9.0% in 2002 to 9.2% in 2003. This increase in SG&A expense as a percentage of net sales was driven in part by the Milliken and Hydro Gate acquisitions, which contributed $1.6 million and $0.3 million to SG&A, respectively, in 2003. Excluding the impact of the Milliken and Hydro Gate acquisitions, SG&A expense increased $1.8 million, primarily as result of an increase in legal, accounting and consulting fees and an increase in insurance premiums and employee benefit costs.

     Anvil SG&A for the year ended September 30, 2003 increased $3.4 million, or 5.2%, from $65.5 million in 2002 to $68.9 million in 2003. As a percentage of net sales, SG&A increased from 16.7% in 2002 to 17.8% in 2003. This increase in SG&A expense was driven by a number of factors, including a $1.4 million fluctuation in bad debt expense as a result of a large bad debt recovery in 2002 and the bankruptcy of a customer in 2003, an increase in Canadian distribution costs as a result of fluctuations in the value of the Canadian dollar relative to the U.S. dollar, increased legal and consulting fees and increased insurance rates and employee benefits costs. These increases were offset, in part, by cost reductions in Anvil's U.S. distribution network.

     Corporate expenses for the year ended September 30, 2003 were $36.4 million as compared to $34.3 million in 2002, an increase of $2.1 million primarily due to fees incurred in connection with potential acquisitions and dispositions that were not completed.

     Facility rationalization and related costs. Mueller Co. facility rationalization costs decreased $0.5 million in 2003 as compared to 2002, reflecting lower asset impairment charges and the completion of its implementation of lost foam production technology. Anvil costs also decreased $0.5 million in 2003 as compared to 2002, reflecting lower facility consolidation and cost reduction activity.

     EBITDA. EBITDA for the year ended September 30, 2003 increased by $0.5 million, or 0.3%, from $160.1 million in 2002 to $160.6 million in 2003. EBITDA margin decreased from 17.8% in 2002 to 17.4% in 2003.

     Mueller Co. EBITDA for the year ended September 30, 2003 was $139.3 million, a $11.8 million increase over the $127.5 million of EBITDA reported for the year ended September 30, 2002. Excluding the impact of the Milliken acquisition and ownership of Hydro Gate for a full year, EBITDA would have increased $12.3 million or 9.6%, while EBITDA margin would have remained constant. The increase in EBITDA was primarily driven by Mueller Co.'s increased sales volumes due to the continued strength in the U.S. residential construction market and the construction of water and waste water treatment facilities in the United States.

     Anvil EBITDA for the year ended September 30, 2003 was $31.8 million, a $5.4 million decrease from the $37.2 million of EBITDA reported for the year ended September 30, 2002. The decrease was primarily driven by volume decline, cost increases and increased SG&A expenses experienced by Anvil as described above.

     Corporate EBITDA for the year ended September 30, 2003 was $(10.5) million, a $5.9 million decrease from the $(4.6) million of EBITDA reported for the year ended September 30, 2002. The decrease was primarily driven by a year-over-year increase in fees related to potential acquisitions and sales not completed, increased SG&A expenses and lower interest income earned.

     Operating Profit. Operating profit for the year ended September 30, 2003 increased by $11.9 million, or 14.5%, from $81.9 million in 2002 to $93.8 million in 2003. Operating profit margin increased from 9.1% in 2003 to 10.1% in 2004.

     Mueller Co. operating profit for the year ended September 30, 2003 was $
115.1 million, a $6.5 million increase over the $108.6 million of operating profit reported for the year ended September 30, 2002. Excluding the impact of the Milliken acquisition and ownership of Hydro Gate for a full year, operating profit would have increased $6.8 million or 6.3%, while operating profit margin would have increased from 21.3% to 21.8%. The increase in operating profit was primarily driven by Mueller Co.'s increased sales volumes due to the continued strength in the U.S. residential construction market and the construction of water and waste water treatment facilities in the United States.

     Anvil operating profit for the year ended September 30, 2003 was $ 15.1 million, a $7.5 million increase over the $7.6 million of operating profit reported for the year ended September 30, 2002. This increase in operating profit was primarily driven by a $13.5 million decrease in royalty payments to Tyco and other items described in the Gross Profit section above.

     Corporate operating loss increased $2.1 million from $(34.3) million for the year ended September 30, 2002 to $(36.4) million for the year ended September 30, 2003. This was primarily due to fees incurred in connection with potential acquisitions and dispositions that were not completed.

     Interest Expense. Interest expense for 2003 was $36.4 million, or a 39.5% decrease from $60.2 million for 2002. During 2002, we refinanced $530.0 million of term loans under our credit facility. This resulted in a $12.2 million decrease in interest expense due to lower interest rates and a $1.6 million write off of deferred financing fees charged to interest expense in 2002. There was a $9.6 million decline in interest expense due to changes in the mark-to-market valuation of our interest rate swaps related to the term debt. Additionally, there was a $1.0 million decrease in interest expense related to a decline in use of our revolving credit facility.

     Income Tax Expense. Income tax expense in 2003 was $23.7 million as compared to $10.6 million in 2002. The effective tax rate was 40.9% in 2003 compared to 44.9% in 2002. The change in the effective rate primarily relates to tax accrual adjustments recorded in 2002 upon finalization of our 2001 tax return filing.

     Fiscal Year Ended September 30, 2002 As Compared to Fiscal Year Ended September 30, 2001


                                                    Fiscal years ended September 30,                 2002 vs. 2001
                                               -------------------------------------------    --------------------------
                                                       2002                   2001
                                               -------------------    --------------------
                                                        Percentage              Percentage                   Change in
                                                          of net                  of net      Increase/      percentage
                                                         sales(2)                sales(2)     (decrease)    of net sales
                                                        ----------              ----------    ----------    ------------
                                                                    (dollars in millions)
Net sales
  Mueller Co..............................     $  509.4        56.5%   $  480.5        55.6%  $   28.9         0.9%
  Anvil...................................        392.5        43.5       384.2        44.4        8.3        (0.9)
                                               --------       -----    --------       ------  ---------       -----
  Consolidated............................        901.9       100.0       864.7       100.0       37.2          -
                                               --------       -----    --------       ------  ---------       -----

Gross profit
  Mueller Co..............................        155.9        30.6       134.3        28.0       21.6         2.6
  Anvil...................................         74.4        19.0        71.7        18.7        2.7         0.3
                                               --------       -----    --------       ------  ---------       -----
  Consolidated............................        230.3        25.5       206.0        23.8       24.3         1.7
                                               --------       -----    --------       ------  ---------       -----

Selling, general and administrative
   expenses

                                                    Fiscal years ended September 30,                 2002 vs. 2001
                                               -------------------------------------------    --------------------------
                                                       2002                   2001
                                               -------------------    --------------------
                                                        Percentage              Percentage                   Change in
                                                          of net                  of net      Increase/      percentage
                                                         sales(2)                sales(2)     (decrease)    of net sales
                                                        ----------              ----------    ----------    ------------
                                                                    (dollars in millions)
  Mueller Co..............................         45.9         9.0        41.9         8.7        4.0         0.3
  Anvil...................................         65.5        16.7        61.3        16.0        4.2         0.7
  Corporate...............................         34.3         3.8        43.8         5.1       (9.5)       (1.3)
                                               --------       -----    --------       ------  ---------       -----
  Consolidated............................        145.7        16.2       147.0        17.0       (1.3)       (0.8)
                                               --------       -----    --------       ------  ---------       -----

Facility rationalization and related costs
  Mueller Co..............................          1.4         0.3         8.4         1.8       (7.0)       (1.4)
  Anvil...................................          1.3         0.3        19.2         5.0      (17.9)       (4.3)
                                               --------       -----    --------       ------  ---------       -----
  Consolidated............................          2.7         0.3        27.6         3.2      (24.9)       (2.9)
                                               --------       -----    --------       ------  ---------       -----

EBITDA(1)
  Mueller Co..............................        127.5        14.1       112.7        13.0       14.8         1.1
  Anvil...................................         37.2         4.1        20.2         2.3       17.0         1.8
  Corporate...............................         (4.6)       (0.5)        0.1        --         (4.7)       (0.5)
                                               --------       -----    --------       ------  ---------       -----
  Consolidated............................        160.1        17.8       133.0        15.4       27.1         2.4
                                               --------       -----    --------       ------  ---------       -----

Operating Profit
  Mueller Co..............................        108.6        21.3        84.0        17.5       24.6         3.8
  Anvil...................................          7.6         1.9        (8.8)       (2.3)      16.4         4.2
  Corporate...............................        (34.3)       (3.8)      (43.8)       (5.1)       9.5         1.3
                                               --------       -----    --------       ------  ---------       -----
  Consolidated............................         81.9         9.1        31.4         3.6       50.5         5.5
                                               --------       -----    --------       ------  ---------       -----

Interest expense..........................        (60.2)       (6.7)      (92.5)      (10.7)      32.3         4.0
Interest income...........................          1.9         0.2         5.4         0.6       (3.5)       (0.4)
Other income (expense)....................          0.0         0.0         1.7         0.2       (1.7)       (0.2)
Income (loss) before income taxes.........         23.6         2.6       (54.0)       (6.2)      77.6         8.8
Income tax expense (benefit)..............         10.6         1.2       (20.1)       (2.3)      30.7         3.5
Cumulative effect of accounting change,
   net of tax.............................          0.0         0.0        (9.1)       (1.1)       9.1         1.1
                                               --------       -----    --------       ------  ---------       -----
Net income................................     $   13.0         1.4%   $  (43.0)       (5.0)% $   56.0         6.4%
                                               ========       =====    ========       ======  =========       =====

---------------
(1) EBITDA is used to measure performance of our segments and is defined as income (loss) before cumulative effect of accounting change plus income tax expense, interest expense (not net of interest income), depreciation and amortization expense and royalty expenses.

(2)  Percentages are by segments, if applicable.


     Net Sales. Net sales for the year ended September 30, 2002 increased by $37.2 million, or 4.3%, from $864.7 million in 2001 to $901.9 million in 2002.

     Mueller Co. net sales for the year ended September 30, 2002 increased by $28.9 million, or 6.0%, from $480.5 million in 2001 to $509.4 million in 2002. Excluding the impact of our acquisition of Hydro Gate, which contributed $8.2 million to Mueller Co. net sales in 2002, Mueller Co. net sales increased $20.7 million, or 4.3%. Market demand for Mueller Co. products increased in 2002 and we benefited from both increased volume, particularly for sales of hydrants, and, to a lesser extent, higher prices across many of the Mueller Co. product lines, as a result of the strength in the U.S. residential construction market and the construction of water and wastewaster treatment facilities in the U.S. Price and volume increases in most of the Mueller Co. product lines were partially offset by lower prices for its brass products due to competitive pressures.

     Anvil net sales for the year ended September 30, 2002 increased by $8.3 million, or 2.2%, from $384.2 million in 2001 to $392.5 million in 2002. Excluding the impact of a full year of results due to the acquisitions by Anvil of Beck and Merit, which contributed $57.0 million in 2002 net sales and $2.9 million in 2001 net sales, respectively, net sales decreased $45.8 million, or 12.0%. This decline was driven primarily by a decrease in sales of Anvil-produced products as a result of weakness in the U.S. and Canadian non-residential construction and oilfield markets in calendar year 2002. Additional factors contributing to the decline in net sales were our decisions to exit the automotive castings business in the United States and reduced sales of lower margin purchased products.

     Gross Profit. Gross profit for the year ended September 30, 2002 increased $24.3 million, from $206.0 million in 2001 to $230.3 million in 2002. Gross margin increased from 23.8% in 2001 to 25.5% in 2002.

     Mueller Co. gross profit for the year ended September 30, 2002 increased $21.6 million, or 16.1%, from $134.3 million in 2001 to $155.9 million in 2002. Gross margin increased 2.6% from 28.0% to 30.6%. Excluding the impact of the Hydro Gate acquisition, gross profit increased $20.8 million, or 15.5% and gross margins increased from 28.0% to 30.4%. Increases in Mueller Co. gross profit were primarily driven by a $14.0 million increase due to the discontinuance of a royalty payment to Tyco for the Mueller name and an increase in product sales. Gross profit also increased as a result of cost reduction programs related to the integration of the lost-foam manufacturing process in our Albertville, Alabama and Chattanooga, Tennessee plants. The increase in Mueller Co. gross profit was partially offset by increased sales of lower margin meter products, an overall reduction in margins at Henry Pratt due to certain larger contracts taken at lower margins and increases in employee benefit costs.

     Anvil gross profit for the year ended September 30, 2002 increased $2.7 million from $71.7 million in 2001 to $74.4 million in 2002. Gross margin increased by 0.3% from 18.7% to 19.0%. Excluding the impact of the acquisitions of Beck and Merit, which contributed $13.3 million in 2002 and $1.0 million in 2001, gross profit declined $9.6 million in 2002. This decline can be attributed to volume decline precipitated by the weakness in the U.S. non-residential construction markets and, to a lesser extent, production volume decreases and start-up inefficiencies associated with the consolidation of the Statesboro foundry. The decline in Anvil gross profit was partially offset by slight price increases for certain Anvil products.

     Selling, General & Administrative Expense. SG&A for the year ended September 30, 2002 decreased $1.3 million, from $147.0 million in 2001 to $145.7 million in 2002. As a percentage of net sales, SG&A decreased from 17.0% in 2001 to 16.2% in 2002.

     Mueller Co. SG&A for the year ended September 30, 2002 increased $4.0 million, from $41.9 million in 2001 to $45.9 million in 2002. As a percentage of net sales, Mueller Co. SG&A increased from 8.7% in 2001 to 9.0% in 2002. Excluding the acquisition of Hydro Gate, which contributed $1.4 million of additional costs, this increase was primarily due to increased sales and marketing costs as well as amortization of certain assets related to maintenance and manufacturing activities.

     Anvil SG&A for the year ended September 30, 2002 increased $4.2 million to $65.5 million in 2002 from $61.3 million in 2001. As a percentage of Anvil net sales, Anvil SG&A expense increased from 16.0% in 2001 to 16.7% in 2002. The increase in SG&A was due primarily to $7.9 million of SG&A expenses related to the Beck and Merit acquisitions and $3.2 million of additional costs related to facility rationalization. These amounts were partially offset by cost reductions related to Anvil's U.S. distribution network, corporate headquarters and consolidation of the Statesboro foundry.

     Corporate expenses were $34.3 million in 2002 or a 21.7% decrease from $43.8 million in 2001. This reduction was driven by a $5.8 million decrease as a result of the cessation of goodwill amortization in 2002 in accordance with a new accounting pronouncement and a $1.4 million decrease in depreciation expense for assets disposed of in 2001 as part of certain facilities rationalization projects.

     Facility rationalization and related costs. Mueller Co. facility rationalization costs decreased $7.0 million in 2002 as compared to 2001, reflecting the implementation of lost foam technology and other costs reduction initiatives that began in 2001. Anvil facility rationalization costs decreased $17.9 million in 2002 as compared to 2001, reflecting significant plant closing and facility integration activities in 2001.

     EBITDA. EBITDA for the year ended September 30, 2002 increased by $27.1 million, or 20.4%, from $133.0 million in 2001 to $160.1 million in 2002. EBITDA margin increased from 15.4% in 2001 to 17.8% in 2002.

     Mueller Co. EBITDA for the year ended September 30, 2002 was $127.5 million, a $14.8 million increase over the $112.7 million of EBITDA reported for the year ended September 30, 2001. This growth in EBITDA and EBITDA margin was primarily due to a $5.9 million decrease in spending related to facility rationalization and improvement programs and the positive impact of increased sales and production volume, particularly of hydrants, improved manufacturing efficiencies, and further leveraging of Mueller Co.'s administrative and support functions.

     Anvil EBITDA for the year ended September 30, 2002 was $37.2 million, a $17.0 million increase over the $20.2 million of EBITDA reported for the year ended September 30, 2001. The increase in EBITDA was also attributable to the positive effects of cost reductions related to certain rationalization and improvement programs and of the acquisitions of Beck and Merit. This improvement was partially offset by sales and gross margin declines at Anvil due to reduced U.S. non-residential construction activity and increased plant costs and start-up inefficiencies associated with the consolidation of the Statesboro facility's operations with other plants.

     Corporate EBITDA for the year ended September 30, 2002 was $(4.6) million, a $4.7 million decrease from the $0.1 million of EBITDA reported for the year ended September 30, 2001. The decrease was primarily driven by lower interest income earned in 2002 than in 2001.

     Operating Profit. Operating profit for the year ended September 30, 2002 increased by $50.5 million, or 160.8%, from $31.4 million in 2001 to $81.9 million in 2002. Operating profit margin increased from 3.6% in 2001 to 9.1% in 2002.

     Mueller Co. operating profit for the year ended September 30, 2002 was $108.6 million, a $24.6 million increase over the $84.0 million of operating profit reported for the year ended September 30, 2001. This growth in operating profit was primarily due to the positive impact of increased sales and production volume, particularly of hydrants, improved manufacturing efficiencies, and further leveraging of Mueller Co.'s administrative and support functions.

     Anvil operating profit for the year ended September 30, 2002 was $7.6 million, a $16.4 million increase over the $8.8 million of operating loss reported for the year ended September 30, 2001. This increase in operating profit was primarily driven by the positive effects of cost reductions related to the acquisitions of Beck and Merit.

     Corporate operating loss decreased $9.5 million from $(43.8) million for the year ended September 30, 2002 to $(34.3) million for the year ended September 30, 2001. This reduction was driven by a $5.8 million decrease as a result of the cessation of goodwill amortization in 2002 in accordance with a new accounting pronouncement and a $1.4 million decrease in depreciation expense for assets disposed of in 2001 as part of certain facilities rationalization projects.

     Interest Expense. Interest expense for 2002 was $60.2 million, or a 34.9% decrease from $92.5 million for 2001. There was a $27.2 million decline from 2001 due to changes in the mark-to-market valuation of our interest rate swaps related to the term debt. Additionally, the term loans of $530.0 million were refinanced in 2002. Interest expense on those loans decreased $7.3 million due to lower interest rates. Offsetting the decrease was $1.6 million of deferred financing fees that were written off and included in 2002 interest expense.

     Income Tax Expense. Income tax expense in 2002 was $10.6 million, or a $30.7 million increase from a $20.1 million income tax benefit in 2001. The effective tax rate was 44.9% in 2002 compared to 37.2% in 2001. The change in the effective rate primarily relates to the impact of non-deductible goodwill amortization in 2001 prior to the adoption of SFAS No. 142, and the effects of tax accounting adjustments recorded upon filing of our 2000 and 2001 tax returns.

Liquidity and Capital Resources

     Our principal sources of liquidity have been, and are expected to be, cash flow from operations and borrowings under our senior credit facility. Our principal uses of cash will be debt service requirements as described below, capital expenditures, working capital requirements, dividends to our parent company and possible acquisitions.

     Debt Service

     As of March 27, 2004, as adjusted to give effect to the offerings of the old notes and the related transactions, we would have had: (a) total indebtedness of approximately $971.5 million; and (b) approximately $52.4 million of borrowings available under our senior credit facility, subject to customary conditions. As of March 27, 2004 we had obtained $18.4 million in letters of credit, which reduces availability for borrowings thereunder, and borrowed $9.2 million under our revolving credit facility. Our significant debt service obligations following the offering could have material consequences to our security holders. See "Risk Factors."

     We expect to record a pre-tax charge estimated at approximately $7.6 million in the third quarter of fiscal year 2004 associated with the refinancing of the senior credit facility and the offering of the notes and the Mueller Group notes. We are currently in the process of reviewing the financing costs incurred in accordance with Emerging Issues Task Force 96-19, "Debtors Accounting for a Modification or Exchange of Debt Instruments."

     Senior Credit Facility. The senior credit facility includes a $545.0 million amortizing term loan maturing April 22, 2011 and an $80.0 million revolving credit facility that will terminate April 22, 2009. The revolving credit facility and/or the term loan facility is subject to a potential, although uncommitted, increase of up to an aggregate of $50.0 million at our request at any time prior to maturity. In addition, although uncommitted, a sub-facility may be made available to one or more of our restricted foreign subsidiaries in an aggregate principal amount of up to $30.0 million or the foreign currency equivalent of thereof. This increase and the additional foreign currency sub-facility will only be available if one or more financial institutions agree to provide them.

     Borrowings under the senior credit facility bear interest based on a margin over, at our option, the base rate or the reserve-adjusted London-interbank offered rate, or LIBOR. The applicable margin will be 3.25% over LIBOR and 2.00% over the base rate for borrowings under the revolving senior credit facility and 3.25% over LIBOR and 2.00% over the base rate for term loans. Beginning at a time set forth in the senior credit facility, the applicable margin for revolving credit loans is expected to vary based upon our ratio of consolidated debt to EBITDA, as defined in the senior credit facility. Our obligations under the senior credit facility are guaranteed by our parent company and all our existing or future domestic restricted subsidiaries and are secured by substantially all of the assets of our company and the subsidiary guarantors, including a pledge of the capital stock of all our existing and future domestic subsidiaries, a pledge of no more than 65.0% of the voting stock of any foreign subsidiary, a pledge of all intercompany indebtedness in favor of our company and our domestic restricted subsidiaries, and a pledge of our company's capital stock by our parent company. The senior credit facility contains customary covenants, including covenants that limit our ability to incur debt and liens, pay dividends and make investments and capital expenditures, and events of default.

     Secured Notes. The secured notes will mature in 2011 and are guaranteed by each of our existing domestic restricted subsidiaries and secured by second-priority liens on the assets securing our senior credit facility (other than certain subsidiary stock and assets of our parent company). Interest on the secured notes will be payable quarterly in cash at a rate equal to three-month LIBOR plus 4.75%. The secured notes contain customary covenants and events of default, including covenants that limit our ability to incur debt, pay dividends and make investments and also include a maintenance covenant limiting our senior total leverage as a multiple of EBITDA, as defined.

     Subordinated Notes. The subordinated notes will mature in 2012 and are guaranteed by each of our existing domestic restricted subsidiaries. Interest on the subordinated notes is payable semi-annually in cash. The subordinated notes contain customary covenants and events of default, including covenants that limit our ability to incur debt, pay dividends and make investments.

     Capital Expenditures

     We anticipate that we will invest approximately $20.0 million to $30.0 million on capital expenditures in each of fiscal years 2004 and 2005. The senior credit facility contains restrictions on our ability to make capital expenditures. Based on current estimates, management believes that the amount of capital expenditures permitted to be made under the senior credit facility will be adequate to grow our business according to our business strategy and to maintain the properties and business of our continuing operations.

     Working Capital

     Working capital totaled $336.4 million at March 27, 2004. Management believes that we will continue to require working capital consistent with past experience. Our working capital increased in 2002, as we built inventory in anticipation of potential disruptions associated with the shutdown of our Statesboro foundry and has remained at such higher levels.

     Distributions to our Parent Company

     Our parent company has no material assets other than its ownership of our capital stock and accordingly depends upon distributions from us to satisfy its cash needs. Our parent company's principal cash needs will be debt service on its Senior Discount Notes due 2014. The parent company notes do not require cash interest payments until 2009 and contain restrictive covenants that will, among other things, limit the ability of Mueller Holdings and its subsidiaries (including us) to incur debt, pay dividends and make investments. Neither we nor any of our subsidiaries will guarantee the parent company notes. Mueller Holdings, however, is a holding company and its ability to pay interest on the parent company notes will be dependent upon the receipt of dividends from its subsidiaries. We are currently Mueller Holdings' only direct subsidiary. However, the terms of our borrowing arrangements significantly restrict our ability to pay dividends to Mueller Holdings.

     Sources of Funds

     We anticipate that our operating cash flow, together with borrowings under the new senior credit facility, will be sufficient to meet our anticipated future operating expenses, capital expenditures and debt service obligations as they become due for at least the next twelve months. However, our ability to make scheduled payments of principal of, to pay interest on or to refinance our indebtedness and to satisfy our other debt obligations will depend upon our future operating performance, which will be affected by general economic, financial, competitive, legislative, regulatory, business and other factors beyond our control. See "Risk Factors."

     From time to time we may explore additional financing methods and other means to lower our cost of capital, which could include stock issuance or debt financing and the application of the proceeds therefrom to the repayment of bank debt or other indebtedness. In addition, in connection with any future acquisitions, we may require additional funding which may be provided in the form of additional debt or equity financing or a combination thereof. There can be no assurance that any additional financing will be available to us on acceptable terms.

Historical

     Historically, our financing requirements have been funded primarily through cash generated by operating activities and borrowings under our revolving credit facility. From time to time, we have also raised additional funds through term debt offerings.

     Cash flows from operating activities. Net cash provided by operations was $9.1 million for the first half of 2004, an increase of $1.5 million compared to the first half of 2003. The improvement was primarily the result of increased earnings before depreciation, amortization and other non-cash charges. Net cash provided by operations was $65.2 million in 2003, an improvement of $17.6 million from 2002. The improvement was primarily the result of an improvement in earnings before depreciation, amortization and non-cash charges. Net cash provided by operations decreased by $4.5 million in 2002 compared to 2001. In 2002, we had higher net income before depreciation, amortization and non-cash charges, but that was offset by an increase in working capital, primarily related to a buildup in inventory in anticipation of possible disruption due to the shut down of our Statesboro facility.

     Cash flows used in investing activities. In the first half of 2004 we had net cash used in investing activities of $30.7 million compared to net cash provided in the first half of 2003 of $7.6 million. This was primarily due to the decrease in restricted cash of $11.6 million in the first quarter of 2003 as the final royalty payment was made to Tyco. Also, cash paid for acquired companies increased from $9.4 million in the first half of 2003 to $19.8 million in the first half of 2004. Net cash used in investing activities declined $19.7 million to $19.6 million for 2003, from $39.3 million for 2002. This decline was principally due to decreased acquisition activity and a reduction in capital expenditures. Net cash used in investing activities declined $16.9 million in 2002 from $56.2 million in 2001. This decline was principally due to spending of $41.1 million in 2001 to purchase the Mueller intellectual property from Tyco and decreased capital spending in 2002, offset by increased spending on acquisition of businesses and a decrease in the use of restricted cash in 2002.

     Cash flows from financing activities. Cash flows used in financing activities was $42.8 million in the first half of 2004 compared to $1.1 million in the first half of 2003. This was primarily due to early payment of $50 million of subordinated notes due 2009. Offsetting this was our drawdown of $9.2 million on our short-term revolving credit facility during 2004. In 2003, we used $5.5 million in financing activities, primarily amortization of the term loan under our existing credit facility. In 2002, we used approximately $12.5 million of net cash in financing activities, primarily in debt repayments and fees paid to the lenders in connection with the amendment of existing credit facility in June 2002. In 2001, we used $9.3 million of cash in financing activities, principally for debt repayment.

Off-Balance Sheet Arrangements

     We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. In addition, we do not have any undisclosed borrowings or debt, and we have not entered into any derivative contracts (other than those described in "--Qualitative and Quantitative Disclosure About Market Risk--Interest Rate Risk") or synthetic leases. We are, therefore, not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

     We utilize letters of credit and surety bonds in the ordinary course of business to ensure our performance of contractual obligations. As of March 27, 2004, we had $18.4 million of letters of credit and $10.6 million of surety bonds outstanding. As a result of our increased leverage following the old notes offering, contractual counterparties and surety bond providers might require additional letters of credit to support our obligations.

Contractual Obligations

     Our contractual obligations, as adjusted to give effect to the offering of old notes and the related transactions, as of March 27, 2004 would have been as set forth below:


                                                     Payments Due by Period

                                                   Less than                                After 5
            Contractual Obligations                 1 Year      1-3 Years     4-5 Years      Years        Total
---------------------------------------------    -----------   ----------   -----------   ----------   ----------
                                                                       (dollars in millions)
Long-term debt
   Principal on long-term debt...............    $      5.5    $     10.9   $     10.9    $    932.7   $    960.0
   Interest on long-term debt(1).............          61.7         123.4        123.4         157.9        466.4
   Revolver borrowings.......................           9.2            --           --            --          9.2
Capital lease obligations....................           0.9           1.4           --            --          2.3
Operating leases.............................           8.2          12.2          5.4           2.2         28.0
Unconditional purchase obligations(2)........           7.5            --           --            --          7.5
Other long-term obligations(3)...............            --            --           --            --           --
                                                 ----------    ----------   ----------    ----------   ----------
     Total contractual cash obligations......    $     93.0    $    147.9   $    139.7    $  1,092.8   $  1,473.4
                                                 ==========    ==========   ==========    ==========   ==========

---------------------------------------
(1) Interest on the senior credit facility and secured notes is calculated using LIBOR of 1.14%, the rate in effect on April 8, 2004. Each increase or decrease in LIBOR of 0.125% would result in an increase or decrease in annual interest on the senior credit facility and secured notes of $0.8 million. Because the interest rate under the senior credit facility and secured notes will be variable, actual payments may differ. Interest does not include payments that could be required under our interest-rate swap agreements, which payments will depend upon movements in interest rates and could vary significantly.

(2) Includes contractual obligations for purchases of raw materials and capital expenditures.

(3) Excludes the deferred payment portion of the purchase price for Star. The Star purchase price is subject to adjustment to reflect, among other things, a deferred payment to be made by us to the extent that the gross profit of the business exceeds the target gross profit from February 1, 2004 to January 31, 2007. Although the maximum amount payable is $23 million, we estimate that the total deferred payment will be approximately $11.0 to $13.0 million. This calculation of the potential Star purchase price adjustment is based on management's best estimate; however, the actual adjustment may be materially different.

Effect of Inflation; Seasonality

     We do not believe that inflation has had a material impact on our financial position or results of operations.

     Our business is dependent upon the construction industry, which is very seasonal due to the impact of winter or wet weather conditions. Our net sales and EBITDA have historically been lowest, and our working capital needs have been highest, in the three month periods ending December 31 and March 31, when the northern United States and all of Canada generally face weather that restricts significant construction activity and we build working capital in anticipation of the peak construction season, during which time our working capital tends to be reduced.

Critical Accounting Policies

     Our significant accounting policies are described in note 2 to our consolidated financial statements included elsewhere in this prospectus. While all significant accounting policies are important to our consolidated financial statements, some of these policies may be viewed as being critical. Such policies are those that are both most important to the portrayal of our financial condition and require our most difficult, subjective and complex estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. These estimates are based upon our historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Our actual results may differ from these estimates under different assumptions or conditions. We believe our most critical accounting policies are as follows:

   Pensions

     We sponsor a number of defined benefit retirement plans. The liabilities and annual income or expense of our plans is determined using methodologies that involve several actuarial assumptions, the most significant of which are the discount rate and the long-term rate of asset return.

     In developing the expected long-term rate of return assumption for pension fund assets, we evaluated input from our actuaries, including their review of asset class return expectations as well as long-term inflation assumptions. Projected returns are based on historical returns of broad equity and bond indices. We also considered our historical 10-year compound returns. We anticipate that, as the economy recovers, our investment managers will continue to generate long-term rates of return of 7.9%. Our expected long-term rate of return is based on an assumed asset allocation of 65% equity funds and 35% fixed-income funds.

     The discount rate that we utilize for determining future pension obligations is based on a review of long-term bonds that receive one of the two highest ratings given by a recognized rating agency. The discount rate determined on this basis has decreased to 6.0% at September 30, 2003 from 6.8% at September 30, 2002.

     Lowering the expected long-term rate of return by 0.5% (from 7.9% to 7.4%) would have increased our pension expense for the year ended September 30, 2003 by approximately $0.3 million. Lowering the discount rate assumptions by 0.5% would have increased our pension expense for the year ended September 30, 2003 by approximately $0.4 million.

   Revenue Recognition

     Revenue is recognized when title and risk of loss is transferred to the customer, which is generally upon receipt of the product by the customer. Revenue is reduced at the time of sale for cash discounts and rebates. We review cash discounts and rebates, sales returns and bad debts and maintain reserves based on the historical trends. If cash discounts and rebates, returns or bad debts were to increase, additional reserves could be required.

   Inventories

     Inventories are recorded at the lower of cost (first-in, first-out) or market value. We maintain a reserve for potential losses on the disposal of our obsolete and slow moving inventory based on regular analysis of our historical usage levels. If our evaluation is incorrect, we could be required to take larger reserves.

   Income Taxes

     Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the financial statements and the tax basis of assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. If we were to reduce our estimates of future taxable income, we could be required to record a valuation allowance against our deferred tax assets.

   Impairment of Long-Lived Assets

     We evaluate our long-lived assets, including intangible assets, for impairments whenever events or changes in circumstances indicate that the carrying amounts of these assets may not be recoverable, and, in any event, at least annually. We consider the carrying value of a long-lived asset to have been impaired if the anticipated undiscounted cash flows from such an asset is less than its carrying value. If our operating performance declines significantly, we may need to record impairment charges to reduce the carrying value of our long-lived assets. Effective October 1, 2001, the Company adopted SFAS No. 142, which requires that goodwill no longer be amortized, but instead be tested for impairment at least annually and also allows indefinite lived intangibles, such as tradenames, to no longer be amortized. SFAS No. 142 also requires recognized intangible assets to be amortized over their respective estimated useful lives and reviewed for impairment. Any recognized intangible asset determined to have an indefinite useful life will not be amortized, but instead tested for impairment in accordance with the standard until its life is determined to no longer be indefinite. Goodwill is tested for impairment at least annually, using both a discounted cash flow method and a market comparable method. As of October 1, 2001, September 30, 2002 and 2003, no impairment was indicated.

   Stock-Based Compensation

     We account for our stock-based compensation plan under Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees," which requires recognizing compensation costs based upon the intrinsic value of the equity instrument at the grant date. The FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which encourages companies to recognize compensation costs based upon the fair value of the equity instrument at the grant date. However, SFAS No. 123 allows companies to continue to apply the provisions of APB No. 25 and make pro forma disclosures assuming a hypothetical fair value application. We have adopted the pro forma disclosure provisions of SFAS No. 123.

     We recognize compensation cost for stock-based compensation arrangements equal to the difference, if any, between the fair value of the stock option and the exercise price at the date of the grant in accordance with the provisions of APB No. 25. All options granted under the Management Incentive Plan were issued at fair value at the date of grant. Fair value is determined by a committee of the board of Mueller Holdings (or the board of Mueller Holdings as a whole, if no committee is constituted), which will take into account as appropriate recent sales of shares of Mueller Holdings' common stock, recent valuations of such shares, any discount associated with the absence of a public market for such shares and such other factors as the committee (or the board, as the case may be) deems relevant or appropriate in its discretion.

     Certain of our employees held options in Mueller Holdings shares. In connection with the refinancing, Mueller Holdings modified these stock option awards to accelerate vesting upon completion of a refinancing. A portion of the dividend distribution to Mueller Holdings was used to make a payment to its employee optionholders of the excess of the per share dividend to Mueller Holdings' common stockholders over the exercise price of their options, or approximately $12.4 million in the aggregate, and the options were cancelled. The option buy out will result in an additional charge of approximately $14.6 million ($12.4 million cash charge and $2.2 million non-cash charge) in the third quarter of 2004. Additionally, Mueller Holdings will record a non-cash compensation charge of approximately $0.6 million related to the loan portion of the shares purchased pursuant to the Mueller Holdings' Direct Investment Program. These charges are estimated to aggregate approximately $15.2 million and will be recorded in the third quarter of fiscal year 2004.

   Derivative Instruments and Hedging Activities

     We currently use interest rate swaps as required in our existing senior credit facility to reduce the risk of interest rate volatility. The amount to be paid or received from interest rate swaps is charged or credited to interest expense over the lives of the interest rate swap agreements. Changes in the fair value of derivatives are recorded each period in earnings or Accumulated Other Comprehensive Income (Loss), depending on whether a derivative is designated and effective as part of a hedge transaction and meets the applicable requirements associated with SFAS No. 133. All gains or losses since the adoption of SFAS No. 133 associated with interest rate swaps have been included in earnings and not Accumulated Other Comprehensive Income (Loss).

     For a derivative to qualify as a hedge at inception and throughout the hedge period, we must formally document the nature and relationships between the hedging instruments and hedged items, as well as its risk-management objectives, strategies for undertaking the various hedge transactions and method of assessing hedge effectiveness. Any financial instruments qualifying for hedge accounting must maintain a specified level of effectiveness between the hedging instrument and the item being hedged, both at inception and throughout the hedged period.

     Additionally, we utilize forward contracts to mitigate our exposure to changes in foreign currency exchange rates from third-party and intercompany forecasted transactions. The primary currency to which we are exposed and as to which we seek to hedge our exposure is the Canadian Dollar. The effective portion of unrealized gains and losses associated with forward contracts are deferred as a component of Accumulated Other Comprehensive Income (Loss) until the underlying hedged transactions are reported in our consolidated statement of earnings. As of September 30, 2002, there were no outstanding forward contracts, nor were there any unrealized gains or losses, and as of September 30, 2003 unrealized losses on outstanding forward contracts totaled $15,000.

Recently Issued Accounting Standards

     In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for the Obligations Associated with the Retirement of Long-Lived Assets," which is effective for us in the fiscal year ended 2003. The statement establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. The adoption of SFAS No. 143 did not have a material impact on our consolidated financial position, results of operations or cash flows for the period ended September 30, 2003.

     Effective January 1, 2003 we adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Costs covered by SFAS No. 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, plant closing or other exit or disposal activity. This statement is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material impact on our consolidated financial position, results of operations, or cash flows for the period ended September 30, 2003.

     Effective October 1, 2002, we adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." SFAS No. 144 provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, expands the scope of a discontinued operation to include a component of an entity and eliminates the exemption to consolidation when control over a subsidiary is likely to be temporary. The adoption of this new standard did not have a material impact on our consolidated financial position, results of operations or cash flows.

     During 2003 we adopted FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 required the disclosure of certain guarantees existing at December 31, 2002. In addition, Interpretation No. 45 required the recognition of a liability for the fair value of the obligation of qualifying guarantee activities that are initiated or modified after December 31, 2002. Adoption of Interpretation No. 45 did not have a material impact on our consolidated financial statements.

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual return or both. Interpretation No. 46 also provides criteria for determining whether an entity is a variable interest entity subject to consolidation. Interpretation No. 46 requires immediate consolidation of variable interest entities created after January 31, 2003. For variable interest entities created prior to February 1, 2003, consolidation is required on July 1, 2003. Interpretation No. 46 did not have a material impact on our consolidated financial statements at the date of adoption or at September 30, 2003. On December 24, 2003, the FASB issued a revision to Staff Interpretation (FIN) No. 46 (revised 2003), which clarified some of the provisions of the original Interpretation No. 46 and exempted certain entities from its requirements. The application of revised FIN 46 is required in financial statements of public entities that have interests in variable interest entities commonly referred to as special purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business entities, for all other types of entities is required in financial statements for periods ending March 15, 2004. We do not believe the revised FIN No. 46 will have a material effect on our financial condition or results of operations and we will provide the disclosures, where appropriate, as provided for in revised FIN No. 46. At March 27, 2004 we did not have any entities that would be considered variable interest entities.

     In April 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this statement did not have any impact on our financial condition or results of operations.

     On December 23, 2003, the FASB issued SFAS No. 132 (revised 2003), "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 retains the disclosures required by the original Statement No. 132, which standardized the disclosure requirements for pensions and other postretirement benefits to the extent practicable and required additional information on changes in the benefit obligations and fair values of plan assets. Additional disclosures have been added in response to concerns expressed by users of financial statements. Those disclosures include information describing the types of plan assets, investment strategy, measurement date(s), plan obligations, cash flows, and components of net periodic benefit cost recognized during interim periods. The provisions of Statement 132 remain in effect until the provisions of the revised Statement 132 are adopted. This revised Statement is effective for financial statements with fiscal years ending after December 15, 2003. The interim-period disclosures required by this revised Statement are effective for interim periods beginning after December 15, 2003. We have provided the additional required disclosure information.

     On December 17, 2003, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 104 (SAB 104), Revenue Recognition, which supercedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superceded as a result of the issuance of Emerging Issues Task Force (EITF) 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. The adoption of this bulletin did not have an impact on our financial condition or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity." SFAS 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that a company classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Mueller Holdings issued 16% Senior Exchangeable Preferred Stock in connection with its formation which would be subject to SFAS 150 for the fiscal year beginning October 1, 2004. The preferred stock was redeemed by Mueller Holdings on April 23, 2004. Therefore, the adoption of this statement will not have any impact on our financial condition or result of operations.

Qualitative and Quantitative Disclosure About Market Risk

     We are exposed to various market risks, which are potential losses arising from adverse changes in market rates and prices, such as interest rates and foreign exchange fluctuations. We do not enter into derivatives or other financial instruments for trading or speculative purposes.

     Our primary financial instruments are cash and cash equivalents. This includes cash in banks and highly rated, liquid money market investments and U.S. government securities. We believe that those instruments are not subject to material potential near-term losses in future earnings from reasonably possible near-term changes in market rates or prices.

   Interest Rate Risk

     At March 27, 2004, adjusted for the offering of old notes and the related transactions and the application of the proceeds thereof, we would have had fixed rate debt of $317.3 million and variable rate debt of $654.2 million. The pre-tax earnings and cash flows impact resulting from a 100 basis point increase in interest rates on variable rate debt, holding other variables constant and excluding the impact of the hedging agreements described below, would be approximately $6.5 million per year.

     We have entered into interest rate swap agreements with a notional principal amount of $200.0 million in order to reduce interest rate risks and manage interest expense. The swap agreements, which mature between May 2004 and July 2005, effectively convert floating rate debt under our credit facility into fixed-rate debt and carry an average fixed interest rate of 7.52% at March 27, 2004. We plan to retain these interest rate swaps and intend to enter into additional interest rate swaps or other interest rate hedging instruments to protect against interest rate fluctuations on our new floating rate debt.

     The senior credit facility requires us to enter into interest rate protection agreements that have the effect of causing the interest on at least half of our total long-term, non-revolving debt to be fixed.

   Currency Risk

     Outside of the United States, we maintain assets and operations in Canada and, to a much lesser extent, China. The results of operations and financial position of our foreign operations are principally measured in their respective currency and translated into U.S. dollars. As a result, exposure to foreign currency gains and losses exists. The reported income of these subsidiaries will be higher or lower depending on a weakening or strengthening of the U.S. dollar against the respective foreign currency. Our subsidiaries and affiliates also purchase and sell products and services in various currencies. As a result, we may be exposed to cost increases relative to the local currencies in the markets in which we sell. Because a different percentage of our revenues is in foreign currency than our costs, a change in the relative value of the U.S. dollar could have a disproportionate impact on our revenues compared to our cost, which could impact our margins.

     A portion of our assets are based in our foreign locations and are translated into U.S. dollars at foreign currency exchange rates in effect as of the end of each period, with the effect of such translation reflected in other comprehensive income (loss). Accordingly, our consolidated stockholder's equity will fluctuate depending upon the weakening or strengthening of the U.S. dollar against the respective foreign currency.

     Our strategy for management of currency risk relies primarily on conducting our operations in a country's respective currency and may, from time to time, involve currency derivatives, primarily forward foreign exchange contracts, to reduce our exposure to currency fluctuations. As of March 27, 2004, we had forward foreign exchange contracts outstanding with a notional principal amount of $0.3 million to hedge our Canadian operations' exposure to currency fluctuations on products purchased from U.S. suppliers.

   Raw Materials Risk

     Our products are made from several basic raw materials, including sand, resin, brass ingot, steel pipe, and scrap steel and iron, whose prices fluctuate as market supply and demand change. Accordingly, product margins and the level of profitability can fluctuate if we are not able to pass raw material costs on to our customers. See "Business--Raw Materials." Historically, we have been able to obtain an adequate supply of raw materials and do not anticipate any shortage of these materials. We generally purchase raw materials at spot prices but may, from time to time, enter into commodity derivatives to reduce our exposure to fluctuation in the price of raw materials. As of March 27, 2004, we had no open contracts to hedge our exposure to price changes of raw materials.

                                    BUSINESS

Overview

     We are a leading North American manufacturer of a broad range of flow control products for use in water distribution networks, water and wastewater treatment facilities, gas distribution systems and piping systems. We maintain a large installed base of products in the United States, including approximately 3 million fire hydrants and 8 million iron gate valves. Our products include hydrants, valves, pipe fittings, pipe hangers and pipe nipples and a variety of related products. We believe we have the broadest product line of any of our competitors and enjoy strong market positions, leading brand recognition and a reputation for quality and service within the markets we serve. For the fiscal year ended September 30, 2003, approximately 75% of our total sales were from products in which we believe we have the #1 or #2 market share in the United States and Canada.

     We believe our network of over 5,000 independent flow control distributors is the largest such distribution network in the United States and Canada. We have strong, long-standing relationships with all of the leading distributors in our industry. The average length of our relationship with our top ten distributors is over 20 years, and we have conducted business with our top three distributors for an average of approximately 25 years. Our sales force of approximately 400 field sales representatives and manufacturer's representatives works directly with municipalities and other end-users as well as with distributors, which market our products to end-users. While most of our products are generally sold through distributors, for most of our hydrant and valve products it is the end-user who either chooses the brand or establishes product specifications, including required approvals from industry standard-setting organizations. We believe our reputation for quality, our large installed base of products and our coordinated marketing approach have helped our products to be "specified" as an approved product for use in most major metropolitan areas throughout the United States.

     We have manufactured industry leading products for almost 150 years and currently operate 30 manufacturing facilities located in the United States, Canada and China. Our production capabilities include foundry operations, machining, fabrication, assembly and testing. We have six foundries that collectively produce cast, malleable and ductile iron products as well as brass products. We utilize technically advanced manufacturing processes, such as lost foam casting and Disamatic automated molding, to ensure high quality products and low manufacturing costs. We continually seek to enhance our manufacturing efficiency and product quality through a program of ongoing operational improvements and upgrades and maintain a dedicated research and development department which enhances our ability to develop new products and to support, modify and improve existing products. For example, we were the first to (1) manufacture equipment to tap water lines under pressure; (2) create the break-away fire hydrant; (3) create the self-lubricating hydrant valve; (4) manufacture fire hydrants using lost foam technology, which produces a higher quality fire hydrant with less manual labor and (5) manufacture a fire hydrant with a reversible main valve, which significantly extends its life.

     We sell our products under several brand names, including Mueller and James Jones for hydrants, gate valves and brass products, Mueller and Henry Pratt for butterfly valves, Hersey for water meters and Anvil for piping system components. We summarize information about our products in the table below.

                                     Total Sales(1)
                                      During Fiscal
                                       Year Ended          Percentage of
             Product               September 30, 2003       Total Sales                    End Use
------------------------------    ---------------------    -------------    -----------------------------------
                                  (dollars in millions)
Hydrants......................            $125.0                13.1%       o   municipal water systems
                                                                            o   commercial and industrial fire
                                                                                protection systems
Water and gas valves and                   381.3                39.8        o   water distribution and
   related products...........                                                  transmission
                                                                            o   water and wastewater
                                                                                treatment plants
                                                                            o   power generation
                                                                            o   natural gas distribution

                                     Total Sales(1)
                                      During Fiscal
                                       Year Ended          Percentage of
             Product               September 30, 2003       Total Sales                    End Use
------------------------------    ---------------------    -------------    -----------------------------------
                                  (dollars in millions)
Pipe fittings and couplings...             177.2                18.5        o   water and gas piping systems
                                                                            o   Heating, ventilation and
                                                                                air conditioning ("HVAC")
                                                                                applications
                                                                            o   plumbing systems
                                                                            o   fire protection piping systems
Pipe nipples and hangers......              88.4                 9.2        o   sprinkler systems
                                                                            o   HVAC applications
                                                                            o   power and petrochemical plants
Purchased and other products..             185.3                19.4        o   water and gas piping systems
                                                                            o   HVAC applications
                                                                            o   plumbing systems
                                                                            o   oil-field services
                                                                            o   fire protection piping systems
                                  ---------------------    -------------
   Total:.....................            $957.2               100.0%

---------------------------------------
(1) Does not include discounts and allowances of $32.1 million which are deducted from total sales to calculate net sales.

Industry Overview

     The North American flow control industry consists of the manufacturers of pumps, valves, fittings, fixtures and seals. Growth in the sectors we serve is influenced largely by the state of the general economy, population growth, new residential and non-residential construction activity and the need to replace, repair and upgrade existing water and wastewater infrastructure. Our sales are substantially driven by new residential and non-residential construction and by infrastructure replacement, repair and upgrades. We estimate that substantially all our sales of piping component products, which represented approximately 42% of our 2003 total sales, are to the non-residential construction market, with the remainder split between the residential construction market and the market for infrastructure replacement, repair and upgrades, accounting for approximately 60% and 40% of such sales, respectively. We anticipate that sales related to infrastructure replacement, repair and upgrade will become a larger portion of the market for water-related flow control products as a result of the continued aging of municipal water systems in the United States and Canada and the increasingly large base of water-related flow control installations.

o In the residential construction market, U.S. housing starts have remained relatively stable from 1998 to 2003, with a low of 1.57 million units in 2000 and a high of 1.85 million units in 2003. While the residential construction market historically has been cyclical, many economists believe that the housing cycle has recently been less volatile as a result of strong demographic trends and changes in the structure of the residential market that have made credit more available throughout the economic cycle.

o Growth in the infrastructure upgrades, repairs and replacement sector is driven primarily by (1) the growing installed base of our products, (2) the age of existing systems, (3) the operating cost of systems, (4) general use of systems, (5) governmental budgetary constraints and (6) changes in federal and state environmental regulations, including, most recently, the Clean Water Act and the Safe Drinking Water Act. Much of the water distribution infrastructure in the United States is considered to be old and in need of updating. In a November 2002 study, the Congressional Budget Office estimated that the average annual spending necessary to upgrade, repair and replace existing water and wastewater infrastructure will be between $24.6 billion and $41.0 billion a year over the next 15 years, which represents a significant increase over the $21.6 billion spent in 1999. We believe spending in this sector has been constrained in recent years as a result of budgetary limitations imposed on state and local governments and the weak economic environment. We expect that the infrastructure upgrades, repairs and replacement sector will likely benefit from an improvement in the overall


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


     economy as state and local governments address deferred infrastructure needs.

o Non-residential construction activity includes (1) public works and utility construction, (2) institutional construction, including education, dormitory, health facility, public, religious and amusement construction, and (3) commercial and industrial construction. In the non-residential building construction market, U.S. non-residential building construction has decreased from $173.1 billion in 2000 to $149.7 billion in 2003 as a result of the recent downturn in the economic cycle, principally relating to reduced office and institutional construction; however, according to the U.S. Census Bureau, spending for non-residential construction increased by 0.6% in the fourth quarter of calendar year 2003 relative to the fourth quarter of calendar year 2002. While office construction remained weak in 2003, construction for health, religious and educational facilities remained steady.

     Our products are sold to a variety of end-user customers including municipalities, publicly and privately-owned water companies, gas utilities and construction contractors. This diverse group of end-users generally purchases our products as well as other flow control products from one or more of the over 5,000 independent distributors to whom we supply. Distributors typically provide a comprehensive line of flow control products on demand as well as important technical and support services to their customers. The competitive environment for independent distributors has been and continues to be characterized by consolidation as distributors seek to broaden their geographical reach and achieve economies of scale. We believe many independent distributors are increasingly seeking to partner with the leading manufacturers of flow control products that offer a broad product range, with strong brands that can support their geographic footprints. Although the flow control products that we manufacture are generally sold through independent distributors to contractors, end-users, such as municipalities, often specify brands to be used based on quality, installed base or industry accepted standards. This specification dynamic elevates the importance of a manufacturer's history, installed base and relationship with end-users of flow control products.

Competitive Strengths

     We possess a number of competitive strengths which have allowed us to develop and maintain our strong market position, including the following:

   Market Leading Brands

     We believe that we are the leading manufacturer in the United States and Canada, based on number of units sold of fire hydrants and water valves, which we market under our Mueller and James Jones brands, and that our installed base of water and gas flow control products, including our Mueller, James Jones, Henry Pratt, Hersey and Anvil brands, is among the largest in the industry with approximately 3 million fire hydrants and 8 million iron gate valves in the United States. For the fiscal year ended September 30, 2003, approximately 75% of our total sales were from products in which we believe we have the #1 or #2 market share in the United States and Canada. We attribute the strength and longevity of our brand names, some of which are almost 150 years old, to our reputation for high quality and engineering excellence across the range of our product offering. We believe that our large installed product base enhances the sale of new and repair parts as water and gas systems are maintained and improved, because end-users generally require compatibility of parts to enhance the integrity of their systems. In addition, as water and wastewater distribution and treatment infrastructure is expanded, we believe that spending on systems upgrades will similarly increase.

   Leading Specification Position

     We believe that, because of our reputation for high quality and our large installed base of products, our products are specified more often than those made by our competitors. While most of our products are generally sold through distributors, for most of our hydrants and valve products it is the end-user who either chooses the brand or establishes product specifications, including required approvals from industry standard-setting organizations. We leverage our strong brand reputation and installed base with a dedicated sales force that works directly with municipalities and other end-users to have our products specified by municipalities when awarding new construction contracts or major repair, replace or upgrade projects. Our strong specification position makes us an attractive supplier for the leading independent distributors and provides us with a stable base of recurring revenue from our existing end-user customers.

   Established, Efficient Distribution Channels

     We are represented in all major markets in the United States and Canada through a network of over 5,000 independent distributors, which we believe is one of the strongest and most extensive distribution networks in the industry. We enjoy long-term relationships averaging over 20 years with each of our top ten distributors, which accounted for approximately 34% of our total sales in 2003 and maintain exclusive distribution agreements in specified territories with most of our distributors of water, wastewater and gas distribution system products. We believe our strong record of maintaining these relationships is attributable to our superior product quality and the technical support we provide to end-users. In addition, we believe the breadth of our product offering and our ability to provide products throughout all of the United States and Canada have enabled us to strengthen our relationships with the leading independent distributors as they seek to simplify their procurement processes and broaden their geographic reach. We believe that our established distribution network has allowed us to develop, maintain and grow our leading market positions, and enables us to achieve rapid market penetration when introducing newly developed or acquired products. We also believe that our extensive distributor network's broad geographic coverage of the United States helps us to mitigate the effects of regional economic downturns.

   Advanced, Low-Cost Manufacturing Capabilities

     We believe our historical capital investment in sophisticated manufacturing technologies helps us reduce the costs of producing our cast, malleable and ductile iron and brass water and gas flow control products. For example, in 1997, we became the first and only company to utilize the lost foam process to manufacture fire hydrants and iron gate valves. Compared to the traditional green sand casting process, lost foam technology results in higher quality products and significantly reduces the manual labor needed to finish cast products. Based on our experience with lost foam, we believe that this process is significantly less costly than the traditional method utilized by our competitors. We recently completed a capital improvement plan, pursuant to which we invested $124.3 million from 2000 to 2002 to implement new low cost manufacturing technologies, including our lost foam casting process and consolidate certain manufacturing facilities, including our Statesboro, Georgia foundry. We believe that the completion of our capital improvement plan has improved the efficiency of our manufacturing processes and the quality of many of our products. We have also adopted sophisticated quality assurance techniques and policies for our manufacturing operations.

   Strong Free Cash Flow Generation

     Our operations generate significant free cash flow which provides us with flexibility in our operating and financial strategy. In the twelve months ended March 27, 2004, we generated $66.7 million in cash from operating activities and incurred $21.0 million in capital expenditures, or 2.0% of our 2003 net sales. We employ a disciplined capital spending program that is designed to achieve favorable returns on investment and have focused on operational improvement in order to expand margins and increase operating cash flow. From our formation in August 1999 through March 27, 2004, we were able to reduce debt by $165.8 million and invest $80.4 million in acquisitions and $159.9 million in capital expenditures through internally generated free cash flow.

   Experienced and Motivated Management Team

     Our management team has a demonstrated track record of delivering superior financial and operational performance by effecting our strategy to drive operational efficiencies, profitably increase revenues and market share, generate substantial free cash flow, and pursue opportunistic strategic acquisitions. Our senior management team averages approximately 20 years of industry experience and 13 years with us. Management has successfully completed a major capital improvement plan and improved results between 2001 and 2003, despite the overall weak economic environment during this period. A substantial portion of our management's bonus and equity award compensation is linked to the achievement of performance targets.

Business Strategy

     Our business strategy is to grow revenues and enhance profitability through the following strategic initiatives:

   Leverage strong distributor channel and specification position.

     For the fiscal year ended September 30, 2003, approximately 75% of our total sales were from products in which we believe we have the #1 or #2 market share in the United States and Canada. We also believe we have developed the leading independent distribution channel and specification position within our segment of the North American flow control industry. As a result, we intend to leverage these key competitive advantages to increase our sales of existing products, introduce new products, and rapidly expand sales of acquired products. For example, in January 2004 we acquired the business and assets of the construction division of Star, a leading importer of malleable iron and grooved fittings produced in China, India and Malaysia and will sell these products through our distribution channels in order to enter the market for lower-cost, foreign-produced products and complement certain of our piping products produced in the United States and Canada.

   Continue to pursue operating improvements.

     We intend to continue to pursue superior product engineering, design and innovation through our state-of-the-art manufacturing processes, ongoing introduction of new products and commitment to supporting and enhancing existing products. We believe our commitment to product quality will allow us to maintain our strong reputation with end-user customers. We employ highly efficient, state-of-the-art manufacturing methods, such as lost foam casting and automated Disamatic mold-making, to enhance product quality and reduce costs. These improvements are part of our continuous improvement operating strategy designed to solidify our position as a low cost domestic producer of flow control products. We will continue to seek opportunities to rationalize our manufacturing facilities, such as our recent consolidation of our Kearny, New Jersey facility and to use our significant manufacturing expertise to further reduce our cost structure.

   Selectively pursue strategic acquisitions.

     Certain segments of the industry in which we compete are fragmented, providing attractive acquisition opportunities. We intend to pursue such acquisition opportunities to complement and expand our product lines, expand our market share, provide substantial synergy opportunities, or provide improved presence in certain under-represented product categories and geographies. We target companies with complementary manufacturing capabilities or complementary products that would benefit from our extensive distribution network or would provide manufacturing cost synergies. Our recent acquisitions include Beck Manufacturing and Merit Manufacturing, each of which is a piping system components manufacturer (2001). Hydro Gate, a sluice gate valve manufacturer
(2001), and Milliken Valve, a plug valve manufacturer (2003). In 2003 we acquired Jingmen Pratt, a machine shop in Hubei Province, China. We intend to use Jingmen Pratt as a vehicle to enter the Chinese flow control market, which we believe represents a future growth opportunity for our products. In addition, in January 2004, we acquired Star, a leading importer of malleable iron and grooved fittings produced in China, India and Malaysia and will sell these products through our distribution channels in order to enter the market for lower-cost, foreign-produced products and complement certain of our piping products produced in the United States and Canada.

Products

     We believe that we are the broadest full-line supplier of flow control products for water and gas distribution systems and piping component systems in the United States and Canada. We manufacture more than 72,000 flow control products, ranging from fire hydrants to 1/8 inch pipe fittings that connect pipes together to 10 foot engineered valves for water and gas systems. Our principal products are fire hydrants, water and gas valves, and a complete range of pipe fittings, couplings, hangers and nipples. Our products are designed, manufactured and tested in compliance with industry standards.

     Our water products are used throughout a community helping to move water from its source through the distribution pipeline to the water treatment plant, to the street-side mains into the home, and then from the home through the sewers to the wastewater treatment plant. In addition, our products are used for commercial purposes, including fire protection, plumbing and HVAC applications and various natural gas applications.

     Fire Hydrants. With our approximate 40% market share, we believe we are the #1 manufacturer in the estimated $298 million U.S. and Canada dry-barrel fire hydrant sector of the flow control market. New fire hydrant and fire hydrant part sales accounted for approximately $115.1 million, $122.7 million and $125.0 million of our total sales in 2001, 2002, 2003, respectively. Fire hydrants are sold for new construction as well as infrastructure rehabilitation projects.

     Our fire hydrants consist of an above-ground fire hydrant and a below-ground cast iron pipe that connects to a water main. In our dry-barrel hydrants, the valve connecting the barrel of the hydrant and the water main is located below ground at or below the frost line, which keeps the hydrant "dry" and the water source deep enough to ensure that the water does not freeze. We market our dry-barrel fire hydrants with the Mueller brand name in the United States and the Mueller and Canada Valve brand names in Canada, and manufacture them in our Albertville, Alabama and Milton, Ontario facilities. We also make a limited number of wet barrel hydrants, where the valve is placed inside the above-ground hydrant and the barrel contains water in it all times. Wet barrel hydrants are made for the California and Hawaii markets and sold under the James Jones brand name.

     Most municipalities have a limited number of hydrant brands that are approved for installation within their system due to the need to maintain inventories of spare parts for emergency repairs and the desire to ensure a uniform system. We believe that our large installed base of hydrants throughout the United States and Canada and our reputation for superior quality and performance, together with our incumbent specification position, have contributed to our leading market share. Our large installed base also leads to substantial recurring revenue from spare parts.

     We believe that our fire hydrants are superior in quality to those made by our competitors. In particular, our fire hydrants (1) are continually self-lubricating to ensure easy operation when needed, (2) have reversible main valves for ease of maintenance and longer life and (3) high flow rates for minimum flow loss at maximum flow velocity.

     Water and Gas Valves and Related Products. We believe we have the broadest product line of valves for residential water and gas systems and that we are the #1 manufacturer of butterfly valves and #2 manufacturer of water gate valves in the United States and Canada. Water and gas valves and related products accounted for approximately $337.4 million, $353.1 million, and $381.3 million of our sales in 2001, 2002, and 2003, respectively. Our significant industry-leading market position is the result of our strong brand recognition, superior quality and specification acceptance.

     All of our valve products are used to control transmission of potable water, non-potable water or gas. Our product line includes butterfly, gate, tapping, check, plug and ball valves. Water valve products range in size from 2 inches to 10 feet. The smaller iron gate-type valves are produced by our Chattanooga, Tennessee plant and the larger iron AWWA--butterfly valves are produced by our Henry Pratt subsidiary in Aurora and Dixon, Illinois, Denver, Colorado, Hammond, Indiana and Bethlehem, Pennsylvania. Brass valves are produced in our Decatur, Illinois and El Monte, California plants. Most of these valves are used in water distribution and transmission or water and wastewater treatment applications. We use our lost foam technology for a new ductile iron casting line in our Chattanooga, Tennessee facility for our iron valves. We believe that ductile iron valves will increasingly become the industry standard and that our ductile iron casting line will ensure that we maintain our competitive strength in water valves.

     We produce small iron valves, meter bars, and line stopper fittings for use in gas systems in our Decatur, Illinois and Brownsville, Texas plants. We also manufacture machines and tools for tapping, drilling, extraction, installation and stopping-off. These machines and tools are designed to work with our water and gas fittings and valves as an integrated system. We believe that we are the second largest manufacturer in the line stopper fittings and machines sector in the United States and Canada.

     Other Water and Wastewater Products. Other products manufactured and sold by Mueller Co. include: pipe repair products, such as repair clamps and couplings used to repair leaks in water and gas distribution systems; municipal castings, such as manhole covers and street drain grates; and patterns used by the foundry and automotive industries. We market these products under the Mueller, Mueller Canada, James Jones, and Viking Johnson brand names. These products accounted for $39.1 million, $45.2 million and $45.2 million of our sales in 2001, 2002 and 2003, respectively.

     Pipe Fittings and Couplings. We are one of only two significant manufacturers of pipe fittings and couplings in the United States and Canada. Pipe fittings and couplings join two pipes together. Listed below are the four primary categories of pipe fittings and couplings that we manufacture.

     Malleable Iron Fittings and Unions. Malleable iron fittings and unions accounted for sales of $78.9 million, $73.8 million and $68.9 million in 2001, 2002, 2003, respectively. Malleable iron is a cast iron that is heat-treated to make it stronger, which allows us to use a thinner wall and results in a lighter product. Malleable iron is primarily used to join pipe in various gas, plumbing and HVAC applications. We manufacture these products at our Columbia, Pennsylvania facility.

     Cast Iron Fittings. Cast iron fittings accounted for approximately $39.8 million, $36.2 million and $31.8 million of our sales in 2001, 2002, 2003, respectively. Cast iron is the most economical threaded fittings material and is typically used in low temperature, low pressure applications such as sprinkler systems and other fire protection systems. We manufacture cast iron fittings primarily in our Columbia, Pennsylvania foundries. We believe that approximately 75% of our cast iron product is used in the fire protection industry, with the remainder used in steam and other HVAC applications.

     Threaded Steel Pipe Couplings. We believe that we are the #1 manufacturer of threaded steel pipe couplings in the United States and Canada. Threaded steel pipe couplings accounted for sales of $8.5 million, $26.1 million and $24.5 million in 2001, 2002 and 2003, respectively. Threaded steel pipe couplings are used in the plumbing and electrical markets to join pipe and conduit and by pipe mills as threaded end protectors. We manufacture steel couplings at our Waynesboro, Pennsylvania and Simcoe, Ontario facilities.

     Grooved Products. We believe we are the #2 manufacturer of grooved products in the United States and Canada. Sales of grooved products were approximately $51.9 million, $47.4 million, and $52.0 million in 2001, 2002, 2003, respectively. Unlike typical pipe connections, where pipes are connected by screwing them into a fitting or welding them together, grooved products use a threadless pipe-joining method that does not require welding. In our typical grooved couplings and fittings, the ends of the connecting pipes are grooved and joined in place by a rubber gasket that is anchored by a ductile iron housing and secured by threaded fasteners. We manufacture our grooved couplings and fittings under the Gruvlok name in our Columbia, Pennsylvania foundry. Our Gruvlok brand grooved products are our fastest growing product area among pipe fittings and couplings products, and is one key product focus for future growth. In addition, we purchase privately labeled products to complement our grooved product offerings including grooved copper and stainless steel fittings and butterfly valves. These additional purchased products complement our offering of grooved products and enable us to better serve our customers' project requirements. Purchased products accounted for $11.9 million, $12.5 million and $15.1 million of Gruvlok sales in 2001, 2002 and 2003, respectively. Tyco distributes our Gruvlok products on an exclusive basis in Europe, Asia and Latin America.

     Pipe Hangers. We believe we are the #2 manufacturer of pipe hangers in the United States and Canada. Our annual hanger sales were approximately $46.3 million, $44.7 million and $42.3 million in 2001, 2002, 2003, respectively. Pipe hangers provide support for pipes and are used in sprinkler systems, HVAC applications and in power and petrochemical plants. We manufacture our standard pipe hangers in Henderson, Tennessee and Columbia, Pennsylvania and we produce special order, or engineered, pipe hangers in North Kingston, Rhode Island. We have retained a strong core engineering staff and believe that we are the leader in technical competency in this particular sector.

     Pipe Nipples. We believe we are the #1 manufacturer of pipe nipples in the United States and Canada. Sales of pipe nipples were approximately $24.8 million, $39.1 million and $46.1 million in 2001, 2002, 2003, respectively. Pipe nipples are used to connect pipes. The pipe nipple product line is a complementary product offering and is packaged (1) with cast iron for the fire protection market, (2) with malleable iron for the industrial market, (3) with our forged steel product line and (4) as a general plumbing market item. Approximately 5.2% of our pipe nipples are sold in the do-it-yourself hardware market. In recent years we have focused our sales more exclusively on those customers who prefer to purchase materials from a domestic source, as both our foundries in the United States and Canada use domestic raw materials.

     We increased our pipe nipple production by 57.4% through the 2001 acquisition of Beck Manufacturing. We produce the majority of our pipe nipple products at Beck Manufacturing's facilities in Greencastle, Pennsylvania and Santa Fe Springs, California. Seamless pipe nipples are produced at our Longview, Texas facility. Pipe nipples for the Canadian market are manufactured at our Simcoe, Ontario facility.

     Purchased and Other Products. In addition to our key products that we have described above, we sell (1) products that we purchase from third parties and
(2) many other products that we manufacture, including (A) oilfield products, including forged steel pipe fittings, hammer unions, bull plugs and swage nipples which are used to connect pipes in oil and gas applications and (B) electrical products, including PVC conduit couplings and elbows used to carry wire and cable in electrical applications. Sales of purchased products by our Anvil segment were approximately $92.6 million, $85.3 million, and $86.4 million in 2001, 2002, 2003, respectively, and sales of our other manufactured products were approximately $52.8 million, $52.2 million and $53.8 million in 2001, 2002 and 2003, respectively.

Customers

     Our products are sold to a wide variety of end-users, including municipalities, publicly and privately owned water and waste water utilities, gas utilities and construction contractors. Our products are usually purchased from us by our distributors; distributors then sell our products to contractors who have won a contract to construct, replace or upgrade a water, wastewater or gas system for an end-user or non-residential facility. In some cases, end users, including municipalities and utilities, buy products directly from us, most often as part of a program to repair, replace or upgrade existing infrastructure. Sales of our water and gas distribution system products and our grooved products are heavily influenced by the specifications in those contracts. Our sales force calls on municipalities, water companies and other end-users to ensure that our products, or the corresponding quality standards, are specified. In addition, to ensure consistency, municipalities often require that contractors use the same products that have been historically used in that municipality. We believe that our large installed base of products leads to repeat purchases by end-users and therefore provides us with a significant competitive advantage; however, we actively pursue opportunities with end-users which have not previously specified our products. Sales of our remaining products are generally influenced by the distributors, as customers will buy from a distributors' available offering based on price and quality.

     We are not dependent upon a small number of end-users as customers and no single end-user customer accounted for more than 3.3% of our revenue in 2003.

Distribution

     We have developed what we believe to be one of the strongest sales and distribution organizations in the water and gas distribution segment of the flow control industry, consisting of the leading independent flow control distributors as well as approximately 400 highly effective field sales representatives and manufacturer's representatives and customer support capabilities.

     Substantially all of our products are sold to independent distributors throughout the United States and Canada, who in turn sell those products to contractors performing work for end-users. We also sell directly to a limited number of contractors, municipalities and gas companies.

     Our distribution network includes approximately 5,000 distributors that cover all of the major markets in the United States and Canada. We typically do not have long-term contracts with our distributors, although we have long-term relationships with most of our top distributors. We have strong, long-standing relationships with all of the leading distributors in our industry and maintain exclusive distribution agreements in defined territories with most of our distributors of water, wastewater and gas distribution system products. The average length of our relationship with our top ten distributors is over 20 years, and we have conducted business with our top three distributors for an average of approximately 25 years. Approximately 34% of our sales in 2003 were to our top ten distributors. See "Risk Factors--Risks Relating to Our Business--We are dependent upon a group of distributors for a significant portion of our sales." The distributors in our industry have been consolidating in recent years. We believe many independent distributors are increasingly seeking to partner with the leading manufacturers of flow control products that have a broad product offering and strong brands. We believe that our strong relationship with those distributors is a significant competitive strength as the consolidation effected by those distributors has strengthened their, and, consequently, our, market position. Our top three distributors are growth-oriented companies that have been among the leaders in this consolidation trend. We believe that our strong specification position makes it less likely that distributors would cease selling our water and gas distribution system products. As demand for a majority of our products is principally driven by end-user requirements, we believe that we would be able to find other distributors to sell such products if our current distributors chose not to sell such products.

     We employ a sales force of approximately 400 field sales representatives and manufacturer's representatives. Our sales force calls directly on end-users of our products in order to ensure that our products continue to be specified in end-user contracts. See "--Customers."

     We generally ship our water and gas distribution system products, including hydrants and water and gas valves, directly to distributors carrying these products from our plant. However, we generally ship our piping component systems products, including pipe fittings, couplings, hangers and nipples, from our plants to four regional service centers that we operate in the United States and we ship products from these distribution centers to distributors carrying these products. Our regional service centers are strategically located to provide 24-hour delivery to the majority of our piping component systems customers. In addition, we operate 24 smaller warehouses throughout the United States and Canada to support our piping component systems operations. We have historically stocked some products manufactured by third parties in these distribution centers in order to provide a broader product offering. We reduced the scope of our offering of purchased products, which are lower margin, in the United States following our acquisition by our current equity owners. We continue to sell a broad range of purchased products in Canada. Management believes approximately 20% of the products sold in our U.S. distribution centers in each of 2001, 2002 and 2003 were manufactured by third parties.

     Our backlog is not significant due to our ability to respond adequately to customer requests for product shipments. We generally manufacture our products from raw materials in stock and deliver them to customers within approximately two weeks from receipt of the order, depending upon customer delivery specifications.

Manufacturing

   Facilities

     We operate 30 highly automated, state-of-the-art manufacturing facilities in the United States, Canada and China. Our manufacturing operations include foundry, machining, fabrication, assembly, testing and painting operations. We have invested heavily to upgrade and support our manufacturing operations, and we believe those investments in state-of-the-art, efficient manufacturing processes such as lost foam manufacturing, Disamatic molding lines, and specialized machining capabilities have positioned us as a low-cost producer in our industry.

     We typically operate our facilities five days a week, with two manufacturing shifts and one maintenance shift per day. Generally, each facility is shut down approximately two weeks per year for maintenance, refurbishment and traditional vacation periods. We believe that our existing manufacturing capacity is sufficient for our near-term capacity requirements and we have no current plans to expand capacity.

     Since our formation in 1999, we have undertaken a number of initiatives to rationalize our Anvil operations including the shut down of our Statesboro, Georgia facility and consolidation of its activities into our Columbia, Pennsylvania foundry, the consolidation of our pipe nipple production from our Henderson, Tennessee facility to our Greencastle, Pennsylvania and Longview, Texas facilities, the shut down of our Kearny, New Jersey facility and consolidation of its activities into our Greencastle, Pennsylvania facility and the shut down and liquidation of our Beck facility in Mexico.

   Process

     We manufacture our finished products in a series of steps through which iron or brass castings are matched with other components to produce finished products ready for shipment to our customers or distribution centers.

     We use two primary casting techniques, green sand and lost foam. The green sand casting process begins with a metal, wood or urethane pattern which is used to make an impression of the product to be cast in a mold made primarily of sand. Cores, also made primarily of sand, are used to make the internal cavities and openings in a casting product. Once the casting impression is made in the mold, the cores are set into the mold and the mold is closed. Molten metal is then poured into the mold, filling the mold cavity and taking on the shape of the desired casting product. Once the metal has solidified and cooled, the mold is shaken from the casting and the sand is discarded.

     In 1997, we became the first and only company to utilize the lost foam process to manufacture fire hydrants. In the lost foam process, computer controlled equipment is used to create an exact replica of the finished product out of polystyrene. This polystyrene mold is then coated in a heat-resistant material, placed in a metal container and covered with sand. Molten metal is then poured into the mold, evaporating the foam and filling the heat-resistant coating. Once the poured hydrant is cooled, the heat-resistant coating is then broken off, leaving just the cast hydrant.

     At present, we utilize the lost foam technology for hydrants in our Albertville, Alabama facility and for gate valve production in our Chattanooga, Tennessee facility. The lost foam process has several advantages over the green sand process for high-volume products, including the need for less manual finishing, lower scrap levels and the ability to reuse the sand. Based on our experience with lost foam, we believe that this process is significantly less costly than the traditional method utilized by our competitors. The selection of the appropriate casting method, pattern, core-making equipment, sand and other raw materials depends on the final product and its complexity, specifications, and function as well as intended production volumes. Because the casting process involves many critical variables, such as choice of raw materials, design and production of tooling, iron chemistry and metallurgy, and core and molding sand properties, it is important to monitor the process parameters closely to ensure dimensional precision and metallurgical consistency. We will continue to use the green sand casting process for products when we believe it is the most appropriate process based on the above parameters.

   Quality Assurance

     Constant testing and monitoring of the manufacturing process is important to maintain product quality. We have adopted sophisticated quality assurance techniques and policies for our manufacturing operations. During and after the casting process, we perform numerous tests, including tensile, proof-load, radiography, ultrasonic, magnetic particle and chemical analysis. We utilize statistical process controls to measure and control significant process variables and casting dimensions and we strive to maintain systems that provide for continuous improvement of operations and personnel, emphasize defect prevention and reduce variation and waste in all areas.

Raw Materials

     Our products are made from several basic raw materials, including sand, resin, brass ingot, steel pipe, and scrap steel and iron. These materials are readily available and are competitively priced. Historically, we have been able to obtain an adequate supply of raw materials and do not anticipate any shortage of these materials. No one supplier accounted for more than 10% of our raw materials purchases in 2003.

     We generally purchase raw materials at spot prices and do not hedge our exposure to price changes. Our business could be adversely affected by increases in the cost of our raw materials, as we may not be able to fully pass these costs on to our customers. From March 2002 to December 2003, the United States imposed tariffs on imported steel and steel pipe, which are raw materials for pipe nipples and hangers, sales of which represent approximately 9% of our revenues. The tariffs along with a consolidation of capacity in the steel pipe manufacturing industry resulted in an approximate 17% increase in the price of steel pipe from a pre-tariff price of $552 per ton to

$645 per ton, the price of steel pipe when the tariffs were removed. To offset this increase we raised the price of our products; however, our price increases lagged the increases in the price of steel which, in turn, adversely affected our results. Although the tariffs on imported steel were removed in December 2003, prices have not decreased to pre-tariff levels as foreign producers had shifted to customers outside the United States, causing supply shortages. We can give no assurances that tariffs will not be re-imposed or imposed on other materials that we use to produce our products or that steel prices will return to pre-tariff levels. In addition, increased worldwide demand for steel scrap, the raw material from which our threaded and grooved pipe fittings are made, has increased the spot price of steel scrap from approximately $140 per ton in December 2002 to $225 per ton in January 2004. Steel producers have also announced that they intend to further raise prices in 2004. Management estimates that raw materials accounted for approximately 15% of our cost of goods sold in each of 2001, 2002 and 2003.

Research and Development

     We have a dedicated team of research and development ("R&D") professionals, who focus on the development of new products as well as on the support, modification and improvement of existing products. Presently, we employ 9 degreed engineers dedicated to R&D activities. Our R&D effort is operated out of our facility in Smithfield, Rhode Island.

     Ideas are generated by manufacturing, marketing or R&D personnel. In order for a project to move beyond the idea stage, all three disciplines must agree on the suitability of the product and determine an estimated payback. After the approval, it typically takes 6 to 12 months to tool, test and start production. The R&D team typically works on various products at one time. We spent approximately $4.4 million, $3.5 million, and $5.2 million on R&D activities in 2001, 2002 and 2003, respectively.

Patents, Licenses and Trademarks

     At present, we have a significant number of active patents and trademarks relating to the design of our products. We have followed a policy of seeking patent protection both inside and outside the United States for products and methods that appear to have commercial significance. Most of the patents for technology underlying our products have been in the public domain for many years, and existing third-party patents are not considered, either individually or in the aggregate, to be material to our business. However, the pool of proprietary information, consisting of know-how and trade secrets relating to the design, manufacture and operations of our products is considered particularly important and valuable. Accordingly, we protect this proprietary information. We generally own the rights to the products that we manufacture and sell and are not dependent in any material way upon any license or franchise to operate.

Competition

     The domestic and international markets for flow control products are competitive. However, for most of our product offerings, there are only a few competitors. Although many of our competitors are well-established companies with strong brand recognition, we believe that we maintain a strong competitive position for each of our key product offerings. Management believes the competitive environment for most of our products is mature and stable with limited movement in market share over time. Management considers product quality and service, brand reputation, price, effectiveness of distribution and technical support to be the primary competitive factors.

     We face increasing competition for our Anvil malleable iron and cast iron pipe fittings and couplings. We compete in the market for piping component products which are principally used in mechanical applications, such as HVAC systems, and fire protection applications, such as sprinkler systems. We estimate that 70% of our piping component products are used in mechanical applications and the remainder in fire protection systems. Anvil has been adversely impacted by increased foreign competition with respect to fire protection products. These products compete primarily on price and are sold at lower prices by foreign manufacturers. Although imported products have been accepted in certain applications, many municipalities, end-users, and contractors require the use of domestically manufactured products in their projects. Those products face competition from a variety of U.S. and Canadian-based manufacturers and increasing competition from lower-cost manufacturers in a number of countries, including China, India, Malaysia, Brazil, Mexico, Thailand, Japan and others. Over the past two years we have successfully petitioned the International Trade Commission and the Department of Commerce to impose anti-dumping duties on certain malleable and non-malleable pipe fitting products imported from China. Our business is very competitive and there is no assurance that the anti-dumping duties imposed will be sufficient to reverse or retard the subsidized imports from China. In addition to our recent efforts in the application of anti-dumping laws related to malleable and cast iron products, we are also exploring the application of these laws to pipe nipple imports from China and the possibility of filing administrative appeals to have the anti-dumping duty margins on malleable and cast iron increased. See "Risk Factors--Risks relating to our business--Our industry is very competitive."

     As part of our strategy to complement our existing piping component product offerings, we recently acquired Star Pipe, Inc., an importer of iron and grooved fittings produced in China, India and Malaysia. We believe that our acquisition of Star will allow us to enter the market for lower cost, foreign-produced fire protection products and grow our overall market share.

Properties

     The following chart describes our principal manufacturing properties.

                                                                                             Size         Owned or
        Location                       Activity                     Major Products          (sq. ft.)      Leased
----------------------    ----------------------------------   --------------------------   ---------     --------
Albertville, AL.......    Foundry, fabrication, machine shop   Fire hydrants, related        417,000      Leased
                                                               parts
Aurora, IL............    Fabrication, machine shop            Butterfly valves, ball        157,380      Owned
                                                               valves
Aurora, OH............    Pipe cutting, machine shop           PVC couplings, PVC elbows      39,650      Leased
Bethlehem, PA.........    Fabrication, machine shop            Plug valves                    37,500      Leased
Brownsville, TX.......    Machine shop                         Gas valves and meter bars      48,540      Leased
Chattanooga, TN.......    Foundry, fabrication, machine shop   Iron gate valves,             578,164      Owned
                                                               tapping sleeves
Cleveland, NC.........    Machine shop                         Water meters                  190,000      Owned
Cleveland, TN.........    Fabrication, machine shop            Repair clamps, service         70,000      Owned
                                                               saddles
Columbia, PA..........    Foundry, galvanizing, painting,      Threaded fittings             663,000      Owned
                          assembly, machine shop               (malleable iron and cast
                                                               iron), malleable iron
                                                               unions, Gruvlok(R),
                                                               ductile hangers
Decatur, IL...........    Foundry, fabrication, machine shop   Brass water valves and        443,000      Owned
                                                               couplings, tapping
                                                               machines and tools, gas
                                                               line stopper fittings
Denver, CO............    Fabrication, machine shop            Sluice gates                  109,383      Leased
Dixon, IL.............    Fabrication, machine shop            Butterfly valves              188,368      Owned
El Monte, CA..........    Foundry, fabrication, machine shop   Brass service valves and       64,000      Owned
                                                               fittings, wet barrel
                                                               fire hydrants
Fort Worth, TX........    Forming                              Forged steel fittings          33,000      Owned
Greencastle, PA.......    Bending, pipe cutting, machine       Steel pipe nipples,           132,743      Owned
                          shop                                 steel conduit elbows
Hammond, IN...........    Fabrication, machine shop            Valve repair                   51,160      Owned
Henderson, TN.........    Stamping, fabrication, assembly,     Pipe hangers                  236,479      Owned
                          machine shop
Houston, TX...........    Machine shop                         Swage nipples, bull plugs      45,988      Owned
Jingmen, China........    Machine shop                         Machined castings             154,377      Owned
Longview, TX..........    Assembly, machine shop               Forged steel fittings,        106,000      Owned
                                                               Catawissa hammer unions,
                                                               seamless nipples
Milton, Ontario.......    Machine shop                         Fire hydrants, gate           127,000      Leased
                                                               valves, brass valves,
                                                               gas valves, butterfly
                                                               valves
Modern Pattern, TN....    Machine shop                         Foundry patterns               26,500      Leased
Murfreesboro, TN......    Fabrication, machine shop            Meter yokes, meter pits        12,000      Leased
North Kingstown, RI...    Painting, fabrication, assembly,     Engineered pipe supports      121,000      Leased
                          Machine shop
Pottstown, PA.........    Forming, fabrication, assembly,      Tee-Lets, drop nipples         46,000      Owned
                          Machine shop
Salem, VA.............    Fabrication                          Controls                        5,250      Leased
Santa Fe Springs, CA..    Pipe cutting, machine shop           Steel pipe nipples             53,051      Leased
Simcoe, Ontario.......    Fabrication, machine shop            Forged steel couplings,       117,000      Owned
                                                               pipe couplings, pipe
                                                               nipples
St. Jerome, Quebec....    Foundry, machine shop                Municipal castings             63,521      Owned
Waynesboro, PA........    Pipe cutting, machine shop           Steel couplings                72,836      Owned

     The term of the lease for our Bethlehem property will expire November 31, 2005. Our other leased properties have terms that expire between November 2005 and February 2009.

     We also operate four leased regional distribution centers in the United States for our Anvil products. See "--Distribution." The U.S. centers are located in University Park, Sparks, Bristol and Grand Prairie and have lease terms that expire between January 2006 and December 2013. In addition, we operate 24 smaller warehouses throughout the United States and Canada to support Anvil's operations.

     We consider our plants and equipment to be modern and well-maintained and believe that, as a result of the completion of our capital improvement program, our plants will have sufficient capacity to meet our present and future needs. All of our domestic facilities, leases and leasehold interests will be encumbered by liens securing our obligations under the senior credit facility and the secured notes.

Employees

     We employ approximately 5,200 people, of whom approximately 86% work in the United States. The hourly employees at our principal U.S. manufacturing plants and foundries in Albertville, El Monte, Aurora, Decatur, Dixon, Columbia, Chattanooga and Henderson are represented by unions, as are the hourly employees at two of our four distribution centers. Our operations in Canada at St. Jerome and at Simcoe are also unionized.

     The contracts with our union employees at our four largest manufacturing facilities are timed to expire in different years. Albertville in September 2004, Columbia in April 2005 (an agreement with a relatively small union at our Columbia facility expires in May 2004), Chattanooga in September 2006 and Decatur in June 2007. The contracts with our union employees in El Monte and Simcoe expire in July and November 2005, respectively, Dixon in March 2006, and Aurora and Henderson in August and December 2007, respectively.

     In addition, Anvil currently has unionized workers in its Bloomington, Bristol, Cincinnati, Taylor, Portland and University Park warehouse facilities. The union contracts with our employees in Bloomington, Taylor and Portland will expire in March, September and November 2004, respectively, University Park in April 2005, and Cincinnati and Bristol in June and July, 2006, respectively.

     The Company believes that relations with its employees, including those represented by unions, are good. The last major union strike was in October 1987.

Legal Proceedings

     We are involved in various legal proceedings which have arisen in the normal course of our operations, including the proceedings summarized below. Other than the litigation described below, we do not believe that any of our outstanding litigation would have a material adverse effect on our business, operations or prospects. In the Acquisition Agreement pursuant to which the DLJ Merchant Banking funds acquired Mueller, Tyco agreed to indemnify Mueller Holdings and its affiliates for all "Excluded Liabilities". Excluded Liabilities include, among other things, substantially all liabilities relating to the time prior to the closing of DLJMB's acquisition of Mueller. The indemnity survives indefinitely and is not subject to any deductibles or caps. However, we may be responsible for these liabilities in the event that Tyco ever becomes financially unable to, or otherwise fails to comply with, the terms of the indemnity. In addition, Tyco's indemnity does not cover environmental liabilities to the extent caused by our company or the operation of our business after the acquisition, nor does it cover environmental liabilities arising out of operations at sites acquired after August 1999.

     Mueller Co. and its subsidiary James Jones Company received notice in November 2002 that they may be named defendants in a case under Proposition 65, a California law that, among other things, requires companies doing business in California to avoid discharges of certain chemicals into drinking water. The law permits private parties to bring an action in the public interest against alleged violators, provided that plaintiffs must provide written notice to intended defendants at least 60 days prior to initiating litigation. Mueller Co. and James Jones Company have received the required statutory notice. The plaintiff alleges that the brass valves manufactured by the companies discharge lead into drinking water, in violation of Proposition 65. The plaintiff's current settlement demand would require the companies to cease manufacturing, marketing or distributing brass valves in California that discharge lead above certain threshold limits.

     James Jones Company and its former parent company are defendants in a false claims lawsuit in which a former James Jones Company employee is suing on behalf of cities, water districts and municipalities. The employee alleges that the defendants sold allegedly non-conforming public water system parts to various government entities. The lawsuit seeks consequential damages, penalties and punitive damages. Mueller Co., which had also been named as a defendant, brought a summary judgment motion and was dismissed from this litigation in January 2004. Any liability associated with the lawsuit is covered by the Tyco indemnity, and the defense is being paid for and conducted by Tyco.

     Mueller Co. is currently a defendant in seven cases alleging asbestos exposure. Henry Pratt Company is a defendant in eight asbestos lawsuits in connection with its sale of gaskets containing asbestos and valves packaged in asbestos containing material. Anvil is a defendant in three asbestos lawsuits in connection with the sale of pipes and gaskets allegedly containing asbestos and fittings allegedly packaged in asbestos containing material. Any liability associated with these lawsuits is covered by the Tyco indemnity, and the defenses are currently being conducted by Tyco.

     Anvil has responded to certain claims concerning the failure of its Gruvlok product, predominantly in hot water copper systems. The failures have involved rubber gasket material becoming cracked on the inside surface. The Company has responded by replacing defective products with new products containing rubber gaskets with modified chemistry. Any liability associated with these claims would be expected to be covered by the Tyco indemnity.

     Mueller Co. and its wholly-owned subsidiary Mueller International, Inc. have sued a competitor, U.S. Pipe & Foundry Co., for infringement and dilution of Mueller's federally registered and common-law trade dress for fire hydrants. Mueller is vigorously prosecuting this action, and has succeeded in obtaining a preliminary injunction against U.S. Pipe. U.S. Pipe has counterclaimed against Mueller, asserting three claims: (1) a declaratory judgment seeking a ruling as to whether a new hydrant design violates Mueller's trade dress; (2) a claim of interference with contract; and (3) a claim of interference with advantageous business relations. U.S. Pipe's declaratory judgment has been denied.

     Hersey Meters is subject to warranty claims related to sales of water meters that can be read remotely by hand-held or drive-by electronic readers. Radio transmitters that Hersey Meters purchased from one of its third party vendors and wires to certain of its remotely-read water meters have demonstrated a high failure rate and actions to correct the problem have been only partially effective. Although we continue to work with the third party vendor to correct the problem, it may be necessary to replace the third party vendors' radio transmitters. We believe that the total cost to us would not exceed $6.0 million.

     On March 31, 2004, Anvil International entered into a consent order with the Georgia Department of Natural Resources regarding various alleged hazardous waste violations at Anvil's formerly operated Statesboro, Georgia site. Pursuant to the consent order, Anvil has agreed to pay a settlement amount of $100,000, comprised of a $50,000 monetary fine and $50,000 towards a supplemental environmental project. Anvil has also agreed to perform various investigatory and remedial actions at the site and its landfill. While the ultimate investigatory and remedial costs are currently unknown, based on currently available information the total costs are estimated to be between $0.3 million and $0.5 million. A reserve of $0.3 million has been accrued as of March 27, 2004.

Environmental Matters

     In the Acquisition Agreement pursuant to which the DLJ Merchant Banking funds acquired Mueller in August 1999, Tyco agreed to indemnify Mueller Holdings and its affiliates for all "Excluded Liabilities". Excluded Liabilities include, among other things, substantially all liabilities relating to the time prior to the closing of DLJMB's acquisition of Mueller. The indemnity survives indefinitely and is not subject to any deductibles or caps. However, we may be responsible for these liabilities in the event that Tyco ever becomes financially unable to, or otherwise fails to comply with, the terms of the indemnity. In addition, Tyco's indemnity does not cover environmental liabilities to the extent caused by our company or the operation of our business after the acquisition, nor does it cover environmental liabilities arising out of operations at sites acquired after August 1999.

     We are subject to various laws and regulations relating to the protection of the environment and human health and safety. These laws relate to, among other things, the use, storage, discharge and disposal of regulated substances and waste water generated during our manufacturing processes and require reporting of the storage and use of regulated substances to various local and federal authorities. As a result, we are required to obtain and maintain air, storm water, waste water and other permits at many of our facilities, and make certain regular reports relating to our operations. We cannot assure you that we have been and will be at all times in compliance with all of these requirements, including reporting obligations and permit restrictions, or that we will not incur material fines, penalties, costs or liabilities in connection with such requirements or a failure to comply with them. While we currently incur capital and other expenditures to comply with these environmental laws, these laws may become more stringent and our processes may change, therefore the amount and timing of such expenditures in the future may vary substantially from those currently anticipated.

     Some environmental laws require investigation and cleanup of environmental contamination at properties we now or previously owned, leased or operated or at which our waste was disposed of or released. Some of our operations (in particular, operations at our manufacturing facilities) have been conducted at their current locations for many years. The processes at these and our other facilities currently and historically have involved the storage and use of regulated substances on-site or in underground storage tanks and the related generation of solid and hazardous waste disposed of off-site or in on-site solid waste landfills. Remediation projects are being undertaken at a handful of our sites by third parties who have indemnified us. We may be required to conduct and pay for these or other remedial activities in the future, and also may be subject to claims for property damage, personal injury, natural resource damages or other issues as a result of such matters. See "--Legal Proceedings" for further details.

     In addition, we have received notices from third parties or governmental agencies of liability or potential liability in connection with our disposal of solid and hazardous substances relating to our current and former operations. While we currently anticipate that expenditures relating to these sites will not be material, we may receive additional notices and the amount and timing of expenditures relating to known or unknown sites may vary substantially from those currently anticipated.

     The EPA issued on April 22, 2004 a final NESHAP under the federal Clean Air Act for iron and steel foundries. The NESHAP for iron and steel foundries will require reductions in hazardous air pollutant emissions from the industry. While we are in the process of analyzing the impact these standards may have on us and our financial results, we expect we may need to incur additional and possibly material costs to comply with the regulation, with respect to our Albertville, Alabama, Columbia, Pennsylvania and Chattanooga, Tennessee facilities. See "Risk Factors--We may be adversely affected by environmental, health and safety laws and regulations," "Risk Factors--Risk relating to our business-Our brass products contain lead, which may be banned in the future" and "Risk Factors--Risk relating to our business-Certain of our products may not be in compliance with NSF standards, which could limit the ability of municipalities to buy our products".

Regulatory Matters

     The production and marketing of our products is subject to the rules and regulations of various federal, state and local agencies, including laws governing our relationships with distributors. Regulatory compliance has not had a material effect on our results to date. We are not aware of any pending legislation that is likely to have a material adverse effect on our operations. See "--Legal Proceedings," "Risk Factors--Risk relating to our business--Our brass products contain lead, which may be banned in the future" and "Risk Factors--Risk relating to our business--Certain of our products may not be in compliance with NSF standards, which could limit the ability of municipalities to buy our products".

                                   Management

     The following table sets forth the name, age and position of each of our executive officers and directors.

        Name             Age                      Position
----------------------   ---     -----------------------------------------------
Dale Smith............   59      President, Chief Executive Officer and Director
Darrell Jean..........   45      Vice President and Chief Financial Officer
George Bukuras........   47      Vice President, General Counsel, Chief
                                 Compliance Officer and Secretary
Thomas Fish...........   49      President, Anvil International
Doyce Gaskin..........   48      Vice President, Manufacturing
Thompson Dean.........   45      Chairman of the Board of Directors
Joseph Lucke..........   33      Director
Charles Pieper........   57      Director
Vincent Sarni.........   75      Director

     Dale Smith, 59, President, Chief Executive Officer and Director

     Mr. Smith has been President and Chief Executive Officer of Mueller since August 1999. Prior to that time, Mr. Smith served as Executive Vice President of Mueller Co. from June 1994 to August 1999, Executive Vice President of Finance for Tyco Europe from 1992 to 1994, Director of Mergers and Acquisitions for Tyco from 1988 to 1992, Director of Mergers and Acquisitions for Grinnell Corp. from 1986 to 1988, Chief Financial Officer of Ludlow Corp. (a Tyco Company) from 1983 to 1986 and Corporate Controller for Grinnell Corp. from 1981 to 1983. From 1971 to 1981, Mr. Smith was employed by Price Waterhouse & Co. as a certified public accountant. Mr. Smith graduated from Middlebury College with an A.B. in Economics in 1967 and received an M.B.A. in Finance and Accounting from the University of Rochester in 1971.

     Darrell Jean, 45, Vice President and Chief Financial Officer

     Mr. Jean has been Chief Financial Officer of Mueller since 1999. Prior to that time, Mr. Jean served as Corporate Controller for Mueller from 1995 to 1999. From 1987 to 1995, Mr. Jean held several financial positions within Mueller, including Corporate Controller (3 years), Assistant Corporate Controller (3 years) and Manager of Financial Reporting (4 years). Prior to that, Mr. Jean was a Senior Cost Accountant with Olin Corporation from 1984 to 1987 and a Project Cost Accountant with HBE Corporation from 1980 to 1984. Mr. Jean graduated from Southern Illinois University with a B.S. in Accounting in 1980.

     George Bukuras, 47, Vice President, General Counsel, Chief Compliance Officer and Secretary

     Mr. Bukuras has been General Counsel and Secretary of Mueller Group, Inc. since 2000. Before joining Mueller, he was a principal attorney with Lapping & Bukuras from 1988 to 2000. Prior to that, he was with Atlantic/Tracy, Inc. as Executive Vice President from 1986 to 1988, as General Manager from 1985 to 1986, and as Controller from 1982 to 1985. From 1978 to 1982, he was employed by Price Waterhouse & Co. as a certified public accountant. Mr. Bukuras graduated from Suffolk University in 1978 with a B.S. in Business Administration, and a J.D. in 1987. Mr. Bukuras is also a certified public accountant.

     Thomas Fish, 49, President, Anvil International

     Mr. Fish has been President of Anvil since 1999. Mr. Fish served as Vice President of Manufacturing for Grinnell Corp. from 1996 to 1999, Vice President of Finance and Administration for Grinnell Corp. from 1992 to 1996, Corporate Controller for Grinnell Corp. from 1984 to 1992 and Director of Internal Audit for Grinnell Fire Protection Systems from 1982 to 1984. Mr. Fish was employed by Price Waterhouse & Co. from 1976 to 1982 as a certified public accountant. Mr. Fish graduated from the University of Rhode Island with a B.S. in accounting in 1976.

     Doyce Gaskin, 48, Vice President, Manufacturing

     Mr. Gaskin has been the Vice President, Manufacturing since February, 1999. He served as Plant Manager, Chattanooga from 1996 to 1999 and as Manufacturing Manager, Albertville from 1994 to 1996. Prior to that time, Mr. Gaskin held a variety of positions at Mueller's Albertville Plant, including Maintenance & Plant Engineering Manager (3 years), Maintenance Superintendent (8 years) and Production Supervisor (8 years). Mr. Gaskin graduated from Snead State with an Associates Degree in Business Administration / Management in 1988.

     Thompson Dean, 45, Chairman of the Board of Directors

     Mr. Dean is a Managing Director of Credit Suisse First Boston and Head of Leveraged Corporate Private Equity, based in New York. He is responsible for CSFB's worldwide leveraged buyout business. Mr. Dean joined CSFB in November 2000 when the Firm merged with Donaldson, Lufkin & Jenrette, where he was Managing Partner of DLJ Merchant Banking Partners. Mr. Dean serves as Chairman of the Board of DeCrane Aircraft Holdings, Inc. and Amitech Limited. Mr. Dean received a B.A. from the University of Virginia, where he was an Echols Scholar, and an M.B.A. with high distinction from Harvard Business School where he was a Baker Scholar.

     Joseph Lucke, 33, Director

     Mr. Lucke is a Principal of Credit Suisse First Boston in the Merchant Banking Group, based in New York. Mr. Lucke joined CSFB in November 2000 when the Firm merged with Donaldson, Lufkin & Jenrette, where he was an Associate in DLJ's merchant banking group. Mr. Lucke was formerly an investment banking professional at Morgan Stanley & Co. in London and J.P. Morgan & Co. in New York. Mr. Lucke received a B.B.A., summa cum laude, from Simon Fraser University in Canada and an M.B.A., summa cum laude, from the University of Chicago Graduate School of Business. Mr. Lucke holds a Chartered Financial Analyst designation.

     Charles Pieper,57, Director

     Mr. Pieper joined DLJMB and CSFB's Alternative Capital Division in 2004 as an Operating Partner. He is responsible for the oversight of DLJMB portfolio companies and for providing assistance in the due diligence and review of business processes for prospective investments. In addition, Mr. Pieper is responsible for strategic planning and growth for the new ACD funds and the development of operating plans for ACD businesses. Prior to joining CSFB, he held senior operating positions in both private industry and in private equity, and was an executive advisor to Boston Consulting Group. During his 18-year career at General Electric, Mr. Pieper served as President and Chief Executive Officer of GE Japan, Korea, Taiwan; GE Medical Systems Asia; Yokogawa Medical Systems; GE Lighting Europe and GE Trading Co. He joined GE in 1981, after five years in the Navy, including service in Vietnam, and three years as a consultant at the Boston Consulting Group. Mr. Pieper was also an Operating Partner with Clayton, Dubilier & Rice and spearheaded CD&R's European practice. Mr. Pieper received a B.A. from Harvard College in 1969 and an M.B.A. with distinction from Harvard Business School in 1978. Mr. Pieper previously served as Chairman and Acting CEO of Alliant Foodservice, Inc. and U.S. Office Products, Chairman of North American Van Lines, and Vice Chairman of Dynatech. Mr. Pieper also served as Chairman of the Board of Directors of Fairchild Dornier Corporation and Italtel Holding S.p.A.

     Vincent Sarni, 75, Director

     Mr. Sarni has served on our Board of Directors since March 2001. Mr. Sarni retired from PPG Industries, Inc. in August 1993, concluding a 25-year career with the company, and is currently an independent consultant. He served as Chairman of the Board and Chief Executive Officer of PPG from 1984 until his retirement in 1993. Mr. Sarni currently serves as a director of the Ayco Charitable Foundation and Noveon Inc. He is a former director of Amtrol, Inc., Brockway, Inc., Hershey Foods Corp., Honeywell, Inc., LTV Corporation, Mellon Bank, and PNC Financial Corp. Mr. Sarni is also a former Chairman of the Pittsburgh Pirates. Mr. Sarni holds a bachelor of science from the University of Rhode Island. He completed graduate studies in marketing at New York University Graduate School of Business and the advanced management program of Harvard Business School.

                             Executive Compensation

     The aggregate remuneration of our chief executive officer during 2003 and the four other most highly compensated executive officers of Mueller whose salary and bonus exceeded $100,000 for the fiscal year ended September 30, 2003, is set forth in the following table. The individuals named in the table will be referred to as our named executive officers:


                                                     Summary Compensation Table

                                                                                     Long-Term Compensation
                                                                   ----------------------------------------------------
                                        Annual Compensation                 Awards                      Payouts
                               ---------------------------------   -----------------------   --------------------------
                                                                                             Long-Term
                                                                   Restricted   Securities    Incentive
                                                     Other Annual     Stock     Underlying       Plan        All Other
 Name and Principal Position    Salary      Bonus    Compensation    Award(s)     Options      Payouts     Compensation
----------------------------   --------  ----------  ------------  ----------   ----------   ----------    ------------
Dale Smith                     $344,056  $1,273,327           (1)         --        --            --              --
President and Chief
   Executive Officer......
Darrell Jean                    166,280     318,332           (1)         --   157,500            --              --
Chief Financial Officer...
George Bukuras                  191,320     176,851           (1)         --        --            --              --
Vice President, General
   Counsel and Secretary..
Thomas Fish President,          239,167     158,600           (1)         --   157,500            --              --
   Anvil International,
   Inc....................
Doyce Gaskin                    158,333     284,326           (1)         --   157,500            --              --
Vice President,
   Manufacturing..........

---------------
(1) The amount is less than $50,000 and 10.0% of annual compensation for that individual.

Stock Option Grants

     The following table contains information concerning grants of stock options to purchase shares of Mueller Holdings common stock made to our named executive officers during the fiscal year ended September 30, 2003. We have not granted any stock appreciation rights.


                                       Options Grants in Fiscal Year Ended September 30, 2003

                                                                 Individual Grants(1)
                                        ----------------------------------------------------------------------------
                                                                                              Potential Realizable
                                                                                               Value at Assumed
                                                                                                Annual Rates of
                                                         Percent of                                 Stock Price
                                         Number of         Total                                 Appreciation for
                                        Securities        Options                              Option Term ($)(1)(2)
                                        Underlying      Granted to     Exercise               ----------------------
                                          Options      Employees in      Price    Expiration
                 Name                   Granted (#)     Fiscal Year    ($/Share)     Date         5%          10%
------------------------------------    -----------    ------------    ---------  ----------  --------    ----------
Dale Smith..........................           --            --             --          --          --           --
Darrell Jean........................      157,500         9.26%          $1.50     2/10/10     $96,177     $224,134
George Bukuras......................           --            --             --          --          --           --
Thomas Fish.........................      157,500         9.26%          $1.50     2/10/10      96,177      224,134
Doyce Gaskin........................      157,500         9.26%          $1.50     2/10/10      96,177      224,134

----------------
(1) All stock options are for the purchase of shares of Mueller Holdings' common stock and were granted on February 10, 2003 under the Amended and Restated Mueller Holdings (N.A.), Inc. Management Incentive Plan. All of these stock options have an exercise price equal to the fair market value of the underlying shares on the date of grant (as determined by Mueller Holdings' board) and become fully vested and exercisable upon a "change of control" (as defined in the plan) or a "recapitalization" (as defined in the award agreement) of Mueller Holdings. The offering of old notes and the related transactions constituted a "recapitalization" of Mueller Holdings which caused all outstanding options to vest concurrently with the offering of old notes and the related transactions. All such options were cancelled and restricted stock issued to each option holder. See "Stock Option and Incentive Plans--Amended and Restated Mueller Holdings (N.A.), Inc. Management Incentive Plan--Vesting."

(2) The potential realizable value is based on the term of the option. It is calculated assuming that the fair market value of the underlying shares on the date of grant (as determined by Mueller Holdings' board) appreciates at projected annual rates compounded annually for the entire term of the option and that the option is exercised on the last day of its term for the appreciated stock price. These values are calculated based on requirements of law and do not reflect estimates of our future stock price growth.

Stock Option Exercises and Holdings

     This table sets forth information related to the number and value of options held at September 30, 2003 by our named executive officers. None of our named executive officers exercised stock options to purchase shares of Mueller Holdings' common stock during the fiscal year ended September 30, 2003.


                         Aggregated Option Values at September 30, 2003

                                      Number of Securities Underlying
                                           Unexercised Options at             Value of Unexercised In-the-Money
                                           September 30, 2003 (#)           Options at September 30, 2003 ($)(1)
                                     -----------------------------------    ------------------------------------
              Name                   Exercisable       Unexercisable (2)      Exercisable         Unexercisable
-----------------------------        -----------       -----------------    ---------------     ----------------
Dale Smith...................         2,925,000                825,000          $2,486,250          $701,250
Darrell Jean.................           624,000                333,500             530,400           204,725
George Bukuras...............            78,000                 22,000              66,300            18,700
Thomas Fish..................           624,000                333,500             530,400           204,725
Doyce Gaskin.................           624,000                333,500             530,400           204,725

---------------------------------------
(1) The value of an unexercised in-the-money option at September 30, 2003 is the product of (A) the excess of the fair market value of a share of Mueller Holdings' common stock at September 30, 2003 (as determined by Mueller Holding's board) over the exercise price of such option, multiplied by (B) the number of shares underlying such option.

(2) The offering of old notes and the related transactions constituted a "recapitalization" of Mueller Holdings which caused all outstanding options to vest concurrently with the offering of old notes and the related transactions. All such options were cancelled and restricted stock issued to each option holder. See "Stock Option and Incentive Plans--Amended and Restated Mueller Holdings (N.A.), Inc. Management Incentive Plan--Vesting."

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans.

Pension Plan

     None of our named executive officers participate in any defined benefit pension plan. Our named executive officers participate in our 401(k) plan, under which they receive matching company contributions.

Stock Option and Incentive Plans

   Amended and Restated Mueller Holdings (N.A.), Inc. Management Incentive Plan

     The Amended and Restated Mueller Holdings (N.A.) Inc. Management Incentive Plan has been effective as of August 31, 2000. The following description of the plan is intended to be a summary and does not describe all provisions of the plan.

     Purpose of the Plan. The purpose of the plan is to promote the interests of Mueller Holdings and its stockholders by:

     o attracting and retaining exceptional directors, consultants and executive personnel and other key employees of Mueller Holdings and its subsidiaries;

     o motivating such individuals by means of performance-related incentives to achieve longer-range performance goals; and

     o enabling such individuals to participate in the long-term growth and financial success of Mueller Holdings.

     Type of Awards. The plan provides for the grant of incentive stock options and non-qualified stock options.

     Administration of the Plan. The plan is administered by a committee or the Mueller Holdings' board as a whole, if no committee is constituted. Subject to specified limitations, and in addition to other express powers and authorizations conferred on the committee, the committee has full power and authority to: designate participants; determine the type(s) of options to be granted; determine the number of shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, options; determine the terms and conditions of any option and award agreement; determine the extent to which options may be settled or exercised, or canceled, forfeited or suspended and the method(s) by which options may be settled, exercised, canceled, forfeited or suspended; determine the extent to which amounts issued or payable with respect to an option will be deferred; determine the extent to which amounts issued or payable with respect to an option will be subject to restrictions on transfer, assignment, pledge or other disposition or alienation and the nature of such restrictions; interpret and administer the plan and any instrument or agreement relating to, or option made under, the plan; establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the plan; and make any other determination and take any other action that the committee deems necessary or desirable for the administration of the plan.

     Eligibility. Any individual, including any officer, director or consultant of Mueller Holdings or any of its subsidiaries, is eligible to be designated a participant. Subject to adjustment, no employee may be granted in any calendar year options covering more than 3,750,000 shares of Mueller Holdings common stock.

     Number of Authorized Shares. Mueller Holdings has authorized a maximum of 15,000,000 shares of its common stock for participants under the plan, of which 14,607,769 have been granted and zero remain outstanding as of May 1, 2004. In addition, if any shares covered by an option granted under the plan (other than a substitute option), or with which an option relates, are forfeited, or if an option is settled for cash or otherwise terminates or is canceled without delivery of shares, then such shares will again become shares with respect to which options may be granted under the plan. Moreover, shares tendered in satisfaction of the exercise price of any option or any tax withholding obligation will again become shares with respect to which options may be granted under the plan. The committee may make specified adjustments relating to the plan or to outstanding options, or make provision for a cash payment to the holder of an outstanding option, to prevent dilution or enlargement of rights in the event of specified changes in Mueller Holdings' capitalization.

     Call Rights. Mueller Holdings has certain rights to repurchase, or "call," shares purchased pursuant to the plan if a plan participant is terminated by Mueller Holdings or one of its subsidiaries, depending on the manner of termination.

     Vesting. Each award agreement contains terms concerning vesting, which the committee will determine in its sole discretion. In addition, the committee, in its sole discretion, may provide for the accelerated vesting of an option in the event of a "change of control" (as defined in the plan) of Mueller Holdings.

     Amendment and Termination. Mueller Holdings' board may amend, alter, suspend, discontinue or terminate the plan at any time, provided that no such action will be made without stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory status or requirement with which the board deems it necessary or desirable to qualify or comply. Subject to the terms of the plan and applicable law, the committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any option, prospectively or retroactively, provided that any such action that would adversely affect the rights of a participant (or the holder or beneficiary of any option) will not be effective without the affected individual's consent.

     Upon the completion of the offering of old notes and the related transactions, Mueller Holdings cancelled all vested stock options and granted shares of Mueller Holdings' common stock on a one-for-one basis. These shares are vested but will be subject to restrictions regarding their transferability.

   Mueller Holdings (N.A.), Inc. Direct Investment Program

     The Mueller Holdings (N.A.), Inc. Direct Investment Program has been effective as of August 31, 2000. The following description of the plan is intended to be a summary and does not describe all provisions of the plan.

     Purpose of the Plan. The purpose of the plan is to promote the interests of Mueller Holdings and its stockholders by:

     o attracting and retaining exceptional executive personnel and other key employees of Mueller Holdings and its subsidiaries;

     o aligning the interests of such employees with those of Mueller Holdings' equity investors; and

     o enabling such employees to participate in the long-term growth and financial success of Mueller Holdings.

     Purchase of Shares. Each participant was entitled to purchase that number of shares of common stock of Mueller Holdings set forth by the plan. Pursuant to the plan, one-half of the shares purchased by each participant were purchased through non-recourse loans granted by Mueller Holdings. In connection with the completion of the offering of old notes and the related transactions, all such participant loans were repaid in full.

     Administration. The plan is administered by a committee or the Mueller Holdings' board as a whole, if no committee is constituted. Subject to specified limitations, and in addition to other express powers and authorizations conferred on the committee, the committee has full power and authority to designate participants; determine the number of shares to be covered by purchase agreements; determine the terms and conditions of any purchase agreement; determine the extent to which purchase agreements may be amended or terminated and shares purchased or otherwise acquired thereunder may be reacquired or transferred; interpret and administer the plan and any purchase agreement or other instrument or agreement relating to, or made under, the plan; establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the plan; and make any other determination and take any other action that the committee deems necessary or desirable for the administration of the plan.

     Participation. After our acquisition by the DLJ Merchant Banking funds, our named executive officers purchased 6,200,000 shares of common stock of Mueller Holdings pursuant to the plan, and on February 12, 2003, Dale Smith purchased an additional 476,244 shares of common stock of Mueller Holdings pursuant to the plan.

     Number of Authorized Shares. Mueller Holdings has authorized a maximum of 10,000,000 shares of its common stock for participants under the plan, all of which have been purchased as of September 30, 2003. The committee may make specified adjustments relating to the plan or to existing purchase agreements to prevent dilution or enlargement of rights in the event of specified changes in Mueller Holdings' capitalization.

     Vesting and Call Rights. The shares purchased pursuant to the plan by any participant are fully vested, subject to Mueller Holdings right to "call" shares if he or she is terminated by Mueller Holdings or one of its subsidiaries, depending on the manner of termination. Any loans outstanding will become due in accordance with the terms of such loan.

     Amendment and Termination. Subject to any contractual restrictions affecting Mueller Holdings, the board may amend, alter, suspend, discontinue or terminate the plan at any time, provided that no such action will be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the board deems it necessary or desirable to qualify or comply. The committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate any purchase agreement, prospectively or retroactively, provided that any such action that would adversely affect the rights of any participant will not to that extent be effective without the affected participant's consent.

Employee Agreements and Compensation Arrangements

     Dale Smith. We have entered into an executive employment agreement with Mr. Smith, our president and chief executive officer. The following is a description of the material terms of this agreement.

     Term. The term of the agreement commenced on August 16, 1999 for an initial term of three years thereafter, and it renews on each anniversary of the commencement date for an additional one-year period, unless Mr. Smith's employment is terminated earlier in accordance with the agreement.

     Base Salary, Bonus and Benefits. The agreement provides for an initial base salary of $300,000, as adjusted upward by an amount that at least reflects any cost of living increase, as determined by the consumer price index. For the current term of Mr. Smith's employment, his base salary is $350,000. Pursuant to the agreement, Mr. Smith participates in an annual bonus plan providing for an opportunity of not less than 36.0% of a performance- based bonus pool established by our board of directors. Historically, performance has been measured by determining our earnings before interest, taxes, depreciation and amortization (as described in further detail in Mr. Smith's agreement); however, performance objectives may be modified by our board of directors. Mr. Smith is also entitled to participate in the employee benefit plans, programs and arrangements as are customarily accorded to our executives.

     Termination of Employment. The agreement provides that Mr. Smith's employment may terminate upon his death or total disability, by us with or without cause or by Mr. Smith if he experiences a constructive termination without cause. If we terminate Mr. Smith's employment without cause or if he is constructively terminated, then Mr. Smith is entitled to the following:

     o  continued payment of 18 months' base salary;

     o continued payment of 150.0% of his bonus for the fiscal year most recently ended prior to such termination (paid in equal installments during an 18-month period following such termination of employment);

     o vesting and exercisability with respect to any equity interest that Mr. Smith has in us (whether it be stock options to purchase shares of common stock or other equity);

     o the right to sell to us the equity interest described above and all shares previously acquired in connection with such equity interest at a price equal to the fair market value of such equity interest and such shares as of the date of sale; and

     o continued participation in benefits until the earlier of the 18-month anniversary of the date of Mr. Smith's termination of employment or such time as he is eligible to receive comparable benefits from subsequent employment or self-employment.

     At any time that Mr. Smith is due any payment because we terminate him without cause or he is constructively terminated, if the generic rating of our long-term unsecured debt is suspended, withdrawn or falls, and such event is not a result of any action taken or omitted to be taken by him during his employment with us, then an amount equal to all remaining payments due to Mr. Smith will be paid within 30 days of such event.

     Confidentiality. Under the agreement, Mr. Smith has agreed to maintain the confidentiality of certain of our information at all times during his employment and thereafter, unless he obtains the prior written consent of our board of directors.

     Non-competition and Non-solicitation. Under the agreement, Mr. Smith has agreed not to compete with us during his employment and for 18 months after any termination of his employment. Mr. Smith has also agreed not to solicit any of our employees or agents for or on behalf of any competitor for 18 months after any termination of his employment. If Mr. Smith violates the foregoing non-competition or non-solicitation provisions of his agreement, or if a court rules that these restrictions are not enforceable at any time at which they would have otherwise applied, then Mr. Smith will not be entitled to any of the amounts paid or payable in respect of the period that the restrictions are not observed or during which the restrictions are ruled to be unenforceable.

     George Bukuras. We have entered into an employment agreement with Mr. Bukuras, our vice president, general counsel and secretary. The following is a description of the materials terms of this agreement.

     Term. The term of this agreement commenced on February 1, 2003 for an initial term of one year thereafter, and it renews on each anniversary of the commencement date for an additional one-year period, unless Mr. Bukuras' employment is terminated earlier in accordance with the agreement.

     Base Salary, Bonus and Benefits. The agreement provides for a base salary of at least $200,000. Pursuant to the agreement, Mr. Bukuras receives an annual bonus, payable at the conclusion of each fiscal year, equivalent to at least 5% of the bonus pool applicable to compensate our executive management. This bonus pool is the same as the pool described above under "--Dale Smith--Base Salary, Bonus and Benefits." Mr. Bukuras is also entitled to participate in all fringe benefits made available to employees generally and employees of a class including him, and to the use of a company-owned automobile. Notwithstanding the foregoing, he is not eligible to participate in certain "change of control" benefits, as described further in "--Termination of Employment."

     Termination of Employment. The agreement provides that if Mr. Bukuras is terminated by us for any reason other than for cause, by voluntary resignation for good reason or by mutual written agreement of the parties, then he will be entitled to a lump-sum severance payment in an amount equal to the sum of:

     o  18 months' base salary; and

     o 150.0% of the bonus paid or payable to him for the fiscal year immediately preceding the fiscal year in which such termination of employment occurs.

     Any payment of such severance is conditioned upon Mr. Bukuras' execution of a release of claims against us. This severance benefit is in lieu of any benefits that may be provided to other members of our management team in connection with a change of control of us, including any special severance arrangements, grants of additional stock options, the acceleration of stock option vesting, the issuance of shares of our common stock or the like.

     Confidentiality. Under the agreement, Mr. Bukuras has agreed to maintain the confidentiality of certain of our information at all times during his employment and for three years thereafter.

     Non-competition. Under the agreement, Mr. Bukuras has agreed not to compete with us anywhere in the United States or Canada during the term of the agreement and for one year after his termination of employment, so long as we abide by the termination and compensation provisions of the agreement.

     Mueller Group, Inc. Key Employee Severance Plan. Effective as of March 1, 2003, we implemented a key employee severance plan, under which Mr. Fish is an eligible employee. Under the plan, an eligible employee will receive severance pay:

     o if he or she is terminated by us because of a lack of work, the elimination of his or her position or any other reason other than for "cause" (as defined in the plan); or

     o if he or she resigns as a result of a "constructive termination without cause" (as defined in the plan),

in either case where such termination of employment occurs within 12 months following a "change of control" (as defined in the plan) of us. Severance pay will equal 18 months of the eligible employee's annual base salary, at the rate in effect on the effective date of his or her termination of employment, and will be made in equal monthly installments commencing on the first payroll date after the effective date of his or her termination of employment. Severance pay will generally be reduced by any other severance benefits, pay in lieu of notice or other similar benefits payable to the eligible employee from or on behalf of us. If we rehire a person receiving severance pay under the plan, then such pay will cease immediately. The provision of severance pay is conditioned upon the eligible employee's execution of a release of claims against us in the form provided by us.

Director Compensation

     None of the directors of Mueller Holdings receive compensation for their services except Vincent Sarni, an independent director. Mr. Sarni receives an annual fee of $20,000, payable in equal quarterly installments, and he is reimbursed for all reasonable out-of-pocket expenses incurred in connection with his service as a director. Mr. Sarni was also granted options to purchase 50,000 shares of common stock of Mueller Holdings at an exercise price of $1.00 per share pursuant to the Amended and Restated Mueller Holdings (N.A.), Inc. Management Incentive Plan. These options vested in connection with the recapitalization and were cancelled and restricted stock was issued to Mr. Sarni.

         Security Ownership of Certain Beneficial Owners and Management

     All of our capital stock is owned by our parent company, Mueller Holdings (N.A.), Inc. The following table sets forth information with respect to the beneficial ownership of Holdings' Class A voting common stock as of May 24, 2004 by (1) any person or group who beneficially owns more than five percent of Holdings common stock, (2) each of our directors and executive officers and (3) all directors and executive officers as a group.

     In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes shares issuable pursuant to options or conversion rights that are exercisable within 60 days of May 24, 2004. Shares issuable pursuant to options or conversion rights are deemed outstanding in computing the percentage held by the person holding the warrants but are not deemed outstanding in computing the percentage held by any other person.

                                                           Number of Shares of Class A     Percentage of Outstanding
                Name of Beneficial Owner                 Common Stock Beneficially Owned      Class A Common Stock
-----------------------------------------------------    -------------------------------   -------------------------
DLJ Merchant Banking Partners II, L.P. and related
   investors.........................................            190,295,733 (1)                     87.3%
Dale Smith...........................................              9,226,244                          7.0%
Darrell Jean.........................................              1,357,500                          1.0%
George Bukuras.......................................                150,000                             *
Thomas Fish..........................................              1,457,500                             *
Doyce Gaskin.........................................              1,207,500                             *
Thompson Dean(2)
   c/o DLJ Merchant Banking Inc.
   11 Madison Avenue
   New York, New York 10010..........................                     --                             *
Joseph Lucke (2)
   c/o DLJ Merchant Banking Inc.
   11 Madison Avenue
   New York, New York  10010.........................                     --                             *
Charles Pieper (2)
   c/o DLJ Merchant Banking Inc.
   11 Madison Avenue
   New York, New York  10010.........................                     --                             *
Vincent Sarni
   Country Club Road
   Box 84
   Rector, PA 15677..................................                 50,000                             *
All directors and executive officers as a group (9
   persons)..........................................             13,448,744                         10.2%

--------------
*    Less than 1%.

(1) Consists of 103,431,106 shares of Class A common stock and 86,864,627 shares of Class B convertible non-voting common stock convertible to Class A common stock within 60 days held directly by DLJ Merchant Banking Partners II, L.P. and the following related investors: DLJ Investment Partners L.P.; DLJ Investment Partners II, L.P.; DLJ Merchant Banking Partners II-A, L.P.; DLJ Offshore Partners II, C.V.; DLJ Diversified Partners, L.P.; DLJ Diversified Partners-A, L.P.; DLJ Millennium Partners, L.P.; DLJ Millennium Partners-A, L.P.; DLJMB Funding II, Inc.; DLJ First ESC L.P.; DLJ EAB Partners, L.P.; DLJIP II Holdings, L.P.; and DLJ ESC II, L.P. See "Certain Relationships and Related Party Transactions" and "Plan of Distribution." The address of each of these investors is 11 Madison Avenue, New York, New York 10010, except that the address of DLJ Offshore Partners II is John B. Gorsiraweg 14, Willemstad, Curacao, Netherlands Antilles.

(2) Mr. Dean, Mr. Lucke and Mr. Pieper are officers in the Private Equity Group of Credit Suisse First Boston, of which the DLJ Merchant Banking funds and DLJ Investment Partner funds are a part. Shares shown for Mr. Dean, Mr. Lucke and Mr. Pieper exclude shares shown as held by the DLJ Merchant Banking funds and the DLJ Investment Partners funds, as to which they disclaim beneficial ownership.

              Certain Relationships and Related Party Transactions

Financial Advisory Fees and Agreements

     Credit Suisse First Boston LLC ("CSFB"), an affiliate of the DLJ Merchant Banking funds, has and will receive customary fees and reimbursement of expenses in connection with the arrangement and syndication of our senior credit facility and as a lender and agent thereunder.

     Mueller Holdings has agreed to pay CSFB an annual advisory fee of $500,000 in connection with an exclusive financial advisory agreement. This agreement will terminate at the earlier of August 2004 and the date that DLJ Merchant Banking funds no longer own in aggregate more than 50.0% of the equity of Mueller Holdings, unless extended. The financial advisory agreement has been assigned by CSFB to DLJ Merchant Banking II, Inc., and the parties to the financial advisory agreement expect to renew it upon expiration. CSFB was also one of the initial purchasers of the old notes and our parent company units. The aggregate amount of all fees payable to CSFB-affiliated entities in connection with these arrangements was approximately $0.5 million, $4.5 million, $0.9 million and $19.8 (including CSFB's share of the initial purchaser's discount) million in 2001, 2002, 2003 and 2004 to date.

     Mueller and its subsidiaries may from time to time enter into other investment banking relationships with CSFB or one of its affiliates pursuant to which CSFB will receive customary fees and will be entitled to reimbursement for all related reasonable disbursements and out-of-pocket expenses. We expect that any arrangement will include provisions for the indemnification of CSFB against a variety of liabilities, including liabilities under the federal securities laws.

     In addition, in the first quarter of 2004, we redeemed $50 million of our senior subordinated notes due 2009. Affiliates of CSFB owned approximately 66.9% of such senior subordinated notes and received a $4.7 million prepayment premium in connection with the redemption.

Mueller Holdings Preferred Stock

     In August 1999, our parent company issued an aggregate of $50.0 million liquidation preference of preferred stock to DLJ Merchant Banking funds, which in May 2000 sold the preferred stock to DLJ Investment Partners II, L.P., an affiliate of the DLJ Merchant Banking funds. DLJ Investment Partners subsequently sold a portion of such stock. As of April 23, 2004, the aggregate liquidation preference of the preferred stock with accrued dividends was $105.6 million. Mueller Holdings used the net proceeds of the distribution it received as part of the old notes offering to redeem its preferred stock. See "Use of Proceeds."

Investors' Agreement

     Our parent company, Mueller Holdings, the DLJ Merchant Banking funds, certain other institutional investors and our management shareholders have entered into an investors' agreement. The investors' agreement provides that any person acquiring shares of common stock of Mueller Holdings who is required by the investors' agreement or by any other agreement or plan of Mueller Holdings to become a party to the investors' agreement will execute an agreement to be bound by the investors' agreement.

     The terms of the investors' agreement restricts transfers of the shares of Mueller Holdings capital stock by the DLJ Merchant Banking funds, the institutional investors, the management shareholders and any future shareholders party to the agreement. The agreement permits:

     o the other shareholders to participate in specified sales of shares of capital stock by the DLJ Merchant Banking funds;

     o the DLJ Merchant Banking funds to require the other shareholders to sell shares of capital stock in specified circumstances should the DLJ Merchant Banking funds choose to sell any shares owned by them; and

     o  the shareholders to have specified registration rights.


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


     The investors' agreement also provides that Mueller Holdings will indemnify the parties against specified liabilities, including liabilities under the Securities Act. In addition, the investors' agreement provides that the DLJ Merchant Banking funds have the right to appoint four of the five members of the board of directors of Mueller Holdings and the other member will be our Chief Executive Officer. DLJ Merchant Banking funds also have the right to increase the number of directors of Mueller Holdings from five to seven and to designate the two additional directors.

Indebtedness of Management

     Under the Mueller Holdings (N.A.), Inc. Direct Investment Plan, certain employees, including the named executive officers, were allowed to purchase shares of common stock of Mueller Holdings at a price equal to the fair value at the time of purchase. Pursuant to the plan, one-half of the shares purchased by each participant were purchased through non-recourse loans granted by Mueller Holdings. Such loans are repayable in full on the eighth anniversary of the loan date, subject to earlier repayment as set forth in the promissory note and pledge relating to such loan, and accrue interest at 8.5% per annum, payable upon repayment of the loan. The loans were repaid in connection with the offering of old notes. Since October 1, 2002, the following named executive officers received such loans, including accrued interest as of April 15, 2004:

                                     Largest aggregate amount of
                                       loans outstanding since
                Name                        October 1, 2002
--------------------------------     ---------------------------
Dale Smith......................             $3,362,307
Darrell Jean....................                268,985
George Bukuras..................                 33,623
Thomas Fish.....................                336,231
Doyce Gaskin....................                168,115

See "Executive Compensation--Stock Option and Incentive Plans--Mueller Holdings (N.A.), Inc. Direct Investment Program." All such loans were repaid in full in April 2004. See "--Proceeds of the Old Notes Offering."

Proceeds of the Old Notes Offering

     In connection with the old notes offering and the related transactions, holders of Mueller Holdings common stock received $1.91 per share and holders of Mueller Holdings options received the excess of the per share dividend to Mueller Holdings' common stockholders over the exercise price of their options. As a result, the named executive officers received approximately $18.7 million of the proceeds, including $13 million, $1.6 million, $0.2 million, $1.7 million and $1.3 million for Messrs. Smith, Jean, Bukuras, Fish and Gaskin, respectively. The named executive officers repaid an aggregate of $3.1 million in principal and $1.1 million in accrued interest as of April 15, 2004 for loans made by Mueller Holdings for the purpose of acquiring stock with a portion of the proceeds received by them. See "--Indebtedness of Management."


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


                       Description of Certain Indebtedness

     The following descriptions are summaries of the material terms of the agreements governing our material indebtedness. The summaries may not contain all the information that is important to you. To fully understand these agreements, you should carefully read each of them, copies of which have been filed with the SEC. The following description is qualified in its entirety by reference to those agreements.

Senior Credit Facility

     We amended and restated our credit facility in connection with the offering of old notes on April 23, 2004. The credit facility includes (1) a $545.0 million term loan facility and (2) a $80.0 million revolving credit facility, which provides for loans and under which letters of credit may be issued. As of March 27, 2004, we had obtained $18.4 million in letters of credit, which reduces availability for borrowings thereunder, and borrowed $9.2 million under our revolving credit facility. The revolving credit facility will terminate April 23, 2009, and the term loan will mature April 23, 2011. The revolving credit facility and/or the term loan facility is subject to a potential, although uncommitted, increase of up to an aggregate of $50.0 million at our request at any time prior to maturity. In addition, although uncommitted, a sub-facility may be made available to one or more of our restricted foreign subsidiaries in an aggregate principal amount of up to $30.0 million or the foreign currency equivalent thereof. The increase and the additional foreign currency sub-facility will only be available if one or more financial institutions agree to provide them.

     Loans under the credit facility bear interest, at our option, at:

     o initially, the reserve adjusted LIBOR rate plus 3.25% or the alternate base rate plus 2.00% for borrowings under the revolving credit facility; and

     o the reserve adjusted LIBOR rate plus 3.25% or the alternate base rate plus 2.00% for term loans.

     Mueller will pay commitment fees at a rate equal to 0.50% per year on the unused portion of the revolving credit facility. These fees will be payable quarterly in arrears and upon the maturity or termination of the revolving credit facility. Beginning after delivery of a compliance certificate to the lenders for the third fiscal quarter of 2004, the applicable margin for revolving credit loans and the applicable commitment fees will be determined based on the leverage ratio, which measures the ratio of consolidated total debt to consolidated EBITDA of Mueller and its subsidiaries (each as defined in the new credit facility).

     Mueller will pay a letter of credit fee on the outstanding undrawn amounts of letters of credit issued under the credit facility at a rate per year equal to (1) in the case of standby letters of credit, the then existing applicable LIBOR rate margin for revolving credit loans and (2) in the case of commercial letters of credit, 1.25%, which is shared by all lenders participating in that letter of credit, and an additional fronting fee to the issuer of each letter of credit, payable quarterly in arrears.

     The term facility is subject to the following amortization schedule:

Year                                    Term Loan Amortization (%)
----------------------------------      --------------------------
1.................................                  1
2.................................                  1
3.................................                  1
4.................................                  1
5.................................                  1
6.................................                  1
7.................................                  94
                                        --------------------------
                                                   100%
                                        ==========================


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


     The credit facility is subject to mandatory prepayment:

     o with the net cash proceeds of the sale or other disposition of any property or assets of, or receipt of casualty proceeds by, us, subject to specified exceptions;

     o with the net cash proceeds received from issuances of debt securities by us, subject to specified exceptions;

     o with 50.0% of excess cash flow, as defined in the new credit facility, for each fiscal year, subject to specified exceptions; and

     o with 50% of net cash proceeds received from issuances of equity securities by us, subject to specified exceptions.

     All mandatory prepayment amounts will be applied first pro rata to the prepayment of the term facilities to reduce the remaining amortization payments in direct order of maturity and thereafter to the prepayment of outstanding borrowings under the revolving credit facility.

     Mueller Holdings, our parent company, and all our direct and indirect domestic restricted subsidiaries are guarantors of the credit facility. Our obligations under the credit facility are secured by:

     o a first-priority perfected lien on substantially all of our and the subsidiary guarantors' existing and after-acquired personal property, a pledge of all of our stock and all of the stock of all our existing or future domestic subsidiaries and no more than 65% of the voting stock of any foreign subsidiary held by us or a subsidiary guarantor and a pledge of all intercompany indebtedness in favor of our company or any subsidiary guarantor;

     o first-priority perfected liens on all of our and the subsidiary guarantors' material existing and after-acquired real property fee interest, subject to customary permitted liens described in the new credit facility; and

     o  a negative pledge on all of our and our restricted subsidiaries' assets.

     The credit facility contains customary covenants and restrictions on our ability to engage in specified activities, including, but not limited to:

     o  limitations on other indebtedness, liens, investments and guarantees,

     o restrictions on dividends and redemptions of our capital stock, prepayments and redemptions of subordinated debt and voluntary prepayments and redemptions of secured notes,

     o  limitations on capital expenditures, and

     o restrictions on mergers and acquisitions, sales of assets, sale and leaseback transactions and transactions with affiliates.

     The credit facility also contains financial covenants requiring us to maintain:

     o  minimum coverage of interest expense

     o  minimum coverage of fixed charges, and

     o  a maximum leverage ratio.

     Borrowings under the credit facility are subject to significant conditions, including compliance with the financial ratios included in the credit facility and the absence of any material adverse change. See "Risk Factors--Risks Relating to Our Debt."


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


Parent Company Units

     On April 29, 2004, our parent Mueller Holdings sold units consisting of $1,000 principal amount at maturity of senior discount notes due 2014, which we refer to as parent company notes, and warrants to purchase shares of Mueller Holdings Class A common stock, for gross proceeds of approximately $110.1 million. The parent company notes accrete and compound semiannually to April 2009. Interest is payable in cash semiannually thereafter. The parent company notes are senior unsecured obligations of our parent but effectively rank junior to all liabilities of its subsidiaries, including our obligations under the notes issued hereby.

     Except as provided below, the parent company notes are not redeemable at the option of Mueller Holdings prior to 2009. Thereafter, the parent company notes will be subject to redemption at the option of Mueller Holdings, in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice, at an initial redemption price equal to 100% of the accreted value plus one-half of the annual interest rate declining ratably to par in 2012 and thereafter plus accrued and unpaid interest, thereon to the applicable redemption date.

     In addition to the foregoing, on or prior to 2007, Mueller Holdings is able to redeem in the aggregate up to 35% of the aggregate principal amount of the parent company notes from time to time originally issued with the net cash proceeds of one or more public equity offerings, at a redemption price (expressed as a percentage of accreted value on the redemption date) of 100% plus the annual interest rate and accrued and unpaid interest to the redemption date.

     Holders have the option of requiring Mueller Holdings to repurchase the parent company notes upon a change of control at a repurchase price equal to 101% of the accreted value of the parent company notes plus accrued interest, if any, to the date of the repurchase. In addition, to the extent that Mueller Holdings does not reinvest the proceeds of specified asset sales in its business or use those proceeds to repay indebtedness, it will be required to use the proceeds to make an offer to repurchase the parent company notes at a repurchase price equal to the accreted value of the parent company notes plus accrued interest.

     The indenture governing the parent company notes restricts the ability of Mueller Holdings and its restricted subsidiaries, including our company and our subsidiaries, to:

     o  incur additional indebtedness;

     o  create liens;

     o  engage in sale-leaseback transactions;

     o  pay dividends or make distributions in respect of capital stock;

     o  purchase or redeem capital stock;

     o  make investments or restricted payments;

     o enter into agreements that restrict the ability of Mueller Holdings' subsidiaries, including our company, to make dividends or loans, transfer assets or repay debt to Mueller Holdings;

     o  sell assets;

     o  enter into transactions with stockholders or affiliates; or

     o  effect a consolidation or merger.

     The parent company notes include customary events of default, including failure to pay principal and interest on the parent company notes, a failure to comply with covenants, a failure by Mueller Holdings or its restricted subsidiaries (including Mueller Group, Inc. and its subsidiaries) to pay material judgments or indebtedness and bankruptcy and insolvency events with respect to Mueller Holdings and its restricted subsidiaries (including Mueller Group, Inc. and its subsidiaries).


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


                          Description of Secured Notes

     The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Mueller" refers only to Mueller Group, Inc. and not to any of its Subsidiaries.

     All of the secured notes to be issued in exchange for the old secured notes will be issued pursuant to an indenture among Mueller Group, Inc., the Guarantors party thereto and Law Debenture Trust Company of New York, as trustee, dated as of April 23, 2004. The terms of the secured notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The secured notes are subject to all those terms, and holders of secured notes are referred to the indenture and the Trust Indenture Act for a statement thereof. The new secured notes and old secured notes will constitute a single series for all purposes under the indenture.

     The following description is a summary of the material provisions of the indenture and the Security Documents. It is not complete and is qualified in its entirety by reference to the indenture and the Security Documents, including the definitions therein of certain terms used below. We urge you to read the indenture and the Security Documents because those agreements, and not this description, defines your rights as a holder of the secured notes. We have filed a copy of each of the indenture and the Security Documents as an exhibit to the registration statement of which this prospectus forms a part.

General

     The secured notes will:

     o  be general senior obligations of Mueller;

     o  be secured on a second priority lien basis by the Collateral;

     o rank effectively junior to any debt of Mueller which is either (i) secured by a Lien on the Collateral that is senior or prior to the Second Priority Liens securing the notes, including the First Priority Liens and potentially any Permitted Liens, or (ii) secured by assets that are not part of the Collateral securing the notes, in each case, to the extent of the value of the assets securing such debt;

     o rank equally in right of payment with all existing and future senior Indebtedness of Mueller;

     o rank senior in right of payment to all subordinated Indebtedness of Mueller, including our senior subordinated notes being concurrently offered pursuant to this prospectus; and

     o  will be guaranteed by the Guarantors.

     The secured notes will be fully and unconditionally guaranteed (the "Guarantees") on a senior basis by our existing Domestic Restricted Subsidiaries that guarantee our Credit Agreement. The Guarantees will:

     o be secured by a Second Priority Lien on any Collateral owned by the Guarantor;

     o rank effectively junior to any debt of any Guarantor which is either (i) secured by a Lien on the Collateral that is senior or prior to the Second Priority Liens securing the Guarantees, including the First Priority Liens and potentially any Permitted Liens, or (ii) secured by assets that are not part of the Collateral securing the notes, in each case, to the extent of the value of the assets securing such debt;

     o rank equally in right of payment with all existing and future senior Indebtedness of the Guarantors; and

     o rank senior in right of payment to all subordinated Indebtedness of the Guarantors, including their guarantees of the senior subordinated notes offered hereby.

     As of March 27, 2004, Mueller and the Guarantors had outstanding approximately $556.5 million of secured indebtedness and $10.9 million of secured interest rate swaps effectively senior to the secured notes and our non-


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


guarantor subsidiaries had $16.0 million of outstanding liabilities, including trade payables but excluding intercompany obligations. The indenture permits Mueller and its Subsidiaries to incur additional Indebtedness in the future. See "Risk Factors--Risks related to the Notes--The notes and the guarantees will be effectively subordinated to other debt" and "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

     As of the date of this prospectus, all of our Subsidiaries with the exception of Anvil International LLC and Nipples el Superior de Mexico S.A. de C.V. which have no assets and do not contribute to operating income, will be Restricted Subsidiaries. However, so long as we satisfy the conditions described in the definition of "Unrestricted Subsidiary," we will be permitted to designate current or future Subsidiaries as "Unrestricted" Subsidiaries that are not subject to the restrictive covenants included in the indenture. We have designated Anvil International LLC and Nipples el Superior de Mexico S.A. de C.V. as Unrestricted Subsidiaries.

Principal, Maturity and Interest

     o The secured notes will be issued in denominations of $1,000 and integral multiples thereof.

     o Interest on the secured notes will accrue at a rate equal to the Applicable Eurodollar Rate. The Applicable Eurodollar Rate will be reset quarterly. The Applicable Eurodollar Rate for the first quarterly period ending August 1, 2004 will be 5.89%. We will pay interest on the secured notes quarterly, in arrears, on every February 1, May 1, August 1 and November 1. The first interest payments will be made on August 1, 2004. Mueller will make each interest payment to the holders of record on the January 15, April 15, July 15 and October 15 immediately preceding the next interest payment date. Interest on the secured notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 23, 2004. Interest on the secured notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     We will pay principal of, premium, if any, and interest and liquidated damages, if any, on the secured notes:

     o at the office or agency we maintain for that purpose within the City and State of New York;

     o or, at our option, by check mailed to the holders of the secured notes at their respective addresses set forth in the register of holders of secured notes;

     o however, all payments with respect to secured notes represented by one or more permanent Global Notes will be paid by wire transfer of immediately available funds to the account of the Depository Trust Company or any successor thereto.

     Until we designate another office or agency, our office or agency in New York will be the office of the trustee maintained for that purpose.

     Subject to the covenants described below, we may issue additional secured notes under the indenture having the same terms in all respects as the secured notes, or similar in all respects except for the payment of interest on the secured notes (1) scheduled and paid prior to the date of issuance of those additional secured notes or (2) payable on the first Interest Payment Date following that date of issuance. The secured notes offered hereby and any additional secured notes would be treated as a single class for all purposes under the indenture.

Collateral

     The secured notes will be secured by second priority Liens (the "Second Priority Liens") granted by Mueller, the existing Guarantors and any future Domestic Subsidiary that is required to become a Guarantor on the following assets of Mueller, such existing Guarantors and any such future Guarantor (whether now owned or hereafter arising or acquired) to the extent such assets secure Obligations under the Credit Agreement and subject to certain permitted liens and encumbrances described in the Security Documents (collectively, the "Collateral"):

(1) substantially all existing and after-acquired personal property of Mueller and all Guarantors, including a pledge of all of the stock of all Mueller's existing or future Domestic Subsidiaries that are Restricted


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


         Subsidiaries and 65% of the voting stock of any Foreign Subsidiary that is a direct Restricted Subsidiary of Mueller or a Guarantor and a pledge of all intercompany Indebtedness in favor of Mueller or any Guarantor, except as specified below; and

(2) all material existing and after-acquired real property fee interests of Mueller and all Guarantors, provided, however that any mortgages required to be granted in connection with the closing with respect to such real property may be provided within 60 days following the closing of the Offerings.

     In the event that Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any affiliate of Mueller due to the fact that such affiliate's capital stock or other securities secure the secured notes, then the capital stock or other securities of such affiliate shall automatically be deemed released and to not be and to not have been part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the Security Documents may be amended or modified, without the consent of any holder of secured notes, to the extent necessary to evidence the release of the Second Priority Liens on the shares of capital stock or other securities that are so deemed to no longer constitute part of the Collateral. Pursuant to this provision, capital stock of Mueller Co., Anvil Inc., and Henry Pratt Company, among others is not subject to the Second Priority Lien.

     The Collateral is pledged to (1) Credit Suisse First Boston, as administrative agent (together with any successor, the "Administrative Agent"), on a first priority basis, for the benefit of the Secured Parties (as defined in the Credit Agreement) and (2) Law Debenture Trust Company of New York, as collateral agent (together with any successor, the "Collateral Agent"), on a second priority basis, for the benefit of the trustee and the holders of the secured notes and the holders of any future debt that is secured on a pari passu basis with the secured notes. The Second Priority Lien Obligations will constitute claims separate and apart from (and of a different class from) the First Priority Lien Obligations and will be subject to the First Priority Liens. The Second Priority Liens is also subject to Permitted Liens and encumbrances not prohibited by the indenture, including those granted to third parties after or prior to the closing of the offering of old secured notes. The persons holding such liens may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent to realize or foreclose on the Collateral.

     The Security Documents provide that, while any First Priority Lien Obligations (or any commitments or letters of credit in respect thereof or Hedging Obligations with lenders or affiliates of lenders thereunder) are outstanding, the holders of the First Priority Liens will control at all times all remedies and other actions related to the Collateral and the Second Priority Liens will not entitle the trustee or the holders of any secured notes to take any action whatsoever (other than limited actions to preserve and protect the Second Priority Liens that do not impair the First Priority Liens) with respect to the Collateral. As a result, while any First Priority Lien Obligations (or any commitments or letters of credit in respect thereof or Hedging Obligations with lenders or affiliates of lenders thereunder) are outstanding, none of the Collateral Agent, the trustee or the holders of the secured notes will be able to force a sale of the Collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the holders of the First Priority Liens or challenge any decisions in respect thereof by the holders of the First Priority Liens. To the extent that the holders of the First Priority Liens release their First Priority Liens on all or any portion of the Collateral, the Second Priority Liens on such Collateral will likewise be automatically released.

     The security documents governing the First Priority Liens provide that upon the disposition of any Collateral in a transaction permitted or consented to under the Credit Agreement, the First Priority Liens on such Collateral will be automatically released. Such security documents also provide that upon the payment of all First Priority Lien Obligations (and the termination of all letters of credit (or cash collateralization thereof), commitments and hedging obligations with lenders or affiliates of lenders thereunder) the First Priority Liens on all Collateral will be automatically released.

     At such time as:


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


     (1) the First Priority Lien Obligations have been satisfied in full in cash in accordance with the terms thereof and all commitments, letters of credit and hedging obligations with lenders or affiliates of lenders thereunder have been terminated; or

     (2) the holders of the First Priority Liens have released their First Priority Liens on all or any portion of the Collateral,

the Second Priority Liens (or, in the case of a release of First Priority Liens referred to in clause (2) above on only a portion of the Collateral, the Second Priority Liens on the portion of the Collateral in respect of which First Priority Liens were released) will also be automatically, unconditionally and simultaneously released; provided, however, (A) in the case of clause (1) of this sentence, in the event that an Event of Default under the indenture has occurred and is continuing as of the date on which the First Priority Lien Obligations are repaid in full and all such commitments and letters of credit are terminated as described in clause (1), the Second Priority Liens on the Collateral will not be released, except to the extent the Collateral or any portion thereof was disposed of in order to repay the First Priority Lien Obligations secured by the Collateral, and thereafter, the trustee (acting at the direction of the holders of a majority of outstanding principal amount of secured notes) and the representatives of any other holders of Second Priority Lien Obligations will have the right to direct the Collateral Agent to foreclose upon the Collateral (but in such event, the Second Priority Liens will be released when such Event of Default and all other Events of Default under the indenture cease to exist), or (B) in the case of clause (2) of this sentence, if the First Priority Lien Obligations (or any portion thereof) are thereafter secured by assets that would constitute Collateral, the secured notes will then be secured by a Second Priority Lien on such Collateral, to the same extent provided pursuant to the Security Documents. If Mueller subsequently incurs Obligations under a new Credit Facility or other First Priority Lien Obligations that are secured by liens on assets of Mueller and the Guarantors of the type constituting Collateral and do not constitute Permitted Liens (excluding for this purpose Permitted Liens under clause (7) thereof), then the secured notes will be secured at such time by a Second Priority Lien on the collateral securing such Obligations or First Priority Lien Obligations to the same extent provided by the Security Documents on the terms and conditions of the security documents relating to the new Credit Facility or such other First Priority Lien Obligations, with the Second Priority Liens held either by the Administrative Agent under such new Credit Facility or by a collateral agent designated by Mueller to hold the Second Priority Liens for the benefit of the holders of Second Priority Lien Obligations and subject to an intercreditor agreement that provides the Administrative Agent under such Credit Facility substantially the same rights and powers as afforded under the Security Documents and the intercreditor agreement entered into in connection herewith. See "Risk Factors--Risks Related to the Notes--The security granted to secure the secured notes can be released without consent of the holders of such notes, and the lenders under our credit facility will have control over all decisions with respect to enforcement of the security interests, including decisions regarding whether and when to foreclose upon assets." The Security Documents and the indenture also provide that the Second Priority Liens securing the Guarantee of any Guarantor will be automatically released when such Guarantor's guaranty is released in accordance with the terms of the indenture. In addition, the Second Priority Liens securing the secured notes will be released upon discharge or defeasance of the secured notes as set forth below under "Satisfaction and Discharge" and "Legal Defeasance and Covenant Defeasance."

     In addition, the Security Documents provide that, so long as the First Priority Lien Obligations (or any commitments, letters of credit or Hedging Obligations with lenders or affiliates of lenders in respect thereof) are outstanding, the holders of the First Priority Liens may change, waive, modify or vary the Security Documents of such holders and such changes will automatically apply to the Security Documents of the trustee and the holders of secured notes; provided that (A) no such amendment, waiver or consent shall have the effect of removing assets subject to the Second Priority Liens, except to the extent that a release of such Lien is permitted by the section of the intercreditor agreement relating to the release of the Second Priority Liens once certain conditions have been met (as described above) and (B) any such change, waiver, modification or variance that materially and adversely affects the rights of the trustee and the holders of the secured notes and does not affect the holders of the First Priority Liens in a like or similar manner shall not apply to the note holder Security Documents without the consent of the trustee (acting at the direction of the holders of a majority of the aggregate principal amount of the applicable noteholder claims); provided further, however, that notwithstanding the foregoing, the holders of the First Priority Liens may:


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     (1)      direct the Administrative Agent to take actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the trustee and the holders of the secured notes; and

     (2) agree to modify the Security Documents, without the consent of the trustee and the holders of the secured notes, to secure additional extensions of credit and add additional secured creditors so long as such modifications do not expressly violate the provisions of the indenture.

In any case, notice of such amendment, waiver or consent shall be given to the trustee.

     See "Risk Factors - Risks Related to the Notes. The security granted to secure the second priority notes can be released without consent of the holders of such notes, and the lenders under our credit facility will have control over all decisions with respect to enforcement of the security interests, including decisions regarding whether and when to foreclose upon assets."

     Proceeds realized by the Administrative Agent or the Collateral Agent from the Collateral will be applied:

     o first, to amounts owing to the holders of the First Priority Liens in accordance with the terms of the First Priority Lien Obligations;

     o second, to amounts owing to the Collateral Agent in its capacity as such in accordance with the terms of the Security Documents;

     o third, to amounts owing to the trustee in its capacity as such in accordance with the terms of the indenture and to the representatives of any other holders of debt, in their capacity as such, secured on a second priority basis;

     o fourth, ratably to amounts owing to the holders of the secured notes in accordance with the terms of the indenture and to any other holders of debt secured on a second priority basis; and

     o  fifth, to Mueller and/or other persons entitled thereto.

     Subject to the terms of the Security Documents, Mueller and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the secured notes (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral that may be deposited with the Administrative Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

     Security interests in respect of Collateral comprised of, among other things, motor vehicles, cash, deposit accounts, letter of credit rights and certain immaterial real property have generally not been perfected with respect to the First Priority Lien Obligations and will not be perfected with respect to the secured notes. In addition, no foreign filings have been made to perfect security interests in Collateral consisting of computer hardware and software, copyrights, patents, trademarks or trade secrets with respect to the First Priority Lien Obligations, and no such filings will be made to perfect security interests in such Collateral with respect to the secured notes. Further, no appraisals of any of the Collateral have been prepared by or on behalf of Mueller in connection with the issuance of the secured notes. There can be no assurance that the proceeds from the sale of the Collateral remaining after the satisfaction of all First Priority Lien Obligations or the holders of other Liens which have priority over the Second Priority Liens would be sufficient to satisfy the Obligations owed to the holders of the secured notes and holders of other debt that may be secured on a second priority basis. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the Collateral can be sold in a short period of time or at all.

     See "Risk Factors--Risks Relating to the Notes--Bankruptcy laws may limit your rights and ability to realize value from the collateral" and "Risk Factors--Risks Relating to the Notes--If there is a default, proceeds from sales of the collateral will be applied first to satisfy amounts owed under the senior credit facility, and the value of the collateral may not be sufficient to repay the holders of the secured notes."


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Intercreditor Agreement

     Mueller, the Guarantors, the trustee (including in its capacity as Collateral Agent) and the Administrative Agent under the Credit Agreement have entered into an intercreditor agreement which establishes the second priority status of the Second Priority Liens. In addition to the provisions described above with respect to control of remedies, release of collateral and amendments to the Security Documents, the intercreditor agreement also imposes certain other customary restrictions and agreements, including the restrictions and agreements described below.

     Pursuant to the intercreditor agreement, the trustee and the holders of the secured notes waive, to the fullest extent permitted by law, any claim against the Administrative Agent and the lenders under the Credit Agreement in connection with any actions they may take under the Credit Agreement or with respect to the Collateral, and agree that the Administrative Agent and the lenders have no duties to them in respect of the maintenance or preservation of the Collateral (other than, in the case of the Administrative Agent, a duty to hold certain possessory collateral as bailee of the trustee and the holders of the secured notes for purposes of perfecting the Second Priority Liens thereon). They further waive, to the fullest extent permitted by law, any right to assert, or request the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available to them.

     In addition, Mueller and the Guarantors agree not to grant liens to the trustee for the benefit of the holders of the secured notes on any of their assets unless they have granted liens on such assets to the lenders and the administrative agent on a first priority basis. If the trustee obtains a lien on any asset of Mueller or any Guarantor securing the secured notes and no prior lien has been granted to the lenders and the administrative agent, it will notify the administrative agent and either release the lien or ensure that it secures the First Priority Lien Obligations on a first priority basis.

     Pursuant to the intercreditor agreement, the trustee, for itself and on behalf of the holders of the secured notes, irrevocably constituted and appointed the Administrative Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place of the trustee or holder of the secured notes or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of Section 5.1 of the intercreditor agreement (relating to the release of the Second Priority Liens once certain conditions have been met), to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary or desirable to accomplish the purposes of such section of the intercreditor agreement, including any financing statements, mortgage releases, intellectual property releases, endorsements or other instruments or transfer or release of such liens.

     In addition, if Mueller or any Guarantor is subject to any insolvency or liquidation proceeding, the trustee and the holders agree that:

     o they will not vote in favor of any plan of reorganization unless (1) such plan provides for the payment in full in cash of all claims of the Administrative Agent and the lenders (including claims of the lenders and their affiliates in respect of hedging obligations) on the effective date of such plan of reorganization, (2) such plan provides for treatment of such claims of the Administrative Agent and the holders of the First Priority Liens in a manner that would result in such claims having relative lien (or, if the obligations, property or assets to be distributed in respect of such clauses under such plan are unsecured, other) priority over the claims of the trustee and the holders of the secured notes to at least the same extent as the First Priority Liens have priority over the Second Priority Liens, whether or not such obligations, property or assets are, in fact secured by any liens, or
        (3) such plan treats such claims in a manner approved by the Administrative Agent and the required lenders;

     o the terms of the intercreditor agreement will survive if debt obligations of a reorganized debtor secured by the same collateral are distributed both to the lenders and the noteholders;

     o they will raise no objection to the use of cash collateral or the provision of debtor-in-possession ("DIP") financing and, unless additional collateral is granted to the administrative agent and the lenders under the Credit Agreement in connection therewith, will not request adequate protection or any other relief in connection with any such use of cash collateral or DIP financing (except if the lenders and the


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


        administrative agent are granted adequate protection in the form of additional collateral, the trustee may seek or request adequate protection in the form of a replacement lien on such additional collateral, which lien is junior to the lien granted to the lenders and the administrative agent and the DIP financing providers);

     o they will not seek relief from the automatic stay or any other stay without the consent of the administrative agent and the lenders so long as any amounts are outstanding under the Credit Agreement or any commitment under any DIP financing provided by any lender under the Credit Agreement is in effect;

     o they will not contest any request by the administrative agent or the lenders for adequate protection or any objection by the administrative agent or the lenders based on a lack of adequate protection; and

     o if they are granted adequate protection in the form of additional collateral, the lenders and the administrative agent will be granted a lien on such collateral securing their claims on a basis that is senior to the liens granted to the trustee.

Note Guarantees

     Our Obligations under the secured notes will be jointly and severally guaranteed on a senior basis by the Guarantors. Each Guarantee will be secured by Second Priority Liens on any Collateral owned by the Guarantor. The Guarantees will be pari passu in right of payment with all existing and future senior Indebtedness of the Guarantors and will be effectively junior to any debt of any Guarantor that is either (1) secured by a Lien on the Collateral that is senior or prior to the Second Priority Liens securing the Guarantees, including the First Priority Liens and potentially any Permitted Liens or encumbrances or
(2) secured by assets that are not part of the Collateral securing the secured notes, in each case, to the extent of the value of the assets securing that collateral. The Obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. Except as provided in agreements governing Mueller's other Indebtedness and in "Certain Covenants" below, Mueller is not restricted from selling or otherwise disposing of any of the Equity Interests of the Guarantors.

     No Guarantor may consolidate with or merge with or into another Person or entity, whether or not the Guarantor is the surviving Person, unless:

     (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger, if other than Mueller or the Guarantor, unconditionally assumes all the obligations of the Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee under the indenture, the Guarantee, the Security Documents and the registration rights agreement; and

     (2) immediately after giving effect to such transaction, no Default or Event of Default exists.

     In the event of:

     o a sale or other disposition of all of the assets of a Guarantor, by way of merger, consolidation or otherwise, if Mueller or a Restricted Subsidiary applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the indenture;

     o a sale or other disposition of all of the capital stock of a Guarantor, if the Net Proceeds of that sale are applied in accordance with the "Asset Sale" provisions of the indenture;

     o the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of the indenture; or

     o upon legal or covenant defeasance as provided below under the caption "--Legal Defeasance and Covenant Defeasance",


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that Guarantor will be released and relieved of any obligations under its
Guarantee and the Security Interests on its Collateral will be released.

Optional Redemption

     On and after November 1, 2005, the secured notes will be redeemable, at Mueller's option, in whole or in part, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest up to but not including the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided that if the redemption date falls after an interest payment record date and on or before an interest payment date, then the interest payment shall be payable to holders of record on the relevant record date.

     If redeemed during the periods set forth below:

                                                                  Redemption
      Period                                                         Price
      ------                                                      ----------

      November 1, 2005 through October 31, 2006...........          102.000%
      November 1, 2006 through October 31, 2007...........          101.000%
      November 1, 2007 and thereafter.....................          100.000%

     In addition to the foregoing, on or prior to November 1, 2005, Mueller may redeem up to 35% of the aggregate principal amount of secured notes from time to time originally issued under the indenture in cash at a redemption price of 100% of the principal amount thereof plus the Applicable Eurodollar Rate then in effect, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

     (1) at least 65% of the aggregate principal amount of secured notes from time to time originally issued under the indenture remains outstanding immediately after the occurrence of the redemption; and

     (2) the redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

Selection and Notice

     If less than all of the secured notes are to be redeemed at any time, the trustee will select the secured notes for redemption as follows:

     (1) in compliance with the requirements of the principal national securities exchange, if any, on which the secured notes are listed; or

     (2)      if the secured notes are not so listed, on a pro rata basis;

provided that no secured notes of $1,000 or less shall be redeemed in part.

     Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of secured notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any secured note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Secured notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.


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


Mandatory Redemption

     Mueller is not required to make mandatory redemption of, or sinking fund payments with respect to, the secured notes.

Repurchase at the Option of Holders

   Change of Control

     Upon the occurrence of a Change of Control, each holder of secured notes will have the right to require Mueller to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's secured notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 60 days following any Change of Control, Mueller will, or will cause the trustee to, mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase secured notes on the date specified in that notice, which date shall be no earlier than 30 days and no later than 60 days from the date that notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in that notice. Mueller will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the secured notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to a Change of Control Offer, Mueller will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

     On the Change of Control Payment Date, Mueller will, to the extent lawful:

     (1) accept for payment all secured notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all secured notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the trustee the secured notes so accepted together with an Officers' Certificate stating the aggregate principal amount of secured notes or portions thereof being purchased by Mueller.

     The Paying Agent will promptly mail to each holder of secured notes so tendered the Change of Control Payment for that holder's secured notes, and the trustee will promptly authenticate and mail or cause to be transferred by book-entry to each holder a new note equal in principal amount to any unpurchased portion of the secured notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple thereof.

     The indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, Mueller will either repay all outstanding Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Indebtedness to permit the repurchase of secured notes required by this covenant. The indenture requires Mueller to publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the secured notes to require that Mueller repurchase or redeem the secured notes in the event of a takeover, recapitalization or similar transaction.

     Mueller will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth


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in the indenture applicable to a Change of Control Offer made by Mueller and purchases all secured notes validly tendered and not withdrawn under that Change of Control Offer.

     "Change of Control" means the occurrence of any of the following:

     (1) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Mueller and its Subsidiaries, taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange
              Act), other than the Principals and their Related Parties;

     (2) the adoption of a plan for the liquidation or dissolution of Mueller;

     (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power of the outstanding voting stock of Mueller; or

     (4) the first day on which a majority of the members of the board of directors of Mueller are not Continuing Members.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Mueller and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of secured notes to require Mueller to repurchase secured notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Mueller and its Subsidiaries taken as a whole to another person or group may be uncertain.

     "Continuing Members" means, as of any date of determination, any member of the board of directors of Mueller who:

     (1) was a member of Mueller's board of directors on the date of the Indenture; or

     (2) was nominated for election or elected to Mueller's board of directors with the approval of, or whose election to the board of directors was ratified by, at least a majority of the Continuing Members who were members of Mueller's board of directors at the time of that nomination or election.

Asset Sales

     The indenture provides that Mueller will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) Mueller or the Restricted Subsidiary, as the case may be, receives consideration at the time of that Asset Sale at least equal to the fair market value (evidenced by a resolution of the board of directors set forth in an Officers' Certificate delivered to the trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

     (2) at least 75% of the consideration therefor received by Mueller or the Restricted Subsidiary is in the form of:

              (a) cash or Cash Equivalents; or

              (b) property or assets that are used or useful in a Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by Mueller or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary.


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


     For the purposes of this provision, each of the following shall be deemed to be cash:

                      (i) any liabilities, as shown on Mueller's or the Restricted Subsidiary's most recent balance sheet, of Mueller or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the secured notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Mueller or the Restricted Subsidiary from further liability;

                      (ii) any securities, notes or other obligations received by Mueller or the Restricted Subsidiary from the transferee that are converted by Mueller or the Restricted Subsidiary into cash or Cash Equivalents within 180 days of their receipt by Mueller of the Restricted Subsidiary, but only to the extent of the cash or Cash Equivalents received; and

                      (iii) any Designated Noncash Consideration received by Mueller or any of its Restricted Subsidiaries in that Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of that Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

The 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (i), (ii) and (iii) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 75% limitation.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Mueller or the Restricted Subsidiary, as the case may be, shall apply the Net Proceeds, at its option (or to the extent Mueller is required to apply the Net Proceeds pursuant to the terms of the Credit Agreement), to:

     (1) repay or purchase Pari Passu Indebtedness of Mueller or any Guarantor or Indebtedness of any Restricted Subsidiary that is not a Guarantor, as the case may be,

              provided that if Mueller shall so repay or purchase Pari Passu Indebtedness of Mueller (other than a repayment or purchase of Indebtedness under the Credit Agreement or any future Credit Facility secured on a first priority basis by the Collateral or any Indebtedness that is secured by a Lien on assets not constituting Collateral):

              (a) it will equally and ratably reduce Indebtedness under the secured notes if the secured notes are then redeemable; or

              (b) if the secured notes may not then be redeemed, Mueller shall make an offer, in accordance with the procedures set forth below for an Asset Sale Offer, to all holders of secured notes to purchase at a purchase price equal to 100% of the principal amount of the secured notes, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, the secured notes that would otherwise be redeemed; or

     (2)      (a)     an investment in property, the making of a capital
                      expenditure or the acquisition of assets that, in each
                       case, are used or useful in a Permitted Business; or

              (b) the acquisition of Capital Stock of any Person primarily engaged in a Permitted Business if:

                      (i) as a result of the acquisition by Mueller or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary; or


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


                      (ii) the Investment in that Capital Stock is permitted by clause (6) of the definition of Permitted Investments.

Pending the final application of any Net Proceeds, Mueller may temporarily reduce Indebtedness or otherwise invest those Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Mueller will be required to make an offer to all holders of secured notes (an "Asset Sale Offer") to purchase the maximum principal amount of secured notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the indenture.

     To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Mueller may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of secured notes surrendered by holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the secured notes to be purchased as set forth under "--Selection and Notice." Upon completion of an offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     Mueller will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the secured notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to an Asset Sale Offer, Mueller will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

Certain Covenants

   Total Senior Leverage Ratio

     Mueller has agreed that, so long as any of the secured notes remain outstanding, if Mueller's Total Senior Leverage Ratio is greater than 5.0 to 1 as of the last day of any fiscal quarter beginning with the first full fiscal quarter ending after the date of the indenture, then the Applicable Eurodollar Rate will be increased by 2.0% from and including the date when Mueller provides financial information with respect to such fiscal period pursuant to the covenant below under "Reports" (or is required to provide such information if not so provided); provided, however, that such increase will cease to be effective if at any time after such increase, Mueller's Total Senior Leverage Ratio is less than or equal to 5.0 to 1. Except as set forth in clause (4) under "Events of Default and Remedies," failure to maintain such ratio shall not constitute a Default or Event of Default. Notwithstanding the failure to achieve such ratio in subsequent quarters, the Applicable Eurodollar Rate shall not be increased by more than 2.0%.

   Restricted Payments

     The indenture provides that Mueller will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of Mueller's or any of its Restricted Subsidiaries' Equity Interests other than

              (a) dividends or distributions payable in Equity Interests other than Disqualified Stock of Mueller or

              (b) dividends or distributions payable to Mueller or any Wholly Owned Restricted Subsidiary of Mueller;

     (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Mueller or Parent other than any of those Equity Interests owned by Mueller or any Restricted Subsidiary of Mueller;


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     (3)      make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Mueller or any Guarantor that is contractually subordinated to the secured notes or any Note Guarantee ("Subordinated Debt"), except a payment of interest or principal at the Stated Maturity thereof; or

     (4)      make any Restricted Investment

(all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to that Restricted Payment:

     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (2) Mueller would, immediately after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

     (3) that Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Mueller and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (1) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (3)),
              (2) through (13), (15), (16) and (17) of the next succeeding paragraph), is less than the sum, without duplication, of:

              (a) 50% of the Consolidated Net Income of Mueller for the period (taken as one accounting period) commencing January 1, 2004 to the end of Mueller's most recently ended fiscal quarter for which internal financial statements are available at the time of that Restricted Payment (or, if Consolidated Net Income for that period is a deficit, less 100% of the deficit); plus

              (b) 100% of the Qualified Proceeds received by Mueller on or after the date of the indenture from contributions to Mueller's capital or from the issue or sale on or after the date of the indenture of Equity Interests of Mueller or of Disqualified Stock or convertible debt securities of Mueller to the extent that they have been converted into those Equity Interests, other than

                       (i) Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Mueller and

                       (ii) Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock; plus

              (c) the amount equal to the net reduction in Investments in Persons after the date of the indenture who are not Restricted Subsidiaries (other than Permitted Investments) resulting from:

                       (i) Qualified Proceeds received as a dividend, repayment of a loan or advance or other transfer of assets (valued at the fair market value thereof) to Mueller or any Restricted Subsidiary from those Persons;

                       (ii) Qualified Proceeds received upon the sale or liquidation of those Investments; and

                       (iii) the redesignation of Unrestricted Subsidiaries (excluding any increase in the amount available for Restricted Payments pursuant to clause (11) below arising from the redesignation of that Unrestricted Subsidiary) whose assets are used or useful in, or which is engaged in, one or more Permitted Business as Restricted Subsidiaries


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                               (valued, proportionate to Mueller's equity
                               interest in that Subsidiary, at the fair market value of the net assets of that Subsidiary at the time of that redesignation).

     The foregoing provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, the payment would have complied with the provisions of the indenture;

     (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Mueller in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Mueller) of other Equity Interests of Mueller (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

     (3) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

     (4)      payments and transactions in connection with

              (a) the Financial Advisory Agreement, not to exceed $500,000 in any one calendar year, and

              (b) the Offerings and the Credit Agreement (including commitment, syndication and arrangement fees payable thereunder) and the application of the proceeds thereof, including to make a dividend or distribution to Parent, and the payment of fees and expenses with respect thereto;

     (5) the payment of dividends or the making of loans or advances by Mueller to Parent not to exceed $2.0 million in any fiscal year for costs and expenses incurred by Parent in its capacity as a holding company for services rendered by Parent on behalf of Mueller;

     (6) payments or distributions to Parent pursuant to any Tax Sharing Agreement;

     (7) the payment of dividends by a Restricted Subsidiary on any class of common stock of that Restricted Subsidiary if:

              (a) that dividend is paid pro rata to all holders of that class of common stock; and

              (b) at least 51% of that class of common stock is held by Mueller or one or more of its Restricted Subsidiaries;

     (8) the repurchase of any class of common stock of a Restricted Subsidiary if:

              (a) that repurchase is made pro rata with respect to that class of common stock; and

              (b) at least 51% of that class of common stock is held by Mueller or one or more of its Restricted Subsidiaries;

     (9) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Mueller or any Restricted Subsidiary issued on or after the date of the indenture in accordance with the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

     (10) repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent a portion of the exercise price of those options;


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     (11)     any other Restricted Payment (other than a Restricted Payment of a type described in clause (1) of the first paragraph of this covenant) which, together with all other Restricted Payments made pursuant to this clause (11) since the date of the indenture, does not exceed $40.0 million, in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (11) either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to Mueller's equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clause (i) and (ii), not to exceed the amount of the Restricted Investment previously made pursuant to this clause (11); provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

     (12) the pledge by Mueller of the Capital Stock of an Unrestricted Subsidiary of Mueller to secure Non-Recourse Debt of that Unrestricted Subsidiary;

     (13) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Subsidiary issued after the date of the indenture, provided that the aggregate price paid for any such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of:

              (a) the amount of cash and Cash Equivalents received by that Restricted Subsidiary from the issue or sale thereof; and

              (b) any accrued dividends thereon the payment of which would be permitted pursuant to clause (9) above;

     (14) any Investment in an Unrestricted Subsidiary that is funded by Qualified Proceeds received by Mueller on or after the date of the indenture from contributions to Mueller's capital or from the issue and sale on or after the date of the indenture of Equity Interests of Mueller or of Disqualified Stock or convertible debt securities to the extent they have been converted into that Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Mueller and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) in an amount (measured at the time that Investment is made and without giving effect to subsequent changes in value) that does not exceed the amount of those Qualified Proceeds (excluding any such Qualified Proceeds to the extent utilized to permit a prior "Restricted Payment" pursuant to clause (3)(b) of the preceding paragraph);

     (15)     distributions or payments of Receivables Fees;

     (16) the payment of a dividend from Mueller to Parent on or about the date of the indenture not to exceed an amount equal to the net proceeds of the Offerings and borrowings under the Credit Agreement on the date of the indenture (less (x) amounts thereof used to repay Indebtedness and pay related fees and expenses and
              (y) $10.0 million); and

     (17) the repurchase of any Subordinated Debt at a purchase price not greater than 101% of the principal amount thereof in the event of
              (x) a Change of Control or (y) an Asset Sale; provided that, in each case, prior to the repurchase, Mueller has made an offer to purchase the secured notes pursuant to the indenture and has repurchased all secured notes issued under the indenture that were validly tendered for payment in connection with the offer to purchase.

     The board of directors of Mueller may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. For purposes of making that designation, all outstanding Investments by Mueller and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Investments made at the time of that designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of

     (1) the net book value of that Investments at the time of that designation and


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     (2)      the fair market value of that Investments at the time of that designation.

     That designation will only be permitted if that Investment would be permitted at that time and if that Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of

     (1) all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Mueller or that Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment and

     (2) Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by Mueller of those Qualified Proceeds.

     The fair market value of any non-cash Restricted Payment shall be determined by the board of directors of Mueller whose resolution with respect thereto shall be delivered to the trustee.

     Not later than the date of making any Restricted Payment, Mueller shall deliver to the trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

   Incurrence of Indebtedness and Issuance of Preferred Stock

     The indenture provides that:

     (1) Mueller will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness);

     (2) Mueller will not, and will not permit any of its Restricted Subsidiaries to, issue any shares of Disqualified Stock; and

     (3) Mueller will not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any shares of preferred stock;

provided that Mueller or any Restricted Subsidiary may incur Indebtedness, including Acquired Indebtedness, or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for Mueller's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which that additional Indebtedness is incurred or that Disqualified Stock is issued would have been at least 2.5 to 1, determined on a consolidated pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

     (1) the incurrence by Mueller and its Restricted Subsidiaries of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Mueller and those Restricted Subsidiaries thereunder) then classified as having been incurred in reliance upon this clause (1) that remains outstanding under such Credit Facilities after giving effect to that incurrence does not exceed an amount equal to $665.0 million;

     (2) the incurrence by Mueller and its Restricted Subsidiaries of Existing Indebtedness;

     (3) the incurrence by Mueller of Indebtedness represented by the secured notes and the senior subordinated notes and the applicable indentures and guarantees thereof by its Restricted Subsidiaries;


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     (4)      the incurrence by Mueller or any of its Restricted Subsidiaries of
              Indebtedness represented by Capital Lease Obligations or other obligations, in each case, the proceeds of which are used solely for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the property, plant or equipment so acquired) used in the business of Mueller or that Restricted Subsidiary, in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness to refund, refinance or replace such Indebtedness not to exceed $40.0 million outstanding after giving effect to that incurrence;

     (5) Indebtedness arising from agreements of Mueller or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing that acquisition; provided that:

              (a) that Indebtedness is not reflected on the balance sheet of Mueller or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

              (b) in the case of a disposition, the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Mueller and/or that Restricted Subsidiary in connection with that disposition;

     (6) the incurrence by Mueller or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is then classified as having been incurred pursuant to the first paragraph of this covenant or by clauses (2), (3), (4), (6), (10) or (12) hereof;

     (7) the incurrence by Mueller or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Mueller and/or any of its Restricted Subsidiaries; provided that:

              (a) if Mueller is the obligor on that Indebtedness, that Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the secured notes; and

              (b)      (i)    any subsequent issuance or transfer of Equity
                              Interests that results in any such Indebtedness being held by a Person other than Mueller or a Restricted Subsidiary thereof and

                       (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Mueller or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of that Indebtedness by Mueller or that Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

     (8) the incurrence by Mueller or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging;

              (a) interest rate risk with respect to any Indebtedness that is permitted by the terms of this indenture to be outstanding; or

              (b) exchange rate risk of that Person;


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              provided that those agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

     (9) the guarantee by Mueller or any of its Restricted Subsidiaries of Indebtedness of Mueller or a Restricted Subsidiary of Mueller that was permitted to be incurred by another provision of this covenant;

     (10) the incurrence by Mueller or any of its Restricted Subsidiaries of Acquired Indebtedness; provided that Mueller would have a higher Fixed Charge Coverage Ratio immediately after giving pro forma effect to such incurrence than the Fixed Charge Coverage Ratio immediately prior to such incurrence;

     (11) obligations in respect of trade letters of credit, performance and surety bonds and completion guarantees (including related letters of credit) provided by Mueller or any Restricted Subsidiary in the ordinary course of business; and

     (12) the incurrence by Mueller or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) outstanding after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $20.0 million.

     For purposes of determining compliance with this covenant:

     o in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Mueller shall, in its sole discretion, classify that item of Indebtedness in any manner that complies with this covenant and that item of Indebtedness will be treated as having been incurred pursuant to only one of those clauses or pursuant to the first paragraph hereof;

     o Mueller may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph hereof; provided that Mueller would be permitted to incur that item of Indebtedness (or that portion thereof) pursuant to that other clause or the first paragraph hereof, as the case may be, at the time of reclassification; and

     o accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

   Liens

     The indenture provides that Mueller will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, that secures obligations under any Pari Passu Indebtedness or subordinated Indebtedness of Mueller on any asset or property now owned or hereafter acquired by Mueller or any of its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the secured notes are equally and ratably secured with the obligations so secured until such time as those obligations are no longer secured by a Lien; provided that, in any case involving a Lien securing Indebtedness subordinated to Indebtedness of Mueller under the secured notes, that Lien is subordinated to the Lien securing the secured notes to the same extent that such Indebtedness is subordinated to the secured notes.

   Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The indenture provides that Mueller will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:


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     (1)      (a)      pay dividends or make any other distributions to Mueller
                       or any of its Restricted Subsidiaries (i) on its Capital Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; or

              (b) pay any Indebtedness owed to Mueller or any of its Restricted Subsidiaries;

     (2) make loans or advances to Mueller or any of its Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to Mueller or any of its Restricted Subsidiaries.

     However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1)      Existing Indebtedness as in effect on the date of the indenture;

     (2) the Credit Agreement and the indenture governing the senior subordinated notes as in effect as of the date of the indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the restrictions contained in any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the Credit Agreement or such indenture are, in the good faith judgment of Mueller's board of directors, not materially less favorable, taken as a whole, to the holders of the secured notes than those contained in the Credit Agreement or such indenture;

     (3) the indenture, the secured notes, the Guarantees and/or the Security Documents;

     (4)      applicable law and any applicable rule, regulation or order;

     (5) any agreement or instrument of a Person acquired by Mueller or any of its Restricted Subsidiaries as in effect at the time of that acquisition (except to the extent created in contemplation of that acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, that Indebtedness was permitted by the terms of the indenture to be incurred;

     (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

     (8) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of that Subsidiary;

     (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are, in the good faith judgment of Mueller's board of directors, not materially less favorable, taken as a whole, to the holders of the secured notes than those contained in the agreements governing the Indebtedness being refinanced;

     (10) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "--Incurrence of Indebtedness and Issuance of Preferred Stock" and "--Liens" that limit the right of the debtor to dispose of the assets securing that Indebtedness;

     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;


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     (12)     other Indebtedness or Disqualified Stock of Restricted
              Subsidiaries permitted to be incurred subsequent to the Issuance Date pursuant to the provisions of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock;"

     (13) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

     (14) restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of Mueller, are necessary or advisable to effect that Receivables Facility.

   Merger, Consolidation, or Sale of Assets

     The indenture provides that Mueller may not consolidate or merge with or into (whether or not Mueller is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

     (1) Mueller is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Mueller) or to which that sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia provided that if such Person is a limited liability company or partnership, a corporate Wholly Owned Restricted Subsidiary of such Person organized under the laws of the United States, any state thereof or the District of Columbia becomes a co-issuer of the secured notes in connection therewith;

     (2) the Person formed by or surviving any such consolidation or merger (if other than Mueller) or the Person to which that sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Mueller under the registration rights agreement, the secured notes, the Security Documents and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

     (3) immediately after that transaction no Default or Event of Default exists; and

     (4) Mueller or the Person formed by or surviving any such consolidation or merger (if other than Mueller), or to which that sale, assignment, transfer, conveyance or other disposition shall have been made

              (a) will, at the time of such transaction and after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" or

              (b) would, together with its Restricted Subsidiaries, have a higher Fixed Charge Coverage Ratio immediately after that transaction (after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of Mueller and its Restricted Subsidiaries immediately prior to that transaction.

     The foregoing clause (4) will not prohibit:

              (a) a merger between Mueller and a Wholly Owned Subsidiary of Parent created for the purpose of holding the Capital Stock of Mueller;

              (b) a merger between Mueller and a Wholly Owned Restricted Subsidiary; or

              (c) a merger between Mueller and an Affiliate incorporated solely for the purpose of reincorporating or reorganizing Mueller in another State of the United States


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so long as, in each case, the amount of Indebtedness of Mueller and its
Restricted Subsidiaries is not increased thereby.

     The indenture will provide that Mueller will not lease all or substantially all of its assets to any Person.

   Transactions with Affiliates

     The indenture provides that Mueller will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Mueller (each of the foregoing, an "Affiliate Transaction"), unless:

     (1) that Affiliate Transaction is on terms that are no less favorable to Mueller or that Restricted Subsidiary than those that would have been obtained in a comparable transaction by Mueller or that Restricted Subsidiary with an unrelated Person; and

     (2) Mueller delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions:

              (a) for transactions involving aggregate consideration in excess of $7.5 million, a resolution of the board of directors set forth in an Officers' Certificate certifying that the relevant Affiliate Transaction complies with clause (1) above and that the Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors; and

              (b) for transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the holders of that Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

     (1) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by Mueller or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (a) $5.0 million outstanding in the aggregate at any time and (b) $2.0 million to any one employee) and consistent with the past practice of Mueller or that Restricted Subsidiary;

     (2)      transactions between or among Mueller and/or its Restricted
              Subsidiaries;

     (3) payments of customary fees by Mueller or any of its Restricted Subsidiaries to the Principals and their Affiliates made for any financial advisory, financing, underwriting or placement services (whether structured as a fee or as an underwriting discount) or in respect of other commercial or investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the board of directors in good faith;

     (4) any agreement as in effect on the date of the indenture or any amendment thereto (so long as that amendment is not disadvantageous to the holders of the secured notes in any material respect) or any transaction contemplated thereby;

     (5) payments and transactions in connection with the Credit Agreement (including commitment, syndication and arrangement fees payable thereunder), the Offerings, including underwriting discounts and commissions in connection therewith, and the application of the proceeds of each, and the payment of fees and expenses with respect thereto;

     (6) Restricted Payments that are permitted by the provisions of the indenture described under the caption "--Restricted Payments" and any Permitted Investments;


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     (7)      sales of accounts receivable, or participation therein, in connection with any Receivables Facility;

     (8) any issuance or sale of Equity Interests (other than Disqualified Stock) of Mueller; and

     (9) transactions with joint ventures and Unrestricted Subsidiaries on an arm's length basis approved by the Board of Directors.

   Sale and Leaseback Transactions

     The indenture provides that Mueller will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Mueller or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

     (1) Mueller or that Restricted Subsidiary, as the case may be, could have:

              (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to that sale and leaseback transaction pursuant to the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

              (b) incurred a Lien to secure that Indebtedness pursuant to the covenant described under the caption "--Liens;"

     (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the board of directors and set forth in an Officers' Certificate delivered to the trustee) of the property that is the subject of that sale and leaseback transaction; and

     (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Mueller applies the proceeds of that transaction in compliance with, the covenant described under the caption "Repurchase at the Option of Holders--Asset Sales."

   Additional Note Guarantees

     The Indenture provides that, if any Wholly-Owned Restricted Subsidiary of Mueller that is a Domestic Subsidiary guarantees any Indebtedness under the Credit Agreement, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel, in accordance with the terms of the Indenture.

   Reports

     The indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any secured notes are outstanding, Mueller will furnish to the holders of secured notes:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Mueller were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Mueller's certified independent accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if Mueller were required to file those reports, in each case, within the time periods specified in the SEC's rules and regulations.

     In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required rules and regulations of the SEC, Mueller will file a copy of all that information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make that information available to securities analysts and prospective investors upon request.


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     In addition, Mueller and the Guarantors have agreed that, for so long as any secured notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

     The indenture provides that each of the following constitutes an Event of
Default:

     (1) default for 30 days in the payment when due of interest on, or liquidated damages with respect to, the secured notes;

     (2) default in payment when due of the principal of or premium, if any, on the secured notes;

     (3) failure by Mueller or any of its Restricted Subsidiaries for 30 days after receipt of notice from the trustee or holders of at least 25% in principal amount of the secured notes then outstanding to comply with the provisions described under the captions "Repurchase at the Option of Holders--Change of Control," "--Asset Sales," "Certain Covenants--Restricted Payments," "--Incurrence of Indebtedness and Issuance of Preferred Stock" or "Merger, Consolidation or Sale of Assets;"

     (4) the maintenance by Mueller of a Total Senior Leverage Ratio greater than 6.0 to 1 at all times during a period of at least eight consecutive fiscal quarters;

     (5) failure by Mueller for 60 days after notice from the trustee or the holders of at least 25% in principal amount of the secured notes then outstanding to comply with any of its other agreements in the indenture or the secured notes;

     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Mueller or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Mueller or any of its Restricted Subsidiaries), whether that Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

              (a) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in that Indebtedness) (a "Payment Default"); or

              (b) results in the acceleration of that Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

     (7) failure by Mueller or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

     (8) except as permitted by the indenture, any Guarantee by any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting of behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee;

     (9) certain events of bankruptcy or insolvency with respect to Mueller or any of its Restricted Subsidiaries that is a Significant Subsidiary; and

     (10) unless all of the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, the repudiation or disaffirmation by Mueller or any Significant Subsidiary of Mueller of its material obligations under the Security Documents or the determination in


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              a judicial proceeding that the Liens of the Security Documents are unenforceable or invalid against Mueller or any Significant Subsidiary of Mueller party thereto for any reason, in each case, with respect to a material portion of the Collateral (which repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after Mueller receives written notice thereof specifying such occurrence from the trustee or the holders of at least 25% of the outstanding principal amount of the secured notes and demanding that such default be remedied).

     If any Event of Default (other than an Event of Default specified in clause
(9) above with respect to events of bankruptcy or insolvency with respect to Mueller or any Restricted Subsidiary that is a Significant Subsidiary) occurs and is continuing, the holders of at least 25% in principal amount of the then outstanding secured notes may direct the trustee to declare all the secured notes to be due and payable immediately. Upon any such acceleration, the secured notes shall become due and payable immediately.

     Notwithstanding the foregoing, in the case of an Event of Default specified in clause (9) above with respect to events of bankruptcy or insolvency with respect to Mueller or any Restricted Subsidiary that is a Significant Subsidiary, all outstanding secured notes will become due and payable without further action or notice. Holders of the secured notes may not enforce the indenture or the secured notes except as provided in the indenture.

     The holders of a majority in aggregate principal amount of the then outstanding secured notes by written notice to the trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or liquidated damages, if any, that has become due solely because of the acceleration) have been cured or waived, provided that, in the event of a declaration of acceleration of the secured notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) above, the declaration of acceleration of the secured notes shall be automatically annulled if the holders of any Indebtedness described in that clause (6) have rescinded the declaration of acceleration in respect of that Indebtedness within 30 days of the date of that declaration and if:

     (1) the annulment of the acceleration of the secured notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

     (2) all existing Events of Default, except non-payment of principal or interest on the secured notes that became due solely because of the acceleration of the secured notes, have been cured or waived.

     Subject to certain limitations, holders of a majority in principal amount of the then outstanding secured notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the secured notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the secured notes then outstanding by notice to the trustee may on behalf of the holders of all of the secured notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the secured notes.

     Mueller is required to deliver to the trustee annually a statement regarding compliance with the indenture, and Mueller is required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying that Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of Mueller or any Guarantor, as such, shall have any liability for any obligations of Mueller and the Guarantors under the secured notes, the Guarantees or the indenture or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of secured notes by accepting a secured note waives and releases all that liability. The waiver and release are part of the


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consideration for issuance of the secured notes. That waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

     Mueller may, at its option and at any time, elect to have all of its obligations, and all obligations of the Guarantors, discharged with respect to the outstanding secured notes, the Guarantees, the indenture and the Security Documents ("Legal Defeasance") except for:

     (1) the rights of holders of outstanding secured notes to receive payments in respect of the principal of, premium, if any, and interest and liquidated damages, if any, on those secured notes when those payments are due from the trust referred to below;

     (2) Mueller's obligations with respect to the secured notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the trustee, and Mueller's obligations in connection therewith; and

     (4)      the Legal Defeasance provisions of the indenture.

     In addition, Mueller may, at its option and at any time, elect to have its obligations with respect to certain covenants that are described in the indenture and the Security Documents and all Guarantees released ("Covenant Defeasance") and thereafter any omission to comply with those obligations shall not constitute a Default or Event of Default with respect to the secured notes. In the event Covenant Defeasance occurs, certain events (not including non-payment with respect to the secured notes, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the secured notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance,

     (1) Mueller must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the secured notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in those amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and liquidated damages, if any, on the outstanding secured notes on the stated maturity or on the applicable redemption date, as the case may be, and Mueller must specify whether the secured notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, Mueller shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

              (a) Mueller has received from, or there has been published by, the Internal Revenue Service a ruling; or

              (b) since the date of the indenture, there has been a change in the applicable federal income tax law,

              in either case to the effect that, and based thereon that opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding secured notes will not recognize income, gain or loss for federal income tax purposes as a result of that Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, Mueller shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that, subject to customary


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              assumptions and exclusions, the holders of the outstanding secured notes will not recognize income, gain or loss for federal income tax purposes as a result of that Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of that deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to that deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

     (5) that Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Mueller or any of its Subsidiaries is a party or by which Mueller or any of its Subsidiaries is bound;

     (6) Mueller must have delivered to the trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

     (7) Mueller must deliver to the trustee an Officers' Certificate stating that the deposit was not made by Mueller with the intent of preferring the holders of secured notes over the other creditors of Mueller with the intent of defeating, hindering, delaying or defrauding creditors of Mueller or others; and

     (8) Mueller must deliver to the trustee an Officers' Certificate and an opinion of counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

     A holder may transfer or exchange secured notes in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Mueller may require a holder to pay any taxes and fees required by law or permitted by the indenture. Mueller is not required to transfer or exchange any note selected for redemption.

     Also, Mueller is not required to transfer or exchange any note for a period of 15 days before a selection of secured notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.

Satisfaction and Discharge

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the secured notes, as expressly provided for in the indenture) as to all outstanding notes, and all security interests in the Collateral created by the Security Documents in favor of the trustee and the holders of secured notes will be released when

     (1) either:

              (a) all the secured notes theretofore authenticated and delivered (except lost, stolen or destroyed secured notes which have been replaced or paid and secured notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Mueller and thereafter repaid to Mueller or discharged from such trust) have been delivered to the trustee for cancellation or

              (b) all secured notes not theretofore delivered to the trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, and Mueller has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness or the secured notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the secured notes to the date


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                       of deposit together with irrevocable instructions from
                       Mueller directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

     (2) Mueller has paid all other sums payable under the indenture by Mueller.

     The trustee will acknowledge the satisfaction and discharge of the indenture and the release of the security interests in favor of the holders of the secured notes if Mueller has delivered to the trustee an Officers' Certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendment, Supplement and Waiver

     Except as provided below, the indenture, the Guarantees, the Security Documents and the secured notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the secured notes then outstanding, and any existing default or compliance with any provision of the indenture, the Guarantees or the secured notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding secured notes. Consents obtained in connection with a purchase of, or tender offer or exchange offer for, secured notes shall be included for those purposes.

     Without the consent of each holder affected, an amendment or waiver may not, with respect to any secured notes held by a non-consenting holder:

     (1) reduce the principal amount of secured notes whose holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any secured note or alter the provisions with respect to the redemption of the secured notes (other than the provisions described under the caption " --Repurchase at the Option of Holders");

     (3) reduce the rate of or extend the time for payment of interest on any secured note;

     (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or liquidated damages, if any, on the secured notes (except a rescission of acceleration of the secured notes by the holders of at least a majority in aggregate principal amount of the secured notes and a waiver of the payment default that resulted from that acceleration);

     (5) make any secured note payable in money other than that stated in the secured notes;

     (6) make any change in the provisions of the indenture relating to waivers of past Defaults;

     (7) waive a redemption payment with respect to any secured note (other than the provisions described under the caption "--Repurchase at the Option of Holders");

     (8) release any Guarantor that is a Significant Subsidiary from its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture; or

     (9)      make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, any amendment to or waiver of the covenant described under the caption "--Repurchase at the Option of Holders--Change of Control" will require the consent of the holders of at least two-thirds in aggregate principal amount of the secured notes then outstanding if that amendment would materially adversely affect the rights of holders of secured notes.

     Notwithstanding the foregoing, without the consent of any holder of secured notes, Mueller, the Guarantors and the trustee may amend or supplement the indenture, the Guarantees, the secured notes or the Security Documents:

     (1)      to cure any ambiguity, defect or inconsistency;


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     (2)      to provide for uncertificated notes in addition to or in place of certificated notes;

     (3) to provide for the assumption of Mueller's obligations to holders of secured notes in the case of a merger or consolidation or sale of all or substantially all of the assets of Mueller or to provide for the assumption of any Guarantor's obligations under its Guarantee in the case of a merger or consolidation of that Guarantor;

     (4) to make any change that would provide any additional rights or benefits to the holders of secured notes or that does not materially adversely affect the legal rights under the indenture of any such holder;

     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

     (6)      to provide for guarantees of the secured notes;

     (7) to conform the indenture, the guarantees, the secured notes or the Security Documents to this "Description of Secured Notes";

     (8)      to add any additional assets as Collateral;

     (9) to reflect the grant of Liens on the Collateral for the benefit of an additional secured party, to the extent such Indebtedness and the Lien securing such Indebtedness is permitted by the terms of the indenture; or

     (10) to release Collateral from the Lien of the indenture and the Security Documents when permitted or required by the Security Documents or the indenture.

     Without the consent of the holders of at least two-thirds in aggregate principal amount of the secured notes then outstanding, no amendment may release from the Lien of the indenture or the secured notes and the Security Documents all or substantially all of the Collateral otherwise then in accordance with the terms of such Security Documents.

Concerning the Trustee

     The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Mueller, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate that conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding secured notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of secured notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all those terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accounts Receivable Subsidiary" means an Unrestricted Subsidiary of Mueller to which Mueller or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

     "Acquired Indebtedness" means, with respect to any specified Person,


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     (1)      Indebtedness of any other Person existing at the time that other
              Person is merged with or into or became a Subsidiary of that specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, that other Person merging with or into or becoming a Subsidiary of that specified Person; and

     (2) Indebtedness secured by a Lien encumbering an asset acquired by that specified Person at the time that asset is acquired by that specified Person.

     "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, that specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Eurodollar Rate" means, for each quarterly period during which any secured note is outstanding subsequent to the initial quarterly period, 475 basis points over the rate determined by Mueller (notice of such rate to be sent to the trustee by Mueller on the date of determination thereof) equal to the applicable British Bankers' Association LIBOR rate for deposits in U.S. dollars for a period of three months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two business days prior to the first day of such quarterly period; provided that, if no such British Bankers' Association LIBOR rate is available to Mueller, the Applicable Eurodollar Rate for the relevant quarterly period shall instead be the rate at which Credit Suisse First Boston LLC or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of three months at approximately 11:00 a.m. (London time) two business days prior to the first day of such quarterly period, in amounts equal to $1.0 million. Notwithstanding the foregoing, the Applicable Eurodollar Rate for the initial quarterly period ending August 1, 2004 shall be 5.89%.

     "Asset Sale" means:

     (1) the sale, lease, conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Mueller and its Subsidiaries taken as a whole will be governed by the provisions of the indenture described under the caption "--Change of Control" and/or the provisions described under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

     (2) the issuance, sale or transfer by Mueller or any of its Restricted Subsidiaries of Equity Interests of any of Mueller's Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions,

              (a)      that have a fair market value in excess of $5.0 million;
                       or

              (b)      for net proceeds in excess of $5.0 million.

     Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

     (1)      dispositions in the ordinary course of business;

     (2) a disposition of assets by Mueller to a Restricted Subsidiary or by a Restricted Subsidiary to Mueller or to another Restricted Subsidiary;

     (3) a disposition of Equity Interests by a Restricted Subsidiary to Mueller or to another Restricted Subsidiary;

     (4) the sale and leaseback of any assets within 90 days of the acquisition thereof;

     (5)      foreclosures on assets;


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     (6)      any exchange of like property pursuant to Section 1031 of the
              Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

     (7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

     (8) a Permitted Investment or a Restricted Payment that is permitted by the covenant described under the caption "Restricted Payments;" and

     (9) sales of accounts receivable, or participation therein, in connection with any Receivables Facility.

     "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in that transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in that sale and leaseback transaction, including any period for which that lease has been extended or may, at the option of the lessor, be extended.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP

     "Capital Stock" means:

     (1)      in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

     (1)      Government Securities;

     (2) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution or any lender under the Credit Agreement;

     (3) commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of Mueller) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

     (4) any bankers acceptances of money market deposit accounts issued by an Eligible Institution;

     (5) any fund investing exclusively in investments of the types described in clauses (1) through (4) above; and

     (6) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through
              (5) above, including without limitation any deposit with a bank that is a lender to any Restricted Subsidiary.


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     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of that Person and its Restricted Subsidiaries for that period plus, to the extent deducted in computing Consolidated Net Income,

     (1) provision for taxes based on income or profits of that Person and its Restricted Subsidiaries for that period;

     (2)      Fixed Charges of that Person for that period;

     (3) depreciation, amortization (including amortization of goodwill and other intangibles) and all other non-cash charges, but excluding any other non-cash charge to the extent that it represents an accrual of or reserve for cash expenses that will be paid within twelve months after the date of determination, of that Person and its Restricted Subsidiaries for that period;

     (4)      net periodic pension and other post-retirement benefits;

     (5) other income or expense net as set forth on the face of that Person's statement of operations;

     (6)      any payments made pursuant to the Financial Advisory Agreement;
              and

     (7) any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, any earn-out or similar expenses in connection with acquisitions or dispositions and financing and refinancing fees and costs incurred in connection with the Offerings and related transactions, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Fixed Charges of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent and in the same proportion that Net Income of that Restricted Subsidiary was included in calculating the Consolidated Net Income of that Person.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication,

     (1) the interest expense of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP, including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense; and

     (2) the consolidated capitalized interest of that Person and its Restricted Subsidiaries for that period, whether paid or accrued; provided, however, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense.

     Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent and in the same proportion that the net income of that Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; provided that


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     (1)      the Net Income (or loss) of any Person that is not a Restricted
              Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

     (2) the Net Income (or loss) of any Restricted Subsidiary other than a Subsidiary organized or having its principal place of business outside the United States shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income (or loss) is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary;

     (3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of that acquisition shall be excluded; and

     (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, to be dated on or about the date of the indenture among Mueller, various financial institutions party thereto, and Credit Suisse First Boston, as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement:

     (1) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby;

     (2)      adding or deleting borrowers or guarantors thereunder,

     (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date that Indebtedness is incurred it would not be prohibited by clause
              (1) of the second paragraph of the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock;" or

     (4)      otherwise altering the terms and conditions thereof.

     "Credit Facilities" means, with respect to Mueller and its Restricted Subsidiaries, one or more debt facilities (including the Credit Agreement and any Foreign Credit Facility), commercial paper facilities, or indentures providing for revolving credit loans, term loans, notes, or other financing or letters of credit, or other credit facilities, in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Noncash Consideration" means the fair market value of non-cash consideration received by Mueller or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of that valuation, executed by the principal executive officer and the principal financial officer of Mueller, less the amount of cash or Cash Equivalents received in connection with a sale of that Designated Noncash Consideration.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of that Person subject to the terms of any debt instrument to which that Person is a party) or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the secured notes mature; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Mueller to repurchase that Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of that Capital Stock provide that Mueller may not repurchase or redeem any such


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Capital Stock pursuant to those provisions unless that repurchase or redemption complies with the covenant described under the caption " --Certain Covenants--Restricted Payments," and provided further that, if that Capital Stock is issued to any plan for the benefit of employees of Mueller or its Subsidiaries or by any such plan to those employees, that Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Mueller in order to satisfy applicable statutory or regulatory obligations.

     "DLJ Merchant Banking funds" means DLJ Merchant Banking Partners II, L.P. and its Affiliates.

     "Domestic Subsidiary" means a Subsidiary that is organized under the laws of the United States or any State, district or territory thereof.

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" or higher according to Standard & Poor's Ratings Group ("S&P") or "P-2" or higher according to Moody's Investor Services, Inc. ("Moody's") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of Mueller and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until those amounts are repaid.

     "Financial Advisory Agreement" means the financial advisory agreement with Credit Suisse First Boston LLC described in the prospectus under "Certain Relationships and Related Party Transactions" or any amendment, modification, or replacement thereof between Parent or any of its Subsidiaries and a Principal or one of its Affiliates.

     "First Priority Lien Obligations" means (i) Indebtedness and other obligations under the Credit Agreement, including Obligations (as that term is defined in the Credit Agreement) of Mueller and each other Obligor (as defined in the Credit Agreement), (ii) Hedging Obligations payable to a lender under the Credit Agreement or an Affiliate thereof or a Person that was a lender or Affiliate thereof at the time such Hedging Obligation was entered into, to the extent such Hedging Obligations are secured by Liens on assets also securing Indebtedness (including all Obligations in respect thereof) under the Credit Agreement and (iii) any other Obligations secured by the Collateral on a first priority basis in a manner permitted by the indenture.

     "First Priority Liens" means all Liens that secure the First Priority Lien Obligations.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of that Person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined)) to the Fixed Charges of that Person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date).

     In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, guarantee or redemption of Indebtedness, or that issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of making the computation referred to above, acquisitions that have been made by Mueller or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash


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Flow for that reference period shall be calculated to include the Consolidated
Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of Mueller (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of,

     (1) the Consolidated Interest Expense of that Person for that period, excluding any amounts that represent mark-to-market gains or losses; and

     (2) all dividend payments on any series of preferred stock of that Person (other than dividends payable solely in Equity Interests that are not Disqualified Stock),

in each case, on a consolidated basis and in accordance with GAAP.

     "Foreign Credit Facilities" means any Indebtedness of a Restricted Subsidiary organized or having its principal place of business outside the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means (i) each Restricted Subsidiary of Mueller on the date of the Indenture that is a Domestic Subsidiary and (ii) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture.

     "Hedging Obligations" means, with respect to any Person, the obligations of that Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to protect that Person against fluctuations in interest rates and (c) agreements or arrangements designed to protect that Person against fluctuations in currency rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of that Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense, trade payable or customer contract advances, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of that Person (whether or not that Indebtedness is assumed by that Person) and, to the extent not otherwise included, the guarantee by that Person of any Indebtedness of any other Person, provided that Indebtedness shall not include the pledge by Mueller of the Capital Stock of an Unrestricted Subsidiary of Mueller to secure Non-Recourse Debt of that Unrestricted Subsidiary.

     The amount of any Indebtedness outstanding as of any date shall be:

     (1) the accreted value thereof (together with any interest thereon that is more than 30 days past due), in the case of any Indebtedness that does not require current payments of interest;


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     (2)      the principal amount thereof, in the case of any other
              Indebtedness (except as set forth below) provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that Indebtedness was incurred or, if that indebtedness was incurred prior to the date of the indenture, the Spot Rate in effect on the date of the indenture;

     (3) the net termination value of any Hedging Obligations as of such date or, in the case of any Hedging Obligation permitted to be incurred pursuant to clause (8) of Permitted Indebtedness, zero; and

     (4) in the case of any Indebtedness permitted to be incurred pursuant to clause (11) of Permitted Indebtedness, zero.

     "Investments" means, with respect to any Person, all investments by that Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, provided that an investment by Mueller for consideration consisting of common equity securities of Mueller shall not be deemed to be an Investment other than for purposes of clause (3) of the definition of "Qualified Proceeds."

     If Mueller or any Restricted Subsidiary of Mueller sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Mueller such that, after giving effect to any such sale or disposition, that Person is no longer a Subsidiary of Mueller, Mueller shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of that Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described under the caption "Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Management Loans" means one or more loans by Mueller or Parent to officers and/or directors of the Mueller and any of its Restricted Subsidiaries to finance the purchase by such officers and directors of common stock of Parent; provided that the aggregate principal amount of all such Management Loans outstanding at any time shall not exceed $7.5 million.

     "Net Income" means, with respect to any Person, the net income (loss) of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however.

     (1) any gain (or loss), together with any related provision for taxes on that gain (or loss), realized in connection with:

              (a) any Asset Sale, including, without limitation, dispositions pursuant to sale and leaseback transactions; or

              (b) the extinguishment of any Indebtedness of that Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary, unusual or nonrecurring income (or expense) or any restructuring costs, or costs reasonably determined by management to be associated with facility or product line closures, consolidation or rationalization, together with any related provision for taxes and any compensation charge incurred in connection with the Offerings and related transactions.


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     "Net Proceeds" means the aggregate cash proceeds received by Mueller or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication,

     (1) the direct costs relating to that Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale, and any relocation expenses incurred as a result thereof;

     (2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

     (3) amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness incurred pursuant to the Credit Agreement) secured by a Lien on the asset or assets that were the subject of that Asset Sale; and

     (4) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as that reserve is reversed or that escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Mueller or its Restricted Subsidiaries from that escrow arrangement, as the case may be.

     "Non-Recourse Debt" means Indebtedness,

     (1) no default with respect to, which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Mueller or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (2) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by Mueller to secure debt of that Unrestricted Subsidiary) or assets of Mueller or any of its Restricted Subsidiaries;

provided that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions (and any related right of recourse) contained in a guarantee thereof by Mueller or any of its Restricted Subsidiaries if Mueller or that Restricted Subsidiary was otherwise permitted to incur that guarantee pursuant to the indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering" means the offering of the secured notes by Mueller. The Offering and the concurrent offering of Mueller's senior subordinated notes are collectively referred to as the "Offerings."

     "Parent" means Mueller Holdings (N.A.), Inc., the corporate parent of Mueller, or its successors.

     "Pari Passu Indebtedness" means Indebtedness of Mueller that ranks pari passu in right of payment to the secured notes.

     "Permitted Business" means any Person engaged directly or indirectly in the flow-control product business or any business reasonably related, incidental or ancillary thereto.

     "Permitted Investments" means:

     (1) any Investment in Mueller or in a Restricted Subsidiary of Mueller,

     (2) any Investment in cash or Cash Equivalents;


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     (3)      any Investment by Mueller or any Restricted Subsidiary of Mueller
              in a Person, if as a result of that Investment,

              (a)      that Person becomes a Restricted Subsidiary of Mueller;
                       or

              (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Mueller or a Wholly Owned Restricted Subsidiary of Mueller;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under the caption "--Repurchase at the Option of Holders--Asset Sales;"

     (5) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of Mueller,

     (6) any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed 15% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

     (7) Investments relating to any special purpose Wholly Owned Subsidiary of Mueller organized in connection with a Receivables Facility that, in the good faith determination of the board of directors of Mueller, are necessary or advisable to effect that Receivables Facility;

     (8) the Management Loans or Investments in Parent to fund Management Loans; and

     (9) Hedging Obligations permitted to be incurred under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or other hedging obligations designed to protect a Person against fluctuations in commodity prices, incurred in the ordinary course of business.

     "Permitted Liens" means:

     (1) Liens on property or shares of a Person existing at the time that Person is merged into or consolidated with or acquired by Mueller or any Restricted Subsidiary, provided that those Liens were not incurred in contemplation of that merger or consolidation or acquisition and do not secure any property or assets of Mueller or any Restricted Subsidiary other than the property or assets subject to the Liens prior to that merger or consolidation or acquisition;

     (2)      Liens existing on the date of the indenture;

     (3) Liens securing Indebtedness consisting of Capitalized Lease Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations (and all Obligations in respect thereof), in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of Mueller or its Restricted Subsidiaries, or repairs, additions or improvements to those assets (including Capital Stock of any Person owning such assets), provided that:

              (a) those Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, additional or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of that Indebtedness);

              (b) those Liens do not extend to any other assets of Mueller or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, that Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved);


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              (c)      the Incurrence of that Indebtedness is permitted by "
                       --Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

              (d) those Liens attach within 365 days of that purchase, construction, installation, repair, addition or improvement;

     (4) Liens to secure any refinancings, renewals, extensions, modification or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above (and all Obligations in respect thereof) so long as that Lien does not extend to any other property (other than improvements thereto);

     (5) Liens securing surety bonds or letters of credit entered into in the ordinary course of business and consistent with past business practice;

     (6) Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing Non-Recourse Debt of that Unrestricted Subsidiary;

     (7) Liens on the Lender Collateral (as defined in the intercreditor agreement) securing (a)(i) Indebtedness (including all Obligations in respect thereof) under any Credit Facility then classified as incurred under clause (1) of the second paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and (ii) Hedging Obligations payable to a lender under the Credit Agreement or an Affiliate thereof or to a Person that was a lender or Affiliate thereof at the time the contract was entered into to the extent such Hedging Obligations are secured by Liens on assets also securing Indebtedness (including all Obligations in respect thereof) under the Credit Agreement; (b) the secured notes and the Guarantees thereof (and all Obligations in respect thereof) and (c) any other Indebtedness permitted to be incurred under the indenture (and all Obligations in respect thereof), (i) on a first priority basis, if after giving pro forma effect to the incurrence of such Indebtedness, Mueller's Total First Lien Leverage Ratio is no greater than 3.0 to 1 and (ii) on a second priority basis behind the Indebtedness, if any, described in clause (a) and (c)(i) above if, after giving pro forma effect to the incurrence of such Indebtedness, Mueller's Total Secured Leverage Ratio is no greater than 4.75 to 1;

     (8) Liens securing Indebtedness that is permitted by the terms of the indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $50.0 million;

     (9) Liens securing Indebtedness of any Restricted Subsidiary permitted to be incurred under the indenture (and all Obligations in respect thereof);

     (10) Liens incurred in the ordinary course of business not securing debt for money borrowed and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of Mueller and its Restricted Subsidiaries;

     (11) Liens securing Indebtedness or other obligations of a Subsidiary owing to Mueller or a Restricted Subsidiary (and all Obligations in respect thereof);

     (12) Liens securing Hedging Obligations otherwise permitted under this indenture; and

     (13) judgment liens, and Liens securing appeal bonds or letters of credit in lieu of appeal bonds in respect of judgments not otherwise giving rise to an Event of Default.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Mueller or any of its Restricted Subsidiaries issued within 60 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Mueller or any of its Restricted Subsidiaries; provided that:

     (1) the principal amount (or accreted value, if applicable) of that Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued


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              interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

     (2) that Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

     (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the secured notes, that Permitted Refinancing Indebtedness is subordinated in right of payment to, the secured notes on terms at least as favorable, taken as a whole, to the holders of secured notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Principals" means (i) the DLJ Merchant Banking funds and (ii) except for purposes of the provisions described above under "Repurchase at the Option of the Holders Change of Control", any Person that acquires Equity Interests of Parent from a Principal.

     "Public Equity Offering" means

     (1) any issuance of common stock by Mueller, other than to Parent and other than Disqualified Stock, or

     (2) any issuance of common stock or preferred stock by Parent, other than Disqualified Stock that is registered pursuant to the Securities Act, other than issuances registered on Form S-8 and issuances registered on Form S-4, excluding issuances of common stock pursuant to employee benefit plans of Parent or Mueller or otherwise as compensation to employees of Parent or Mueller.

     "Qualified Proceeds" means any of the following or any combination of the following:

     (1)      cash;

     (2)      Cash Equivalents;

     (3) assets (other than Investments) that are used or useful in a Permitted Business; and

     (4) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by Mueller or any Restricted Subsidiary of Mueller of that Capital Stock,

              (a) that Person becomes a Restricted Subsidiary of Mueller or any Restricted Subsidiary of Mueller; or

              (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Mueller or any Restricted Subsidiary of Mueller.

     "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which Mueller or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

     "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

     "Related Party" means, with respect to any Principal,

     (1) any controlling stockholder or partner of that Principal on the date of the indenture; or


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     (2)      any trust, corporation, partnership or other entity, the
              beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clauses (1) or (2).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

     "Security Agreements" means all security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent executed and delivered on or prior to the date of the Indenture.

     "Security Documents" means, collectively, the Security Agreements, the intercreditor agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Collateral Agent, for the benefit of the trustee and the holders of the secured notes, in all or any portion of the Collateral, in each case, as amended, amended and restated, supplemented, replaced or otherwise modified from time to time, in accordance with the terms thereof.

     "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Administrative Agent for the benefit of, on a first priority basis, the Secured Parties (as defined in the Credit Agreement) or the Collateral Agent, as the case may be, on a second priority basis, for the benefit of the trustee and the holders of the secured notes.

     "Senior Indebtedness" means, with respect to any Person:

     (1) all Indebtedness of that Person outstanding under the Credit Agreement and all Hedging Obligations payable to a lender or an Affiliate thereof or to a Person that was a lender or an Affiliate thereof at the time the contract was entered into under the Credit Agreement or any of its Affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, whether or not that interest is an allowable claim in that bankruptcy proceeding;

     (2)      all Indebtedness under the secured notes; and

     (3) any other Indebtedness, unless the instrument under which that Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Senior Indebtedness of that Person.

     Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

              (a)      any liability for federal, state, local or other taxes;

              (b) any Indebtedness of that Person to any of its Subsidiaries;

              (c)      any trade payables;

              (d)      the subordinated notes; or

              (e) any Indebtedness that is incurred in violation of the indenture.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in either clause (1) or clause (2) of Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as that Regulation is in effect on the date hereof.

     "Spot Rate" means, for any currency, the spot rate at which that currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall


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Street Journal on that date of determination for the immediately preceding business day or, if that rate is not available, as determined in any publicly available source of similar market data.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which that payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any that interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person,

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2)      any partnership or limited liability company,

              (a) the sole general partner or the managing general partner or managing member of which is that Person or a Subsidiary of that Person; or

              (b) the only general partners or managing members of which are that Person or of one or more Subsidiaries of that Person (or any combination thereof).

     "Tax Sharing Agreement" means any tax sharing agreement or arrangement between Mueller and Parent, as the same may be amended from time to time; provided that in no event shall the amount permitted to be paid pursuant to all such agreements and/or arrangements exceed the amount Mueller would be required to pay for income taxes were it to file a consolidated tax return for itself and its consolidated Restricted Subsidiaries as if it were a corporation that was a parent of a consolidated group.

     "Total Assets" means the total consolidated assets of Mueller and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of Mueller.

     "Total First Lien Leverage Ratio" means with respect to any Person, as of any date of determination, the ratio of (a) the consolidated Indebtedness secured by First Priority Liens of such Person net of consolidated cash and Cash Equivalents of that Person as of such date to (b) the Consolidated Cash Flow of that Person for the four most recently ended fiscal quarters ending on or prior to such date for which internal financial statements are available on a pro forma basis (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the date of determination). The amount of the consolidated Indebtedness secured by First Priority Liens shall be calculated without duplication of guarantees and Hedging Obligations to the extent that the principal underlying obligation is included in such calculation.

     For purposes of making the computation referred to above, acquisitions that have been made by Mueller or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or thereafter but on prior to the date of determination shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of Mueller (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause
(3) of the proviso set forth in the definition of Consolidated Net Income.

     "Total Secured Leverage Ratio" means with respect to any Person, as of any date of determination, the ratio of (a) the consolidated Indebtedness secured by either First Priority Liens or Second Priority Liens of such Person net of consolidated cash and Cash Equivalents of that Person as of such date to (b) the Consolidated Cash Flow of that Person for the four most recently ended fiscal quarters ending on or prior to such date for which financial statements are available on a pro forma basis (exclusive of amounts attributable to discontinued operations, as determined in


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accordance with GAAP, or operations and businesses disposed of prior to the date of determination). The amount of the consolidated Indebtedness secured by either First Priority Liens or Second Priority Liens shall be calculated without duplication of guarantees and Hedging Obligations to the extent that the principal underlying obligation is included in such calculation.

     For purposes of making the computation referred to above, acquisitions that have been made by Mueller or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or thereafter but on prior to the date of determination shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of Mueller (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause
(3) of the proviso set forth in the definition of Consolidated Net Income.

     "Total Senior Leverage Ratio" means with respect to any Person, as of any date of determination, the ratio of (a) the consolidated Senior Indebtedness of such Person net of consolidated cash and Cash Equivalents of that Person as of such date to (b) the Consolidated Cash Flow of that Person for the four most recently ended fiscal quarters ending on or prior to such date on a pro forma basis (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the date of determination). The amount of the consolidated Senior Indebtedness shall be calculated without duplication of guarantees and Hedging Obligations to the extent that the principal underlying obligation is included in such calculation.

     For purposes of making the computation referred to above, acquisitions that have been made by Mueller or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or thereafter but on prior to the date of determination shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of Mueller (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause
(3) of the proviso set forth in the definition of Consolidated Net Income.

     "Unrestricted Subsidiary" means (1) Anvil International LLC, (2) Nipples el Superior de Mexico S.A. de C.V. and (3) any Subsidiary that is designated by the board of directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that Subsidiary:

     (1)      has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with Mueller or any Restricted Subsidiary of Mueller unless the terms of any such agreement, contract, arrangement or understanding are permitted by the covenant described under "--Certain Covenants--Transactions with Affiliates";

     (3) is a Person with respect to which neither Mueller nor any of its Restricted Subsidiaries has any direct or indirect obligation (other than Investments described in clause (7) of the definition of Permitted Investments),

              (a)      to subscribe for additional Equity Interests; or

              (b) to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels, of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Mueller or any of its Restricted Subsidiaries.


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     Any such designation by the board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an Officers' Certificate certifying that designation complied with the foregoing conditions and was permitted by the covenant described under the caption entitled "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as a Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Mueller as of that date (and, if that Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Mueller shall be in default of that covenant).

     The board of directors of Mueller may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Mueller of any outstanding Indebtedness of that Unrestricted Subsidiary and that designation shall only be permitted if:

     (1) that Indebtedness is permitted under the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (2) no Default or Event of Default would be in existence following that designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1)      the sum of the products obtained by multiplying

              (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

              (b) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of that payment; by

     (2)      the then outstanding principal amount of that Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of that Person all the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or by that Person and one or more Wholly Owned Restricted Subsidiaries of that Person.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of that Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Subsidiaries of that Person.


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                        Description of Subordinated Notes

     The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." For purposes of this summary, the term "Mueller" refers only to Mueller Group, Inc. and not to any of its Subsidiaries.

     All the subordinated notes to be issued in exchange fro the old subordinated notes will be issued pursuant to an indenture among Mueller Group, Inc., the Guarantors party thereto and Law Debenture Trust Company of New York, as trustee dated April 23, 2004. The terms of the subordinated notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The subordinated notes are subject to all those terms, and holders of subordinated notes are referred to the indenture and the Trust Indenture Act for a statement thereof. The new subordinated notes and old subordinated notes will constitute a single series for all purposes under the indenture.

     The following description is a summary of the material provisions of the indenture. It is not complete and is qualified in its entirety by reference to the indenture, including the definitions therein of certain terms used below. We urge you to read the indenture because the agreement, and not this description, define your rights as a holder of the subordinated notes. We have filed a copy of the indenture as an exhibit to the registration statement of which this prospectus forms a part.

General

     The subordinated notes will:

     o  be general unsecured obligations of Mueller;

     o rank junior in right of payment to all existing and future Senior Indebtedness of Mueller, including borrowings under the Credit Agreement and the Secured Notes;

     o rank equally in right of payment with any future senior subordinated Indebtedness of Mueller;

     o rank senior in right of payment to all future subordinated Indebtedness of Mueller; and

     o be effectively junior to all liabilities of Mueller's non-guarantor subsidiaries.

     The subordinated notes will be fully and unconditionally guaranteed (the "Guarantees") on a senior subordinated basis by our existing Domestic Restricted Subsidiaries. The Guarantees will:

     o  be general unsecured obligations of the Guarantors;

     o rank junior in right of payment to all existing and future Senior Indebtedness of the Guarantors, including guarantees under the Credit Agreement and the Secured Notes;

     o rank equally in right of payment with any future senior subordinated Indebtedness of the Guarantors; and

     o rank senior in right of payment to any future subordinated Indebtedness of the Guarantors.

     As of March 27, 2004, Mueller and the Guarantors had outstanding approximately $656.5 million of senior indebtedness and $10.9 million interest rate swaps that constitute Senior Indebtedness and our non-guarantor subsidiaries had $16.0 million of outstanding liabilities, including trade payables but excluding intercompany obligations. The indenture will permit Mueller and its Subsidiaries to incur additional Indebtedness, including Senior Indebtedness, in the future. See "Risk Factors--Risks related to the Notes--The subordinated notes and the guarantees will be effectively subordinated to other debt" and "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

     As of the date of the indenture, all of our Subsidiaries with the exception of Anvil International LLC and Nipples el Superior de Mexico S.A. de C.V. which have no assets and do not contribute to operating income, will be Restricted Subsidiaries. However, so long as we satisfy the conditions described in the definition of "Unrestricted


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


Subsidiary," we will be permitted to designate current or future Subsidiaries as "Unrestricted" Subsidiaries that are not subject to the restrictive covenants included in the indenture. We have designated Anvil International LLC and Nipples el Superior de Mexico S.A. de C.V. as Unrestricted Subsidiaries.

Principal, Maturity and Interest

     o The subordinated notes will be issued in denominations of $1,000 and integral multiples thereof.

     o Interest on the subordinated notes will accrue at the rate of 10% per year.

     o We will pay interest in arrears every May 1 and November 1, commencing on November 1, 2004, to holders of record on the immediately preceding April 15 and October 15.

     o Interest on the subordinated notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance.

     o Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     We will pay principal of, premium, if any, and interest and liquidated damages, if any, on the subordinated notes:

     o at the office or agency we maintain for that purpose within the City and State of New York;

     o or, at our option, by check mailed to the holders of the subordinated notes at their respective addresses set forth in the register of holders of subordinated notes;

     o however, all payments with respect to subordinated notes represented by one or more permanent Global Notes will be paid by wire transfer of immediately available funds to the account of the Depository Trust Company or any successor thereto.

     Until we designate another office or agency, our office or agency in New York will be the office of the trustee maintained for that purpose.

     Subject to the covenants described below, we may issue additional subordinated notes under the indenture having the same terms in all respects as the subordinated notes, or similar in all respects except for the payment of interest on the subordinated notes (1) scheduled and paid prior to the date of issuance of those additional subordinated notes or (2) payable on the first Interest Payment Date following that date of issuance. The subordinated notes offered hereby and any additional notes would be treated as a single class for all purposes under the indenture.

Subordination

     The payment of Subordinated Note Obligations will be subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash or cash equivalents of all Senior Indebtedness, whether outstanding on the date of the indenture or thereafter incurred.

     Upon any distribution to creditors of Mueller in a liquidation or dissolution of Mueller or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to Mueller or its property, an assignment for the benefit of creditors or any marshaling of Mueller's assets and liabilities,

     (1) the holders of Senior Indebtedness will be entitled to receive payment in full in cash or cash equivalents of all Obligations due in respect of such Senior Indebtedness, including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, before the holders of subordinated notes will be entitled to receive any payment with respect to the Subordinated Note Obligations, and


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     (2)      until all Obligations with respect to Senior Indebtedness are paid in full in cash or cash equivalents, any distribution to which the holders of subordinated notes would be entitled shall be made to the holders of Senior Indebtedness.

     However, holders of subordinated notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance."

     Mueller also may not make any payment upon or in respect of the Subordinated Note Obligations, except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance," until all obligations with respect to Senior Indebtedness have been paid in full in cash or cash equivalents if:

     (1) a default in the payment of the principal (including reimbursement obligations in respect of letters of credit) of, premium, if any, or interest on or commitment, letter of credit or administrative fees relating to, Designated Senior Indebtedness occurs and is continuing beyond any applicable period of grace; or

     (2) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits holders of the Designated Senior Indebtedness as to which that default relates to accelerate its maturity and the trustee receives a notice of that default (a "Payment Blockage Notice") from Mueller or the holders of any Designated Senior Indebtedness.

     Payments on the subordinated notes may and shall be resumed:

     (1) in the case of a payment default, upon the date on which that default is cured or waived; and

     (2) in case of a nonpayment default, the earlier of the date on which that nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

     No new period of payment blockage may be commenced unless and until:

     (1) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice; and

     (2) all scheduled payments of principal, interest and premium and liquidated damages, if any, on the subordinated notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless that default shall have been waived or cured for a period of not less than 90 days.

     "Designated Senior Indebtedness" means:

     (1)      any Indebtedness outstanding under the Credit Agreement; and

     (2) any other Senior Indebtedness permitted under the indenture the principal amount of which is $25.0 million or more and that has been designated by Mueller in writing to the trustee as "Designated Senior Indebtedness."

     "Permitted Junior Securities" means Equity Interests in Mueller or debt securities of Mueller that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as, or to a greater extent than, the subordinated notes are subordinated to Senior Indebtedness.

     "Senior Indebtedness" means, with respect to any Person:

     (1) all Obligations of that Person outstanding under the Credit Agreement and all Hedging Obligations payable to a lender or an Affiliate thereof or to a Person that was a lender or an Affiliate thereof at the time the contract was entered into under the Credit Agreement or any of its Affiliates, including, without limitation, interest accruing subsequent to the filing of, or which would have accrued but for


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              the filing of, a petition for bankruptcy, whether or not that interest is an allowable claim in that bankruptcy proceeding;

     (2)      all Obligations under the Secured Notes;

     (3) any other Indebtedness, unless the instrument under which that Indebtedness is incurred expressly provides that it is subordinated in right of payment to any other Senior Indebtedness of that Person; and

     (4)      all Obligations with respect to the foregoing.

     Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

     (a)      any liability for federal, state, local or other taxes;

     (b)      any Indebtedness of that Person to any of its Subsidiaries;

     (c)      any trade payables; or

     (d)      any Indebtedness that is incurred in violation of the indenture.

     "Subordinated Note Obligations" means all Obligations with respect to the subordinated notes, including, without limitation, principal, premium, if any, interest and liquidated damages, if any, payable pursuant to the terms of the subordinated notes (including upon the acceleration or redemption thereof), together with and including any amounts received or receivable upon the exercise of rights of rescission or other rights of action, including claims for damages, or otherwise.

     We will promptly notify holders of Senior Indebtedness if payment of the subordinated notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of subordinated notes may recover less ratably than creditors of Mueller who are holders of Senior Indebtedness.

Note Guarantees

     Our payment obligations under the subordinated notes will be jointly and severally guaranteed by the Guarantors. The Guarantee of each Guarantor will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness of that Guarantor, including that Guarantor's guarantee of the Credit Agreement and the Secured Notes, to the same extent that the subordinated notes are subordinated to Senior Indebtedness of Mueller. The obligations of each Guarantor under its Guarantee will be limited so as not to constitute a fraudulent conveyance under applicable law.

     No Guarantor may consolidate with or merge with or into another Person or entity, whether or not the Guarantor is the surviving Person, unless:

     (1) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger, if other than Mueller or the Guarantor, unconditionally assumes all the obligations of the Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the trustee under the indenture, the Guarantee and the registration rights agreement; and

     (2) immediately after giving effect to such transaction, no Default or Event of Default exists.

     In the event of:

     o a sale or other disposition of all of the assets of a Guarantor, by way of merger, consolidation or otherwise, if Mueller or a Restricted Subsidiary applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the indenture;


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     o  a sale or other disposition of all of the capital stock of a Guarantor, if the Net Proceeds of that sale are applied in accordance with the "Asset Sale" provisions of the indenture;

     o the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the terms of the indenture; or

     o upon legal or covenant defeasance as provided below under the caption "--Legal Defeasance and Covenant Defeasance;"

that Guarantor will be released and relieved of any obligations under its Guarantee.

Optional Redemption

     On and after May 1, 2008, the subordinated notes will be subject to redemption at any time at the option of Mueller, in whole or in part, upon not less than 30 nor more than 60 days' notice, in cash at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and liquidated damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

           Year                                     Percentage
           ----                                     ----------
           2008...............................       105.000%
           2009...............................       102.500%
           2010 and thereafter................       100.000%

     In addition to the foregoing, on or prior to May 1, 2007, Mueller may redeem up to 35% of the aggregate principal amount of subordinated notes from time to time originally issued under the indenture in cash at a redemption price of 110.0% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Public Equity Offerings; provided that:

     (1) at least 65% of the aggregate principal amount of subordinated notes from time to time originally issued under the indenture remains outstanding immediately after the occurrence of the redemption; and

     (2) the redemption shall occur within 90 days of the date of the closing of any such Public Equity Offering.

Selection and Notice

     If less than all of the subordinated notes are to be redeemed at any time, the trustee will select the subordinated notes for redemption as follows:

     (1) in compliance with the requirements of the principal national securities exchange, if any, on which the subordinated notes are listed; or

     (2)      if the subordinated notes are not so listed, on a pro rata basis;

provided that no subordinated notes of $1,000 or less shall be redeemed in part.

     Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of subordinated notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.


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Mandatory Redemption

     Mueller is not required to make mandatory redemption of, or sinking fund payments with respect to, the subordinated notes.

Repurchase at the Option of Holders

   Change of Control

     Upon the occurrence of a Change of Control, each holder of subordinated notes will have the right to require Mueller to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of repurchase (the "Change of Control Payment"). Within 75 days following any Change of Control, Mueller will, or will cause the trustee to, mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase subordinated notes on the date specified in that notice, which date shall be no earlier than 30 days and no later than 60 days from the date that notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in that notice. Mueller will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the subordinated notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to a Change of Control Offer, Mueller will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

     On the Change of Control Payment Date, Mueller will, to the extent lawful:

     (1) accept for payment all subordinated notes or portions thereof properly tendered pursuant to the Change of Control Offer;

     (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all subordinated notes or portions thereof so tendered; and

     (3) deliver or cause to be delivered to the trustee the subordinated notes so accepted together with an Officers' Certificate stating the aggregate principal amount of subordinated notes or portions thereof being purchased by Mueller.

     The Paying Agent will promptly mail to each holder of subordinated notes so tendered the Change of Control Payment for that holder's subordinated notes, and the trustee will promptly authenticate and mail or cause to be transferred by book-entry to each holder a new note equal in principal amount to any unpurchased portion of the subordinated notes surrendered, if any; provided that each new note will be in a principal amount of $1,000 or an integral multiple thereof.

     The indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, Mueller will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of subordinated notes required by this covenant. The indenture requires Mueller to publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the subordinated notes to require that Mueller repurchase or redeem the subordinated notes in the event of a takeover, recapitalization or similar transaction.

     The Credit Agreement will prohibit Mueller from purchasing any subordinated notes and also will provide that certain change of control events, which may include events not otherwise constituting a Change of Control under the indenture, with respect to Mueller would constitute a default thereunder. The Secured Notes Indenture will contain


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similar restrictions and any future credit agreements or other agreements relating to Senior Indebtedness to which Mueller becomes a party may also contain similar restrictions and provisions. In the event a Change of Control occurs at a time when Mueller is prohibited from purchasing subordinated notes, Mueller could seek the consent of its lenders to the purchase of subordinated notes or could attempt to refinance the borrowings that contain that prohibition. If Mueller does not obtain such a consent or repay those borrowings, Mueller will remain prohibited from purchasing subordinated notes. In that case, Mueller's failure to purchase tendered subordinated notes would constitute an Event of Default under the indenture, which would, in turn, constitute a default under the Credit Agreement. In those circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of subordinated notes.

     Mueller will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Mueller and purchases all subordinated notes validly tendered and not withdrawn under that Change of Control Offer.

     "Change of Control" means the occurrence of any of the following:

     (1) the sale, lease, transfer, conveyance or other disposition, other than by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Mueller and its Subsidiaries, taken as a whole, to any "person" or "group" (as those terms are used in Section 13(d) of the Exchange
              Act), other than the Principals and their Related Parties;

     (2) the adoption of a plan for the liquidation or dissolution of Mueller;

     (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any "person" or "group" (as those terms are used in Section 13(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, of 50% or more of the voting power of the outstanding voting stock of Mueller; or

     (4) the first day on which a majority of the members of the board of directors of Mueller are not Continuing Members.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of Mueller and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of subordinated notes to require Mueller to repurchase subordinated notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Mueller and its Subsidiaries taken as a whole to another person or group may be uncertain.

     "Continuing Members" means, as of any date of determination, any member of the board of directors of Mueller who:

     (1) was a member of Mueller's board of directors on the date of the Indenture; or

     (2) was nominated for election or elected to Mueller's board of directors with the approval of, or whose election to the board of directors was ratified by, at least a majority of the Continuing Members who were members of Mueller's board of directors at the time of that nomination or election.

Asset Sales

     The indenture provides that Mueller will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) Mueller or the Restricted Subsidiary, as the case may be, receives consideration at the time of that Asset Sale at least equal to the fair market value (evidenced by a resolution of the board of directors set


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              forth in an Officers' Certificate delivered to the trustee) of the assets or Equity Interests issued or sold or otherwise disposed of; and

     (2) at least 75% of the consideration therefor received by Mueller or the Restricted Subsidiary is in the form of:

              (a) cash or Cash Equivalents; or

              (b) property or assets that are used or useful in a Permitted Business, or the Capital Stock of any Person engaged in a Permitted Business if, as a result of the acquisition by Mueller or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary.

     For the purposes of this provision, each of the following shall be deemed to be cash:

     (i) any liabilities, as shown on Mueller's or the Restricted Subsidiary's most recent balance sheet, of Mueller or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the subordinated notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Mueller or the Restricted Subsidiary from further liability;

     (ii) any securities, notes or other obligations received by Mueller or the Restricted Subsidiary from the transferee that are converted by Mueller or the Restricted Subsidiary into cash or Cash Equivalents within 180 days of their receipt by Mueller of the Restricted Subsidiary, but only to the extent of the cash or Cash Equivalents received; and

     (iii) any Designated Noncash Consideration received by Mueller or any of its Restricted Subsidiaries in that Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of that Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value.

The 75% limitation referred to in clause (2) above will not apply to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with subclauses (i), (ii) and (iii) above, is equal to or greater than what the after-tax proceeds would have been had that Asset Sale complied with the aforementioned 75% limitation.

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Mueller or the Restricted Subsidiary, as the case may be, shall apply the Net Proceeds, at its option (or to the extent Mueller is required to apply the Net Proceeds pursuant to the terms of the Credit Agreement or the Secured Notes Indenture), to:

     (1) repay or purchase Senior Indebtedness or Pari Passu Indebtedness of Mueller or any Guarantor or Indebtedness of any Restricted Subsidiary that is not a Guarantor, as the case may be,

              provided that if Mueller shall so repay or purchase Pari Passu Indebtedness of Mueller;

              (a) it will equally and ratably reduce Indebtedness under the subordinated notes if the subordinated notes are then redeemable; or

              (b) if the subordinated notes may not then be redeemed, Mueller shall make an offer, in accordance with the procedures set forth below for an Asset Sale Offer, to all holders of subordinated notes to purchase at a purchase price equal to 100% of the principal amount of the subordinated notes, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, the subordinated notes that would otherwise be redeemed; or

     (2)      (a)     an investment in property, the making of a capital
                      expenditure or the acquisition of assets that, in each case, are used or useful in a Permitted Business; or


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              (b)     the acquisition of Capital Stock of any Person primarily
                      engaged in a Permitted Business if:

                      (x) as a result of the acquisition by Mueller or any Restricted Subsidiary thereof, that Person becomes a Restricted Subsidiary; or

                      (y) the Investment in that Capital Stock is permitted by clause (6) of the definition of Permitted Investments.

Pending the final application of any Net Proceeds, Mueller may temporarily reduce Indebtedness or otherwise invest those Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, Mueller will be required to make an offer to all holders of subordinated notes (an "Asset Sale Offer") to purchase the maximum principal amount of subordinated notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the indenture.

     To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, Mueller may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of subordinated notes surrendered by holders thereof in connection with an Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee shall select the subordinated notes to be purchased as set forth under "Selection and Notice." Upon completion of an offer to purchase, the amount of Excess Proceeds shall be reset at zero.

     Mueller will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the subordinated notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to an Asset Sale Offer, Mueller will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

Certain Covenants

   Restricted Payments

     The indenture provides that Mueller will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any other payment or distribution on account of Mueller's or any of its Restricted Subsidiaries' Equity Interests other than

              (a) dividends or distributions payable in Equity Interests other than Disqualified Stock of Mueller or

              (b) dividends or distributions payable to Mueller or any Wholly Owned Restricted Subsidiary of Mueller;

     (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Mueller or Parent other than any of those Equity Interests owned by Mueller or any Restricted Subsidiary of Mueller;

     (3) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of Mueller or any Guarantor that is contractually subordinated to the subordinated notes or any Note Guarantee, except a payment of interest or principal at the Stated Maturity thereof; or

     (4)      make any Restricted Investment


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(all payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to that Restricted Payment:

     (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

     (2) Mueller would, immediately after giving pro forma effect thereto as if that Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

     (3) that Restricted Payment together with the aggregate amount of all other Restricted Payments made by Mueller and its Restricted Subsidiaries after the date of the indenture (excluding Restricted Payments permitted by clauses (1) (to the extent that the declaration of any dividend referred to therein reduces amounts available for Restricted Payments pursuant to this clause (3)),
              (2) through (13), (15) and (16) of the next succeeding paragraph), is less than the sum, without duplication, of:

              (a) 50% of the Consolidated Net Income of Mueller for the period (taken as one accounting period) commencing January 1, 2004 to the end of Mueller's most recently ended fiscal quarter for which internal financial statements are available at the time of that Restricted Payment (or, if Consolidated Net Income for that period is a deficit, less 100% of the deficit); plus

              (b) 100% of the Qualified Proceeds received by Mueller on or after the date of the indenture from contributions to Mueller's capital or from the issue or sale on or after the date of the indenture of Equity Interests of Mueller or of Disqualified Stock or convertible debt securities of Mueller to the extent that they have been converted into those Equity Interests, other than

                      (i) Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Mueller and

                      (ii) Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock; plus

              (c) the amount equal to the net reduction in Investments in Persons after the date of the indenture who are not Restricted Subsidiaries (other than Permitted Investments) resulting from:

                      (i) Qualified Proceeds received as a dividend, repayment of a loan or advance or other transfer of assets (valued at the fair market value thereof) to Mueller or any Restricted Subsidiary from those Persons;

                      (ii) Qualified Proceeds received upon the sale or liquidation of those Investments; and

                      (iii) the redesignation of Unrestricted Subsidiaries (excluding any increase in the amount available for Restricted Payments pursuant to clause (11) below arising from the redesignation of that Unrestricted Subsidiary) whose assets are used or useful in, or which is engaged in, one or more Permitted Business as Restricted Subsidiaries (valued, proportionate to Mueller's equity interest in that Subsidiary, at the fair market value of the net assets of that Subsidiary at the time of that redesignation).

     The foregoing provisions will not prohibit:

     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, the payment would have complied with the provisions of the indenture;


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     (2)      the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of Mueller in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Mueller) of other Equity Interests of Mueller (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

     (3) the defeasance, redemption, repurchase, retirement or other acquisition of subordinated Indebtedness with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

     (4)      payments and transactions in connection with

              (a) the Financial Advisory Agreement, not to exceed $500,000 in any one calendar year, and

              (b) the Offerings and the Credit Agreement (including commitment, syndication and arrangement fees payable thereunder) and the application of the proceeds thereof, including to make a dividend or distribution to Parent, and the payment of fees and expenses with respect thereto;

     (5) the payment of dividends or the making of loans or advances by Mueller to Parent not to exceed $2.0 million in any fiscal year for costs and expenses incurred by Parent in its capacity as a holding company for services rendered by Parent on behalf of Mueller;

     (6) payments or distributions to Parent pursuant to any Tax Sharing Agreement;

     (7) the payment of dividends by a Restricted Subsidiary on any class of common stock of that Restricted Subsidiary if:

              (a) that dividend is paid pro rata to all holders of that class of common stock; and

              (b) at least 51% of that class of common stock is held by Mueller or one or more of its Restricted Subsidiaries;

     (8) the repurchase of any class of common stock of a Restricted Subsidiary if:

              (a) that repurchase is made pro rata with respect to that class of common stock; and

              (b) at least 51% of that class of common stock is held by Mueller or one or more of its Restricted Subsidiaries;

     (9) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Mueller or any Restricted Subsidiary issued on or after the date of the, indenture in accordance with the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

     (10) repurchases of Equity Interests deemed to occur upon exercise of stock options if those Equity Interests represent a portion of the exercise price of those options;

     (11) any other Restricted Payment (other than a Restricted Payment of a type described in clause (1) of the first paragraph of this covenant), which, together with all other Restricted Payments made pursuant to this clause (11) since the date of the indenture, does not exceed $40.0 million, in each case, after giving effect to all subsequent reductions in the amount of any Restricted Investment made pursuant to this clause (11) either as a result of (i) the repayment or disposition thereof for cash or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued, proportionate to Mueller's equity interest in that Subsidiary at the time of that redesignation, at the fair market value of the net assets of that Subsidiary at the time of that redesignation), in the case of clause (i) and (ii), not to exceed the


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              amount of the Restricted Investment previously made pursuant to this clause (11); provided that no Default or Event of Default shall have occurred and be continuing immediately after making that Restricted Payment;

     (12) the pledge by Mueller of the Capital Stock of an Unrestricted Subsidiary of Mueller to secure Non-Recourse Debt of that Unrestricted Subsidiary;

     (13) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of any Restricted Subsidiary issued after the date of the indenture, provided that the aggregate price paid for any such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of:

              (a) the amount of cash and Cash Equivalents received by that Restricted Subsidiary from the issue or sale thereof; and

              (b) any accrued dividends thereon the payment of which would be permitted pursuant to clause (9) above;

     (14) any Investment in an Unrestricted Subsidiary that is funded by Qualified Proceeds received by Mueller on or after the date of the indenture from contributions to Mueller's capital or from the issue and sale on or after the date of the indenture of Equity Interests of Mueller or of Disqualified Stock or convertible debt securities to the extent they have been converted into that Equity Interests (other than Equity Interests, Disqualified Stock or convertible debt securities sold to a Subsidiary of Mueller and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock) in an amount (measured at the time that Investment is made and without giving effect to subsequent changes in value) that does not exceed the amount of those Qualified Proceeds (excluding any such Qualified Proceeds to the extent utilized to permit a prior "Restricted Payment" pursuant to clause (3)(b) of the preceding paragraph);

     (15)     distributions or payments of Receivables Fees; and

     (16) the payment of a dividend from Mueller to Parent on or about the date of the indenture not to exceed an amount equal to the net proceeds of the Offerings and borrowings under the Credit Agreement on the date of the indenture (less (x) amounts thereof used to repay Indebtedness and pay related fees and expenses and
              (y) $10.0 million).

     The board of directors of Mueller may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. For purposes of making that designation, all outstanding Investments by Mueller and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Investments made at the time of that designation. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of

     (1) the net book value of that Investments at the time of that designation and

     (2) the fair market value of that Investments at the time of that designation.

     That designation will only be permitted if that Investment would be permitted at that time and if that Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     The amount of

     (1) all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Mueller or that Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment and

     (2) Qualified Proceeds (other than cash) shall be the fair market value on the date of receipt thereof by Mueller of those Qualified Proceeds.


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     The fair market value of any non-cash Restricted Payment shall be determined by the board of directors of Mueller whose resolution with respect thereto shall be delivered to the trustee.

     Not later than the date of making any Restricted Payment, Mueller shall deliver to the trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed.

   Incurrence of Indebtedness and Issuance of Preferred Stock

     The indenture provides that:

     (1) Mueller will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Indebtedness);

     (2) Mueller will not, and will not permit any of its Restricted Subsidiaries to, issue any shares of Disqualified Stock; and

     (3) Mueller will not permit any of its Restricted Subsidiaries that is not a Guarantor to issue any shares of preferred stock;

provided that Mueller or any Restricted Subsidiary may incur Indebtedness, including Acquired Indebtedness, or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for Mueller's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which that additional Indebtedness is incurred or that Disqualified Stock is issued would have been at least 2.5 to 1, determined on a consolidated pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

     The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"):

     (1) the incurrence by Mueller and its Restricted Subsidiaries of Indebtedness under Credit Facilities; provided that the aggregate principal amount of all Indebtedness (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Mueller and those Restricted Subsidiaries thereunder) then classified as having been incurred in reliance upon this clause (1) that remains outstanding under such Credit Facilities after giving effect to that incurrence does not exceed an amount equal to $665.0 million;

     (2) the incurrence by Mueller and its Restricted Subsidiaries of Existing Indebtedness;

     (3) the incurrence by Mueller of Indebtedness represented by the secured notes and the subordinated notes and the applicable indentures and guarantees thereof by its Restricted Subsidiaries;

     (4) the incurrence by Mueller or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations or other obligations, in each case, the proceeds of which are used solely for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment (including acquisitions of Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the property, plant or equipment so acquired) used in the business of Mueller or that Restricted Subsidiary, in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness to refund, refinance or replace such Indebtedness not to exceed $40.0 million outstanding after giving effect to that incurrence;

     (5) Indebtedness arising from agreements of Mueller or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than


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              guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing that acquisition; provided that:

              (a) that Indebtedness is not reflected on the balance sheet of Mueller or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and

              (b) in the case of a disposition, the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of those non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Mueller and/or that Restricted Subsidiary in connection with that disposition;

     (6) the incurrence by Mueller or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that is then classified as having been incurred pursuant to the first paragraph of this covenant or by clauses (2), (3), (4), (6), (10) or (12) hereof;

     (7) the incurrence by Mueller or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Mueller and/or any of its Restricted Subsidiaries; provided that:

              (a) if Mueller is the obligor on that Indebtedness, that Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the subordinated notes; and

              (b)      (i)     any subsequent issuance or transfer of Equity
                               Interests that results in any such Indebtedness being held by a Person other than Mueller or a Restricted Subsidiary thereof and

                       (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Mueller or a Restricted Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of that Indebtedness by Mueller or that Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);

     (8) the incurrence by Mueller or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging;

              (a) interest rate risk with respect to any Indebtedness that is permitted by the terms of this indenture to be outstanding; or

              (b)      exchange rate risk of that Person;

provided that those agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

     (9) the guarantee by Mueller or any of its Restricted Subsidiaries of Indebtedness of Mueller or a Restricted Subsidiary of Mueller that was permitted to be incurred by another provision of this covenant;

     (10) the incurrence by Mueller or any of its Restricted Subsidiaries of Acquired Indebtedness; provided that Mueller would have a higher Fixed Charge Coverage Ratio immediately after giving pro forma effect to such incurrence than the Fixed Charge Coverage Ratio immediately prior to such incurrence;

     (11) obligations in respect of trade letters of credit, performance and surety bonds and completion guarantees (including related letters of credit) provided by Mueller or any Restricted Subsidiary in the ordinary course of business; and


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     (12)     the incurrence by Mueller or any of its Restricted Subsidiaries of
              additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) outstanding after giving effect to that incurrence, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $20.0 million.

     For purposes of determining compliance with this covenant:

     o in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (12) above or is entitled to be incurred pursuant to the first paragraph of this covenant, Mueller shall, in its sole discretion, classify that item of Indebtedness in any manner that complies with this covenant and that item of Indebtedness will be treated as having been incurred pursuant to only one of those clauses or pursuant to the first paragraph hereof;

     o Mueller may, at any time, change the classification of an item of Indebtedness (or any portion thereof) to any other clause or to the first paragraph hereof; provided that Mueller would be permitted to incur that item of Indebtedness (or that portion thereof) pursuant to that other clause or the first paragraph hereof, as the case may be, at the time of reclassification; and

     o accrual of interest, accretion or amortization of original issue discount will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

   Liens

     The indenture provides that Mueller will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien, other than a Permitted Lien, that secures obligations under any Pari Passu Indebtedness or subordinated Indebtedness of Mueller on any asset or property now owned or hereafter acquired by Mueller or any of its Restricted Subsidiaries, or any income or profits therefrom or assign or convey any right to receive income therefrom, unless the subordinated notes are equally and ratably secured with the obligations so secured until such time as those obligations are no longer secured by a Lien; provided that, in any case involving a Lien securing subordinated Indebtedness of Mueller, that Lien is subordinated to the Lien securing the subordinated notes to the same extent that subordinated Indebtedness is subordinated to the subordinated notes.

   Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The indenture provides that Mueller will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

     (1)      (a)      pay dividends or make any other distributions to Mueller
                       or any of its Restricted Subsidiaries (i) on its Capital
                       Stock or (ii) with respect to any other interest or participation in, or measured by, its profits; or

              (b) pay any Indebtedness owed to Mueller or any of its Restricted Subsidiaries;

     (2) make loans or advances to Mueller or any of its Restricted Subsidiaries; or

     (3) transfer any of its properties or assets to Mueller or any of its Restricted Subsidiaries.

     However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of:

     (1)      Existing Indebtedness as in effect on the date of the indenture;

     (2) the Credit Agreement and the Secured Notes Indenture as in effect as of the date of the indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the restrictions contained in any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the


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              Credit Agreement or the Secured Notes Indenture are, in the good faith judgment of Mueller's board of directors, not materially less favorable, taken as a whole, to the holders of the subordinated notes than those contained in the Credit Agreement and the Secured Notes Indenture;

     (3)      the indenture and the subordinated notes;

     (4)      applicable law and any applicable rule, regulation or order;

     (5) any agreement or instrument of a Person acquired by Mueller or any of its Restricted Subsidiaries as in effect at the time of that acquisition (except to the extent created in contemplation of that acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, that Indebtedness was permitted by the terms of the indenture to be incurred;

     (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

     (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

     (8) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of that Subsidiary;

     (9) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are, in the good faith judgment of Mueller's board of directors, not materially less favorable, taken as a whole, to the holders of the subordinated notes than those contained in the agreements governing the Indebtedness being refinanced;

     (10) secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "Incurrence of Indebtedness and Issuance of Preferred Stock" and "Liens" that limit the right of the debtor to dispose of the assets securing that Indebtedness;

     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

     (12) other Indebtedness or Disqualified Stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issuance Date pursuant to the provisions of the covenant described under "--Incurrence of Indebtedness and Issuance of Preferred Stock;"

     (13) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business; and

     (14) restrictions created in connection with any Receivables Facility that, in the good faith determination of the board of directors of Mueller, are necessary or advisable to effect that Receivables Facility.

   Merger, Consolidation, or Sale of Assets

     The indenture provides that Mueller may not consolidate or merge with or into (whether or not Mueller is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless:

     (1) Mueller is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than Mueller) or to which that sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia provided that if such Person is a limited liability company or partnership, a corporate Wholly Owned Restricted


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              Subsidiary of such Person organized under the laws of the United
              States, any state thereof or the District of Columbia becomes a co-issuer of the subordinated notes in connection therewith;

     (2) the Person formed by or surviving any such consolidation or merger (if other than Mueller) or the Person to which that sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of Mueller under the registration rights agreement, the subordinated notes and the indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the trustee;

     (3) immediately after that transaction no Default or Event of Default exists; and

     (4) Mueller or the Person formed by or surviving any such consolidation or merger (if other than Mueller), or to which that sale, assignment, transfer, conveyance or other disposition shall have been made

              (a) will, at the time of such transaction and after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock" or

              (b) would, together with its Restricted Subsidiaries, have a higher Fixed Charge Coverage Ratio immediately after that transaction (after giving pro forma effect thereto as if that transaction had occurred at the beginning of the applicable four-quarter period) than the Fixed Charge Coverage Ratio of Mueller and its Restricted Subsidiaries immediately prior to that transaction.

     The foregoing clause (4) will not prohibit:

              (a) a merger between Mueller and a Wholly Owned Subsidiary of Parent created for the purpose of holding the Capital Stock of Mueller;

              (b) a merger between Mueller and a Wholly Owned Restricted Subsidiary; or

              (c) a merger between Mueller and an Affiliate incorporated solely for the purpose of reincorporating or reorganizing Mueller in another State of the United States so long as, in each case, the amount of Indebtedness of Mueller and its Restricted Subsidiaries is not increased thereby.

     The indenture will provide that Mueller will not lease all or substantially all of its assets to any Person.

   Transactions with Affiliates

     The indenture provides that Mueller will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Mueller (each of the foregoing, an "Affiliate Transaction"), unless:

     (1) that Affiliate Transaction is on terms that are no less favorable to Mueller or that Restricted Subsidiary than those that would have been obtained in a comparable transaction by Mueller or that Restricted Subsidiary with an unrelated Person; and

     (2) Mueller delivers to the trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions:

              (a) for transactions involving aggregate consideration in excess of $7.5 million, a resolution of the board of directors set forth in an Officers' Certificate certifying that the relevant Affiliate


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                       Transaction complies with clause (1) above and that the
                       Affiliate Transaction has been approved by a majority of the disinterested members of the board of directors; and

              (b) for transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to the holders of that Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

     (1) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by Mueller or any of its Restricted Subsidiaries in the ordinary course of business (including ordinary course loans to employees not to exceed (a) $5.0 million outstanding in the aggregate at any time and (b) $2.0 million to any one employee) and consistent with the past practice of Mueller or that Restricted Subsidiary;

     (2)      transactions between or among Mueller and/or its Restricted
              Subsidiaries;

     (3) payments of customary fees by Mueller or any of its Restricted Subsidiaries to the Principals and their Affiliates made for any financial advisory, financing, underwriting or placement services (whether structured as a fee or as an underwriting discount) or in respect of other commercial or investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the board of directors in good faith;

     (4) any agreement as in effect on the date of the indenture or any amendment thereto (so long as that amendment is not disadvantageous to the holders of the subordinated notes in any material respect) or any transaction contemplated thereby;

     (5) payments and transactions in connection with the Credit Agreement (including commitment, syndication and arrangement fees payable thereunder) and the Offerings, including underwriting discounts and commissions in connection therewith, and the application of the proceeds of each, and the payment of fees and expenses with respect thereto;

     (6) Restricted Payments that are permitted by the provisions of the indenture described under the caption "--Restricted Payments" and any Permitted Investments;

     (7) sales of accounts receivable, or participation therein, in connection with any Receivables Facility;

     (8) any issuance or sale of Equity Interests (other than Disqualified Stock) of Mueller; and

     (9) transactions with joint venture and Unrestricted Subsidiaries on an arm's length basis approved by the Board of Directors.

   Sale and Leaseback Transactions

     The indenture provides that Mueller will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Mueller or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

     (1) Mueller or that Restricted Subsidiary, as the case may be, could have:

              (a) incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to that sale and leaseback transaction pursuant to the covenant described under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

              (b) incurred a Lien to secure that Indebtedness pursuant to the covenant described under the caption "--Liens;"


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     (2)      the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the board of directors and set forth in an Officers' Certificate delivered to the trustee) of the property that is the subject of that sale and leaseback transaction; and

     (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Mueller applies the proceeds of that transaction in compliance with, the covenant described under the caption "Repurchase at the Option of Holders--Asset Sales."

   No Senior Subordinated Indebtedness

     The indenture provides that

     o Mueller will not Incur any Indebtedness that is subordinated or junior in right of payment to any Senior Indebtedness and senior in right of payment to the subordinated notes and

     o no Guarantor will Incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to that Guarantor's Guarantee.

The foregoing does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral.

   Additional Note Guarantees

     The Indenture provides that, if any Wholly-Owned Restricted Subsidiary of Mueller that is a Domestic Subsidiary guarantees any Indebtedness under the Credit Agreement, then such Restricted Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel, in accordance with the terms of the Indenture.

   Reports

     The indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any subordinated notes are outstanding, Mueller will furnish to the holders of subordinated notes:

     (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Mueller were required to file those Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by Mueller's certified independent accountants; and

     (2) all current reports that would be required to be filed with the SEC on Form 8-K if Mueller were required to file those reports, in each case, within the time periods specified in the SEC's rules and regulations.

     In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required rules and regulations of the SEC, Mueller will file a copy of all that information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make that information available to securities analysts and prospective investors upon request.

     In addition, Mueller and the Guarantors have agreed that, for so long as any subordinated notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default and Remedies

     The indenture provides that each of the following constitutes an Event of
Default:


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     (1)      default for 30 days in the payment when due of interest on, or liquidated damages with respect to, the subordinated notes (whether or not prohibited by the subordination provisions of the indenture);

     (2) default in payment when due of the principal of or premium, if any, on the subordinated notes (whether or not prohibited by the subordination provisions of the indenture);

     (3) failure by Mueller or any of its Restricted Subsidiaries for 30 days after receipt of notice from the trustee or holders of at least 25% in principal amount of the subordinated notes then outstanding to comply with the provisions described under the captions "Repurchase at the Option of Holders--Change of Control," "--Asset Sales," "Certain Covenants--Restricted Payments," "--Incurrence of Indebtedness and Issuance of Preferred Stock" or "Merger, Consolidation or Sale of Assets;"

     (4) failure by Mueller for 60 days after notice from the trustee or the holders of at least 25% in principal amount of the subordinated notes then outstanding to comply with any of its other agreements in the indenture or the subordinated notes;

     (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Mueller or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Mueller or any of its Restricted Subsidiaries), whether that Indebtedness or guarantee now exists, or is created after the date of the indenture, which default:

              (a) is caused by a failure to pay Indebtedness at its stated final maturity (after giving effect to any applicable grace period provided in that Indebtedness) (a "Payment Default"); or

              (b) results in the acceleration of that Indebtedness prior to its stated final maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

     (6) failure by Mueller or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million (net of any amounts with respect to which a reputable and creditworthy insurance company has acknowledged liability in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

     (7) except as permitted by the indenture, any Guarantee by any Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Guarantor, or any Person acting of behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee; and

     (8) certain events of bankruptcy or insolvency with respect to Mueller or any of its Restricted Subsidiaries that is a Significant Subsidiary.

     If any Event of Default (other than an Event of Default specified in clause
(8) above with respect to events of bankruptcy or insolvency with respect to Mueller or any Restricted Subsidiary that is a Significant Subsidiary) occurs and is continuing, the holders of at least 25% in principal amount of the then outstanding subordinated notes may direct the trustee to declare all the subordinated notes to be due and payable immediately. However, so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, that acceleration shall not be effective until the earlier of:

     (1)      an acceleration of any such Indebtedness under the Credit
              Agreement; or

     (2) five business days after receipt by Mueller and the administrative agent under the Credit Agreement of written notice of that acceleration.

Upon any such acceleration, the subordinated notes shall become due and payable immediately.


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     Notwithstanding the foregoing, in the case of an Event of Default specified in clause (8) above with respect to events of bankruptcy or insolvency with respect to Mueller or any Restricted Subsidiary that is a Significant
Subsidiary, all outstanding subordinated notes will become due and payable without further action or notice. Holders of the subordinated notes may not enforce the indenture or the subordinated notes except as provided in the indenture.

     The holders of a majority in aggregate principal amount of the then outstanding subordinated notes by written notice to the trustee may on behalf of all of the holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or liquidated damages, if any, that has become due solely because of the acceleration) have been cured or waived, provided that, in the event of a declaration of acceleration of the subordinated notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (5) above, the declaration of acceleration of the subordinated notes shall be automatically annulled if the holders of any Indebtedness described in that clause (5) have rescinded the declaration of acceleration in respect of that Indebtedness within 30 days of the date of that declaration and if:

     (1) the annulment of the acceleration of the subordinated notes would not conflict with any judgment or decree of a court of competent jurisdiction; and

     (2) all existing Events of Default, except non-payment of principal or interest on the subordinated notes that became due solely because of the acceleration of the subordinated notes, have been cured or waived.

     Subject to certain limitations, holders of a majority in principal amount of the then outstanding subordinated notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the subordinated notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the subordinated notes then outstanding by notice to the trustee may on behalf of the holders of all of the subordinated notes waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the subordinated notes.

     Mueller is required to deliver to the trustee annually a statement regarding compliance with the indenture, and Mueller is required upon becoming aware of any Default or Event of Default to deliver to the trustee a statement specifying that Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

     No director, officer, employee, incorporator or stockholder of Mueller or any Guarantor, as such, shall have any liability for any obligations of Mueller and the Guarantors under the subordinated notes, the Guarantees or the indenture or for any claim based on, in respect of, or by reason of, those obligations or their creation. Each holder of subordinated notes by accepting a note waives and releases all that liability. The waiver and release are part of the consideration for issuance of the subordinated notes. That waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

     Mueller may, at its option and at any time, elect to have all of its obligations, and all obligations of the Guarantors, discharged with respect to the outstanding subordinated notes, Guarantees and the indenture ("Legal Defeasance") except for:

     (1) the rights of holders of outstanding subordinated notes to receive payments in respect of the principal of, premium, if any, and interest and liquidated damages, if any, on those subordinated notes when those payments are due from the trust referred to below;


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     (2)      Mueller's obligations with respect to the subordinated notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     (3) the rights, powers, trusts, duties and immunities of the trustee, and Mueller's obligations in connection therewith; and

     (4)      the Legal Defeasance provisions of the indenture.

     In addition, Mueller may, at its option and at any time, elect to have its obligations with respect to certain covenants that are described in the indenture and all Guarantees released ("Covenant Defeasance") and thereafter any omission to comply with those obligations shall not constitute a Default or Event of Default with respect to the subordinated notes. In the event Covenant Defeasance occurs, certain events (not including non-payment with respect to the subordinated notes, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the subordinated notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance,

     (1) Mueller must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the subordinated notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in those amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and liquidated damages, if any, on the outstanding subordinated notes on the stated maturity or on the applicable redemption date, as the case may be, and Mueller must specify whether the subordinated notes are being defeased to maturity or to a particular redemption date;

     (2) in the case of Legal Defeasance, Mueller shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

              (a) Mueller has received from, or there has been published by, the Internal Revenue Service a ruling; or

              (b) since the date of the indenture, there has been a change in the applicable federal income tax law,

              in either case to the effect that, and based thereon that opinion of counsel shall confirm that, subject to customary assumptions and exclusions, the holders of the outstanding subordinated notes will not recognize income, gain or loss for federal income tax purposes as a result of that Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Legal Defeasance had not occurred;

     (3) in the case of Covenant Defeasance, Mueller shall have delivered to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that, subject to customary assumptions and exclusions, the holders of the outstanding subordinated notes will not recognize income, gain or loss for federal income tax purposes as a result of that Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if that Covenant Defeasance had not occurred;

     (4) no Default or Event of Default shall have occurred and be continuing on the date of that deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to that deposit) or, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 123rd day after the date of deposit;

     (5) that Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Mueller or any of its Subsidiaries is a party or by which Mueller or any of its Subsidiaries is bound;


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     (6)      Mueller must have delivered to the trustee an opinion of counsel to the effect that, subject to customary assumptions and exclusions, after the 123rd day following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

     (7) Mueller must deliver to the trustee an Officers' Certificate stating that the deposit was not made by Mueller with the intent of preferring the holders of subordinated notes over the other creditors of Mueller with the intent of defeating, hindering, delaying or defrauding creditors of Mueller or others; and

     (8) Mueller must deliver to the trustee an Officers' Certificate and an opinion of counsel (which opinion may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

     A holder may transfer or exchange subordinated notes in accordance with the indenture. The Registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and Mueller may require a holder to pay any taxes and fees required by law or permitted by the indenture. Mueller is not required to transfer or exchange any note selected for redemption.

     Also, Mueller is not required to transfer or exchange any note for a period of 15 days before a selection of subordinated notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.

Satisfaction and Discharge

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the subordinated notes, as expressly provided for in the indenture) as to all outstanding subordinated notes when

     (1)      either:

              (a) all the subordinated notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by Mueller and thereafter repaid to Mueller or discharged from such trust) have been delivered to the trustee for cancellation or

              (b) all subordinated notes not theretofore delivered to the trustee for cancellation have become due and payable, pursuant to an optional redemption notice or otherwise, and Mueller has irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness or the subordinated notes not theretofore delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the subordinated notes to the date of deposit together with irrevocable instructions from Mueller directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; and

     (2) Mueller has paid all other sums payable under the indenture by Mueller.

     The trustee will acknowledge the satisfaction and discharge of the indenture if Mueller has delivered to the trustee an Officers' Certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendment, Supplement and Waiver

     Except as provided below, the indenture, the Guarantees and the subordinated notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the subordinated notes


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then outstanding, and any existing default or compliance with any provision of the indenture, the Guarantees or the subordinated notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding subordinated notes. Consents obtained in connection with a purchase of, or tender offer or exchange offer for, subordinated notes shall be included for those purposes.

     Without the consent of each holder affected, an amendment or waiver may not, with respect to any subordinated notes held by a non-consenting holder:

     (1) reduce the principal amount of subordinated notes whose holders must consent to an amendment, supplement or waiver;

     (2) reduce the principal of or change the fixed maturity of any subordinated note or alter the provisions with respect to the redemption of the subordinated notes (other than the provisions described under the caption "--Repurchase at the Option of Holders");

     (3) reduce the rate of or extend the time for payment of interest on any subordinated note;

     (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or liquidated damages, if any, on the subordinated notes (except a rescission of acceleration of the subordinated notes by the holders of at least a majority in aggregate principal amount of the subordinated notes and a waiver of the payment default that resulted from that acceleration);

     (5) make any subordinated note payable in money other than that stated in the subordinated notes;

     (6) make any change in the provisions of the indenture relating to waivers of past Defaults;

     (7) waive a redemption payment with respect to any subordinated note (other than the provisions described under the caption "--Repurchase at the Option of Holders");

     (8) release any Guarantor that is a Significant Subsidiary from its obligations under its Guarantee or the indenture, except in accordance with the terms of the indenture or

     (9)      make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, any

     (1) amendment to or waiver of the covenant described under the caption "--Repurchase at the Option of Holders--Change of Control;" and

     (2) amendment to Article 10 of the indenture (which relates to subordination)

will require the consent of the holders of at least two-thirds in aggregate principal amount of the subordinated notes then outstanding if that amendment would materially adversely affect the rights of holders of subordinated notes.

     Notwithstanding the foregoing, without the consent of any holder of subordinated notes, Mueller, the Guarantors and the trustee may amend or supplement the indenture, the Guarantees and the subordinated notes:

     (1)      to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated notes in addition to or in place of certificated notes;

     (3) to provide for the assumption of Mueller's obligations to holders of subordinated notes in the case of a merger or consolidation or sale of all or substantially all of the assets of Mueller or to provide for the assumption of any Guarantor's obligations under its Guarantee in the case of a merger or consolidation of that Guarantor;


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     (4)      to make any change that would provide any additional rights or benefits to the holders of subordinated notes or that does not materially adversely affect the legal rights under the indenture of any such holder;

     (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

     (6)      to provide for guarantees of the subordinated notes; or

     (7) to conform the indenture, the Guarantees and the subordinated notes to this "Description of Subordinated Notes."

Concerning the Trustee

     The indenture contains certain limitations on the rights of the trustee, should it become a creditor of Mueller, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate that conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding subordinated notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of subordinated notes, unless that holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

     Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all those terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Accounts Receivable Subsidiary" means an Unrestricted Subsidiary of Mueller to which Mueller or any of its Restricted Subsidiaries sells any of its accounts receivable pursuant to a Receivables Facility.

     "Acquired Indebtedness" means, with respect to any specified Person,

     (1) Indebtedness of any other Person existing at the time that other Person is merged with or into or became a Subsidiary of that specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, that other Person merging with or into or becoming a Subsidiary of that specified Person; and

     (2) Indebtedness secured by a Lien encumbering an asset acquired by that specified Person at the time that asset is acquired by that specified Person.

     "Affiliate" of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, that specified Person. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means:

     (1) the sale, lease, conveyance, disposition or other transfer (a "disposition") of any properties, assets or rights (including, without limitation, by way of a sale and leaseback); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Mueller and its Subsidiaries


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              taken as a whole will be governed by the provisions of the indenture described under the caption "--Change of Control" and/or the provisions described under the caption " --Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

     (2) the issuance, sale or transfer by Mueller or any of its Restricted Subsidiaries of Equity Interests of any of Mueller's Restricted Subsidiaries,

in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions,

              (a)      that have a fair market value in excess of $5.0 million;
                       or

              (b)      for net proceeds in excess of $5.0 million.

     Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales:

     (1)      dispositions in the ordinary course of business;

     (2) a disposition of assets by Mueller to a Restricted Subsidiary or by a Restricted Subsidiary to Mueller or to another Restricted Subsidiary;

     (3) a disposition of Equity Interests by a Restricted Subsidiary to Mueller or to another Restricted Subsidiary;

     (4) the sale and leaseback of any assets within 90 days of the acquisition thereof;

     (5)      foreclosures on assets;

     (6) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Permitted Business;

     (7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

     (8) a Permitted Investment or a Restricted Payment that is permitted by the covenant described under the caption "--Restricted Payments;" and

     (9) sales of accounts receivable, or participation therein, in connection with any Receivables Facility.

     "Attributable Indebtedness" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in that transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in that sale and leaseback transaction, including any period for which that lease has been extended or may, at the option of the lessor, be extended.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP

     "Capital Stock" means:

     (1)      in the case of a corporation, corporate stock;

     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and


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     (4)      any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

     (1)      Government Securities;

     (2) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or demand deposit or time deposit of, an Eligible Institution or any lender under the Credit Agreement;

     (3) commercial paper maturing not more than 365 days after the date of acquisition of an issuer (other than an Affiliate of Mueller) with a rating, at the time as of which any investment therein is made, of "A-3" (or higher) according to S&P or "P-2" (or higher) according to Moody's or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

     (4) any bankers acceptances of money market deposit accounts issued by an Eligible Institution;

     (5) any fund investing exclusively in investments of the types described in clauses (1) through (4) above; and

     (6) in the case of any Subsidiary organized or having its principal place of business outside the United States, investments denominated in the currency of the jurisdiction in which that Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (1) through
              (5) above, including without limitation any deposit with a bank that is a lender to any Restricted Subsidiary.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of that Person and its Restricted Subsidiaries for that period plus, to the extent deducted in computing Consolidated Net Income,

     (1) provision for taxes based on income or profits of that Person and its Restricted Subsidiaries for that period;

     (2)      Fixed Charges of that Person for that period;

     (3) depreciation, amortization (including amortization of goodwill and other intangibles) and all other non-cash charges, but excluding any other non-cash charge to the extent that it represents an accrual of or reserve for cash expenses that will be paid within twelve months after the date of determination, of that Person and its Restricted Subsidiaries for that period;

     (4)      net periodic pension and other post-retirement benefits;

     (5) other income or expense net as set forth on the face of that Person's statement of operations;

     (6)      any payments made pursuant to the Financial Advisory Agreement;
              and

     (7) any non-capitalized transaction costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, any earn-out or similar expenses in connection with acquisitions or dispositions and financing and refinancing fees and costs incurred in connection with the Offerings and related transactions, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, the Fixed Charges of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of a Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent and in the same


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proportion that Net Income of that Restricted Subsidiary was included in calculating the Consolidated Net Income of that Person.

     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication,

     (1) the interest expense of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP, including amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments, if any, pursuant to Hedging Obligations; provided that in no event shall any amortization of deferred financing costs be included in Consolidated Interest Expense; and

     (2) the consolidated capitalized interest of that Person and its Restricted Subsidiaries for that period, whether paid or accrued; provided, however, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense.

     Notwithstanding the foregoing, the Consolidated Interest Expense with respect to any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be included only to the extent and in the same proportion that the net income of that Restricted Subsidiary was included in calculating Consolidated Net Income.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of that Person and its Restricted Subsidiaries for that period, on a consolidated basis, determined in accordance with GAAP; provided that

     (1) the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary thereof;

     (2) the Net Income (or loss) of any Restricted Subsidiary other than a Subsidiary organized or having its principal place of business outside the United States shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income (or loss) is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary;

     (3) the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of that acquisition shall be excluded; and

     (4) the cumulative effect of a change in accounting principles shall be excluded.

     "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, to be dated on or about the date of the indenture among Mueller, various financial institutions party thereto, and Credit Suisse First Boston, as administrative agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced or refinanced from time to time, including any agreement:

     (1) extending or shortening the maturity of any Indebtedness incurred thereunder or contemplated thereby;

     (2)      adding or deleting borrowers or guarantors thereunder,

     (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date that Indebtedness is incurred it would not be prohibited by clause
              (1) of the second paragraph of the covenant described under the caption " --Incurrence of Indebtedness and Issuance of Preferred Stock;" or


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     (4)      otherwise altering the terms and conditions thereof.

     "Credit Facilities" means, with respect to Mueller and its Restricted Subsidiaries, one or more debt facilities (including the Credit Agreement and any Foreign Credit Facility), commercial paper facilities, or indentures providing for revolving credit loans, term loans, notes, or other financing or letters of credit, or other credit facilities, in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Designated Noncash Consideration" means the fair market value of non-cash consideration received by Mueller or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of that valuation, executed by the principal executive officer and the principal financial officer of Mueller, less the amount of cash or Cash Equivalents received in connection with a sale of that Designated Noncash Consideration.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable), or upon the happening of any event (other than any event solely within the control of the issuer thereof), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is exchangeable for Indebtedness (except to the extent exchangeable at the option of that Person subject to the terms of any debt instrument to which that Person is a party) or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the subordinated notes mature; provided that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Mueller to repurchase that Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of that Capital Stock provide that Mueller may not repurchase or redeem any such Capital Stock pursuant to those provisions unless that repurchase or redemption complies with the covenant described under the caption "--Certain Covenants--Restricted Payments," and provided further that, if that Capital Stock is issued to any plan for the benefit of employees of Mueller or its Subsidiaries or by any such plan to those employees, that Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Mueller in order to satisfy applicable statutory or regulatory obligations.

     "DLJ Merchant Banking funds" means DLJ Merchant Banking Partners II, L.P. and its Affiliates.

     "Domestic Subsidiary" means a Subsidiary that is organized under the laws of the United States or any State, district or territory thereof.

     "Eligible Institution" means a commercial banking institution that has combined capital and surplus not less than $100.0 million or its equivalent in foreign currency, whose short-term debt is rated "A-3" or higher according to Standard & Poor's Ratings Group ("S&P") or "P-2" or higher according to Moody's Investor Services, Inc. ("Moody's") or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of Mueller and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the indenture, until those amounts are repaid.

     "Financial Advisory Agreement" means the financial advisory agreement with Credit Suisse First Boston LLC described in the Prospectus under "Certain Relationships and Related Party Transactions" or any amendment, modification, or replacement thereof between Parent or any of its Subsidiaries and a Principal or one of its Affiliates

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of that Person for that period (exclusive of amounts attributable to discontinued operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date (as defined)) to the Fixed Charges of that Person for that period (exclusive of amounts attributable to discontinued


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operations, as determined in accordance with GAAP, or operations and businesses disposed of prior to the Calculation Date).

     In the event that the referent Person or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that incurrence, assumption, guarantee or redemption of Indebtedness, or that issuance or redemption of preferred stock and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of making the computation referred to above, acquisitions that have been made by Mueller or any of its Subsidiaries, including all mergers or consolidations and any related financing transactions, during the four-quarter reference period or subsequent to that reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for that reference period shall be calculated to include the Consolidated Cash Flow of the acquired entities on a pro forma basis after giving effect to cost savings reasonably expected to be realized in connection with that acquisition, as determined in good faith by an officer of Mueller (regardless of whether those cost savings could then be reflected in pro forma financial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) and without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of,

     (1) the Consolidated Interest Expense of that Person for that period, excluding any amounts that represent mark-to-market gains or losses; and

     (2) all dividend payments on any series of preferred stock of that Person (other than dividends payable solely in Equity Interests that are not Disqualified Stock),

     in each case, on a consolidated basis and in accordance with GAAP.

     "Foreign Credit Facilities" means any Indebtedness of a Restricted Subsidiary organized or having its principal place of business outside the United States.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the indenture.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means (i) each Restricted Subsidiary of Mueller on the date of the Indenture that is a Domestic Subsidiary and (ii) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture.

     "Hedging Obligations" means, with respect to any Person, the obligations of that Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (b) other agreements or arrangements designed to protect that Person against fluctuations in interest rates and (c) agreements or arrangements designed to protect that Person against fluctuations in currency rates.

     "Indebtedness" means, with respect to any Person, any indebtedness of that Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance


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deferred and unpaid of the purchase price of any property or representing any
Hedging Obligations, except any such balance that constitutes an accrued expense, trade payable or customer contract advances, if and to the extent any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of that Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of that Person (whether or not that Indebtedness is assumed by that Person) and, to the extent not otherwise included, the guarantee by that Person of any Indebtedness of any other Person, provided that Indebtedness shall not include the pledge by Mueller of the Capital Stock of an Unrestricted Subsidiary of Mueller to secure Non-Recourse Debt of that Unrestricted Subsidiary.

     The amount of any Indebtedness outstanding as of any date shall be:

     (1) the accreted value thereof (together with any interest thereon that is more than 30 days past due), in the case of any Indebtedness that does not require current payments of interest;

     (2) the principal amount thereof, in the case of any other Indebtedness (except as set forth below) provided that the principal amount of any Indebtedness that is denominated in any currency other than United States dollars shall be the amount thereof, as determined pursuant to the foregoing provision, converted into United States dollars at the Spot Rate in effect on the date that Indebtedness was incurred or, if that indebtedness was incurred prior to the date of the indenture, the Spot Rate in effect on the date of the indenture;

     (3) the net termination value of any Hedging Obligations as of such date or, in the case of any Hedging Obligation permitted to be incurred pursuant to clause (8) of Permitted Indebtedness, zero; and

     (4) in the case of any Indebtedness permitted to be incurred pursuant to clause (11) of Permitted Indebtedness, zero.

     "Investments" means, with respect to any Person, all investments by that Person in other Persons, including Affiliates, in the forms of direct or indirect loans (including guarantees by the referent Person of, and Liens on any assets of the referent Person securing, Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, provided that an investment by Mueller for consideration consisting of common equity securities of Mueller shall not be deemed to be an Investment other than for purposes of clause (3) of the definition of "Qualified Proceeds."

     If Mueller or any Restricted Subsidiary of Mueller sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Mueller such that, after giving effect to any such sale or disposition, that Person is no longer a Subsidiary of Mueller, Mueller shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of that Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described under the caption "--Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of that asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Management Loans" means one or more loans by Mueller or Parent to officers and/or directors of the Mueller and any of its Restricted Subsidiaries to finance the purchase by such officers and directors of common stock of Parent; provided that the aggregate principal amount of all such Management Loans outstanding at any time shall not exceed $7.5 million.


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     "Net Income" means, with respect to any Person, the net income (loss) of that Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

     (1) any gain (or loss), together with any related provision for taxes on that gain (or loss), realized in connection with:

              (a) any Asset Sale, including, without limitation, dispositions pursuant to sale and leaseback transactions; or

              (b) the extinguishment of any Indebtedness of that Person or any of its Restricted Subsidiaries; and

     (2) any extraordinary, unusual or nonrecurring income (or expense) or any restructuring costs, or costs reasonably determined by management to be associated with facility or product line closures, consolidation or rationalization, together with any related provision for taxes and any compensation charge incurred in connection with the Offerings and related transactions.

     "Net Proceeds" means the aggregate cash proceeds received by Mueller or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication,

     (1) the direct costs relating to that Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and appraiser fees and cost of preparation of assets for sale, and any relocation expenses incurred as a result thereof;

     (2) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements);

     (3) amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness incurred pursuant to the Credit Agreement) secured by a Lien on the asset or assets that were the subject of that Asset Sale; and

     (4) any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such asset or assets until such time as that reserve is reversed or that escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Mueller or its Restricted Subsidiaries from that escrow arrangement, as the case may be.

     "Non-Recourse Debt" means Indebtedness,

     (1) no default with respect to, which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Mueller or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

     (2) as to which the lenders have been notified in writing that they will not have any recourse to the stock (other than the stock of an Unrestricted Subsidiary pledged by Mueller to secure debt of that Unrestricted Subsidiary) or assets of Mueller or any of its Restricted Subsidiaries;

provided that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions (and any related right of recourse) contained in a guarantee thereof by Mueller or any of its Restricted Subsidiaries if Mueller or that Restricted Subsidiary was otherwise permitted to incur that guarantee pursuant to the indenture.

     "Obligations" means any principal, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.


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     "Offering" means the offering of the senior subordinated notes by Mueller.
The Offering and the concurrent offering of Mueller's secured notes are collectively referred to as the "Offerings."

     "Parent" means Mueller Holdings (N.A.), Inc., the corporate parent of Mueller, or its successors.

     "Pari Passu Indebtedness" means Indebtedness of Mueller that ranks pari passu in right of payment to the subordinated notes.

     "Permitted Business" means any Person engaged directly or indirectly in the flow-control product business or any business reasonably related, incidental or ancillary thereto.

     "Permitted Investments" means:

     (1) any Investment in Mueller or in a Restricted Subsidiary of Mueller,

     (2)      any Investment in cash or Cash Equivalents;

     (3) any Investment by Mueller or any Restricted Subsidiary of Mueller in a Person, if as a result of that Investment,

              (a)     that Person becomes a Restricted Subsidiary of Mueller;
                      or

              (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Mueller or a Wholly Owned Restricted Subsidiary of Mueller;

     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described under the caption "Repurchase at the Option of Holders Asset Sales;"

     (5) any Investment acquired solely in exchange for Equity Interests (other than Disqualified Stock) of Mueller,

     (6) any Investment in a Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (6) that are at that time outstanding, not to exceed 15% of Total Assets at the time of that Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

     (7) Investments relating to any special purpose Wholly Owned Subsidiary of Mueller organized in connection with a Receivables Facility that, in the good faith determination of the board of directors of Mueller, are necessary or advisable to effect that Receivables Facility;

     (8) the Management Loans or Investments in Parent to fund Management Loans; and

     (9) Hedging Obligations permitted to be incurred under "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" or other hedging obligations designed to protect a Person against fluctuations in commodity prices, incurred in the ordinary course of business.

     "Permitted Liens" means:

     (1) Liens on property or shares of a Person existing at the time that Person is merged into or consolidated with or acquired by Mueller or any Restricted Subsidiary, provided that those Liens were not incurred in contemplation of that merger or consolidation or acquisition and do not secure any property or assets of Mueller or any Restricted Subsidiary other than the property or assets subject to the Liens prior to that merger or consolidation or acquisition;

     (2)      Liens existing on the date of the indenture;


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     (3)      Liens securing Indebtedness consisting of Capitalized Lease
              Obligations, purchase money Indebtedness, mortgage financings, industrial revenue bonds or other monetary obligations (and all Obligations in respect thereof), in each case incurred solely for the purpose of financing all or any part of the purchase price or cost of construction or installation of assets used in the business of Mueller or its Restricted Subsidiaries, or repairs, additions or improvements to those assets (including Capital Stock of any Person owning such assets), provided that:

              (a) those Liens secure Indebtedness in an amount not in excess of the original purchase price or the original cost of any such assets or repair, additional or improvement thereto (plus an amount equal to the reasonable fees and expenses in connection with the incurrence of that Indebtedness);

              (b) those Liens do not extend to any other assets of Mueller or its Restricted Subsidiaries (and, in the case of repair, addition or improvements to any such assets, that Lien extends only to the assets (and improvements thereto or thereon) repaired, added to or improved);

              (c) the Incurrence of that Indebtedness is permitted by "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

              (d) those Liens attach within 365 days of that purchase, construction, installation, repair, addition or improvement;

     (4) Liens to secure any refinancings, renewals, extensions, modification or replacements (collectively, "refinancing") (or successive refinancings), in whole or in part, of any Indebtedness secured by Liens referred to in the clauses above (and all Obligations in respect thereof) so long as that Lien does not extend to any other property (other than improvements thereto);

     (5) Liens securing surety bonds or letters of credit entered into in the ordinary course of business and consistent with past business practice;

     (6) Liens on and pledges of the capital stock of any Unrestricted Subsidiary securing Non-Recourse Debt of that Unrestricted Subsidiary;

     (7) Liens securing (a) Indebtedness (including all Obligations in respect thereof) under any Credit Facility and (b) Hedging Obligations payable to a lender under the Credit Agreement or an Affiliate thereof or to a Person that was a lender or Affiliate thereof at the time the contract was entered into to the extent such Hedging Obligations are secured by Liens on assets also securing Indebtedness (including all Obligations in respect thereof) under the Credit Agreement; and

     (8) other Liens securing Indebtedness that is permitted by the terms of the indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed $50.0 million.

     "Permitted Refinancing Indebtedness" means any Indebtedness of Mueller or any of its Restricted Subsidiaries issued within 60 days after repayment of, in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Mueller or any of its Restricted Subsidiaries; provided that:

     (1) the principal amount (or accreted value, if applicable) of that Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

     (2) that Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and


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     (3)      if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the subordinated notes, that Permitted Refinancing Indebtedness is subordinated in right of payment to, the subordinated notes on terms at least as favorable, taken as a whole, to the holders of subordinated notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Principals" means (i) the DLJ Merchant Banking funds and (ii) except for purposes of the provisions described above under "Repurchase at the Option of the Holders--Change of Control", any Person that acquires Equity Interests of Parent from a Principal.

     "Public Equity Offering" means

     (1) any issuance of common stock by Mueller, other than to Parent and other than Disqualified Stock

     (2) any issuance of common stock or preferred stock by Parent, other than Disqualified Stock that is registered pursuant to the Securities Act, other than issuances registered on Form S-8 and issuances registered on Form S-4, excluding issuances of common stock pursuant to employee benefit plans of Parent or Mueller or otherwise as compensation to employees of Parent or Mueller.

     "Qualified Proceeds" means any of the following or any combination of the following:

     (1)      cash;

     (2)      Cash Equivalents;

     (3) assets (other than Investments) that are used or useful in a Permitted Business; and

     (4) the Capital Stock of any Person engaged in a Permitted Business if, in connection with the receipt by Mueller or any Restricted Subsidiary of Mueller of that Capital Stock,

              (a) that Person becomes a Restricted Subsidiary of Mueller or any Restricted Subsidiary of Mueller; or

              (b) that Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Mueller or any Restricted Subsidiary of Mueller.

     "Receivables Facility" means one or more receivables financing facilities, as amended from time to time, pursuant to which Mueller or any of its Restricted Subsidiaries sells its accounts receivable to an Accounts Receivable Subsidiary.

     "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

     "Related Party" means, with respect to any Principal,

     (1) any controlling stockholder or partner of that Principal on the date of the indenture; or

     (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding (directly or through one or more Subsidiaries) a 51% or more controlling interest of which consist of the Principals and/or such other Persons referred to in the immediately preceding clauses (1) or (2).

     "Restricted Investment" means an Investment other than a Permitted Investment.


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     "Restricted Subsidiary" of a Person means any Subsidiary of the referent
Person that is not an Unrestricted Subsidiary.

     "Secured Notes" means our Second Priority Senior Secured Floating Rate Notes offered pursuant to this prospectus.

     "Secured Notes Indenture" means the indenture governing the Secured Notes.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in either clause (1) or clause (2) of Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as that Regulation is in effect on the date hereof.

     "Spot Rate" means, for any currency, the spot rate at which that currency is offered for sale against United States dollars as determined by reference to the New York foreign exchange selling rates, as published in The Wall Street Journal on that date of determination for the immediately preceding business day or, if that rate is not available, as determined in any publicly available source of similar market data.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which that payment of interest or principal was scheduled to be paid in the original documentation governing that Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any that interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person,

     (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

     (2)      any partnership or limited liability company,

              (a) the sole general partner or the managing general partner or managing member of which is that Person or a Subsidiary of that Person; or

              (b) the only general partners or managing members of which are that Person or of one or more Subsidiaries of that Person (or any combination thereof).

     "Tax Sharing Agreement" means any tax sharing agreement or arrangement between Mueller and Parent, as the same may be amended from time to time; provided that in no event shall the amount permitted to be paid pursuant to all such agreements and/or arrangements exceed the amount Mueller would be required to pay for income taxes were it to file a consolidated tax return for itself and its consolidated Restricted Subsidiaries as if it were a corporation that was a parent of a consolidated group.

     "Total Assets" means the total consolidated assets of Mueller and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of Mueller.

     "Unrestricted Subsidiary" means (1) Anvil International LLC (2) Nipples el Superior de Mexico S.A. de C.V. and (3) any Subsidiary that is designated by the board of directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that Subsidiary:

     (1)      has no Indebtedness other than Non-Recourse Debt;

     (2) is not party to any agreement, contract, arrangement or understanding with Mueller or any Restricted Subsidiary of Mueller unless the terms of any such agreement, contract, arrangement or understanding are permitted by the covenant described under "Certain Covenants Transactions with Affiliates";


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     (3)      is a Person with respect to which neither Mueller nor any of its
              Restricted Subsidiaries has any direct or indirect obligation (other than Investments described in clause (7) of the definition of Permitted Investments),

              (a) to subscribe for additional Equity Interests; or

              (b) to maintain or preserve that Person's financial condition or to cause that Person to achieve any specified levels, of operating results; and

     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Mueller or any of its Restricted Subsidiaries.

     Any such designation by the board of directors shall be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to that designation and an Officers' Certificate certifying that designation complied with the foregoing conditions and was permitted by the covenant described under the caption entitled "--Certain Covenants--Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as a Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of that Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of Mueller as of that date (and, if that Indebtedness is not permitted to be incurred as of that date under the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock," Mueller shall be in default of that covenant).

     The board of directors of Mueller may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that the designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Mueller of any outstanding Indebtedness of that Unrestricted Subsidiary and that designation shall only be permitted if:

     (1) that Indebtedness is permitted under the covenant described under the caption entitled "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

     (2) no Default or Event of Default would be in existence following that designation.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

     (1)      the sum of the products obtained by multiplying

              (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof; by

              (b) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of that payment; by

     (2)      the then outstanding principal amount of that Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of that Person all the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Restricted Subsidiaries of that Person or by that Person and one or more Wholly Owned Restricted Subsidiaries of that Person.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of that Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by that Person or by one or more Wholly Owned Subsidiaries of that Person.


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                          BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

     Notes will be issued in the form of one or more registered notes in global form, which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

     Except as set forth below, the global notes, may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

     All interests in the global notes may be subject to the procedures and requirements of DTC.

Book-Entry Procedures for the Global Notes

     The descriptions of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and, are subject to change by them from time to time. Mueller takes no responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised Mueller that it is:

     (1) a limited purpose trust company organized under the laws of the State of New York,

     (2)      a "banking organization" within the meaning of the New York
              Banking Law,

     (3)      a member of the Federal Reserve System,

     (4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended, and

     (5) a "clearing agency" registered pursuant to Section 17A of the Exchange Act.

     DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, or "Indirect Participants" that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     Mueller expects that pursuant to procedures established by DTC, ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC and the records of participants and the indirect participants.

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

     So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the


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indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by such global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if such holder is not a participant or an indirect participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of notes under the indenture or such global note, Mueller understands that under existing industry practice, in the event that Mueller requests any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither Mueller nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such notes.

     Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such notes under the indenture. Under the terms of the indenture, Mueller and the trustee may treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither Mueller nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global note. Payments by the participants and the indirect participants to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     Although DTC, has agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Mueller nor the Trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

     A global note is exchangeable for certificated notes if:

     (1) DTC (a) notifies Mueller that it is unwilling or unable to continue as depositary for the global notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, Mueller fails to appoint a successor depositary;

     (2) Mueller, at its option, notifies the trustee in writing that it elects to cause the issuance of the certificated notes; or

     (3) there has occurred and is continuing a Default or Event of Default with respect to the notes.

     Upon any such issuance, the trustee is required to register such certificated notes in the name of such person or persons, or the nominee of any thereof, and cause the same to be delivered thereto.

     Neither Mueller nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.


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                               The Exchange Offer

     In a registration rights agreement between Mueller and the initial purchasers of the old notes, we agreed

     (1) to file a registration statement on or prior to 90 days after the closing of the offering of the old notes with respect to an offer to exchange the old notes of each series for a new issue of securities to be issued under the same indenture, with terms substantially the same as of the old notes but registered under the Securities Act,

     (2) to use our reasonable best efforts to cause the registration statement to be declared effective by the SEC on or prior to 180 days after the closing of the old notes offering and

     (3) use our reasonable best efforts to consummate the exchange offer and issue the new notes within 30 business days after the registration statement is declared effective.

     The registration rights agreement provides that, in the event we fail to file the registration statement within 90 days after the closing date, have it declared effective within 180 days or consummate the exchange offer within 40 business days after the effectiveness deadline, we will be required to pay liquidated damages on the old notes over and above the regular interest. Once we complete this exchange offer, we will no longer be required to pay liquidated damages on the old notes.

     The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or acceptance of the exchange offer would violate the securities or blue sky laws of that jurisdiction.

Terms of the Exchange Offer; Period for Tendering Old Notes

     This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer. Upon the terms and subject to the conditions included in this prospectus and in the accompanying letter of transmittal, which together are the exchange offer, we will accept for exchange old notes which are properly tendered on or prior to the expiration date, unless you have previously withdrawn them.

     o When you tender to us old notes as provided below, our acceptance of the old notes will constitute a binding agreement between you and us upon the terms and subject to the conditions in this prospectus and in the accompanying letter of transmittal.

     o For each $1,000 principal amount of old notes surrendered to us in the exchange offer, we will give you $1,000 principal amount of new notes of the same series.

     o We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date that we first mail notice of the exchange offer to the holders of the old notes. We are sending this prospectus, together with the letter of transmittal, on or about the date of this prospectus to all of the registered holders of old notes at their addresses listed in the trustee's security register with respect to the old notes.

     o The exchange offer expires at 5:00 p.m., New York City time, on September 16, 2004; provided, however, that we, in our sole discretion, may extend the period of time for which the exchange offer is open. The term "expiration date" means September 16, 2004 or, if extended by us, the latest time and date to which the exchange offer is extended.

     o As of the date of this prospectus, $100,000,000 in aggregate principal amount of the old secured notes and $315,000,000 in aggregate principal amount of old subordinated notes were outstanding. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered.

     o Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions that we describe in the section called "Conditions to the Exchange Offer" below.


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     o  We expressly reserve the right, at any time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance of any old notes, by giving oral or written notice of an extension to the exchange agent and notice of that extension to the holders as described below. During any extension, all old notes previously tendered will remain subject to the exchange offer unless withdrawal rights are exercised. Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     o We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes that we have not yet accepted for exchange, if any of the conditions of the exchange offer specified below under "Conditions to the Exchange Offer" are not satisfied.

     o We will give oral or written notice of any extension, amendment, termination or non-acceptance described above to holders of the old notes as promptly as practicable. If we extend the expiration date, we will give notice by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement and subject to applicable law, we will have no obligation to publish, advertise or otherwise communicate any public announcement other than by issuing a release to the Dow Jones News Service.

     o Holders of old notes do not have any appraisal or dissenters' rights in connection with the exchange offer.

     o Old notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture, but will not be entitled to any further registration rights under the registration rights agreement.

     o We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

     o By executing, or otherwise becoming bound by, the letter of transmittal, you will be making the representations described below to us. See "--Resales of the New Notes."

     Important rules concerning the exchange offer

     You should note that:

     o All questions as to the validity, form, eligibility, time of receipt and acceptance of old notes tendered for exchange will be determined by Mueller in its sole discretion, which determination shall be final and binding.

     o We reserve the absolute right to reject any and all tenders of any particular old notes not properly tendered or to not accept any particular old notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful.

     o We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer. Unless we agree to waive any defect or irregularity in connection with the tender of old notes for exchange, you must cure any defect or irregularity within any reasonable period of time as we shall determine.

     o Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date shall be final and binding on all parties.

     o Neither Mueller, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor shall any of them incur any liability for failure to give any notification.


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Procedures for Tendering Old Notes

     What to submit and how

     If you, as the registered holder of an old security, wish to tender your old notes for exchange in the exchange offer, you must transmit a properly completed and duly executed letter of transmittal to Law Debenture Trust Company of New York at the address set forth below under "Exchange Agent" on or prior to the expiration date.

     In addition,

     (1) certificates for old notes must be received by the exchange agent along with the letter of transmittal, or

     (2) a timely confirmation of a book-entry transfer of old notes, if such procedure is available, into the exchange agent's account at DTC using the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date or

     (3) you must comply with the guaranteed delivery procedures described below.

     The method of delivery of old notes, letters of transmittal and notices of guaranteed delivery is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or old notes should be sent to Mueller.

     How to sign your letter of transmittal and other documents

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes being surrendered for exchange are tendered

     (1) by a registered holder of the old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

     (2)      for the account of an eligible institution.

If signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantees must be by any of the following eligible institutions:

     o a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or

     o a commercial bank or trust company having an office or correspondent in the United States

     If the letter of transmittal is signed by a person or persons other than the registered holder or holders of old notes, the old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes and with the signature guaranteed.

     If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers or corporations or others acting in a fiduciary or representative capacity, the person should so indicate when signing and, unless waived by Mueller, proper evidence satisfactory to Mueller of its authority to so act must be submitted.

Acceptance of Old Notes for Exchange; Delivery of New Notes

     Once all of the conditions to the exchange offer are satisfied or waived, we will accept, promptly after the expiration date, all old notes properly tendered and will issue the new notes promptly after acceptance of the old notes. See "Conditions to the Exchange Offer" below. For purposes of the exchange offer, our giving of oral or written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer.


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     In all cases, we will issue new notes in exchange for old notes that are accepted for exchange only after timely receipt by the exchange agent of:

     o  certificates for old notes, or

     o a timely book-entry confirmation of transfer of old notes into the exchange agent's account at DTC using the book-entry transfer procedures described below, and

     o  a properly completed and duly executed letter of transmittal.

     If we do not accept any tendered old notes for any reason included in the terms and conditions of the exchange offer or if you submit certificates representing old notes in a greater principal amount than you wish to exchange, we will return any unaccepted or non-exchanged old notes without expense to the tendering holder or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC using the book-entry transfer procedures described below, non-exchanged old notes will be credited to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfer

     The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of old notes by causing DTC to transfer old notes into the exchange agent's account in accordance with DTC's Automated Tender Offer Program procedures for transfer. However, the exchange for the old notes so tendered will only be made after timely confirmation of book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message, transmitted by DTC and received by the exchange agent and forming a part of a book-entry confirmation. The agent's message must state that DTC has received an express acknowledgment from the participant tendering old notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce the agreement against that participant. A letter of transmittal need not accompany tenders effected through the Automated Tender Offer Program.

     If your old notes are held through DTC, you must complete a form called "Instructions to Registered Holder and/or Book-Entry Participant," which will instruct the DTC participant through whom you hold your securities of your intention to tender your old notes or not tender your old notes. Please note that delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent and we will not be able to accept your tender of securities until the exchange agent receives a letter of transmittal and a book-entry confirmation from DTC with respect to your securities. A copy of that form is available from the exchange agent.

Guaranteed Delivery Procedures

     If you are a registered holder of old notes and you want to tender your old notes but your old notes are not immediately available, or time will not permit your old notes to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if

     (1)      the tender is made through an eligible institution,

     (2) prior to the expiration date, the exchange agent receives, by facsimile transmission, mail or hand delivery, from that eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, stating:

     o  the name and address of the holder of old notes

     o  the amount of old notes tendered

     o the tender is being made by delivering that notice and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates of all


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        physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by that eligible institution with the exchange agent, and

     (3) the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

Withdrawal Rights

     You can withdraw your tender of old notes at any time on or prior to the expiration date.

     For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent at one of the addresses listed below under "Exchange Agent." Any notice of withdrawal must specify:

     o  the name of the person having tendered the old notes to be withdrawn,

     o  the old notes to be withdrawn,

     o  the principal amount of the old notes to be withdrawn,

     o if certificates for old notes have been delivered to the exchange agent, the name in which the old notes are registered, if different from that of the withdrawing holder,

     o if certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of those certificates, you must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible institution, and

     o if old notes have been tendered using the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of that facility.

     Please note that all questions as to the validity, form, eligibility and time of receipt of notices of withdrawal will be determined by us, and our determination shall be final and binding on all parties. Any old notes so withdrawn will be considered not to have been validly tendered for exchange for purposes of the exchange offer.

     If you have properly withdrawn old notes and wish to re-tender them, you may do so by following one of the procedures described under "Procedures for Tendering Old notes" above at any time on or prior to the expiration date.

Conditions to the Exchange Offer

     Notwithstanding any other provisions of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer, if at any time before the acceptance of old notes for exchange or the exchange of the new notes for old notes, that acceptance or issuance would violate applicable law or any interpretation of the staff of the SEC.

     That condition is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to that condition. Our failure at any time to exercise the foregoing rights shall not be considered a waiver by us of that right. Our rights described in the prior paragraph are ongoing rights which we may assert at any time and from time to time.

     In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any old notes, if at that time any stop order shall be threatened or in effect with respect to the exchange offer to which this prospectus relates or the qualification of the indenture under the Trust Indenture Act.


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Exchange Agent

     Law Debenture Trust Company of New York has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent, as follows:

                                   Deliver To:

             Law Debenture Trust Company of New York, Exchange Agent
                          767 Third Avenue, 31st Floor
                               New York, NY 10017
                               Attn: Daniel Fisher

                            Facsimile Transmissions:
                                  212-750-1361

                             To Confirm by Telephone
                               or for Information:
                                  212-750-6474

     Delivery to an address other than as listed above or transmission of instructions via facsimile other than as listed above does not constitute a valid delivery.

Fees and Expenses

     The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone or in person by our officers, regular employees and affiliates. We will not pay any additional compensation to any of our officers and employees who engage in soliciting tenders. We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

     The estimated cash expenses to be incurred in connection with the exchange offer, including legal, accounting, SEC filing, printing and exchange agent expenses, will be paid by us and are estimated in the aggregate to be $250,000.

Transfer Taxes

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

Resale of the New Notes

     Under existing interpretations of the staff of the SEC contained in several no-action letters to third parties, the new notes would in general be freely transferable after the exchange offer without further registration under the Securities Act. The relevant no-action letters include the Exxon Capital Holdings Corporation letter, which was made available by the SEC on May 13, 1988, and the Morgan Stanley & Co. Incorporated letter, made available on June 5, 1991.

     However, any purchaser of old notes who is an "affiliate" of Mueller or who intends to participate in the exchange offer for the purpose of distributing the new notes

     (1) will not be able to rely on the interpretation of the staff of the SEC,


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     (2)      will not be able to tender its old notes in the exchange offer and

     (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the securities unless that sale or transfer is made using an exemption from those requirements.

     By executing, or otherwise becoming bound by, the Letter of Transmittal each holder of the old notes will represent that:

     (1)      it is not our "affiliate";

     (2) any new notes to be received by it were acquired in the ordinary course of its business; and

     (3) it has no arrangement or understanding with any person to participate, and is not engaged in and does not intend to engage, in the "distribution," within the meaning of the Securities Act, of the new notes.

In addition, in connection with any resales of new notes, any broker-dealer participating in the exchange offer who acquired securities for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position in the Shearman & Sterling no-action letter, which it made available on July 2, 1993, that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the new notes, other than a resale of an unsold allotment from the original sale of the old notes, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we are required to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use this prospectus as it may be amended or supplemented from time to time, in connection with the resale of new notes.


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  Material United States Federal Income Tax Consequences of the Exchange Offer

     The exchange of old notes for new notes in the exchange offer will not result in any United States federal income tax consequences to holders. When a holder exchanges an old note for a new note in the exchange offer, the holder will have the same adjusted basis and holding period in the new note as in the old note immediately before the exchange.


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                              Plan of Distribution

     Each broker-dealer that receives new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale of new notes received by it in exchange for old notes.

     We will not receive any proceeds from any sale of new notes by broker-dealers.

     New notes received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions

     o  in the over-the-counter market

     o  in negotiated transactions

     o  through the writing of options on the new notes or

     o  a combination of those methods of resale

at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices.

     Any resale may be made

     o  directly to purchasers or

     o to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any new notes.

     Any broker-dealer that resells new notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of those new notes may be considered to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of those new notes and any commission or concessions received by any of those persons may be considered to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes, including any broker-dealers, against some liabilities, including liabilities under the Securities Act.

                                  Legal Matters

     The validity of the notes offered hereby will be passed upon for us by Davis Polk & Wardwell, New York, New York.


                                     Experts

     The historical consolidated financial statements of Mueller Group, Inc. and its subsidiaries as of September 30, 2003 and 2002, and for the three years ended September 30, 2003 and the related consolidated financial statement schedule have been included in this prospectus in reliance upon the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, included herein, and given upon the authority of said firm as experts in accounting and auditing.


                       Where You Can Find More Information

     We have filed with the SEC, Washington, D.C. 20549, a registration statement on Form S-4 under the Securities Act with respect to our offering of the new notes. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. You will find additional information about us and the new notes in the registration statement. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the company and the new notes, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto.

     If for any reason we are not required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, we are still required under the indenture to furnish the holders of the new notes with the information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. In addition, we have agreed that, for so long as any notes remain outstanding, we will furnish to the holders of the notes and to securities analysts and prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.

                Index To Unaudited Pro Forma Financial Statements


Unaudited Pro Forma Combined Balance Sheet as of March 27, 2004........    P-3
Notes to Unaudited Pro Forma Combined Balance Sheet as of
   March 27, 2004......................................................    P-4
Unaudited Pro Forma Combined Statement of Operations for the six
   months ended March 27, 2004.........................................    P-6
Unaudited Pro Forma Combined Statement of Operations for the
   fiscal year ended September 30, 2003................................    P-7
Notes to Unaudited Pro Forma Combined Statements of Operations.........    P-8

     The following unaudited combined financial information of our company are based on the historical financial statements of Mueller Group, Inc. ("Mueller") and Star Pipe Fittings ("Star") adjusted to give effect to (1) the acquisition of Star by Mueller and (2) the refinancing of Mueller's existing debt, including the offering of $100 million of secured notes and $315 million of subordinated notes and the application of the net proceeds therefrom, as discussed in the "Use of Proceeds" section of this prospectus. We call the Star acquisition, the refinancing and the offering, the "Transactions".

     Mueller Holdings (N.A.), Inc. ("Holdings") used a portion of the dividend paid by Mueller from the proceeds of Mueller's offering to redeem Holdings' preferred stock in full. As a result, Mueller is required to revise its historical financial statements to "push down" the preferred stock and reflect it as an obligation in Mueller's historical financial statements. Holdings, subsequent to the Mueller offering, issued units ("Units") consisting of Senior Discount Notes due 2014 and warrants to purchase Holdings' Class A common stock, par value $0.01 per share, in an amount that will generate aggregate gross proceeds of up to $110 million and to use the net proceeds of such offering to pay an additional dividend to its common stockholders. In the pro forma financial statements, the Units and associated costs are not reflected as an obligation of Mueller as there is no plan to assume such debt in the future and Mueller will not guarantee or pledge assets as collateral for Holdings' Units.

     The unaudited pro forma combined balance sheet assumes the refinancings and the offering were consummated as of March 27, 2004. The unaudited pro forma combined statements of operations for the six months ended March 27, 2004 and the fiscal year ended September 30, 2003 assume that the Transactions were consummated on October 1, 2002.

     Effective January 16, 2004, Mueller acquired certain assets of the BC Division of Star Pipe, Inc. The initial purchase price was $17.0 million and is subject to adjustment to reflect: (1) any difference in the final value of inventory delivered to Mueller compared to $7.0 million as set forth in the purchase agreement; (2) any remaining uncollected accounts receivable balances 180 days after the closing date not to exceed $2.0 million and (3) a deferred payment to be made to the seller to the extent that the gross profit of the business exceeds the target gross profit during the deferred payment period as set forth in the purchase agreement. The purchase price has been allocated to the assets and liabilities of Star based upon an estimate of their respective fair values. That allocation is based on studies that have not yet been finalized. Accordingly, the allocation reflected in the unaudited pro forma combined financial data is preliminary and is subject to revision.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The unaudited pro forma combined financial data do not purport to represent the actual results of our company's operations or financial position if the Transactions had occurred on the date indicated and are not necessarily representative of our company's results of operations for any future period. The unaudited pro forma combined balance sheet and combined statements of operations should be read in conjunction with the financial statements and the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information appearing elsewhere in this prospectus.

                                             UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                    (See Notes to the Unaudited Pro Forma Combined Balance Sheet)

                                                                            As of March 27, 2004
                                                            -------------------------------------------------
                                                            Mueller Group,      Refinancing
                                                            Inc. Historical     Adjustments         Pro forma
                                                            ---------------     -----------         ---------
                                                                           (dollars in millions)
Cash.....................................................   $      8.3         $     6.9(a)        $     15.2
Trade receivables........................................        153.7                --                153.7
Inventories..............................................        269.3                --                269.3
Deferred income taxes....................................          6.0                --                  6.0
Prepaid expenses and other current assets................         27.7                --                 27.7
                                                            --------------     -----------         ----------
Total current assets.....................................        465.0               6.9                471.9

Property, plant and equipment, net.......................        197.9                --                197.9
Goodwill, net............................................        163.2                --                163.2
Identifiable intangibles, net............................         62.8                --                 62.8
Pension intangible.......................................          0.9                --                  0.9
Deferred financing fees..................................         10.4              23.9(a)              34.3
Deferred income taxes....................................         18.0                --                 18.0
Other non-current assets.................................          0.3                --                  0.3
                                                            --------------     -----------         ----------
  Total assets............................................  $    918.5         $    30.8           $    949.3
                                                            ==============     ===========         ==========

Short-term borrowings....................................   $      9.2         $      --           $      9.2
Current portion of long-term debt........................          7.5              (6.6)(a)              6.4

                                                                                     5.5(a)
Accounts payable.........................................         57.0              --                   57.0
Accrued expenses and other liabilities...................         54.9              (9.0)(a)(b)          45.9
                                                            --------------     -----------         ----------
  Total current liabilities...............................       128.6             (10.1)               118.5
                                                            --------------     -----------         ----------
Long-term debt...........................................        516.8            (515.4)(a)            955.9
                                                                                   954.5
Other long-term liabilities and interest rate swaps......         10.9                --                 10.9
Accrued pension liability................................         35.0                --                 35.0
                                                            --------------     -----------         ----------
  Total liabilities.......................................       691.3             429.0              1,120.3
                                                            --------------     -----------         ----------

Redeemable preferred stock...............................        104.6            (106.6)(d)               --
                                                                                     2.0(c)
Shareholders' equity:
    Common stock..........................................
    Additional paid-in capital...........................        137.6            (137.6)(a)(b)            --
    Retained earnings (deficit)..........................          4.2            (246.8)(a)           (151.8)
                                                                                    (4.6)(a)
                                                                                    (9.2)(b)
                                                                                    (2.0)(c)
                                                                                   106.6 (d)
    Accumulated other comprehensive loss.................        (19.2)             --                  (19.2)
                                                            --------------     -----------         ----------
Total shareholders' equity (deficit).....................        122.6            (293.6)              (171.0)
                                                            --------------     -----------         ----------
Total liabilities and stockholders' equity...............   $    918.5         $    30.8           $    949.3
                                                            ==============     ===========         ==========

               NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              (dollars in millions)

(a) The sources and uses to consummate the refinancing as if it occurred at March 27, 2004 are as follows:


     Total sources:
     New senior credit facility:
       First lien term loans(1)....................................  $   545.0
       Revolver loans..............................................         --
     Mueller notes offered.........................................      415.0
                                                                     ---------
       Total sources...............................................  $   960.0
                                                                     =========

     Total uses:
       Refinancing current and long term portion of existing
          term loans(1)............................................  $   522.0
       Distribution to equity holders(2)...........................      399.6
       Prepayment premium--existing term loans(3)..................        5.2
       Excess cash at Mueller......................................        6.9
       Estimated transaction fees and expenses(3)..................       26.3
                                                                     ---------
       Total uses..................................................  $   960.0
                                                                     =========
     ---------------------
     (1) The new term facility has periodic principal payments totaling $5.5 million per year with a final payment at maturity.

     (2) Holdings made a dividend distribution to Holdings' shareholders and cash payments aggregating approximately $12.4 million ($5.3 million upon closing of the Mueller secured and subordinated notes offering and an additional $7.1 million upon closing of the units offering) to Mueller employees that held Holdings options using the proceeds from this distribution. The dividend is reflected as a reduction of additional paid in capital, then as an additional charge to retained deficit in the pro forma balance sheet.

     (3) Represents contractual premium to prepay the existing term loan and the current transaction related fees and expenses related to refinancing of the existing Senior Credit Facility and the new Senior Discount Notes, Secured Notes and Subordinated Notes. Mueller is currently in the process of reviewing current and deferred financing costs in accordance with Emerging Issues Task Force (EITF) 96-19 "Debtors Account for a Modification or Exchange of Debt Instruments." Mueller expects to record a pre-tax charge estimated at approximately $7.6 million associated with the refinancing of the senior credit facility and the offering of the notes and Holdings notes. The estimated amount of expense could change upon completion of this review. The impact, net of tax effects of $3.0 million, is reflected as an additional charge to retained deficit in the pro forma balance sheet.

(b) Certain Mueller employees held options in Holdings shares. In connection with the refinancing, Holdings modified these stock option awards to accelerate vesting upon completion of a refinancing. A portion of the dividend distribution to Holdings was used to make a payment to its employee optionholders of the excess of the per share dividend to its common stockholders over the exercise price of their options, or approximately $12.4 million in the aggregate, and the options were cancelled. The option buy out resulted in a capital contribution from Holdings to Mueller and an additional charge of approximately $14.6 million ($12.4 million cash charge and $2.2 million non-cash charge) upon completion of the refinancing. Additionally, Mueller will record a non-cash compensation charge of approximately $0.6 million related to the loan portion of the shares purchased pursuant to the Holdings' Direct Investment Program. These charges total $15.2 million, net of tax effects of approximately $6.0 million, are reflected as an increase in retained deficit in the pro forma balance sheet.

(c) Represents accretion and liquidation preference premium estimated from March 27, 2004 until redemption of the Holdings preferred stock.

(d) The Company has determined that the effect of using the proceeds of its current debt offering to retire Mueller

     Holdings (N.A.), Inc.'s mandatorily reedeemable preferred stock will require the Company to retroactively "push down" the redeemable preferred stock and reflect it as an obligation in the Company's historical financial statements in all prior periods presented in compliance with the provisions of Staff Accounting Bulletin 54 (Topic 5-J). Upon retirement of the mandatorily redeemable preferred stock with the proceeds of this transaction by Holdings, the redemption will be accounted for as a contribution to additional paid-in capital of Mueller. In addition, in the pro forma financial statements, the Units that Holdings expects to offer and associated costs are not reflected as an obligation of Mueller as there is no plan for Mueller to assume such debt in the future and Mueller will not guarantee or pledge assets as collateral for Holdings Units.

                                        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                               (See Notes to the Unaudited Pro Forma Combined Statement of Operations)

                                                                   Six months ended March 27, 2004
                                         --------------------------------------------------------------------------------
                                          Mueller                     Pro forma
                                           Group,                        Star        Pro forma     Pro forma    Pro forma
                                            Inc.         Star         Acquisition    for Star     Refinancing     and as
                                         Historical   Historical(f)   Adjustments   Acquisition   Adjustments    Adjusted
                                         ----------   -------------   -----------   -----------   -----------   ---------
                                                                        (dollars in millions)
Net sales..........................      $    454.9   $     5.9       $  --        $    460.8     $     --       $  460.8
Cost of sales......................           328.0         4.5          --             332.5           --          332.5
                                         ----------   ----------      -----------   -----------   -----------    --------
Gross profit.......................           126.9         1.4          --             128.3           --          128.3
Selling, general and administrative
   expenses........................            79.3         0.8           0.2(a)         80.3           --           80.3
Facility rationalization...........             0.9        --            --               0.9           --            0.9
                                         ----------   ----------      -----------   -----------   -----------    --------
Operating income...................            46.7         0.6          (0.2)           47.1           --           47.1
Interest expense...................           (21.2)       --            --             (21.2)          11.9 (c)    (42.0)
                                                                                                       (13.5)(d)
                                                                                                       (19.2)(e)
Interest income....................             0.2        --            --               0.2           --            0.2
                                         ----------   ----------      -----------   -----------   -----------    --------
Income before income taxes.........            25.7         0.6          (0.2)           26.1          (20.8)         5.3
Income taxes.......................            10.3        --             0.2(b)         10.5           (8.3)(b)      2.2
                                         ----------   ----------      -----------   -----------   -----------    --------
Net income (loss)..................      $     15.4   $     0.6       $  (0.4)     $     15.6     $    (12.5)    $    3.1
                                         ==========   ==========      ===========  ============   ===========    ========

                                        UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                               (See Notes to the Unaudited Pro Forma Combined Statement of Operations)

                                                                   Six months ended March 27, 2004
                                         --------------------------------------------------------------------------------
                                          Mueller                     Pro forma
                                           Group,                        Star        Pro forma     Pro forma    Pro forma
                                            Inc.         Star         Acquisition    for Star     Refinancing     and as
                                         Historical   Historical(f)   Adjustments   Acquisition   Adjustments    Adjusted
                                         ----------   -------------   -----------   -----------   -----------   ---------
                                                                        (dollars in millions)
Net sales.........................       $    925.1   $     20.0      $   --        $     945.1   $      --      $  945.1
Cost of sales.....................            674.7         14.5          --              689.2          --         689.2
                                         ----------   ----------      -----------   -----------   -----------    --------
Gross profit......................            250.4          5.5          --              255.9          --         255.9
Selling, general and administrative
   expenses.......................            154.9          2.7           1.0(a)         158.6          --         158.6
Facility rationalization..........              1.7         --            --                1.7          --           1.7
                                         ----------   ----------      -----------   -----------   -----------    --------
Operating income..................             93.8          2.8          (1.0)            95.6          --          95.6
Interest expense..................            (36.4)        (0.3)          0.3(a)         (36.4)         25.2 (c)   (77.6)
                                                                                                        (27.4)(d)
                                                                                                        (39.0)(e)
Interest income...................              0.5         --            --                0.5          --           0.5
                                         ----------   ----------      -----------   -----------   -----------    --------
Income before income taxes........             57.9          2.5          (0.7)            59.7         (41.2)       18.5
Income tax expense (benefit)......             23.7         --             0.7(b)          24.4         (16.5)(b)     7.9
                                         ----------   ----------      -----------   -----------   -----------    --------
Net income (loss).................       $     34.2   $      2.5      $   (1.4)     $      35.3   $     (24.7)   $   10.6
                                         ==========   ==========      ===========   ===========   ===========    ========

          NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(a) To reflect additional depreciation expense as a result of the fair values assigned to the property, and to record the incremental amortization of certain identifiable intangibles of $0.2 million in the six months ended March 27, 2004 and to eliminate allocated interest expense and $1.0 million in the fiscal year ended September 30, 2003.

(b) To record estimated income taxes calculated using Mueller's effective rate of 40%.

(c) To eliminate interest expense on the existing term debt and existing revolver facility. The adjustment for the six months ended March 27, 2004 does not eliminate $7.4 million in prepayment penalties and write off of deferred financing costs incurred in November 2003 in connection with the redemption of $50.0 million of the Mueller senior subordinated debt. Additionally, the adjustments do not eliminate $(6.3) million and $(13.3) million of gains on interest rate swaps and $0.9 million and $7.0 million of interest expense on the senior subordinated notes that are reflected in historical interest expense for the six months ended March 27, 2004 and the year ended September 30, 2003, respectively.

(d) To record estimated interest expense for the new credit facility and to record amortization expense of estimated deferred financing fees attributed to the new credit facility:

                                            Six months
                                               ended              Year ended
                                          March 27, 2004     September 30, 2003
                                          --------------     ------------------
     Revolver(1)....................        $      0.2         $      0.4
     Term loans(2)..................              11.7               23.9
     Amortization of deferred
        financing fees..............               1.6                3.1
                                            ----------         ----------
     Total..........................        $     13.5         $     27.4
                                            ==========         ==========
     ---------------
     (1) Represents a 0.50% commitment fee on the $80.0 million of undrawn revolver funds under the revolving credit facility. Amounts drawn under the revolving credit facility bears interest at 3.25% above LIBOR.

     (2) Represents interest rates equal to 3.25% over an assumed 1.10% LIBOR applied to amounts outstanding under the term loan facility as if scheduled principal payments occurred assuming the term loan facility was outstanding beginning October 1, 2002. A 0.125% increase or decrease in the assumed weighted average interest rate would change pro forma interest expense for the six months ended March 27, 2004 and the year ended September 30, 2003 by $0.3 million and $0.7 million, respectively.

(e) To record estimated interest expense for the Mueller notes and to record amortization expense of estimated deferred financing fees attributed to the Mueller notes:

                                            Six months
                                               ended              Year ended
                                          March 27, 2004     September 30, 2003
                                          --------------     ------------------
     Secured notes(1)...............        $      2.9         $      5.9
     Subordinated notes.............              15.5               31.5
     Amortization of deferred
        financing fees..............               0.8                1.6
                                            ----------         ----------
     Total..........................        $     19.2         $     39.0
                                            ==========         ==========
      ---------------
     (1) Calculated using LIBOR of 1.14% and assuming the secured notes were outstanding beginning October 1, 2002. A 0.125% increase or decrease in the assumed weighted average interest rate would change pro forma interest expense for the six months ended March 27, 2004 and the year ended September 30, 2003 by $0.1 million and $0.1 million, respectively.

     (f) Star Historical for the six months ended March 27, 2004 represents Star historical financial results from October 1, 2003 to December 31, 2003. Upon acquisition on January 15, 2004, the results of Star are included in the Mueller historical results. Star Historical for the fiscal year ended September 30, 2003 reflects Star historical results for their fiscal year ended December 31, 2003.

                          Index to Financial Statements

Audited Annual Financial Statements

                                                                           Page
                                                                           ----

 Report of Independent Registered Public Accounting Firm............        F-2
 Consolidated Balance Sheet as of September 30, 2003 and 2002.......        F-3
 Consolidated Statement of Operations for the Fiscal years
    ended September 30, 2003, 2002 and 2001.........................        F-4
 Consolidated Statement of Shareholders' Equity for the
    Fiscal years ended September 30, 2003, 2002 and 2001............        F-5
 Consolidated Statement of Cash Flows for the Fiscal years
    ended September 30, 2003, 2002 and 2001.........................        F-6
 Notes to Consolidated Financial Statements.........................        F-7


Unaudited Interim Financial Statements


Unaudited Consolidated Balance Sheet as of March 27,
    2004 and September 30, 2003.....................................       F-40
Unaudited Consolidated Statement of Operations for the
    six months ended March 27, 2004 and March 29, 2003..............       F-41
Unaudited Consolidated Statement of Cash Flows for the
    six months ended March 27, 2004 and March 29, 2003..............       F-42
Notes to Consolidated Financial Statements..........................       F-43

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Mueller Group, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Mueller Group, Inc., (the "Company"), at September 30, 2002 and 2003, and the results of its operations and its cash flows for the fiscal years ended September 30, 2001, 2002 and 2003, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinions expressed above.

     As discussed in the Notes to the consolidated financial statements, the Company changed its method of accounting for the recognition of certain revenues in the fiscal year ended September 30, 2001 (Note 5), changed its method of accounting for derivative instruments in the fiscal year ended September 30, 2001 (Note 10), and changed its method of accounting for goodwill and its related amortization in the fiscal year ended September 30, 2002 (Note 3).

     As more fully described in Note 20 to the financial statements, the Company has determined that the effect of using the proceeds of the Company's current debt offering to retire Mueller Holdings (N.A.), Inc.'s mandatorily redeemable preferred stock will require that the Company retroactively "push down" the redeemable preferred stock and reflect it as an obligation in the Company's financial statements in all prior periods presented, in compliance with the provisions of Staff Accounting Bulletin 54 (Topic 5-J).

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

     December 16, 2003, except for the matters described in Notes 20 and 21 to the financial statements, which are as of April 15, 2004.

                               MUELLER GROUP, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                           Fiscal year ended
                                                              September 30,
                                                        ----------------------
                                                            2002       2003
                                                        ---------   ----------
                                                         (dollars in millions)
Assets
   Current assets:
   Cash and cash equivalents........................... $    20.9   $   71.4
   Restricted cash.....................................      11.6       --
   Receivables, less allowance for doubtful accounts
      of $4.2 in 2002 and $4.9 in 2003.................     126.5      137.3
   Inventories.........................................     226.0      240.5
   Deferred income taxes...............................      13.7        5.6
   Prepaid expenses and other current assets...........      28.0       29.8
                                                        ---------   --------
      Total current assets.............................     426.7      484.6
   Property, plant and equipment, net..................     232.3      208.4
   Goodwill, net.......................................     164.0      163.2
   Identifiable intangibles, net.......................      74.0       63.0
   Pension intangible..................................       0.6        0.9
   Deferred financing fees, net........................      14.7       12.0
   Deferred income taxes...............................      14.6       18.8
   Other noncurrent assets.............................      --          0.2
                                                        ---------   --------
      Total assets..................................... $   926.9   $  951.1
                                                        =========   ========
Liabilities
   Current liabilities:
   Accounts payable.................................... $    46.6   $   46.7
   Current portion of long-term debt...................       6.2        6.2
   Accrued royalty expense.............................      13.5       --
   Accrued expenses and other current liabilities......      59.9       69.2
                                                        ---------   --------
      Total current liabilities........................     126.2      122.1
   Long-term debt, net of current portion..............     574.8      569.5
   Accrued pension liability...........................      29.6       32.2
   Other long-term liabilities.........................      30.9       17.2
                                                        ---------   --------
      Total liabilities................................     761.5      741.0
                                                        =========   ========
   Commitments and contingencies (Note 11)
   Redeemable preferred stock..........................      82.4       96.6

Shareholders' equity
   Common stock--$0.01 par value (100 shares
      authorized and issued in 2002 and 2003)..........      --         --
   Additional paid-in capital..........................     158.1      145.3
   Retained deficit....................................     (45.5)     (11.3)
   Accumulated other comprehensive loss................     (29.6)     (20.5)
                                                        ---------   --------
      Total shareholders' equity.......................      83.0      113.5
                                                        ---------   --------

      Total liabilities and shareholders' equity....... $   926.9   $  951.1
                                                        =========   ========

    The accompanying notes are an integral part of the financial statements.

                                     MUELLER GROUP, INC.
                           CONSOLIDATED STATEMENT OF OPERATIONS

                                                                      Fiscal year ended September 30,
                                                                     --------------------------------
                                                                       2001        2002        2003
                                                                     --------    --------    --------
                                                                             (dollars in millions)

Net sales.......................................................     $  864.7    $  901.9    $  925.1
Cost of sales...................................................        629.6       658.1       674.7
Royalty (expense)...............................................        (29.1)      (13.5)       --
                                                                     --------    --------    --------
  Gross profit..................................................        206.0       230.3       250.4
Selling, general and administrative expense.....................        147.0       145.7       154.9
Facility rationalization and related costs......................         27.6         2.7         1.7
                                                                     --------    --------    --------
Operating income................................................         31.4        81.9        93.8
Interest expense................................................        (92.5)      (60.2)      (36.4)
Interest income.................................................          5.4         1.9         0.5
Other income (expense), net.....................................          1.7        --          --
                                                                     --------    --------    --------
Income (loss) before income taxes...............................        (54.0)       23.6        57.9
Income tax expense (benefit)....................................        (20.1)       10.6        23.7
                                                                     --------    --------    --------
Income (loss) before cumulative effect of accounting change.....        (33.9)       13.0        34.2
Cumulative effect of accounting change, net of tax..............         (9.1)       --          --
                                                                     --------    --------    --------
  Net income (loss).............................................     $  (43.0)   $   13.0    $   34.2
                                                                     ========    ========    ========

    The accompanying notes are an integral part of the financial statements.

                                                         MUELLER GROUP, INC.
                                           CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                                                   AND REDEEMABLE PREFERRED STOCK

                                                                Shareholders' Equity
                                  --------------------------------------------------------------------------------
                                     Common Stock
                                   $0.01 Par Value
                                  ------------------
                                                                                              Accumulated
                                                     Additional   Retained   Comprehensive       Other               Redeemable
                                                      Paid-In     Earnings      Income       Comprehensive           Preferred
                                   Shares   Amount    Capital     (Deficit)     (Loss)            Loss       Total     Stock
                                  --------  ------   ----------   ---------  -------------   -------------   -----   ----------
                                                                       (dollars in millions)

 Balance at September 30,
    2000....................        100       --     $ 178.8      $ (15.5)    $                $  (1.5)     $ 161.8   $  59.9
 Capital contribution from
    Holdings................         --       --         0.2         --                           --            0.2      --
 Employee stock compensation         --       --         0.5         --                           --            0.5      --
 Accretion of redeemable
    preferred stock.........         --       --       (10.4)        --                           --          (10.4)     10.4
 Comprehensive loss.........
       Net loss.............         --       --        --          (43.0)      (43.0)            --          (43.0)     --
 Foreign currency
    translation adjustments.         --       --        --           --          (2.7)            (2.7)        (2.7)     --
 Additional minimum pension
    liability, net of tax.....       --       --        --           --         (15.5)           (15.5)       (15.5)     --
                                  --------  ------   --------     --------    --------         --------      -------  --------

 Comprehensive Loss.........                                                  $ (61.2)
                                                                              ========
 Balance at September 30,
    2001....................        100       --       169.1        (58.5)                       (19.7)        90.9      70.3
 Employee stock compensation         --       --         1.1         --                           --            1.1      --
 Accretion of redeemable
    preferred stock.........         --       --       (12.1)        --                           --          (12.1)     12.1
 Comprehensive loss
       Net income...........         --       --        --           13.0        13.0             --           13.0      --
 Foreign currency
    translation adjustments.         --       --        --           --          (0.2)            (0.2)        (0.2)     --
 Additional minimum pension
    liability, net of tax...         --       --        --           --          (9.7)            (9.7)        (9.7)     --
                                  --------  ------   --------     --------    --------         --------      -------  --------
 Comprehensive Loss.........                                                  $  (3.1)
                                                                              ========
 Balance at September 30,
    2002....................        100       --       158.1        (45.5)                       (29.6)        83.0      82.4
 Capital contribution from
    Holdings................         --       --         0.7         --                           --            0.7      --
 Employee stock compensation         --       --         0.7                                      --            0.7      --
 Accretion of redeemable
    preferred stock.........         --       --       (14.2)        --                           --          (14.2)     14.2
 Comprehensive loss
       Net income...........         --       --        --           34.2        34.2                          34.2      --
 Foreign currency
    translation adjustments.         --       --        --           --          10.4             10.4         10.4      --
 Additional minimum pension
    liability, net of tax...         --       --        --           --          (1.3)            (1.3)        (1.3)     --
                                  --------  ------   --------     --------    --------         --------      -------  --------
 Comprehensive income.......                                                  $  43.3
                                                                              ========
 Balance at September 30,
    2003....................      $ 100    $  --     $ 145.3      $ (11.3)                     $ (20.5)     $ 113.5   $  96.6
                                  ======== =======   ========     ========                     ========     ========  ========

    The accompanying notes are an integral part of the financial statements.

                                                         MUELLER GROUP, INC.
                                                CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                    Fiscal year ended September 30,
                                                                                   --------------------------------
                                                                                      2001        2002       2003
                                                                                   ---------   ---------   --------
                                                                                          (dollars in millions)

Cash flows from operating activities
Net income (loss).............................................................     $  (43.0)   $   13.0    $   34.2
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation................................................................         39.2        44.0        47.2
  Amortization of goodwill and other intangibles..............................         26.2        16.8        17.1
  Amortization of deferred financing fees.....................................          2.5         2.4         2.7
  Amortization of tooling.....................................................         --           2.0         2.0
  Write off of deferred financing fees........................................         --           1.6        --
  Unrealized (gain) loss on derivatives.......................................         34.2        (3.7)      (13.3)
  Deferred income taxes.......................................................        (22.0)       (2.7)        3.9
  Stock compensation..........................................................          0.5         1.1         0.7
  Asset impairment............................................................         19.1         2.3         1.4
  Provisions for losses on accounts receivable and inventory..................          4.3         3.9         3.1
  Changes in assets and liabilities, net of the effects of acquisitions:
      Receivables.............................................................         30.5        (6.1)       (9.0)
      Inventories.............................................................        (17.0)      (15.2)      (14.3)
      Prepaid expenses and other current assets...............................          0.6        (1.8)       (3.8)
      Pension, net............................................................         (0.8)        9.5         1.0
      Accounts payable, accrued expenses and other current liabilities........        (20.0)       (4.3)        6.5
      Accrued royalty expense.................................................         (1.7)      (15.6)      (13.5)
      Other, net..............................................................         (0.5)        0.4        (0.7)
                                                                                   ---------   ---------   --------
Net cash provided by operating activities.....................................         52.1        47.6        65.2
                                                                                   ---------   ---------   --------

Cash flows from investing activities
Purchase of property, plant and equipment.....................................        (51.0)      (31.3)      (20.0)
Loss on disposal of property, plant and equipment.............................          0.2         1.3         0.3
Purchase of intangible assets.................................................        (41.1)       (0.7)       (0.3)
Acquisition of businesses, net of cash acquired...............................        (19.6)      (29.8)      (11.2)
Decrease in restricted cash...................................................         55.3        21.2        11.6
                                                                                   ---------   ---------   --------
      Net cash used in investing activities...................................        (56.2)      (39.3)      (19.6)
                                                                                   ---------   ---------   --------

Cash flows from financing activities
Proceeds from short-term debt.................................................         19.6        39.2        --
Payment of short-term debt....................................................        (19.6)      (39.2)       --
Proceeds from long-term debt..................................................         --         530.0        --
Payment of long-term debt.....................................................         (9.5)     (538.5)       (5.3)
Financing of assets through capital leases....................................         --          --          (0.9)
Payment of deferred financing fees............................................         --          (4.0)       --
Contributed capital...........................................................          0.2        --           0.7
                                                                                   ---------   ---------   --------
      Net cash used in financing activities...................................         (9.3)      (12.5)       (5.5)
                                                                                   ---------   ---------   --------
Effect of exchange rate changes on cash........................................        (2.7)       (0.2)       10.4
                                                                                   ---------   ---------   --------
Increase (decrease) in cash and cash equivalents...............................       (16.1)       (4.4)       50.5

                                                         MUELLER GROUP, INC.
                                                CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                    Fiscal year ended September 30,
                                                                                   --------------------------------
                                                                                      2001        2002       2003
                                                                                   ---------   ---------   --------
                                                                                          (dollars in millions)

Cash and cash equivalents
Beginning of period............................................................        41.4        25.3        20.9
                                                                                   ---------   ---------   --------
End of period..................................................................    $   25.3    $   20.9    $   71.4
                                                                                   =========   =========   ========

    The accompanying notes are an integral part of the financial statements.

                               MUELLER GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       Basis of Presentation

     Mueller Group, Inc. (the "Company") is a wholly-owned subsidiary of Mueller Holdings (N.A.), Inc. ("Holdings"). Mueller Co. ("Mueller"), a wholly-owned subsidiary of the Company, is a manufacturer of valves, fire hydrants and other related products utilized in the distribution of water and gas and in water and wastewater treatment facilities. Anvil International ("Anvil"), formerly Supply Sales Co., is a wholly-owned subsidiary of Mueller. Anvil is a manufacturer of cast iron and malleable iron pipefittings, ductile iron couplings and fittings, pipe hangers and other related products for the plumbing, heating, mechanical, construction retail hardware and other related industries. Both Mueller and Anvil have operations in the United States and Canada.

     All significant intercompany transactions and balances have been eliminated in consolidation. Certain prior period amounts have been reclassified to conform to the current year presentation.

     Fiscal Year End--The fiscal year of the Company ends on September 30.

2.  Segment Information

     Our operations consist of two operating segments under SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information": Mueller Co. and Anvil. The operating segments are organized around differences in products and are consistent with how the operating entities are being managed, how resources are being allocated, and information used by the chief operating decision maker. Mueller Co. products consist primarily of hydrants, water and gas valves and related products used in water, power and gas distribution. Anvil products consist primarily of pipe fittings and couplings, pipe nipples and hangers and purchased products related to piping systems used in a variety of applications.

     The accounting policies of the segments are the same as those described in
Note 3. Intersegment sales and transfers are made at established intersegment selling prices generally intended to cover costs. Our determination of segment earnings does not reflect allocations of certain corporate expenses not attributable to segment operations and intersegment eliminations, which we designate as Corporate in the segment presentation, and is before interest expense, interest income and income taxes. Corporate expenses include costs related to financial and administrative matters, treasury, risk management, human resources, legal counsel, and tax functions. Corporate assets include items recorded at the date of the Company's inception in 1999 related to purchase accounting valuation adjustments associated with property, plant and equipment and non-compete agreements with the predecessor parent company, as well as intangibles associated with intellectual property. These assets and any related depreciation or amortization expense have not been pushed down to Mueller Co. and Anvil and are maintained as Corporate items. Therefore, segment earnings are not reflective of results on a stand-alone basis.

     The Company evaluates segment performance based on EBITDA. EBITDA is defined as income (loss) before cumulative effect of accounting change plus income tax expense, interest expense (not net of interest income), depreciation and amortization expense and royalty expenses.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Segment Information (continued)

     Segment assets consist primarily of accounts receivable, inventories, property, plant and equipment - net, goodwill, and identifiable intangibles. Summarized financial information for our segments follows:

                                        Fiscal year ended September 30,
                                       --------------------------------
                                         2001        2002        2003
                                       --------    --------    --------
                                             (dollars in millions)
Net Sales:
    Mueller Co.......................  $  480.5    $  509.4    $  538.3
    Anvil............................     384.2       392.5       386.8
                                       --------    --------    --------
    Consolidated.....................     864.7       901.9       925.1
                                       ========    ========    ========
Intersegment sales:
    Mueller Co.......................      11.4        12.2        13.4
    Anvil............................       0.7         0.3         0.4
                                       --------    --------    --------
    Consolidated.....................      12.1        12.5        13.8
                                       ========    ========    ========
EBITDA
    Mueller Co.......................     112.7       127.5       139.3
    Anvil............................      20.2        37.2        31.8
    Corporate........................       0.1        (4.6)      (10.5)
                                       --------    --------    --------
    Consolidated.....................     133.0       160.1       160.6
                                       ========    ========    ========
Operating Profit
    Mueller Co.......................      84.0       108.6       115.1
    Anvil............................      (8.8)        7.6        15.1
    Corporate........................     (43.8)      (34.3)      (36.4)
                                       --------    --------    --------
    Consolidated.....................      31.4        81.9        93.8
                                       ========    ========    ========
Depreciation and amortization:
    Mueller Co.......................      15.2        18.9        24.2
    Anvil............................      13.9        16.1        16.7
    Corporate........................      36.3        27.8        25.4
                                       --------    --------    --------
    Consolidated.....................      65.4        62.8        66.3
                                       ========    ========    ========
Impairment charges:
    Mueller Co.......................       5.6         1.0         0.9
    Anvil............................      13.5         1.3         0.5
    Corporate........................       0.0         0.0         0.0
                                       --------    --------    --------
    Consolidated.....................      19.1         2.3         1.4
                                       ========    ========    ========
Capital expenditures:
    Mueller Co.......................      27.9        21.5        11.5
    Anvil............................      22.8         9.8         8.5
    Corporate........................       0.3         0.0         0.0
                                       --------    --------    --------
    Consolidated.....................  $   51.0    $   31.3    $   20.0
                                       ========    ========    ========


                                        Fiscal year ended
                                          September 30,
                                       --------------------
                                         2002        2003
                                       --------    --------
                                       (dollars in millions)
Total assets:
    Mueller Co.......................  $  466.5    $   498.9
    Anvil............................     272.7        273.2
    Corporate........................     187.4        178.5
                                       --------    ---------

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. Segment Information (continued)


                                        Fiscal year ended
                                          September 30,
                                       --------------------
                                         2002        2003
                                       --------    --------
                                       (dollars in millions)
    Consolidated.....................     926.6        950.6
                                       ========    =========
Goodwill:
    Mueller Co.......................     150.0        149.2
    Anvil............................      14.0         14.0
    Corporate........................       0.0          0.0
                                       --------    ---------
    Consolidated.....................     164.0        163.2
                                       ========    =========
Identifiable intangibles:
    Mueller Co.......................        .7          5.7
    Anvil............................       1.6          1.6
    Corporate........................      71.7         55.7
                                       --------    ---------
    Consolidated.....................  $   74.0    $    63.0
                                       ========    =========

     A reconciliation of consolidated EBITDA to consolidated income before income taxes follows:


                                        Fiscal year ended September 30,
                                       --------------------------------
                                         2001        2002        2003
                                       --------    --------    --------
                                             (dollars in millions)
Total consolidated EBITDA............  $  133.0    $  160.1    $  160.6
Interest expense.....................     (92.5)      (60.2)      (36.4)
Depreciation and amortization........     (65.4)      (62.8)      (66.3)
Royalty expense......................     (29.1)      (13.5)       --
                                       --------    --------    --------
Income before income taxes...........  $  (54.0)   $   23.6    $   57.9
                                       ========    ========    ========

     Geographical area information with respect to net sales, as determined by the location of the customer invoiced, and property, plant and equipment - net, as determined by the physical location of the assets, were as follows for the fiscal years ended September 30, 2001, 2002 and 2003:

                                        Fiscal year ended September 30,
                                       --------------------------------
                                         2001        2002        2003
                                       --------    --------    --------
                                             (dollars in millions)
Net sales:
    United States....................  $  729.5    $  774.5    $   781.3
    Canada...........................     116.4       116.6        128.1
    Other Countries..................      18.8        10.8         15.7
                                       --------    --------    ---------
                                       $  864.7    $  901.9    $   925.1
                                       ========    ========    =========
Property, plant and equipment, net:
    United States....................              $  220.0    $   195.1
    Canada...........................                  12.3         12.4
    Other Countries..................                  --            0.9
                                                   --------    ---------
                                                   $  232.3    $   208.4
                                                   ========    =========

     As of September 30, 2003, total net sales to one Mueller Co. customer comprised slightly more than 10% of the total net sales.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.       Summary of Significant Accounting Policies (continued)

     Cash and Cash Equivalents--The Company considers all highly liquid investments with original maturities of ninety days or less, when purchased, to be cash equivalents.

     Restricted Cash--The Company is required to use the restricted cash to make annual royalty payments to Tyco under the Grinnell License Agreement which expired as of September 30, 2002. The last payment was made in December 2002.

     Inventories--Inventories are recorded at the lower of cost (first-in, first-out) or market value. Additionally, the Company evaluates its inventory reserves in terms of excess and obsolete exposures. This evaluation includes such factors as anticipated usage, inventory turnover, inventory levels and ultimate product sales value. As such, these factors may change over time causing the reserve level to adjust accordingly.

     Property, Plant and Equipment--Property, plant and equipment are recorded at cost less accumulated depreciation. Maintenance and repair expenditures are charged to expense when incurred. The straight-line method of depreciation is used over the estimated useful lives of the related assets as follows:

  Buildings and related improvements...........................   5 to 40 years
  Leasehold improvements.......................................   3 to 20 years
  Other plant, machinery, equipment, furniture and fixtures....   2 to 15 years

     Gains and losses arising on the disposal of property, plant and equipment are included in the accompanying statements of operations.

     In 2002, the Company incurred costs of $2.1 million associated with increasing the capacity of an existing landfill operated by the Company. The portion of the costs that extended the capacity of the landfill since the Company was acquired in 1999 of $1.7 million was capitalized, with any remaining cost expensed. This capitalized asset will be depreciated over 10 years. The Company operates another landfill site and has not incurred costs to increase the capacity through 2003. If the Company decides to increase the capacity of the site in the future, the portion of the cost that extends the capacity of the landfill since the Company was acquired in 1999 will be capitalized, with any remaining cost expensed. The Company, as part of their landfill operating license, must perform certain post-closure activities, which were estimated when the Company adopted the provisions of SFAS No. 143, "Accounting for Obligations Associated with the Retirement of Long-Lived Assets" in fiscal 2003. Such costs were not significant based on the nature of the Company's operations and the required post-closure activities.

     Goodwill, Intangible Assets and Other Assets--In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS No. 141 also specifies the types of acquired intangible assets that are required to be recognized and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill. Effective October 1, 2001, the Company adopted SFAS No. 142, which requires that goodwill no longer be amortized, but instead be tested for impairment at least annually and also allows indefinite lived intangibles, such as tradenames, to no longer be amortized. SFAS No. 142 also requires recognized intangible assets to be amortized over their respective estimated useful lives and reviewed for impairment. Any recognized intangible asset determined to have an indefinite useful life will not be amortized, but instead tested for impairment in accordance with the standard until its life is determined to no longer be indefinite.

     Goodwill is tested for impairment at least annually, using both a discounted cash flow method and a market comparable method. As of October 1, 2001, September 30, 2002 and 2003, no impairment was indicated.

     Identifiable intangible assets consist of the following as of September 30:

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.   Summary of Significant Accounting Policies (continued)


                                                                     2002                           2003
                                                       ------------------------------   -----------------------------
                                                       Gross Carrying    Accumulated    Gross Carrying   Accumulated
                                                           Amount        Amortization      Amount        Amortization
                                                       --------------    ------------   --------------   ------------
                                                                         (dollars in millions)
Amortized intangible assets
Non-compete agreements............................    $     82.1           $   50.7      $   82.9        $   67.2
Patents...........................................           0.2                --            0.5             0.1
Design and engineering drawing rights.............           0.8                0.2           2.9             0.6
Customer relationships............................          --                  --            2.0             0.1
                                                      ----------           --------      --------        --------
                                                            83.1               50.9          88.3            68.0
Indefinite-lived intangible assets
Tradenames........................................          41.8                --           42.7            --
                                                      ----------           --------      --------        --------
                                                      $    124.9           $   50.9      $   131.0       $   68.0
                                                      ==========           ========      =========       ========

     In connection with Holdings' acquisition of the Company, the Company acquired a non-exclusive license to use the Mueller brand name, trademark and patents ("Mueller License Agreement"), for a period of two years and an option to either purchase the Mueller intellectual property after fiscal 2001 or continue the license for the Mueller intellectual property at a higher royalty rate. The Company exercised its option and purchased the Mueller intellectual property in September, 2001 for approximately $41.1 million.

     During fiscal year 2002, the Company incurred $0.7 million of additional costs associated with the tradenames. Additionally, during fiscal year 2002, goodwill in the amount of $0.8 million was acquired in connection with the acquisition of Hydro Gate (see Note 4). The Company also recorded an adjustment of $0.1 to increase goodwill associated with its 2001 acquisition of Merit Manufacturing Corporation ("Merit") based on the finalization of purchase accounting valuations. The Company subsequently reclassified $0.9 million of goodwill to tradenames in 2003. Further, the Company recorded $0.1 million of goodwill associated with the acquisition of Jingmen Pratt (see Note 4) in 2003.

     The changes in the various amortizable intangible assets from September 30, 2002 to September 30, 2003, relates primarily to acquisitions (see Note 4).

     Amortization of definite-lived intangible assets was $20.3 million, $16.8 million, and $17.1 million for the years ended September 30, 2001, 2002 and 2003, respectively. Estimated amortization for the years ending September 30, 2004, 2005, 2006, 2007 and 2008 is $15.0 million, $1.2 million, $1.0 million,
$0.4 million and $0.4 million, respectively.

     The reconciliation of net income (loss) as reported to that adjusted on a pro forma basis to exclude goodwill and indefinite-lived intangibles, amortization, including related tax effects, for the year ended September 30, 2001 is as follows:


                                                                                   2001(dollars in
                                                                                      millions)
  Reported net income (loss)................................................          $(43.0)
  Add: Goodwill and indefinite-lived intangibles amortization, net of tax...             3.5
                                                                                   ---------------
  Adjusted pro forma net income (loss)......................................          $(39.5)
                                                                                   ===============


     Impairment of Long-Lived Assets--In the event that facts and circumstances indicate that the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the Company would measure the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. At the time such evaluations indicate that the future undiscounted cash flows for certain long-

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.   Summary of Significant Accounting Policies (continued)


lived assets are not sufficient to recover the carrying value of such assets, these assets are adjusted to their fair values, which represents discounted cash flows.

     Warranty Costs--The Company accrues for the estimated cost of product warranties at the time of sale based on historical experience. Adjustments to obligations for warranties are made as changes in the obligations become reasonably estimable. The following table summarizes information concerning the Company's product warranty:

                                                  (dollars in millions)
Accrual at September 20, 2002.................             $0.5
Accruals for warranties.......................              1.3
Settlement of warranty claims.................             (0.9)
                                                  --------------------
Accrual at September 30, 2003.................             $0.9
                                                  ====================

     Shipping and Handling--Costs to ship products to customers are included in cost of sales in the Consolidated Statements of Operations. Amounts billed to customers, if any, to cover shipping and handling costs are included in net sales.

     Customer Rebates--Customer rebates are applied against net sales based on estimates with respect to the deductions at the time the sale is recorded.

     Deferred Financing Fees--Deferred costs of debt financing included in other non-current assets are amortized over the life of the related loan agreements, which range from one to eight years. Such costs are reassessed when amendments occur, in accordance with Emerging Issues Task Force (EITF) 96-19, "Debtors Accounting for a Modification or Exchange of Debt Instruments."

     Income Taxes--Deferred tax liabilities and assets are recognized for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax liabilities and assets are determined based on the differences between the financial statements and the tax basis of assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse. A valuation allowance is provided to offset any net deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     Tooling--Other current assets include maintenance and tooling inventory costs. Perishable tools and maintenance items are expensed when put into service. More durable items are amortized over their estimated useful lives, ranging from 4 to 10 years.

     Research and Development--Research and development expenditures are expensed when incurred.

     Advertising--Advertising costs are expensed when incurred.

     Accumulated Other Comprehensive Loss--SFAS No. 130 "Reporting Comprehensive Income" establishes guidelines for the reporting and display of comprehensive income (loss) and its components in financial statements. Comprehensive income
(loss) includes foreign currency translation adjustments and additional minimum pension liability adjustments.

     Translation of Foreign Currency--Assets and liabilities of the Company's businesses operating outside of the United States of America which account in a functional currency other than U.S. dollars are translated into U.S. dollars using year-end exchange rates. Revenues and expenses are translated at the average exchange rates effective during the year. Foreign currency translation gains and losses are included as a separate component of shareholders' equity. Gains and losses resulting from foreign currency transactions, the amounts of which are not material, are included in cost of sales.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.   Summary of Significant Accounting Policies (continued)


     Derivative Instruments and Hedging Activities--The Company currently uses interest rate swaps as required in the credit agreement to reduce the risk of interest rate volatility. The amount to be paid or received from interest rate swaps is charged or credited to interest expense over the lives of the interest rate swap agreements. Changes in the fair value of derivatives are recorded each period in earnings or Accumulated Other Comprehensive Income (Loss), depending on whether a derivative is designated and effective as part of a hedge transaction and meets the applicable requirements associated with FAS 133 (see
Note 10).

     Additionally, the Company utilizes forward contracts to mitigate its exposure to changes in foreign currency exchange rates from third-party and intercompany forecasted transactions. The primary currency to which the Company is exposed and to which it hedges the exposure is the Canadian Dollar. The effective portion of unrealized gains and losses associated with forward contracts are deferred as a component of Accumulated Other Comprehensive Income
(Loss) until the underlying hedged transactions are reported in the Company's consolidated statement of earnings. As of September 30, 2002, there were no outstanding forward contracts, nor were there any unrealized gains or losses, and as of September 30, 2003 unrealized losses on outstanding forward contracts totaled $15,000. The fair value of these forward contracts was approximately $1.5 million at September 30, 2003.

     Stock-Based Compensation--The Company accounts for its stock-based compensation plan under Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees," which requires recognizing compensation costs based upon the intrinsic value of the equity instrument at the grant date. The FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which encourages companies to recognize compensation costs based upon the fair value of the equity instrument at the grant date. However, SFAS No. 123 allows companies to continue to apply the provisions of APB No. 25 and make pro forma disclosures assuming a hypothetical fair value application. The Company has adopted the pro forma disclosure provisions of SFAS No. 123.

     The Company recognizes compensation cost for stock-based compensation arrangements equal to the difference, if any, between the quoted market price of the stock option and the exercise price at the date of the grant in accordance with the provisions of APB No. 25. All options granted under the Management Incentive Plan were issued at quoted market prices at the date of grant.

     The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148 "Accounting for Stock-Based Compensation--Transition and Disclosure," to stock-based employee compensation.


                                                                                     2001       2002        2003
                                                                                     ----       ----        ----
                                                                                       (dollars in millions)
Net income, as reported......................................................       $(43.0)     $13.0       $34.2
Deduct: Total stock-based employee compensation expense determined under
   fair value base method for all awards, net of tax related effects.........         (0.3)      (0.3)       (0.2)
                                                                                    -------     ------      ------
Pro forma net income.........................................................       $(43.3)     $12.7       $34.0


     Use of Estimates--The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make extensive use of certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Significant estimates in these financial statements include allowances for doubtful accounts receivable, estimates of future cash flows associated with assets, asset impairments, useful lives for depreciation and amortization, loss contingencies, net realizable value of inventories, income taxes and tax valuation reserves and the determination of discount and other rate assumptions for pension and post-retirement employee benefit expenses. Actual results could differ from those estimates.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.   Acquisitions


     Effective October 10, 2002, the Company acquired certain assets of Specialty Steel Corporation ("Specialty Steel"). The acquisition has been accounted for in accordance with SFAS No. 141, and the operating results have been included in the consolidated results since the date of acquisition. Specialty Steel is a machine shop for large products. The acquisition of Specialty Steel will allow the company to machine large products previously outsourced by the Company. The Company paid a final purchase price of approximately $1.8 million in cash, net of cash acquired. The Company's source of funds for this acquisition was unrestricted cash.

     The purchase price of $1.8 million was allocated entirely to the fair value of the property, plant and equipment acquired from Specialty Steel.

     Effective January 24, 2003, the Company acquired certain assets of Milliken Valve Corp. ("Milliken"). The acquisition has been accounted for in accordance with SFAS No. 141, and the operating results have been included in the consolidated results since the date of acquisition. Milliken is a manufacturer of plug valves. The acquisition of Milliken will allow the company to improve profitability on plug valve sales. The Company paid a final purchase price of approximately $7.5 million in cash, net of cash acquired. The Company's source of funds for this acquisition was unrestricted cash.

     The following summary presents the estimated fair values of the assets acquired and liabilities assumed as of January 24, 2003, the date of acquisition.

                                                           (dollars in millions)
                                                           ---------------------
  Current assets........................................   $      4.6
  Property, plant and equipment.........................          0.8
  Intangible assets
       Trademarks.......................................          1.9
       Customer relationships...........................          2.0
       Noncompete agreements............................          0.1
                                                           ----------
  Total intangible assets...............................          4.0
                                                           ----------
  Total assets..........................................   $      9.4
                                                           ----------
  Current liabilities...................................          1.9
                                                           ----------
  Total liabilities.....................................   $      1.9
                                                           ----------
  Net assets acquired...................................   $      7.5
                                                           ==========

     In accordance with the appraisals done at the acquisition date, the trademarks will be amortized over 15 years and the customer relationships will be amortized over 10 years. The non-compete agreement will be amortized over the five-year life of the agreement.

     Effective March 18, 2003, the Company acquired certain assets of Jingmen Pratt ("Jingmen" formerly "LS Industries"). The acquisition has been accounted for in accordance with SFAS No. 141, and the operating results have been included in the consolidated results since the date of acquisition. Jingmen is a supplier of manufactured butterfly valves. The acquisition of Jingmen will allow the company to improve profitability of butterfly valve products. The Company paid a final purchase price of approximately $1.9 million in cash, net of cash acquired. The Company's source of funds for this acquisition was unrestricted cash.

     The following summary presents the estimated fair values of the assets acquired and liabilities assumed as of March 18, 2003, the date of acquisition.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.   Acquisitions (continued)


                                                        (dollars in millions)
                                                        ---------------------
Current assets..........................................    $     1.4
Property, plant and equipment...........................          0.8
Intangible assets
       Noncompete agreements............................          0.6
       Goodwill.........................................          0.1
                                                            ---------
Total assets............................................    $     2.9
                                                            ---------
Current liabilities.....................................          1.0
                                                            ---------
Total liabilities.......................................    $     1.0
                                                            ---------
Net assets acquired.....................................    $     1.9
                                                            =========

     The non-compete agreement will be amortized over the three-year life of the agreement.

     Effective October 11, 2001, the Company acquired certain assets of Beck Manufacturing ("Beck"). The acquisition has been accounted for in accordance with SFAS No. 141, and the operating results have been included in the consolidated results since the date of acquisition. Beck is a leading manufacturer of pipe nipples, couplings, and conduit couplings, elbows and nipples. The Beck acquisition provides an entry into the electrical marketplace. The Company paid a final purchase price of approximately $27.5 million in cash, net of cash acquired. None of Beck's bank debt was assumed. Initially, the Company's source of funds for this acquisition was its existing bank credit facility, which was subsequently paid down with cash flows from operations.

     The following summary presents the estimated fair values of the assets acquired and liabilities assumed as of October 11, 2001, the date of acquisition.

                                                         (dollars in millions)
                                                         ---------------------
Current assets..........................................    $     16.3
Property, plant and equipment...........................          17.2
Intangible assets.......................................           2.1
                                                            ----------
Total assets............................................    $     35.6
                                                            ----------
Current liabilities.....................................           8.1
                                                            ----------
Total liabilities.......................................    $      8.1
                                                            ----------
Net assets..............................................    $     27.5
                                                            ==========

     The allocation of purchase price above reflects adjustments made during fiscal year 2002 based on finalization of valuations of certain assets and liabilities. The intangible asset acquired was non-compete agreements with the former owners. This asset is being amortized over the 5-year life of the agreement.

     Effective December 7, 2001, the Company acquired all the assets of Hydro Gate. The acquisition has been accounted for in accordance with SFAS No. 141, and the operating results have been included in the consolidated results since the date of acquisition. Hydro Gate is a manufacturer of sluice and slide gates. The acquisition of Hydro Gate allows the Company to expand market share in the waste water market segment and also complements the Company's current product offering. The Company paid a purchase price of approximately $2.3 million in cash, net of cash acquired. The Company's source of funds for this acquisition was its existing bank credit facility, which was subsequently paid down with cash flows from operations.

     The following summary presents the estimated fair values of the assets acquired and liabilities assumed as of December 7, 2001, the date of acquisition.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.   Acquisitions (continued)


                                                          (dollars in millions)
                                                          ---------------------
Current assets..........................................    $       1.7
   Property, plant and equipment........................            0.1
   Goodwill.............................................            0.8
                                                            -----------
Total assets............................................    $       2.6
                                                            -----------
Current liabilities.....................................    $       0.3
                                                            -----------
Total liabilities.......................................    $       0.3
                                                            -----------
Net assets acquired.....................................    $       2.3
                                                            ===========

     The following unaudited pro forma summary presents the consolidated results of operations for each of the years ended September 30 as if the acquisitions of Specialty Steel, Milliken and Jingmen had occurred at the beginning of fiscal 2002:

                                                              (Unaudited)
                                                          --------------------
                                                           2002         2003
                                                          -------      -------
                                                         (dollars in millions)
Net sales..........................................       $ 915.9      $ 928.1
Net income.........................................       $  14.5      $  34.5


     The unaudited consolidated pro forma information is not necessarily indicative of the combined results that would have occurred had the acquisitions occurred on that date, nor is it indicative of the results that may occur in the future.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5.   Revenue Recognition

     Revenue from the sale of products is recognized when both title and risk of loss has been transferred, which is upon receipt of products by the customer. Net sales are recorded net of cash discounts and rebates.

     Effective September 30, 2001, the Company changed its method of accounting for certain shipments. Under the new accounting method, certain sales are not recognized until the goods arrive at the customer's location, at which point both title and risk of loss are transferred to the customer. Prior to September 30, 2001, the Company recognized these sales once the goods were shipped, as the title had transferred. The cumulative effect of this change as of October 1, 2000 of $2.7 million (net of income tax benefit of $1.8 million) is shown as the cumulative effect of accounting change in the 2001 Consolidated Statements of Operations. Under the previous basis of accounting, the loss before income taxes would have been $30.9 million for the year ended September 30, 2001.

6.   New Accounting Pronouncements

     FASB issued SFAS No. 143, "Accounting for the Obligations Associated with the Retirement of Long-Lived Assets," in June 2001 which is effective for the Company in the fiscal year ended 2003. The statement establishes accounting standards for the recognition and measurement of an asset retirement obligation and its associated asset retirement cost. The adoption of SFAS No. 143 did not have a material impact on the Company's consolidated financial position, results of operations or cash flows for the period ended September 30, 2003.

     Effective January 1, 2003, the Company adopted SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. Costs covered by SFAS No. 146 include lease termination costs and certain employee severance costs that are associated with a restructuring, discontinued operations, plant closing or other exit or disposal activity. This statement is effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS No. 146 did not have a material impact on the Company's consolidated financial position, results of operations, or cash flows for the period ended September 30, 2003.

     Effective October 1, 2002, the Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which replaces SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." SFAS No. 144 provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, expands the scope of a discontinued operation to include a component of an entity and eliminates the exemption to consolidation when control over a subsidiary is likely to be temporary. The adoption of this new standard did not have a material impact on the Company's consolidated financial position, results of operations or cash flows. During 2003, the Company adopted Financial Accounting Standards Board ("FASB") Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 required the disclosure of certain guarantees existing at December 31, 2002. In addition, Interpretation No. 45 required the recognition of a liability for the fair value of the obligation of qualifying guarantee activities that are initiated or modified after December 31, 2002. Adoption of Interpretation No. 45 did not have a material impact on the Company's consolidated financial statements.

     During 2003, the Company adopted Financial Accounting Standards Board ("FASB") Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." Interpretation No. 45 required the disclosure of certain guarantees existing at December 31, 2002. In addition, Interpretation No. 45 required the recognition of a liability for the fair value of the obligation of qualifying guarantee activities that are initiated or modified after December 31, 2002. Adoption of Interpretation No. 45 did not have a material impact on the Company's consolidated financial statements.

     In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation No. 46 requires a variable interest entity to be consolidated by a company if that company is subject to

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6.   New Accounting Pronouncements (continued)

     a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual return or both. Interpretation No. 46 also provides criteria for determining whether an entity is a variable interest entity subject to consolidation. Interpretation No. 46 requires immediate consolidation of variable interest entities created after January 31, 2003. For variable interest entities created prior to February 1, 2003, consolidation is required on July 1, 2003. Interpretation No. 46 did not have a material impact on the Company's consolidated financial statements at the date of adoption or at September 30, 2003.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity." SFAS 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that a company classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). As discussed in Note 8, Holdings issued 16% Senior Exchangeable Preferred Stock in connection with the formation of the Company which will be subject to SFAS 150 for the fiscal year beginning October 1, 2004.

     Unless such preferred stock has been redeemed prior to October 1, 2004, the Company will reclassify the preferred stock and present it in the balance sheet as a long-term liability representing the settlement amount as of September 30, 2004. Accretion on the preferred stock, previously treated as an adjustment to additional paid-in capital, will be reported as interest expense related to 16% Senior Exchangeable Preferred Stock obligation. Since such accretion is not tax deductible, no deferred income tax benefit will be recorded. Holdings currently plans to redeem such preferred stock prior to October 1, 2004.

7.   Income Taxes

     The Company's income tax provision (benefit) was computed in accordance with SFAS No. 109 and is based on current tax rates. The Company's foreign income tax provision relates to Canadian federal and provincial income taxes.

     The provision (benefit) for income taxes and the reconciliation between the United States federal income taxes at the statutory rate on consolidated income
(loss) before taxes and the Company's income tax provision (benefit) are as follows.


                                                                                          Fiscal year ended September 30,
                                                                                         --------------------------------
                                                                                           2001        2002       2003
                                                                                         --------    --------   ---------
                                                                                             (dollars in millions)
U.S. federal income taxes at the statutory rate......................................    $  (18.9)    $  8.3    $  20.2
Adjustments to reconcile to the Company's income tax provisions
   U.S. state income tax provision, net..............................................        (1.8)       0.2        2.1
   Foreign net losses................................................................         0.6        0.6        0.6
   Nondeductible charges.............................................................         2.3        0.7        0.3
   Research and development credit...................................................        (0.8)      (0.4)       --
   Other.............................................................................        (1.5)       1.2        0.5
                                                                                         ---------    -------   -------
Provision (benefit) for income taxes.................................................       (20.1)      10.6       23.7
Deferred provision (benefit) for income taxes........................................       (22.3)       7.5        0.4
                                                                                         ---------    -------   -------
Current provision for income taxes, before cumulative
   effect of accounting change.......................................................    $    2.2     $  3.1    $  23.3
                                                                                         =========    =======   =======


     The provisions for the fiscal years ended September 30, 2001, 2002 and 2003 included $3.4 million, $3.6 million and $2.7 million, respectively, for foreign income taxes. The foreign component of income (loss) before income taxes was $7.9 million, $8.4 million and $6.9 million, respectively, for each of the periods above.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7.   Income Taxes (continued)

     The deferred income tax balance sheet accounts result from temporary differences between the amount of assets and liabilities recognized for financial reporting and tax purposes. The components of the net deferred income tax asset (liability) are as follows:


                                                              September 30,
                                                         ----------------------
                                                            2002        2003
                                                         ---------   ----------
                                                          (dollars in millions)
Deferred tax assets
Inventories..........................................    $    5.5    $    8.4
Identifiable intangibles.............................        12.6        14.4
Accrued liabilities and reserves.....................         5.7         3.9
Unrealized loss on derivatives.......................        12.2         6.8
Accumulated other comprehensive loss
     Additional minimum pension liability............        16.8        17.7
                                                         ---------   ---------
                                                             52.8        51.2
                                                         ---------   ---------
Deferred tax liabilities
Property, plant and equipment........................       (14.5)      (17.5)
Pensions.............................................        (6.0)       (6.0)
Other................................................        (4.0)       (3.3)
                                                         ---------   ---------
                                                            (24.5)      (26.8)
                                                         ---------   ---------
Net deferred income tax assets (liability)...........    $   28.3    $   24.4
                                                         =========   =========


     Undistributed earnings of the Company's foreign subsidiary amounted to approximately $55.4 million and $62.3 million at September 30, 2002 and 2003, respectively. These earnings are considered to be indefinitely reinvested and accordingly, no provision for U.S. federal and state income taxes or foreign withholding taxes has been made, or in the event that such earnings are repatriated, the Company anticipates incurring no additional taxes that would not be creditable in the United States.

8.   Borrowing Arrangements

     Long-Term Debt--Long-term debt consists of the following obligations:

                                                               September 30,
                                                        ------------------------
                                                            2002        2003
                                                        ----------   -----------
                                                           (dollars in millions)
Credit facility
   Term loans.......................................    $   528.7    $   523.4
   Subordinated notes...............................         50.0         50.0
   Capital lease obligations........................          2.3          2.3
                                                        ----------   ----------
                                                            581.0        575.7
Less current portion................................         (6.2)        (6.2)
                                                        ----------   ----------
                                                        $   574.8    $   569.5
                                                        ==========   ==========


     In June 2002 the Company amended its credit facility. The changes to the credit facility involved term loan interest rates, principal amortization, and amendments of certain covenant limitations. The amended credit agreement also permits the Company to enter into certain receivables financing transactions in an amount up to $80 million. As of September 30, 2003, the Company has not entered into any such receivables financing transactions. As a result of this refinancing, the Company wrote-off $1.6 million of deferred financing costs associated with the prior credit facility, which is included as part of 2002 interest expense.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.   Borrowing Arrangements

     Existing term loans were repaid with proceeds of a new term loan. Consequently the amended credit facility consists of a $530.0 million term loan, and a $100.0 million revolving credit facility which provides for loans and under which letters of credit may be issued. At September 30, 2003, there were no outstanding borrowings related to the revolving credit facility and $17.1 million of outstanding letters of credit against the revolving credit facility.

     Availability of borrowings and letters of credit under the revolving credit facility are subject to satisfaction of a borrowing base consisting of 85% of eligible accounts receivable and 50% of eligible inventory. The revolving credit facility and term loans mature as follows:

Revolving credit facility...............................    August 16, 2005
Term loan E.............................................    May 31, 2008

     Loans under the current credit facility bear interest at the Company's option, at:

                                                                      Alternate
                                                       LIBOR Plus     Base Plus
                                                       ----------     ---------
Revolving credit facility...........................     3.00%          1.75%
Term loan...........................................     2.75%          1.50%


     The term loans under the prior credit facility had interest rates ranging from LIBOR plus 3.00% to LIBOR plus 4.00%.

     The Company pays commitment fees in an amount equal to 0.50% per year on the daily average unused portion of the revolving credit facility. These fees are payable quarterly in arrears and upon the maturity or termination of the revolving credit facility. The applicable margins for revolving credit loans and commitment fees are determined based on the leverage ratio, which measures the ratio of consolidated total debt to consolidated EBITDA of the Company and its subsidiaries (as defined in the credit facility).

     The Company will pay a letter of credit fee on the outstanding undrawn amounts of letters of credit issued under the credit facility at a rate per year equal to (1) in the case of standby letters of credit, the then existing applicable LIBOR rate margin for revolving credit loans and (2) in the case of commercial letters of credit, 1.25%, which shall be shared by all lenders participating in that letter of credit, and an additional fronting fee to the issuer of each letter of credit, payable quarterly in arrears.

     The aggregate amount of long-term debt term loans maturing in each of the next five years ending September 30 is as follows (in millions):

2004....................................................    $       5.3
2005....................................................            5.3
2006....................................................            5.3
2007....................................................          129.9
To May 2008.............................................          377.6
                                                            -----------
                                                            $     523.4
                                                            ===========


     The credit facility is subject to mandatory prepayments:

     o with the net cash proceeds of the sale or other disposition of any property or assets of, or receipt of casualty proceeds by, the Company, subject to specified exceptions;

     o with 50% of the net cash proceeds received from the issuance of equity securities of the Company unless the leverage ratio is less than 3.5:1 on a pro forma basis, subject to specified exceptions;

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.   Borrowing Arrangements


     o with the net cash proceeds received from issuances of debt securities by the Company subject to specified exceptions; and

     o with 50% of excess cash flow, as defined in the credit facility, for each fiscal year unless the leverage ratio is less than 3.25:1 on a pro forma basis, subject to specified exceptions.

     Holdings, the Company's parent, and all of the Company's direct and indirect domestic subsidiaries are guarantors of the credit facility. The Company's obligations under the credit facility are collateralized by:

     o a first-priority perfected lien on substantially all existing and after-acquired personal property of the Company and the subsidiary guarantors, all restricted cash and restricted cash equivalents, a pledge of all of the stock of all existing or future domestic subsidiaries and no more than 65% of the voting stock of any foreign subsidiary and a pledge of all intercompany indebtedness in favor of the Company or any direct subsidiary;

     o first-priority perfected liens on all material existing and after-acquired real property and leasehold interests of the Company and the subsidiary guarantors, subject to customary permitted liens described in the new credit facility;

     o    a pledge by Holdings of capital stock; and

     o    a negative pledge on all assets of the Company and its subsidiaries.

     The credit facility contains covenants and restrictions on the Company's ability to engage in specified activities, including, but not limited to:

     (1)  limitations on other indebtedness, liens, investments and guarantors,

     (2) restrictions on dividends and redemptions and prepayments of subordinated debt;

     (3)  limitations on capital expenditures, and

     (4) restrictions on mergers and acquisitions, sales of assets, leases and transactions with affiliates.

     The credit facility also contains financial covenants requiring the Company to maintain:

     o    minimum EBITDA

     o    minimum coverage of interest expense

     o    minimum coverage of fixed charges, and

     o    a maximum leverage ratio.

     At September 30, 2003, the Company was in compliance with the aforementioned restrictive covenants.

     Senior Subordinated Debt--The senior subordinated debt consists of promissory notes with a principal amount of $50.0 million. A majority of these notes have been issued to an owner of Holdings. These notes bear interest at a rate of 14.0% per annum, payable semi-annually.

     The outstanding balance of the notes on September 30, 2003 was $50.0 million. No payment of principal is due until May 5, 2009. (See Note 19 regarding subsequent event).

     The notes contain covenants and restrictions on the Company's ability to engage in specified activities, including but not limited to:

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8.   Borrowing Arrangements


     (1)  limitations on other indebtedness, liens, investments and guarantors,

     (2) restrictions on dividends and redemptions and prepayments of subordinated debt,

     (3) restrictions on mergers and acquisitions, sales of assets, leases and transactions with affiliates.

     Some of these activities are permitted if the Company's coverage of fixed charges exceeds a specified ratio.

     Capital Leases--The Company leases automobiles under capital lease arrangements that expire over the next four years. Assets and their respective accumulated depreciation recorded under capitalized lease agreements included in fixed assets were $2.3 million as of September 30, 2003.

     Future minimum lease payments under scheduled capital leases that have initial or remaining non-cancelable terms in excess of one year are as follows:

                                                               (dollars in
                                                                millions)
Fiscal 2004.............................................       $    1.1
Fiscal 2005.............................................            0.9
Fiscal 2006.............................................            0.6
Fiscal 2007.............................................            0.1
                                                               ---------
     Total minimum lease payments.......................            2.7
Amount representing interest............................           (0.4)
                                                               ---------
Obligations under capital leases........................            2.3
Obligations due within one year.........................           (0.9)
                                                               ---------
Long-term obligations...................................       $    1.4
                                                               =========


     Interest Rate Swap--The Company has entered into interest rate swap agreements with a notional principal amount of $275 million in order to reduce interest rate risks and manage interest expense. The swap agreements, which mature between October 2003 and July 2005, effectively convert floating-rate debt into fixed-rate debt and carry an average fixed interest rate of 6.27% at September 30, 2003. Interest differentials to be paid or received because of swap agreements are reflected as an adjustment to interest expense over the related debt period. While the Company is exposed to credit loss on its interest rate swaps in the event of non-performance by the counterparties to such swaps, management believes such non-performance is unlikely to occur given the financial resources of the counterparties.

9.   Redeemable Preferred Stock

     Push Down Accounting of Redeemable Preferred Stock--Holdings will use a portion of the dividend paid by the Company from the proceeds of the Company's offering of Second Priority Senior Secured Floating Rate Notes due 2011 and Senior Subordinated Notes due 2012 to redeem Holdings' preferred stock described below in full. As a result, the Company has determined that the effect of using the proceeds of its current debt offering to retire Mueller Holdings' mandatorily redeemable preferred stock will require the Company to retroactively "push down" the redeemable preferred stock and reflect it as an obligation in the Company's financial statements in all prior periods presented in compliance with the provisions of Staff Accounting Bulleting 54 (Topic 5-J).

     Redeemable Preferred Stock--In connection with the Company's formation in 1999, Holdings issued two million shares of 16% Senior Exchangeable Preferred Stock, due August 15, 2010, par value $0.01 per share ("preferred stock"). The preferred stock bears dividends at a rate of 16% per annum, which dividends will accrue or be payable in cash, at Holdings' option until August 2006 and must be paid in cash thereafter when and if declared by Holdings' board out of funds legally available therefor. The liquidation value on any future date is the sum of $25 per share plus the dividend accretion since issuance.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.   Redeemable Preferred Stock (Continued)

     Upon a change of control or upon the payment by the Holdings of certain types of restricted payments, including payment of dividends on the common stock of Holdings, the preferred stock is subject to redemption at the holder's option at 101% of its liquidation preference. Additionally, the stock is subject to mandatory redemption for cash in August 2010 out of funds legally available therefor. The Company's credit facility imposes restrictions upon the Company's ability to make distributions to Holdings. A failure by Holdings to pay dividends or redeem such stock when required or a breach of certain covenants would entitle the holders to two directors on Holdings' board.

     Prior to August 15, 2004, Holdings may redeem the preferred stock at 114% of liquidation value. On or after August 15, 2004, Holdings may at its option redeem the preferred stock at the following liquidation values:


               Year beginning August 15,           Percentage liquidation value
------------------------------------------------   ----------------------------
2004............................................          108.000%
2005............................................          105.333%
2006............................................          102.667%
2007 and thereafter.............................          100.000%


     The preferred stock, in certain circumstances, is exchangeable at the option of Holdings for 16% Senior Subordinated Exchange Debentures due 2010.

10.  Derivative Instruments

     Effective October 1, 2000, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and its related amendment SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" (the "Statements"). The Statements require that all derivative financial instruments be recorded on the consolidated balance sheets at their fair value as either assets or liabilities. Changes in the fair value of derivatives are recorded each period in earnings or Accumulated Other Comprehensive Income (Loss), depending on whether a derivative is designated and effective as part of a hedge transaction and, if it is, the type of hedge transaction. Any gains and losses on derivative instruments that are reported in Accumulated Other Comprehensive Income (Loss) are included in earnings in the periods in which earnings are affected by the hedged item. All gains or losses since the adoption of SFAS No. 133 associated with interest rate swaps have been included in earnings and not Accumulated Other Comprehensive Income (Loss).

     For a derivative to qualify as a hedge at inception and throughout the hedge period, the Company must formally document the nature and relationships between the hedging instruments and hedged items, as well as its risk-management objectives, strategies for undertaking the various hedge transactions and method of assessing hedge effectiveness. Any financial instruments qualifying for hedge accounting must maintain a specified level of effectiveness between the hedging instrument and the item being hedged, both at inception and throughout the hedged period.

     Interest Rate Swaps--Upon the initial adoption on October 1, 2000, the Company recorded a liability of approximately $10.7 million for the fair value of interest rate swaps, with a reduction of $6.4 million (net of income tax benefit of $4.3 million) to net (loss) in the statement of operations. At September 30, 2001, 2002 and 2003, the fair value of interest rate swaps was a liability of $34.2 million, $30.5 million and $17.2 million, respectively.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.  Commitments and Contingencies

     The Company occupies certain facilities under leases that expire at various dates through the year 2013. Rental expense under these leases and leases for equipment was $8.5 million, $7.3 million and $9.3 million for the fiscal years ended September 30, 2001, 2002 and 2003, respectively. At September 30, 2003, the aggregate minimum lease payment obligations of $29.8 million under noncancelable operating leases were as follows:

                                                                (dollars in
                                                                  millions)
                                                                -----------
2004....................................................         $   7.1
2005....................................................             6.5
2006....................................................             5.3
2007....................................................             4.1
2008....................................................             3.1
Thereafter..............................................             3.7
                                                                 -------
                                                                 $  29.8
                                                                 =======


     The Company is subject to retention on certain contracts, with the retention portion of the amount receivable paid upon project completion.

     In the normal course of business, the Company incurs claims with respect to product liability. Such claims are insured up to certain limits, with such policies containing certain self-insured retention limits. Prior to August 1999, product liability and environmental claims that occurred are subject to indemnification by Tyco, based on the provisions of the acquisition agreement.

     Workers compensation claims are self-insured by the Company to the extent of stop loss coverage per claim. The claim liability is recorded based on an actuarially determined estimate of the present value of the obligation outstanding at year-end. The undiscounted liability in both 2002 and 2003 was approximately $7.7 million, and a 6% discount rate was used to discount these liabilities.

     At September 30, 2002 and 2003, the Company had recorded liabilities related to product liability and workers compensation of $6.2 million and $7.1 million, respectively. In the opinion of management, accruals associated with contingencies incurred in the normal course of business are sufficient. Resolution of existing contingencies is not expected to significantly affect the Company's financial position and result of operations.

     The Company is subject to warranty claims related to sales of water meters that can be read remotely by hand-held or drive-by electronic readers. Radio transmitters purchased from one of its third party vendors have demonstrated a high failure rate and actions to correct the issue have been only partially effective. To date, the third party vendor has taken financial responsibility with respect to this matter and the Company has incurred insignificant costs. However, should the third party vendor be unable to correct the issue or be unable to meet its warranty obligations with respect to this matter, the Company may find it necessary to replace the third party vendors' radio transmitters, which is not expected to exceed $6 million. The Company has agreed to purchase 30,000 units with an approximate total cost of $3 million from this third party vendor, contingent on the vendor's on-going ability to meet its warranty obligations to the Company.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.  Retirement Plans

     Defined Benefit Pension Plans--The Company has a number of non-contributory and contributory defined benefit retirement plans covering certain of its U.S. and non-U.S. employees. Contributions are based on periodic actuarial valuations which use the projected unit credit method of calculation and are charged to the statements of operations on a systematic basis over the expected average remaining service lives of current employees. The net periodic pension expense is assessed in accordance with the advice of professionally qualified actuaries in the countries concerned. The Company's funding policy is to make annual contributions to the extent such contributions are tax deductible as actuarially determined. The benefits under the defined benefit plans are based on years of service and compensation.

     The following table presents the changes in the projected benefit obligations:

                                                                                       Fiscal year ended
                                                                                        September 30,
                                                                                   -----------------------
                                                                                       2002         2003
                                                                                   -----------  ----------
                                                                                     (dollars in millions)
Projected benefits obligation, beginning of the period..........................   $     84.4   $     93.0
Net increase during the period attributed to
   Service cost.................................................................          1.8          2.0
   Interest cost................................................................          6.0          6.1
   Actuarial losses.............................................................          6.7          8.2
   Benefits paid................................................................         (5.8)        (6.3)
   Plan amendments..............................................................          --           0.4
   Settlement...................................................................         (0.2)         --
   Employee contributions.......................................................          0.1          0.1
   Currency translation adjustment..............................................          --           1.1
                                                                                   -----------  -----------
Net increase for the period.....................................................          8.6         11.6
                                                                                   -----------  -----------
Projected benefit obligation, end of the period.................................   $     93.0   $    104.6
                                                                                   ===========  ===========


          The following table presents the changes in fair value of net assets available for plan benefits:

                                                                                      Fiscal year ended
                                                                                        September 30,
                                                                                    ------------------------
                                                                                       2002         2003
                                                                                    -----------   ----------
                                                                                     (dollars in millions)
Fair value of net assets available for plan benefits at
     beginning of period........................................................    $     73.5    $     62.5
Increase (decrease) during the period attributed to
   Actual return on plan assets.................................................          (5.5)          8.3
   Sponsor contributions........................................................           0.6           5.5
   Benefits paid................................................................          (5.8)         (6.3)
   Settlement...................................................................          (0.2)          0.0
   Employee contributions.......................................................           0.1           0.1
   Contributions to Defined Contribution Retirement Plan
     from Defined Benefit Pension Plans.........................................          (0.1)          0.0
   Currency translation adjustment..............................................          (0.1)          1.5
                                                                                    -----------   -----------
Net increase (decrease) for the period..........................................         (11.0)          9.1
                                                                                    -----------   -----------
Fair value of net assets available for plan benefits at the
     end of the period..........................................................    $     62.5    $     71.6
                                                                                    ===========   -==========


     The projected benefit obligation (PBO), the accumulated benefit obligation
(ABO) and fair value (FV) of plan assets for the Company's defined benefit pension plans was:

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.  Retirement Plans (continued)


                                                                         2002                            2003
                                                            -----------------------------   -----------------------------
                                                                                 FV Plan                         FV Plan
                                                                ABO       PBO     Assets       ABO       PBO      Assets
                                                            --------  --------   --------   --------  --------   --------
                                                                                (dollars in millions)
Plans with ABO in excess of plan assets.................    $   88.6  $   88.6   $   55.9   $   99.1  $   99.1   $   63.1
Plans with plan assets in excess of ABO.................         4.4       4.4        6.6        5.5       5.5        8.5
                                                            --------  --------   --------   --------  --------   --------
      Total.............................................    $   93.0  $   93.0   $   62.5   $  104.6  $  104.6   $   71.6


     The following is a reconciliation of the funded status of the plans:

                                                                                            Fiscal year ended
                                                                                              September 30,
                                                                                       --------------------------
                                                                                          2002            2003
                                                                                       ----------      ----------
                                                                                          (dollars in millions)
Funded status...................................................................       $   (30.5)      $   (33.0)
Prior service cost not yet recognized in net period pension cost................             0.6             0.9
Unrecognized net loss...........................................................            42.8            45.0
                                                                                       ----------      ----------
Net amount recognized...........................................................       $    12.9       $    12.9
                                                                                       ==========      ==========


     Amounts recognized in the Consolidated Balance Sheets consist of:

                                                                                            Fiscal year ended
                                                                                              September 30,
                                                                                        -------------------------
                                                                                          2002             2003
                                                                                        ---------       ---------
                                                                                          (dollars in millions)
Accrued pension liability.......................................................        $  (29.6)       $  (32.2)
Pension intangible..............................................................             0.6             0.9
Accumulated other comprehensive loss
     Additional minimum pension liability (pretax)..............................            41.9            44.2
                                                                                        --------        ---------
Net amount recognized...........................................................        $   12.9        $   12.9
                                                                                        =========       =========


     The following table presents the components of annual net periodic pension expense:

                                                                                          Fiscal year ended
                                                                                            September 30,
                                                                                    ------------------------------
                                                                                     2001       2002        2003
                                                                                    -------    -------     -------
                                                                                         (dollars in millions)
Service cost....................................................................    $  1.8     $  1.8      $  2.0
Interest cost...................................................................       5.9        6.0         6.1
Return on assets................................................................      (7.8)      (5.8)       (4.6)
Amortization of prior service cost..............................................       0.1        0.1         0.1
Contribution to Defined Contribution
     Retirement Plan from Defined Benefit Pension Plans.........................        --        0.1          --
Amortization of unrecognized net actuarial loss.................................        --        1.3         2.5
                                                                                    -------    -------     -------
Net periodic pension expense....................................................    $   --     $  3.5      $  6.1
                                                                                    =======    =======     =======


     The projected pension obligation for the plans was determined using the weighted average assumptions:

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.  Retirement Plans (continued)


                                                       At September 30,
                                                 --------------------------
                                                 2001       2002       2003
                                                 ----       ----       ----
Settlement discount rate......................   7.5%       6.8%       6.0%
Rates of compensation increase................   3.5%       4.7%       5.0%
Long-term rates of return on assets...........   8.3%       7.9%       7.9%


     Of the total plan obligations at September 30, 2001, 2002 and 2003, 93%, relate to U.S. plans and 7%, relate to non-U.S. plans. Plan assets are invested principally in equity and fixed income instruments.

     Defined Contribution Retirement Plan--Certain employees of the Company participate in a defined contribution 401(k) matching plan. Pension expense for the defined contribution plan is computed as a percentage of participants' compensation and was $5.7 million, $7.3 million and $5.9 million for the fiscal years ended September 30, 2001, 2002 and 2003, respectively.

13.  Supplementary Balance Sheet Information

     Selected supplementary balance sheet information is presented below:


                                                               September 30,
                                                           --------------------
                                                             2002       2003
                                                           --------   ----------
                                                           (dollars in millions)
Inventories
Purchased materials and manufactured parts...............  $   48.4   $   46.3
Word in process..........................................      52.8       65.6
Finished goods...........................................     124.8      128.6
                                                           ---------  ---------
                                                           $  226.0   $  240.5
                                                           =========  =========
Property, plant and equipment
Land.....................................................  $    9.3   $    9.5
Buildings................................................      50.3       53.8
Machinery and equipment..................................     253.0      268.1
Leasehold improvements...................................       1.5        1.6
Capital lease assets.....................................       2.4        3.3
Construction in progress.................................      15.2       12.1
Accumulated depreciation.................................     (99.4)    (140.0)
                                                           ---------  ---------
                                                           $  232.3   $  208.4
                                                           =========  =========
Accrued expenses and other liabilities
Vacations and holidays...................................  $    7.8   $    7.9
Comprehensive liability and workers compensation.........       6.2        7.1
Accrued interest.........................................       8.2        6.3
Accrued payroll and bonus................................      10.1       10.5
Accrued income taxes.....................................       0.5        6.6
Other....................................................      27.1       30.8
                                                           ---------  ---------
                                                           $   59.9   $   69.2
                                                           =========  =========

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14.  Supplementary Income Statement Information

     A reconciliation of net income (loss) to income available to common shareholders is as follows:

                                                                                 Fiscal year ended September 30,
                                                                              --------------------------------------
                                                                                 2001          2002         2003
                                                                              -----------  -----------   -----------
                                                                                      (dollars in millions)
Net income (loss) .......................................................     $    (43.0)  $     13.0    $     34.2
Less preferred share accretion...........................................          (10.4)       (12.1)        (14.2)
                                                                              -----------  -----------   -----------
Net income (loss) available to common shareholders.......................     $    (53.4)  $      0.9    $     20.0
                                                                              ===========  ===========   ===========


     Selected supplementary income statement information is presented below.

                                                                                 Fiscal year ended September 30,
                                                                             -------------------------------------
                                                                               2001          2002          2003
                                                                             --------      ---------     ---------
                                                                                       (dollars in millions)
Research and development.................................................    $    4.4      $    3.5      $    5.2
                                                                             ========      =========     =========
Advertising..............................................................    $    2.3      $    1.5      $    1.6
                                                                             ========      =========     =========
Interest expense:
     Contractual interest expense........................................    $   66.5      $   59.9      $   47.0
     Deferred financing fee amortization.................................         2.5           2.4           2.7
     Write off of deferred financing fees................................         --            1.6           --
     Interest rate swap (gains) losses...................................        23.5          (3.7)        (13.3)
                                                                             --------      ---------     ---------
Total interest expenses..................................................    $   92.5      $   60.2      $   36.4
                                                                             ========      =========     =========


15.  Supplementary Cash Flow Information

     Cash paid by the Company for interest during the fiscal years ended September 30, 2001, 2002 and 2003 was $65.7 million, $61.0 million and $48.1 million, respectively. The Company paid cash of $7.1 million, received a cash refund of $0.5 million and paid cash of $9.0 million for taxes during the fiscal years ended September 30, 2001, 2002 and 2003, respectively.

     During fiscal year 2002, the Company entered into several capital leases for automobiles. A capital lease obligation and capital lease assets of $2.4 million were recorded upon inception of these leases.

16.  Stock Plans

     Effective August 31, 2000, Holdings implemented its Management Incentive Plan and its Direct Investment Program. These stock plans were created with the purpose of attracting, retaining and motivating key employees of the Company. Prior to August 31, 2000, the Company did not have an employee stock option plan or a stock purchase plan; however, certain employees of the Company had been granted stock and stock options under Tyco's stock award plans.

     Direct Investment Program--Under the Direct Investment Program, certain employees are allowed to purchase a specific number of shares of Holdings, at a price equal to fair value at the time of the purchase. Under the plan, Holdings will loan the employee up to 50% of the total purchase price on a non-recourse basis. However, all shares of the plan are pledged as collateral. Holdings is authorized to grant 10 million shares under the plan and has issued approximately 9.5 million shares at a purchase price of $1.00 per share and 0.5 million shares at a purchase price of

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16.  Stock Plans (continued)


$1.50 per share as of September 30, 2003. The Company recorded non-cash compensation expense of $1.1 million and $0.7 million for the years ended September 30, 2002 and 2003 related to the loan portion of the shares purchased pursuant to the Direct Investment Program.

     During 2003, the Company's chief executive officer purchased 476,244 shares of Holdings stock at $1.50 per share under the Direct Investment Program. As a result, the Company increased paid in capital by approximately $0.7 million in 2003.

     Management Incentive Plan--Under the Management Incentive Plan, Holdings is authorized to grant stock options to key individuals of the Company. The options are granted to purchase common shares of Holdings at prices equal to the fair value of the common shares on the date the options are granted. The options become fully vested and exercisable on the eighth anniversary of the date of grant, provided that the individual is in the employment of the Company at all times during the vesting period. The agreement provides for accelerated vesting if certain milestones are achieved. The options expire on the tenth anniversary of the grant date.

     Holdings is authorized to grant options for 15 million shares. All options granted have an exercise price equal to the fair value at the date of grant. As of September 30, 2003, approximately 78% of the options that were granted prior to September 30, 2002 were vested and exercisable.

     During fiscal 2003, Holdings granted options for 1.7 million shares. These shares will vest 100% upon a change in control. If there had been a change in control at September 30, 2003, there would have been a compensation charge of $0.5 million. Additionally, 203,550 shares were cancelled due to employee terminations.

     Based upon the terms of the Holdings' current stock option plan, the fair value of the stock and the exercise price on the date of the grant are the same, thus no compensation charge is required to be recognized.

     Information with respect to stock option activity under the Company's plan is as follows:


                                                                                                    Weighted
                                                              Number of         Option Price        Average
                                                            Common Shares        Per Share       Exercise Price
                                                            -------------      -------------     --------------
September 30, 2000...................................         13,110,000       $    1.00         $     1.00
     Granted.........................................            210,000            1.00               1.00
     Exercised.......................................            (77,000)           1.00               1.00
     Cancelled.......................................           (274,125)           1.00               1.00
                                                              -----------
September 30, 2001...................................         12,968,875            1.00               1.00

     Granted.........................................            370,000            1.19               1.19
     Cancelled.......................................           (106,900)           1.00               1.00
                                                              -----------
September 30, 2002...................................         13,231,975       $1.00 to $1.19    $     1.01
                                                              ===========
     Granted.........................................          1,700,000            1.50               1.50
     Cancelled.......................................           (203,550)           1.00               1.00
                                                              ===========
September 30, 2003...................................         14,728,425       $1.00 to $1.50    $     1.06
                                                              ===========


     The weighted fair value of options granted, using the Black-Scholes option pricing model, during 2001, 2002 and 2003 was $0.17, $0.11 and $0.20, respectively.

     As of September 30, 2003, the weighed average remaining life was 1.3 years.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16.  Stock Plans (continued)


     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                  2001       2002        2003
                                                  ----       ----        ----
Dividend yield................................    0.0%       0.0%        0.0%
Expected volatility...........................    0.0%       0.0%        0.0%
Risk-free interest rate.......................    4.8%       2.3%        4.9%
Expected life.................................    4 years    4 years     4 years


17.      Facility Rationalization and Related Costs

     2001--Management of the Company has developed a business strategy to enhance the Company's market position and improve growth and profitability. A key aspect of this strategy includes the reduction of operating costs. This strategy involves the implementation of several capital projects to increase capacity, reduce operating costs, enhance operating efficiencies and improve profitability. These initiatives include the implementation of lost foam technology at various facilities and equipment upgrades at certain facilities. As part of these projects, certain assets became idle and obsolete. The Company recorded a non-cash impairment charge related to this equipment of $5.6 million and other related costs of $3.3 million.

     Additionally, as part of its strategy to reduce operating costs, the company ceased operations at one of its plants. Certain production and the related equipment were relocated to another of the Company's manufacturing facilities. The remaining equipment was leased to a third-party. The Company calculated the present value of the expected cash flows of these lease payments and the option to buy to determine the fair value of these assets. The Company recorded a non-cash impairment charge of $13.5 million and other related costs of $5.2 million.

     All of these costs were incurred and settled during the fiscal year ended September 30, 2001.

     2002--During fiscal 2002, the Company continued its efforts to reduce operating costs. The Company further implemented its lost foam technology, and incurred an additional $0.4 million of costs associated with the discontinuance of its green sand production process.

     Additionally, after reviewing its facility utilization and associated assets, the Company recorded a charge of $2.3 million related to asset impairment.

     All of these costs were incurred and settled during the fiscal year ended September 30, 2002.

     2003--During fiscal 2003, the Company continued its efforts to reduce operating costs. The Company incurred an additional $0.3 million of costs related to relocation of manufacturing production to another facility.

     Additionally, after reviewing its facility utilization and associated assets, the Company recorded a charge of $1.4 million related to asset impairment.

18.  Related Parties

     Substantially all of the outstanding shares of common stock of Holdings are held by the Donaldson, Lufkin & Jenrette ("DLJ") Merchant Banking funds. As a result of their stock ownership, the DLJ Merchant Banking funds control the Company and have the power to elect all of the Company's directors, appoint new management and approve any action requiring the approval of the holders of common stock, including adopting amendments to the Company's certificate of incorporation and approving acquisitions or sales of all or substantially all of the Company's assets. The directors elected by the DLJ Merchant Banking funds have the ability to control decisions affecting the Company's capital structure, including the issuance of additional capital stock, the implementation of stock repurchase programs and the declaration of dividends.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18.  Related Parties (continued)

     Holdings has agreed to pay Credit Suisse First Boston ("CSFB") an annual advisory fee of $500,000 in connection with an financial advisory agreement, which has been paid by the Company. This agreement will terminate at the earlier of (1) August 2004 and (2) the date that DLJ Merchant Banking Funds no longer own in aggregate more than 50.0% of the equity of the Mueller Holdings, unless extended. The financial advisory agreement is being assigned by CSFB to DLJ Merchant Banking funds and the parties to the financial advisory agreement expect to renew it upon expiration.

     Holdings and its subsidiaries may from time to time enter into other investment banking relationships with CSFB or one of its affiliates pursuant to which CSFB or its affiliates will receive customary fees and will be entitled to reimbursement for all related reasonable disbursements and out-of-pocket expenses. We expect that any arrangement will include provisions for the indemnification of CSFB against a variety of liabilities, including liabilities under the federal securities laws.

     The aggregate amount of all fees payable to the CSFB-affiliated entities in connection with these arrangements was approximately $0.5 million, $4.5 million, and $0.9 million in 2001, 2002, and 2003, respectively.

     Holdings has no material assets other than its ownership of the Company's capital stock and accordingly depends upon distributions from the Company to satisfy its cash needs. Its principal cash need is to pay dividends on its $100.5 million aggregate liquidation preference of preferred stock, which will accrete until August 2006 and must be paid in cash at a rate of 16% per annum thereafter. The stock is subject to mandatory redemption for cash in 2010 or earlier upon a change of control. The Company's credit facility imposes restrictions upon the Company's ability to make distributions to Holdings. If Holdings cannot pay dividends, redeem the stock when due, refinance the preferred stock or find other sources of financing, a failure by it to pay such dividends or redeem such stock would entitle the holders to a non-controlling interest in common shares of the Company and two directors on Holding's board. In addition, they could seek to obtain a judgment requiring Holdings to make such payments, which would make them judgment creditors, and any failure to satisfy such a judgment could have a material adverse effect on the Company.

19.  Subsequent Event

     In October 2003, the Company amended its credit facility to permit early redemption of the $50 million senior subordinated notes. The amendment also included provision for a Term Loan E prepayment penalty of 1.0% under certain circumstances during a period ending October 2004. Additionally, the applicable margin on Term Loan E will increase by 0.25% if the Company's leverage ratio equals or exceeds 3.25:1.0.

     On November 14, 2003, the Company redeemed the notes in full, along with accrued and unpaid interest of $0.3 million and early redemption penalty of $7.0 million. Additionally, $0.4 million of deferred financing fees were written off.

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


20.  Subsequent Event--Push Down Accounting of Redeemable Preferred Stock

     Holdings used a portion of the dividend paid by the Company from the proceeds of the Company's offering of Second Priority Senior Secured Floating Rate Notes due 2011 and Senior Subordinated Notes due 2012 to redeem Holdings' preferred stock in full. As a result, the Company has determined that the effect of using the proceeds of its current debt offering to retire Mueller Holdings' mandatorily redeemable preferred stock required the Company to retroactively "push down" the redeemable preferred stock and reflect it as an obligation in the Company's financial statements in all prior periods presented in compliance with the provisions of Staff Accounting Bulletin 54 (Topic 5-J). See Note 9 "Redeemable Preferred Stock--Push Down Accounting of Redeemable Preferred Stock".

21.  Consolidating Guarantor and Non-Guarantor Financial Information

     The following tables set forth the consolidating statements of operations and cash flows for each of the periods ended September 30, 2001, 2002, and 2003 and the consolidating balance sheets as of September 30, 2002 and September 30, 2003. The following information is included as a result of the guarantee by certain of the Company's wholly owned U.S. subsidiaries ("Guarantor Companies") of the second priority senior secured notes and senior subordinated notes issued by the Company. None of the Company's other subsidiaries guarantee the debt. Each of the guarantees is joint and several and full and unconditional. "Mueller Group, Inc." includes the consolidated financial results of Mueller Group, Inc. with all of its wholly-owned subsidiaries accounted for under the equity method.


                      Consolidating Statement of Operations

                      For the Year Ended September 30, 2001

                                              Mueller                      Non-
                                               Group,     Guarantor      Guarantor    Consolidating
                                               Inc.      Companies(1)    Companies    Eliminations   Consolidated
                                            ----------   ------------   -----------   -------------  ------------
 Net Sales...........................       $     --     $     741.3    $     123.4   $      --      $     864.7
 Cost of sales.......................             --           531.7           97.9          --            629.6
 Royalty expense.....................             --            25.3            3.8          --             29.1
                                            ----------   ------------   -----------   -------------  ------------
     Gross profit....................             --           184.3           21.7          --            206.0
 Selling, general and administrative
    expense..........................              7.9         124.7           14.4          --            147.0
 Facility rationalization and
    related costs....................             --            27.6           --            --             27.6
                                            ----------   ------------   -----------   -------------  ------------
     Operating income (loss).........             (7.9)         32.0            7.3          --             31.4
 Interest expense....................            (24.1)        (68.4)          --            --            (92.5)
 Interest income.....................              5.4          --             --            --              5.4
 Other income (expense)..............             (0.1)          1.7            0.1          --              1.7
                                            ----------   ------------   -----------   -------------  ------------
     Income (loss) before income
       taxes.........................            (26.7)        (34.7)           7.4          --            (54.0)
 Income tax expense(benefit).........             (9.9)        (12.9)           2.7          --            (20.1)
 Cumulative effect of accounting
    changes..........................             (6.4)         (2.7)          --            --             (9.1)
 Equity income (loss) from
    subsidiaries.....................            (19.8)          4.7                         15.1           --
                                            ----------   ------------   -----------   -------------  ------------
     Net income (loss)...............       $    (43.0)  $     (19.8)   $       4.7   $      15.1    $     (43.0)
                                            ===========  ============   ===========   =============  ============

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                      Consolidating Statement of Operations

                      For the Year Ended September 30, 2002

                                             Mueller                        Non-
                                              Group,      Guarantor      Guarantor    Consolidating
                                              Inc.       Companies(1)    Companies     Eliminations  Consolidated
                                            -----------  ------------   ----------    -------------  ------------
 Net Sales...........................       $     --     $    779.2     $   122.7     $    --        $   901.9
 Cost of sales.......................             --          560.9          97.2          --            658.1
 Royalty expense.....................             --           12.0           1.5          --             13.5
                                            -----------  ------------   ----------    -------------  ------------
     Gross profit....................             --          206.3          24.0          --            230.3
 Selling, general and administrative
    expense..........................              8.3        123.4          14.0          --            145.7
 Facility rationalization and
    related costs....................             --            2.7          --            --              2.7
                                            -----------  ------------   ----------    -------------  ------------
     Operating income (loss).........             (8.3)        80.2          10.0          --             81.9
 Interest expense....................            (48.8)       (11.0)         (0.4)         --            (60.2)
 Interest income.....................              0.8         --             1.1          --              1.9
                                            -----------  ------------   ----------    -------------  ------------
     Income (loss) before income
       taxes.........................            (56.3         69.2          10.7          --             23.6
 Income tax expense (benefit)........            (25.3)        31.1           4.8          --             10.6
 Equity income from subsidiaries.....             44.0          5.9          --           (49.9)           0.0
                                            -----------  ------------   ----------    -------------  ------------
     Net income......................       $     13.0   $     44.0     $     5.9     $   (49.9)     $    13.0
                                            ===========  ============   ==========    =============  ============


                      Consolidating Statement of Operations

                      For the Year Ended September 30, 2003

                                            Mueller                        Non-
                                             Group,        Guarantor     Guarantor    Consolidating
                                              Inc.        Companies(1)   Companies     Eliminations  Consolidated
                                            -----------   ------------   ---------    -------------  ------------
 Net Sales...........................        $    --      $    766.1     $  159.0     $   --         $  925.1
 Cost of sales.......................             --           541.6        133.1         --            674.7
 Royalty expense.....................             --            (1.6)         1.6         --             --
                                            -----------   ------------   ---------    -------------  ------------
     Gross profit....................             --           226.1         24.3         --            250.4
 Selling, general and administrative
    expense..........................              3.1         135.2         16.6         --            154.9
 Facility rationalization and
    related costs....................             --             1.7         --           --              1.7
                                            -----------   ------------   ---------    -------------  ------------
     Operating income (loss).........             (3.1)         89.2          7.7         --             93.8
 Interest expense....................            (36.2)         (0.2)        (2.9)         2.9          (36.4)
 Interest income.....................              0.3           2.9          0.2         (2.9)           0.5
                                            -----------   ------------   ---------    -------------  ------------
     Income (loss) before income
       taxes.........................            (39.0          91.9          5.0         --             57.9
 Income tax expense (benefit)........            (16.0)         37.7          2.0         --             23.7
 Equity income from subsidiaries.....             57.2           3.0         --          (60.2)          --
                                            -----------   ------------   ---------    -------------  ------------
     Net income......................        $    34.2    $     57.2     $    3.0     $  (60.2)      $   34.2
                                            ===========   ============   =========    =============  ============

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                      Condensed Consolidating Balance Sheet

                               September 30, 2002


                                                     Mueller    Guarantor
                                                      Group,    Companies   Non-Guarantor Consolidating
                                                       Inc.        (1)       Companies     Eliminations   Consolidated
                                                   ----------   ---------   ------------- -------------   ------------
Assets
 Current assets:
 Cash and cash equivalents..................       $    14.6    $   (0.3)   $     6.6      $     --       $    20.9
 Restricted cash............................            11.6        --           --              --            11.6
 Receivables, net...........................            --         107.5         19.0            --           126.5
 Inventories................................            --         190.6         35.4            --           226.0
 Deferred income taxes......................             6.6         7.0          0.1            --            13.7
 Prepaid expenses and other current assets..             0.1        26.5          1.4            --            28.0
                                                   ----------   ---------   ------------- -------------   ------------
     Total current assets...............                32.9       331.3         62.5            --           426.7
     Property, plant and equipment, net.                 1.0       219.2         12.1            --           232.3
          Goodwill, net.....................            --         164.0         --              --           164.0
          Identifiable intangibles, net.....             0.1        73.9         --              --            74.0
     Pension intangible.................                --           0.6         --              --             0.6
          Investment in subsidiaries........           732.2        22.4         --            (754.6)         --
          Deferred financing fees, net......            14.7        --           --              --            14.7
     Deferred income taxes..............                (5.0)       19.4          0.2            --            14.6
                                                   ----------   ---------   ------------- -------------   ------------
 Total assets...............................       $   775.9    $  830.8    $    74.8      $   (754.6)    $   926.9

Liabilities
 Current liabilities:
 Accounts payable...........................       $     1.1    $   38.4    $     7.1      $     --       $    46.6
 Current portion of long-term debt..........             5.3         0.9         --              --             6.2
 Accrued royalty expense....................            --           9.2          4.3            --            13.5
 Accrued expenses and other current
    liabilities.............................             8.0        48.3          3.6            --            59.9
                                                   ----------   ---------   ------------- -------------   ------------
     Total current liabilities..........                14.4        96.8         15.0            --           126.2
 Intercompany accounts......................            (7.7)      (29.9)        37.6            --            --
 Long-term debt, net of current portion.....           573.3         1.5         --              --           574.8
 Accrued pension liability..................            --          29.8         (0.2)           --            29.6
 Other long-term liabilities................            30.5         0.4         --              --            30.9
                                                   ----------   ---------   ------------- -------------   ------------
     Total liabilities..................               610.5        98.6         52.4            --           761.5
 Redeemable preferred stock.................            82.4        --           --              --            82.4

 Shareholders' equity
 Total shareholders' equity.................            83.0       732.2         22.4          (754.6)         83.0
                                                   ----------   ---------   ------------- -------------   ------------
     Total liabilities and shareholders'
       equity...........................           $   775.9    $  830.8    $    74.8      $    (754.6)   $    926.9
                                                   ==========   =========   =============  ============   ============

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                      Condensed Consolidating Balance Sheet

                               September 30, 2003


                                             Mueller      Guarantor      Non-
                                              Group,      Companies    Guarantor    Consolidating
                                              Inc.          (1)        Companies     Eliminations   Consolidated
                                            ----------    ---------    ---------    -------------   ------------
Assets
 Current assets:
 Cash and cash equivalents............       $    53.3    $     1.6     $   16.5      $     --       $    71.4
 Receivables, net.....................             0.5        115.0         21.8            --           137.3
 Inventories..........................            --          200.6         39.9            --           240.5
 Deferred income taxes................            (0.1)         5.7         --              --             5.6
 Prepaid expenses and other current
    assets............................             0.1         28.0          1.7            --            29.8
                                             ---------    ---------    ---------      -----------    -----------
     Total current assets.............            53.8        350.9         79.9            --           484.6
 Property, plant and equipment, net...             0.9        194.4         13.1            --           208.4
 Goodwill, net........................            --          163.1          0.1            --           163.2
 Identifiable intangibles, net........            --           62.5          0.5            --            63.0
 Pension intangible...................            --            0.9         --              --             0.9
 Investment in subsidiaries...........           835.7         16.8         --            (852.5)         --
 Deferred financing fees, net.........            12.0          0.0         --              --            12.0
 Deferred income taxes................            (6.0)        24.5          0.3            --            18.8
 Other noncurrent assets..............            --            0.2         --              --             0.2
                                             ---------    ---------    ---------      -----------    -----------
     Total assets.....................       $   896.4    $   813.3     $   93.9      $   (852.5)    $   951.1

Liabilities
 Current liabilities:
 Accounts payable.....................       $     1.1    $    36.2     $    9.4      $     --       $    46.7
 Current portion of long-term debt....             5.3          0.9         --              --             6.2
 Accrued expenses and other current
    liabilities.......................             7.5         53.1          8.6            --            69.2
                                             ---------    ---------    ---------      -----------    -----------
     Total current liabilities........            13.9         90.2         18.0            --           122.1
 Intercompany accounts................            87.1       (145.7)        58.6            --            --
 Long-term debt, net of current
    portion...........................           568.1          1.4         --              --           569.5
 Accrued pension liability............            --           31.7          0.5            --            32.2
 Other long-term liabilities..........            17.2         --           --              --            17.2
                                             ---------    ---------    ---------      -----------    -----------
     Total liabilities................           686.3        (22.4)        77.1            --           741.0
 Redeemable preferred stock...........            96.6         --           --              --            96.6

 Shareholders' equity
 Total shareholders' equity...........           113.5        835.7         16.8          (852.5)        113.5
                                             ---------    ---------    ---------      ------------   ------------
     Total liabilities and
       shareholders' equity...........       $   896.4    $   813.3     $   93.9      $   (852.5     $   951.1
                                             =========    =========     ========      ============   ============

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                 Condensed Consolidating Statement of Cash Flows
                               September 30, 2001

                                                       Mueller      Guarantor
                                                       Group,       Companies    Non-Guarantor  Consolidating
                                                         Inc.         (1)          Companies    Eliminations   Consolidated
                                                      ---------     ---------    -------------  -------------  ------------
Net cash provided by (used in) operating
   activities....................................     $  (14.0)     $   57.5      $   8.6        $    -         $   52.1
                                                      ---------     ---------     ------------   ------------   -----------

Cash flows from investing activities:
   Capital expenditures..........................          -           (47.9)        (3.1)            -            (51.0)
   Loss on disposals.............................          -             0.2          -               -              0.2
   Purchase of intangible assets.................          -           (41.1)         -               -            (41.1)
   Acquisition of businesses.....................          -           (19.6)         -               -            (19.6)
   Decrease in restricted cash...................         55.3           -            -               -             55.3
                                                      ---------     ---------     ------------   ------------   -----------
Net cash provided by (used in) investing
   activities....................................         55.3        (108.4)        (3.1)            -            (56.2)
                                                      ---------     ---------     ------------   ------------   -----------

Cash flows from financing activities:
   Proceeds from short-term borrowings...........         19.6           -            -               -             19.6
   Payment of short-term borrowings..............        (19.6)          -            -               -            (19.6)
   (Increase) decrease in intercompany
     transactions................................        (62.1)         60.5          1.6             -              -
   Payment of long-term debt.....................         (9.5)          -            -               -             (9.5)
   Contributed capital...........................          0.2           -            -               -              0.2
                                                      ---------     ---------     ------------   ------------   -----------
Net cash provided by (used in) financing
   activities....................................        (71.4)         60.5          1.6             -             (9.3)
                                                      ---------     ---------     ------------   ------------   -----------

Effect of exchange rate changes on cash..........          -             -           (2.7)            -             (2.7)
Increase (decrease) in cash......................        (30.1)          9.6          4.4             -            (16.1)
Cash and cash equivalents
   Beginning of period...........................         38.9          (7.4)         9.9             -             41.4
                                                      ---------     ---------     ------------   ------------   -----------
   End of period.................................     $    8.8      $    2.2      $  14.3        $    -         $   25.3
                                                      =========     =========     ============   ============   ===========

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


                 Condensed Consolidating Statement of Cash Flows
                               September 30, 2002

                                                                  Guarantor
                                                     Mueller      Companies   Non-Guarantor   Consolidating
                                                   Group, Inc.       (1)        Companies     Eliminations    Consolidated
                                                   -----------    ---------   -------------   -------------   ------------
Net cash provided by (used in) operating
   activities.................................     $   (19.0)     $   59.6     $     7.0       $    -          $    47.6
                                                   ----------     ---------    -----------     ----------      -----------
Cash flows from investing activities:
   Capital expenditures.......................           -           (28.8)         (2.5)           -              (31.3)
   Loss on disposals..........................           -             1.3           -              -                1.3
   Purchase of intangible assets..............           -            (0.7)          -              -               (0.7)
   Acquisition of businesses..................           -           (29.8)          -              -              (29.8)
   Decrease in restricted cash................          21.2           -             -              -               21.2
                                                   ----------     ---------    -----------     ----------      ----------
Net cash provided by (used in) investing
   activities.................................          21.2         (58.0)         (2.5)           -              (39.3)
                                                   ----------     ---------    -----------     ----------      ----------
Cash flows from financing activities:
   Proceeds from short-term borrowings........          39.2           -             -              -               39.2
   (Increase) decrease in intercompany
     transactions.............................          16.1          (4.1)        (12.0)           -               -
   Payment of short-term borrowings...........         (39.2)          -             -              -              (39.2)
   Proceeds from long-term debt...............         530.0           -             -              -              530.0
   Payment of long-term debt..................        (538.5)          -             -              -             (538.5)
   Payment of deferred financing fees.........          (4.0)          -             -              -               (4.0)
                                                   ----------     ---------    -----------     -----------     -----------
Net cash provided by (used in) financing
   activities.................................           3.6          (4.1)        (12.0)           -              (12.5)
                                                   ----------     ---------    -----------     -----------     -----------

Effect of exchange rate changes on cash.......           -             -            (0.2)           -               (0.2)
Increase (decrease) in cash...................           5.8          (2.5)         (7.7)           -               (4.4)
Cash and cash equivalents
   Beginning of period........................           8.8           2.2          14.3            -               25.3
                                                   ----------     ---------    -----------     -----------     ----------
   End of period..............................     $    14.6      $   (0.3)    $     6.6       $    -          $    20.9
                                                   ==========     =========    ===========     ===========     ==========

                               MUELLER GROUP, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)



                 Condensed Consolidating Statement of Cash Flows
                               September 30, 2003

                                                                 Guarantor
                                                   Mueller       Companies     Non-Guarantor  Consolidating
                                                 Group, Inc.        (1)          Companies    Eliminations    Consolidated
                                                 -----------     ---------     -------------  -------------   ------------
Net cash provided by (used in) operating
   activities...............................     $   (26.1)      $   89.4      $     1.9      $     -            $   65.2

Cash flows from investing activities:
   Capital expenditures.....................           -            (18.0)          (2.0)           -               (20.0)
   Loss on disposals........................           -              0.3            -              -                 0.3
   Purchase of intangible assets............           -             (0.3)           -              -                (0.3)
   Acquisition of businesses................           -             (9.3)          (1.9)           -               (11.2)
   Decrease in restricted cash..............          11.6            -              -              -                11.6
                                                 ----------      ---------     ----------      ---------         ---------
Net cash provided by (used in) investing
   activities...............................          11.6          (27.3)          (3.9)           -               (19.6)
                                                 ----------      ---------     ----------      ---------         ---------

Cash flows from financing activities:
   (Increase) decrease in intercompany
     transactions...........................          57.8          (59.3)           1.5            -                 -
   Payment of long-term debt................          (5.3)           -              -              -                (5.3)
   Financing of assets through capital
     leases.................................           -             (0.9)           -              -                (0.9)
   Contributed capital......................           0.7            -              -              -                 0.7
                                                 ----------      ---------     ----------      ---------         ---------
Net cash provided by (used in) financing
   activities...............................          53.2          (60.2)           1.5            -                (5.5)
                                                 ----------      ---------     ----------      ---------         ---------

 Effect of exchange rate changes on cash.....           -              -            10.4            -                10.4
Increase in cash............................          38.7            1.9            9.9            -                50.5
Cash and cash equivalents...................
   Beginning of period......................          14.6           (0.3)           6.6            -                20.9
                                                 ----------      ---------     ----------      ---------         ---------
   End of period............................     $    53.3       $    1.6      $    16.5       $    -            $   71.4
                                                 ==========      =========     ==========      =========         =========

----------
(1) Guarantors include the accounts of the following direct and indirect subsidiaries of Mueller Group, Inc.:


Name                                                  State of Incorporation
------------------------------------                  ----------------------
AnvilStar, LLC                                        Delaware
Anvil International, Inc.                             Delaware
Henry Pratt Company                                   Delaware
Henry Pratt International Ltd.                        Delaware
Hersey Meters Co.                                     Delaware
Hydro Gate Acquisition Corp.                          Delaware
James Jones Company                                   California
J.B. Smith Mfg Co.                                    Oklahoma
Mueller Co.                                           Illinois
Mueller Service Co.                                   Delaware
Milliken Acquisition Corp.                            Delaware
Mueller International, Inc.                           Delaware
Mueller International, LLC                            Delaware
Mueller International Finance, Inc.                   Delaware
Mueller International Finance, LLC                    Delaware

                              MUELLER GROUP, INC.
                      UNAUDITED CONSOLIDATED BALANCE SHEETS

                                                                                          September 30,      March 27,
                                                                                               2003            2004
                                                                                         --------------   ------------
                                                                                                   (unaudited)
                                                                                              (dollars in millions)
Assets
  Current assets:
  Cash and cash equivalents............................................................    $      71.4      $       8.3
  Receivables, less allowance for doubtful accounts of $4.9 in September 2003 and $4.7
     in March 2004.....................................................................          137.3            153.7
  Inventories..........................................................................          240.5            269.3
  Deferred income taxes................................................................            5.6              6.0
  Prepaid expenses and other current assets............................................           29.8             27.7
                                                                                           -----------      -----------
  Total current assets.................................................................          484.6            465.0
  Property, plant and equipment, net...................................................          208.4            197.9
  Goodwill, net........................................................................          163.2            163.2
  Identifiable intangibles, net........................................................           63.0             62.8
  Pension intangible...................................................................            0.9              0.9
  Deferred financing fees, net.........................................................           12.0             10.4
  Deferred income taxes................................................................           18.8             18.0
  Other noncurrent assets..............................................................            0.2              0.3
                                                                                           -----------      -----------
      Total assets.....................................................................    $     951.1      $     918.5
                                                                                           ===========      ===========

Liabilities
  Current liabilities:
  Accounts payable.....................................................................    $      46.7      $      57.0
  Short-term borrowings................................................................             --              9.2
  Current portion of long-term debt....................................................            6.2              7.5
  Accrued expenses and other current liabilities.......................................           69.2             54.9
                                                                                           -----------      -----------
     Total current liabilities.........................................................          122.1            128.6
  Long-term debt, net of current portion...............................................          569.5            516.8
  Accrued pension liability............................................................           32.2             35.0
  Other long-term liabilities..........................................................           17.2             10.9
                                                                                           -----------      -----------
     Total liabilities.................................................................          741.0            691.3
  Commitments and contingencies (Note 7)...............................................             --               --
  Redeemable preferred stock...........................................................           96.6            104.6

  Shareholders' equity
  Common stock--$0.01 par value (100 shares authorized and issued)......................            --               --
  Additional paid-in capital...........................................................          145.3            137.6
  Retained deficit.....................................................................          (11.3)             4.2
  Accumulated other comprehensive loss.................................................          (20.5)           (19.2)
                                                                                           -----------      -----------
  Total shareholders' equity...........................................................          113.5            122.6
                                                                                           -----------      -----------
  Total liabilities and shareholders' equity...........................................    $     951.1      $     918.5
                                                                                           ===========      ===========


    The accompanying notes are an integral part of the financial statements.

                               MUELLER GROUP, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                                                Three months ended
                                                                                         ----------------------------
                                                                                            March 29,       March 27,
                                                                                              2003             2004
                                                                                         -------------   ------------
                                                                                                   (unaudited)
                                                                                              (dollars in millions)
Net sales............................................................................    $    229.1      $    236.9
Cost of sales........................................................................         167.1           169.4
                                                                                         ----------      ----------
     Gross profit....................................................................          62.0            67.5
Selling, general and administrative expense..........................................          36.3            40.2
Facility rationalization and related costs...........................................           0.3             0.9
                                                                                         ----------      ----------
Operating income.....................................................................          25.4            26.4
Interest expense.....................................................................          (9.3)           (6.7)
Interest income......................................................................           0.1             0.1
                                                                                         ----------      ----------
Income before income taxes...........................................................          16.2            19.8
Income tax expense...................................................................           6.5             7.9
                                                                                         ----------      ----------
     Net income......................................................................    $      9.7      $     11.9
                                                                                         ==========      ==========


                                                                                                 Six months ended
                                                                                         ----------------------------
                                                                                            March 29,       March 27,
                                                                                              2003             2004
                                                                                         -------------   ------------
                                                                                                   (unaudited)
                                                                                              (dollars in millions)

Net sales............................................................................    $    439.0      $    454.9
Cost of sales........................................................................         324.9           328.0
                                                                                         ----------      ----------
     Gross profit....................................................................         114.1           126.9
Selling, general and administrative expense..........................................          75.0            79.3
Facility rationalization and related costs...........................................           1.5             0.9
                                                                                         ----------      ----------
Operating income.....................................................................          37.6            46.7
Interest expense.....................................................................         (19.2)          (21.2)
Interest income......................................................................           0.3             0.2
                                                                                         ----------      ----------
Income before income taxes...........................................................          18.7            25.7
Income tax expense...................................................................           7.5            10.3
                                                                                         ----------      ----------
     Net income......................................................................    $     11.2      $     15.4
                                                                                         ==========      ==========


    The accompanying notes are an integral part of the financial statements.

                               MUELLER GROUP, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 Six months ended
                                                                                           -------------------------------
                                                                                           March 29, 2003   March 27, 2004
                                                                                           --------------   --------------
                                                                                                   (unaudited)
                                                                                               (dollars in millions)
Cash flows from operating activities
Net income.............................................................................    $     11.2       $   15.4
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
   Depreciation........................................................................          23.5           23.2
   Amortization of intangibles.........................................................           8.3            8.9
   Amortization of deferred financing fees.............................................           1.4            1.2
   Amortization of tooling.............................................................           1.1            1.1
   Write off of deferred financing fees................................................            --            0.4
   Deferred income taxes...............................................................           3.9            0.4
   Stock compensation..................................................................           0.3            0.3
   Asset impairment....................................................................           1.2            0.1
   Unrealized gain on interest rate swaps..............................................          (6.8)          (6.3)
Changes in assets and liabilities, net of the effects of acquisitions:
   Receivables.........................................................................          (1.2)         (12.9)
   Inventories.........................................................................         (15.4)         (18.6)
   Prepaid expenses and other current assets...........................................          (2.0)           1.0
   Pension, net........................................................................           2.8            2.8
   Accounts payable, accrued expenses and other current liabilities....................          (6.2)          (7.6)
   Accrued royalty expense.............................................................         (13.5)           --
   Other, net..........................................................................          (1.0)          (0.3)
                                                                                           ----------       --------
Net cash provided by operating activities..............................................           7.6            9.1
                                                                                           ----------       --------
Cash flows from investing activities
Purchase of property, plant and equipment..............................................         (10.0)         (11.0)
Loss on disposal of property, plant and equipment......................................           0.2            0.1
Acquisition of businesses, net of cash acquired........................................          (9.4)        (19.8)
Decrease in restricted cash............................................................          11.6            --
                                                                                           ----------       --------
Net cash provided by (used in) investing activities....................................          (7.6)         (30.7)
                                                                                           ----------       --------
Cash flows from financing activities
Proceeds from short-term borrowings....................................................            --            9.2
Payment of long-term debt..............................................................          (1.3)         (51.3)
Financing of assets through capital leases.............................................          (0.5)          (0.7)
Contributed capital....................................................................           0.7             --
                                                                                           ----------       --------
Net cash used in financing activities..................................................          (1.1)         (42.8)
                                                                                           ----------       --------
Effect of exchange rate changes on cash................................................           4.5            1.3
                                                                                           ----------       --------
Increase (decrease) in cash and cash equivalents.......................................           3.4          (63.1)
Cash and cash equivalents
Beginning of period....................................................................          20.9           71.4
                                                                                           ----------       --------
End of period..........................................................................    $     24.3       $    8.3
                                                                                           ==========       ========


    The accompanying notes are an integral part of the financial statements.

                              MUELLER GROUP, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                                  (UNAUDITED)

1.       Basis of Presentation

     The accompanying unaudited condensed consolidated financial statements of Mueller Group, Inc. (the "Company") have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, the unaudited condensed consolidated financial statements and notes do not contain certain information included in the Company's annual financial statements. In the opinion of management, all normal and recurring adjustments that are considered necessary for a fair presentation have been made. Operating results for the three months ended March 27, 2004 and the six months ended March 27, 2004 are not necessarily indicative of the results that may be expected for the fiscal year ended September 30, 2004. The consolidated financial statements should be read in conjunction with the annual financial statements for the year ended September 30, 2003 beginning on page F-3 of this prospectus.

2.       Segment Information

     Our operations consist of two operating segments under SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information": Mueller Co. and Anvil. The operating segments are organized around differences in products and are consistent with how the operating entities are being managed, how resources are being allocated, and information used by the chief operating decision maker. Mueller Co. products consist primarily of hydrants, water and gas valves and related products used in water, power and gas distribution. Anvil products consist primarily of pipe fittings and couplings, pipe nipples and hangers and purchased products related to piping systems used in a variety of applications.

     The accounting policies of the segments are the same as those described in
Note 3. Intersegment sales and transfers are made at established intersegment selling prices generally intended to cover costs. Our determination of segment earnings does not reflect allocations of certain corporate expenses not attributable to segment operations and intersegment eliminations, which we designate as Corporate in the segment presentation, and is before interest expense, interest income and income taxes. Corporate expenses include costs related to financial and administrative matters, treasury, risk management, human resources, legal counsel, and tax functions. Corporate assets include items recorded at the date of the Company's inception in 1999 related to purchase accounting valuation adjustments associated with property, plant and equipment and non-compete agreements with the predecessor parent company, as well as intangible associated with intellectual property. These assets and any related depreciation or amortization expense have not been pushed down to Mueller Co. and Anvil and all maintained as Corporate items. Therefore, segment earnings are not reflective of results on a stand-alone basis.

     The Company evaluates segment performance based on EBITDA. EBITDA is defined as income (loss) before cumulative effect of accounting change plus income tax expense, interest expense (not net of interest income), depreciation and amortization expense and royalty expenses.

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


     Segment assets consist primarily of accounts receivable, inventories, property, plant and equipment - net, goodwill, and identifiable intangibles. Summarized financial information for our segments follows:


                                                                       Three months ended          Six months ended
                                                                     ----------------------     ----------------------
                                                                       March        March         March         March
                                                                      27, 2004     29, 2003     27, 2004      29, 2003
                                                                     ---------    ---------     --------      --------
                                                                                  (dollars in millions)
Net Sales:
    Mueller Co.............................................          $   137.8    $   136.9     $  260.3      $  248.2
    Anvil..................................................               99.1         92.2        194.6         190.8
                                                                     ---------    ---------     --------      --------
    Consolidated...........................................              236.9        229.1        454.9         439.0
                                                                     =========    =========     ========      ========
Intersegment sales:
    Mueller Co.............................................                3.1          3.2          6.1           6.4
    Anvil..................................................                0.2          0.2          0.3           0.3
                                                                     ---------    ---------     --------      --------
    Consolidated...........................................                3.3          3.4          6.4           6.7
                                                                     =========    =========     ========      ========
EBITDA:
    Mueller Co.............................................               36.6         37.3         66.2          61.1
    Anvil..................................................                8.8          7.6         18.0          14.5
    Corporate..............................................               (2.2)        (3.0)        (4.1)         (4.8)
                                                                     ---------    ---------     --------      --------
    Consolidated...........................................               43.2         41.9         80.1          70.8
                                                                     =========    =========     ========      ========
Operating Profit:
    Mueller Co.............................................               30.5         31.4         54.0          49.2
    Anvil..................................................                4.5          3.4          9.6           6.2
    Corporate..............................................               (8.6)        (9.4)       (16.9)        (17.8)
                                                                     ---------    ---------     --------      --------
    Consolidated...........................................               26.4         25.4         46.7          37.6
                                                                     =========    =========     ========      ========
Depreciation and amortization:
    Mueller Co.............................................                6.1          5.9         12.2          11.9
    Anvil..................................................                4.3          4.2          8.4           8.3
    Corporate..............................................                6.3          6.3         12.6          12.7
                                                                     ---------    ---------     --------      --------
    Consolidated...........................................               16.7         16.4         33.2          32.9
                                                                     =========    =========     ========      ========
Impairment charges:
    Mueller Co.............................................                0.0          0.0          0.0           0.9
    Anvil..................................................                0.1          0.3          0.1           0.3
    Corporate..............................................                0.0          0.0          0.0           0.0
                                                                     ---------    ---------     --------      --------
    Consolidated...........................................                0.1          0.3          0.1           1.2
                                                                     =========    =========     ========      ========
Capital expenditures:
    Mueller Co.............................................                3.6          2.4          6.2           6.7
    Anvil..................................................                2.9          1.5          4.8           3.3
    Corporate..............................................                 --           --           --            --
    Consolidated...........................................          $     6.5    $     3.9     $   11.0      $   10.0
                                                                     =========    =========     ========      ========


                                                                     March 27,               September 30,
                                                                       2004                       2003
                                                                     ---------               -------------
Total assets:                                                                  (dollars in millions)
    Mueller Co.............................................          $   509.5                  $  498.9
    Anvil..................................................              299.3                     273.2
    Corporate..............................................              109.7                     179.0
                                                                     ---------                   -------
    Consolidated...........................................          $   918.5                  $  951.1
                                                                     =========                  ========

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


Goodwill:
    Mueller Co.............................................              149.2                     149.2
    Anvil..................................................               14.0                      14.0
                                                                     ---------                  --------
    Consolidated...........................................          $   163.2                  $  163.2
Identifiable intangibles:
    Mueller Co.............................................          $     7.2                  $    5.7
    Anvil..................................................                8.0                       1.6
    Corporate..............................................               47.6                      55.7
                                                                     ---------                  --------
    Consolidated...........................................          $    62.8                  $   63.0
                                                                     =========                  ========

     A reconciliation of consolidated EBITDA to consolidated income before income taxes follows:

                                                                       Three months ended          Six months ended
                                                                     ----------------------     ----------------------
                                                                       March        March        March          March
                                                                     27, 2004      29, 2003     27, 2004      29, 2003
                                                                     ---------    ---------     --------      --------
                                                                                    (dollars in millions)
Total consolidated EBITDA..................................          $    43.2    $    41.9     $   80.1      $   70.8
Interest expense...........................................               (6.7)        (9.3)       (21.2)        (19.2)
Depreciation and amortization..............................              (16.7)       (16.4)       (33.2)        (32.9)
                                                                     ---------    ---------     --------      --------
Income before income taxes.................................          $    19.8    $    16.2     $   25.7      $   18.7
                                                                     =========    =========     ========      ========

     Geographical area information with respect to net sales, as determined by the location of the customer invoiced, and property, plant and equipment - net, as determined by the physical location of the assets, were as follows for the six months ended March 29, 2003 and March 27, 2004:

                                                                                                   Six months ended
                                                                                              -------------------------
                                                                                              March 27,       March 27,
                                                                                                2004            2003
                                                                                              ---------       ---------
                                                                                                (dollars in millions)
Net sales:
    United States.............................................................                $  380.4        $  374.3
    Canada....................................................................                    70.2            57.4
    Other Countries...........................................................                     4.3             7.3
                                                                                              --------        --------
                                                                                              $  454.9        $  439.0
                                                                                              ========        ========

                                                                                            Six months        Fiscal year
                                                                                          ended March 27,   ended September
                                                                                               2004            30, 2003
                                                                                          ---------------   ---------------
Property, plant and equipment, net:
    United States.............................................................                $  184.7        $  195.1
    Canada....................................................................                    12.0            12.4
    Other Countries...........................................................                     1.2             0.9
                                                                                              --------        --------
                                                                                              $  197.9        $  208.4
                                                                                              ========        ========

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


3.       Summary of Significant Accounting Policies

     Fiscal Year--The Company's fiscal year ends on September 30. The Company's second quarter ends on the Saturday nearest March 31.

     Inventory--Inventories are recorded at the lower of cost (first-in, first-out) or market value. Additionally, the Company evaluates its inventory reserves in terms of excess and obsolete exposures. This evaluation includes such factors as anticipated usage, inventory turnover, inventory levels and ultimate product sales value. As such, these factors may change over time causing the reserve level to adjust accordingly.

     Goodwill, Intangible Assets and Other Assets--In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets" the Company no longer amortizes goodwill, but instead tests it for impairment at least annually. In addition, the Company no longer amortizes indefinite lived intangibles, such as tradenames, but instead tests these assets for impairment in accordance with the standard until their lives are determined to no longer be indefinite. Recognized intangible assets that have definite lives are amortized over their respective estimated useful lives.

     Identifiable intangible assets consist of the following:

                                                                        September 30, 2003          March 27, 2004
                                                                     ------------------------  ------------------------
                                                                       Gross                     Gross
                                                                     Carrying    Accumulated   Carrying    Accumulated
                                                                       Amount    Amortization    Amount    Amortization
                                                                     ---------   ------------  ---------   ------------
                                                                                   (dollars in millions)
Amortized intangible assets:
Non-compete agreements.....................................          $    82.9    $    67.2    $    85.2     $    76.0
Patents....................................................                0.5          0.1          0.5           0.1
Design and engineering drawing rights......................                2.9          0.6          7.5           0.8
Customer relationships.....................................                2.0          0.1          4.1           0.3
                                                                          88.3         68.0         97.3          77.2
Indefinite-lived intangible assets:
Tradenames.................................................               42.7        --            42.7         --
                                                                     ---------    ---------    ---------     ---------
                                                                     $   131.0    $    68.0    $   140.0     $    77.2
                                                                     =========    =========    =========     =========

     Aggregated amortization expense for the six months ended March 29, 2003 and March 27, 2004 was $8.3 million and $8.9 million, respectively. Estimated amortization for the years ending September 30, 2004, 2005, 2006, 2007 and 2008 is $15.0 million, $1.2 million, $1.0 million, $0.4 million and $0.4 million, respectively.

     The changes in various amortizable intangible assets' gross carrying amount for the six months ended March 27, 2004 relate primarily to acquisitions (see Note 4).

     Warranty Costs--The Company accrues for the estimated cost of product warranties at the time of sale based on historical experience. Adjustments to obligations for warranties are made as changes in the obligations become reasonably estimable. The following table summarizes information concerning the Company's product warranty:

                                                                     Three months             Six months
                                                                        ended                   ended
                                                                    March 27, 2004          March 27, 2004
                                                                    --------------          --------------
                                                                            (dollars in millions)
Beginning balance...............................................     $     1.1                 $      0.9
Accruals for warranties.........................................           1.8                       2.5
Settlement of warranty claims...................................          (2.0)                     (2.5)

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)

                                                                     Three months             Six months
                                                                        ended                   ended
                                                                    March 27, 2004          March 27, 2004
                                                                    --------------          --------------
                                                                            (dollars in millions)
Accrual at March 27, 2004.......................................     $     0.9                 $     0.9
                                                                     =========                 =========

     Income Taxes--The Company's current estimated effective tax rate is 40 percent. The Company is in the process of completing an Internal Revenue Service examination related to tax years through 2002, expected to be completed in a future quarter of fiscal year 2004. The completion of this examination may significantly affect the estimated effective rate for the year and would likely result in a favorable adjustment to our tax contingency accruals in the period such adjustment is probable.

     Comprehensive Income--The Company's comprehensive for the three and six months ended March 27, 2004 consisted of foreign currency adjustments of $(0.8) million and $(1.3) million, respectively.

     Related Party Transactions--The Company paid a management fee of $0.1 million to Credit Suisse First Boston for each of the three months ended March 29, 2003 and March 27, 2004 and $0.3 million for each of the six months ended March 29, 2003 and March 27, 2004.

     Stock-Based Compensation--The Company accounts for its stock-based compensation plan under Accounting Principles Board Opinion No. 25 ("APB No. 25"), "Accounting for Stock Issued to Employees," which requires recognizing compensation costs based upon the intrinsic value of the equity instrument at the grant date. The FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation," which encourages companies to recognize compensation costs based upon the fair value of the equity instrument at the grant date. However, SFAS No. 123 allows companies to continue to apply the provisions of APB No. 25 and make pro forma disclosures assuming a hypothetical fair value application. The Company has adopted the pro forma disclosure provisions of SFAS No. 123.

     The Company recognizes compensation cost for stock-based compensation arrangements equal to the difference, if any, between the quoted market price of the stock option and the exercise price at the date of the grant in accordance with the provisions of APB No. 25. All options granted under the Management Incentive Plan were issued at quoted market prices at the date of grant.

     The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," as amended by SFAS No. 148 "Accounting for Stock-Based Compensation--Transition and Disclosure," to stock-based employee compensation.

                                                                       Three months ended         Six months ended
                                                                     ----------------------    -----------------------
                                                                     March 29,    March 27,    March 29,     March 27,
                                                                        2003         2004         2003          2004
                                                                     ---------    ---------    ---------     ---------
                                                                                   (dollars in millions)
Net income, as reported............................................. $     9.7    $    11.9    $    11.2     $    15.4
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax
   effects..........................................................      (0.1  ) $    (0.1)        (0.2)         (0.2)
                                                                     ---------    ---------    ---------     ---------
Pro forma net income................................................ $     9.6    $    11.8    $    11.0     $    15.2
                                                                     =========    =========    =========     =========

     Use of Estimates--The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make extensive use of certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


reported periods. Significant estimates in these financial statements include allowances for doubtful accounts receivable, estimates of future cash flows associated with assets, asset impairments, useful lives for depreciation and amortization, loss contingencies, net realizable value of inventories, income taxes and tax valuation reserves and the determination of discount and other rate assumptions for pension and post-retirement employee benefit expenses. Actual results could differ from those estimates.

4.   Acquisitions

     Effective January 15, 2004, the Company acquired certain assets of STAR Pipe, Inc. ("STAR"). The acquisition is being accounted for in accordance with SFAS No. 141 and the operating results have been included in the consolidated results since the date of acquisition. STAR is a leading distributor of foreign-sourced cash and malleable iron fittings and grooved fitting and couplings. The STAR acquisition provides an entry into the foreign-sourced product marketplace. The acquisition's purchase price is $17 million, and was paid in cash.

     The following summary presents the preliminary estimated fair values of the assets and liabilities assumed as of January 15, 2004:

                                                                    (dollars in
                                                                      millions)
                                                                    -----------
Current assets...................................................    $     13.5
Property, plant & equipment......................................           0.4
Intangible assets................................................           6.7
                                                                     ----------
Total assets.....................................................    $     20.6
                                                                     ----------
Current liabilities..............................................           3.6
                                                                     ----------
Net assets acquired..............................................    $     17.0
                                                                     ==========

     As part of the acquisition, the Company has agreed to a future payment to be made to the seller to the extent that the gross profit of the acquired business exceeds the target gross profit. The maximum potential deferred payment amount is $23 million. Management currently estimates the deferred payment could total approximately $11 to $13 million for the deferred payment period which begins February 1, 2004 and ends January 31, 2007. The deferred payment amount declared above is based on management's best estimate, but the actual adjustment could be materially different. The liability for such deferred payment will be recorded at the end of each deferred payment period, in accordance with the purchase agreement.

     The final purchase price allocation is subject to completion of certain asset valuations, which the Company is in the process of finalizing. The preliminary allocation of purchase price could change based upon completion of these valuations. Additionally, to the extent the fair value of assets acquired exceeds purchase price, a deferred credit will be recorded as the purchase agreement contains a provision for future contingent consideration (deferred payment).

     The preliminary intangible assets acquired include trademarks, customer relationships and a non-compete agreement with the former owners. These intangibles are being amortized over their estimated useful lives of ten years, three years and five years, respectively.

     Also effective January 15, 2004, the Company acquired certain assets of Modern Molded Products ("Modern Molded"). The acquisition is being accounted for in accordance with SFAS No. 141 and the operating results have been included in the consolidated results since the date of acquisition. The purchase of the assets and technology of Modern Molded will allow the company to internally produce parts that we previously purchased. The acquisition will allow the Company to reduce spending as well as to increase product supply line predictability. The acquisition's purchase price is $2.8 million and was paid in cash.

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


     The following summary presents the preliminary estimated fair values of the assets and liabilities assumed as of January 15, 2004:

                                                                    (dollars in
                                                                      millions)
                                                                    -----------
Current assets..................................................     $     0.2
Property, plant & equipment.....................................           0.7
Intangible assets...............................................           1.9
                                                                     ---------
Net assets acquired.............................................     $     2.8
                                                                     =========

     The final purchase price allocation is subject to completion of certain asset valuations, which the Company is in the process of finalizing. The preliminary allocation of purchase price could change based upon completion of these valuations.

     The intangible assets acquired include a non-compete agreement with the former owners and purchased technology. These intangibles are being amortized over their estimated useful lives of five years.

     The following unaudited pro forma summary presents the consolidated results of operations for the quarter and six months ended March 27, 2004 as if the acquisitions of STAR and Modern Molded had occurred as of October 1, 2003:

                                                                       Three months ended          Six months ended
                                                                     ----------------------    -----------------------
                                                                     March 29,    March 27,    March 29,     March 27,
                                                                       2003         2004          2003         2004
                                                                     ---------    ---------    ---------     ---------
                                                                               (dollars in millions)
Net Sales..................................................          $   234.3    $   238.0    $   449.4     $   462.3
                                                                     ---------    ---------    ---------     ---------
Net income.................................................                9.9         11.9         11.4          15.6
                                                                     =========    =========    =========     =========

     The unaudited consolidated pro forma information is not necessarily indicative of the combined results that would have occurred had the acquisitions occurred on that date, nor is it indicative of the results that may occur in the future.

5.   New Accounting Pronouncements

     In April 2003, the Financial Accounting Standards Board (FASB) issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except for certain hedging relationships designated after June 30, 2003. The adoption of this statement did not have any impact on the Company's financial condition or results of operations.

     On December 24, 2003, the FASB issued a revision to Staff Interpretation
(FIN) No. 46 (revised 2003), which clarified some of the provisions of the original Interpretation No. 46 "Consolidation of Variable Interest Entities," and exempted certain entities from its requirements. The application of revised FIN 46 is required in financial statements of public entities that have interests in variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public entities, other than small business entities, for all other types of entities is required in financial statements for periods ending March 15, 2004. The Company does not believe the revised FIN No. 46 will have a material effect on its financial condition or results of operations and the Company will provide the disclosures, where appropriate, as provided for in revised FIN No. 46. At March 27, 2004 the Company did not have any entities that would be considered variable interest entities.

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


     On December 23, 2003, the FASB issued SFAS No. 132 (revised 2003), "Employers' Disclosures about Pensions and Other Postretirement Benefits." SFAS No. 132 retains the disclosures required by the original Statement No. 132, which standardized the disclosure requirements for pensions and other postretirement benefits to the extent practicable and required additional information on changes in the benefit obligations and fair values of plan assets. Additional disclosures have been added in response to concerns expressed by users of financial statements. Those disclosures include information describing the types of plan assets, investment strategy, measurement date(s), plan obligations, cash flows, and components of net periodic benefit cost recognized during interim periods. The provisions of Statement 132 remain in effect until the provisions of the revised Statement 132 are adopted. This revised Statement is effective for financial statements with fiscal years ending after December 15, 2003. The interim-period disclosures required by this revised Statement are effective for interim periods beginning after December 15, 2003. The Company has provided the additional required disclosure information.

     On December 17, 2003, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 104 (SAB 104), Revenue Recognition, which supercedes SAB 101, Revenue Recognition in Financial Statements. SAB 104's primary purpose is to rescind accounting guidance contained in SAB 101 related to multiple element revenue arrangements, superceded as a result of the issuance of Emerging Issues Task Force (EITF) 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB 101 that had been codified in SEC Topic 13, Revenue Recognition. The adoption of this bulletin did not have an impact on the Company's financial condition or results of operations.

     In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments With Characteristics of Both Liabilities and Equity." SFAS 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that a company classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). As discussed in Note 7, Holdings issued 16% Senior Exchangeable Preferred Stock in connection with its formation which would be subject to SFAS 150 for the fiscal year beginning October 1, 2004. The preferred stock was redeemed by Holdings on April 23, 2004 (see Note 15). Therefore, the adoption of this statement will not have any impact on the Company's financial condition or results of operations.

6.       Borrowing Arrangements

     Long-Term Debt--Prior to the recapitalization described in Note 15, the long-term debt consists of the following obligations:

                                                    September 30,     March 27,
                                                        2003            2004
                                                    -------------    ----------
                                                         (dollars in millions)
Credit facility
     Term loans...................................   $    523.4      $    522.0
     Senior subordinated notes....................         50.0              --
Revolving credit loans............................           --              --
Capital lease obligations.........................          2.3             2.3
                                                     ----------      ----------
                                                          575.7           524.3
                                                     ----------      ----------
Less current portion..............................         (6.2)           (7.5)
                                                     ----------      ----------
                                                     $    569.5      $    516.8
                                                     ==========      ==========

     In October 2003, the Company amended its credit facility to permit early redemption of the $50 million senior subordinated notes. The amendment also included provision for a Term Loan E prepayment penalty of 1.0% under

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


certain circumstances during a period ending October 2004. Additionally, the applicable margin on Term Loan E will increase by 0.25% if the Company's leverage ratio equals or exceeds 3.25:1.0.

     At March 27, 2004, the Company was in compliance with all restrictive covenants.

     Loans under the current credit facility bear interest at the Company's option at:

                                                                  Alternate Base
                                                    LIBOR Plus         Plus
                                                    ----------    --------------
Revolving credit facility.........................    3.00%           1.75%
Term loan.........................................    2.75%           1.50%

     The Company pays commitment fees in an amount equal to 0.50% per year on the daily average unused portion of the revolving credit facility. These fees are payable quarterly in arrears and upon the maturity or termination of the revolving credit facility. The applicable margins for revolving credit loans and commitment fees are determined based on the leverage ratio, which measures the ratio of consolidated total debt to consolidated EBITDA of the Company and its subsidiaries (as defined in the credit facility).

     The Company will pay a letter of credit fee on the outstanding undrawn amounts of letters of credit issued under the credit facility at a rate per year equal to (1) in the case of standby letters of credit, the then existing applicable LIBOR rate margin for revolving credit loans and (2) in the case of commercial letters of credit, 1.25%, which shall be shared by all lenders participating in that letter of credit, and an additional fronting fee to the issuer of each letter of credit, payable quarterly in arrears.

     Holdings, the Company's parent, and all of the Company's direct and indirect domestic subsidiaries are guarantors of the credit facility. The Company's obligations under the credit facility are collateralized by:

     o a first-priority perfected lien on substantially all existing and after-acquired personal property of the Company and the subsidiary guarantors, all restricted cash and restricted cash equivalents, a pledge of all of the stock of all existing or future domestic subsidiaries and no more than 65% of the voting stock of any foreign subsidiary and a pledge of all intercompany indebtedness in favor of the Company or any direct subsidiary;

     o first-priority perfected liens on all material existing and after-acquired real property and leasehold interests of the Company and the subsidiary guarantors, subject to customary permitted liens described in the new credit facility;

     o  a pledge by Holdings of capital stock; and

     o  a negative pledge on all assets of the Company and its subsidiaries.

     Senior Subordinated Debt--The senior subordinated debt at September 30, 2003 consisted of promissory notes with a principal amount of $50.0 million. A majority of these notes were owned or held by an owner of Holdings. These notes accrued interest at a rate of 14.0% per annum, payable semi-annually.

     On November 14, 2003, the Company redeemed the notes in full, along with accrued and unpaid interest of $0.3 million and early redemption penalty of $7.0 million. Additionally, $0.4 million of deferred financing fees were written off.

     Interest Rate Swap--The Company has entered into interest rate swap agreements in order to reduce interest rate risks and manage interest expense. As of March 27, 2004, a notional principal amount of $200 million in swap agreements is still outstanding and scheduled to mature between May 2004 and July 2005. The swap agreements

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


effectively convert floating-rate debt into fixed-rate debt and carry an average fixed interest rate of 7.52% at March 27, 2004. Interest differentials to be paid or received because of swap agreements are reflected as an adjustment to interest expense over the related debt period. While the Company is exposed to credit loss on its interest rate swaps in the event of non-performance by the counterparties to such swaps, management believes such nonperformance is unlikely to occur given the financial resources of the counterparties.

7.   Redeemable Preferred Stock

     Push Down Accounting of Redeemable Preferred Stock--Holdings used a portion of the dividend paid by the Company from the proceeds of the Company's offering of Second Priority Senior Secured Floating Rate Notes due 2011 and Senior Subordinated Notes due 2012 in April 2004 to redeem Holdings' preferred stock described below in full. As a result, the Company has determined that the effect of using the proceeds of its current debt offering to retire Mueller Holdings' mandatorily redeemable preferred stock will require the Company to retroactively "push down" the redeemable preferred stock and reflect it as an obligation in the Company's financial statement in all prior periods presented in compliance with the provisions of Staff Accounting Bulletin 54 (Topic 5-J).

     Redeemable Preferred Stock--In connection with the Company's formation in 1999, Holdings issued two million shares of 16% Senior Exchangeable Preferred Stock, due August 15, 2010, par value $0.01 per share ("preferred stock"). The preferred stock bears dividends at a rate of 16% per annum, which dividends will accrue or be payable in cash, at Holdings' option until August 2006 and must be paid in cash thereafter when and if declared by Holdings' board out of funds legally available therefor. The liquidation value on any future date is the sum of $25 per share plus the dividend accretion since issuance.

     Upon a change of control or upon the payment by the Holdings of certain types of restricted payments, including payment of dividends on the common stock of Holdings, the preferred stock is subject to redemption at the holder's option at 101% of its liquidation preference. Additionally, the stock is subject to mandatory redemption for cash in August 2010 out of funds legally available therefor. The Company's credit facility imposes restrictions upon the Company's ability to make distributions to Holdings. A failure by Holdings to pay dividends or redeem such stock when required or a breach of certain covenants would entitle the holders to two directors on Holdings' board.

     Prior to August 15, 2004, Holdings may redeem the preferred stock at 114% of liquidation value. On or after August 15, 2004, Holdings may at its option redeem the preferred stock at the following liquidation values:

Year beginning August 15,                           Percentage liquidation value
-------------------------------------------------   ----------------------------
2004.............................................            108.000%
2005.............................................            105.333%
2006.............................................            102.667%
2007 and thereafter..............................            100.000%

     The preferred stock, in certain circumstances, is exchangeable at the option of Holdings for 16% Senior Subordinated Exchange Debentures due 2010.

     The accretion of dividends of $4.1 million and $8.0 million for the three months ended March 27, 2004 and the six months ended March 27, 2004, respectively, was accounted for as a non-cash transaction. The accretion reduces the net income available to common shareholders. As described in Note 15, the preferred stock was redeemed by Holdings on April 23, 2004.

8.   Derivative Instruments

     Changes in the fair value of derivatives are recorded each period in earnings or Accumulated Other Comprehensive Income (Loss), depending on whether a derivative is designated and effective as part of a hedge

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


transaction and, if it is, the type of hedge transaction. Any gains and losses on derivative instruments that are reported in Accumulated Other Comprehensive Income (Loss) are included in earnings in the periods in which earnings are affected by the hedged item. All gains or losses on interest rate swaps since the adoption of SFAS No. 133 have been included in earnings and have not been included in Accumulated Other Comprehensive Income (Loss) as the Company has not treated these instruments as hedges under SFAS 133.

     For a derivative to qualify as a hedge at inception and throughout the hedge period, the Company must formally document the nature and relationships between the hedging instruments and hedged items, as well as its risk-management objectives, strategies for undertaking the various hedge transactions and method of assessing hedge effectiveness. Any financial instruments qualifying for hedge accounting must maintain a specified level of effectiveness between the hedging instrument and the item being hedged, both at inception and throughout the hedged period.

     Interest Rate Swaps--At March 27, 2004 and September 30, 2003 the fair value of interest rate swaps was a liability of $10.9 million and $17.2 million, respectively, and has been recorded in Other Long-Term Liabilities on the Consolidated Balance Sheets.

9.   Commitments and Contingencies

     The Company is subject to retention on certain contracts, with the retention portion of the amount receivable paid upon project completion.

     In the normal course of business, the Company incurs claims with respect to product liability. Such claims are insured up to certain limits, with such policies containing certain self-insured retention limits. Prior to August 1999, product liability and environmental claims that occurred are subject to indemnification by Tyco, based on the provisions of the acquisition agreement.

     Workers compensation claims are self-insured by the Company to the extent of stop loss coverage per claim. The claim liability is recorded based on an actuarially determined estimate of the present value of the obligation outstanding at year-end. The discounted liability at September 30, 2003 and March 27, 2004 was approximately $7.2 million and $7.7 million, respectively, and a 6% discount rate was used to discount these liabilities.

     The Company is subject to warranty claims related to sales of water meters that can be read remotely by hand-held or drive-by electronic readers. Radio transmitters purchased from one of its third party vendors have demonstrated a high failure rate and actions to correct the issue have been only partially effective. To date, the third party vendor has taken financial responsibility with respect to this matter and the Company has incurred insignificant costs. However, should the third party vendor be unable to correct the issue or be unable to meet its warranty obligations with respect to this matter, the Company may find it necessary to replace the third party vendors' radio transmitters, which is not expected to exceed $6 million. The Company has agreed to purchase 30,000 units with an approximate total cost of $3 million from this third party vendor, contingent on the vendor's on-going ability to meet its warranty obligations to the Company.

     Certain of our products contain lead. Environmental advocacy groups, relying on standards established by California's Proposition 65, are seeking to eliminate or reduce the content of lead in some of our products to limit their sale in California. In certain cases, we have entered into settlement agreements with these environmental advocacy groups to modify our products or offer substitutes. The Company may incur additional costs to implement the provisions under these settlement agreements. Further, similar issues may be raised by other advocacy groups in other jurisdictions under Proposition 65. The Company expects to incur costs at its steel and iron foundries to comply with the United States Environmental Protection Agency's National Emissions Standards for Hazardous Air Pollutants which were issued April 22, 2004. The Company is in the process of performing an analysis to assess the impact of these standards on the future financial results of the Company.

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


     James Jones Company and its former parent company are defendants in a false claims lawsuit in which a former James Jones Company employee is suing on behalf of cities, water districts and municipalities. The employee alleges that the defendants sold allegedly non-conforming public water system parts to various government entities. The lawsuit seeks consequential damages, penalties and punitive damages. Mueller Co., which had also been named as a defendant, brought a summary judgment motion and was dismissed from this litigation in January 2004. Any liability associated with the lawsuit is covered by an indemnification from our previous owner.

     On March 31, 2004, Anvil International entered into a consent order with the Georgia Department of Natural Resources regarding various alleged hazardous waste violations at Anvil's formerly operated Statesboro, Georgia site. Pursuant to the consent order, Anvil has agreed to pay a settlement amount of $100,000, comprised of a $50,000 monetary fine and $50,000 towards a supplemental environmental project. Anvil has also agreed to perform various investigatory and remedial actions at the site and its landfill. While the ultimate investigatory and remedial costs are currently unknown, based on currently available information, the total costs are estimated to be between $0.3 million and $0.5 million. The Company has accrued $0.3 million as of March 27, 2004.

     In the opinion of management, accruals associated with contingencies incurred in the normal course of business are sufficient. Resolution of existing contingencies is not expected to significantly affect the Company's financial position and result of operations.

10.  Net Periodic Benefit Cost - Defined Benefit Plans

     For a detailed disclosure on the Company's pension and employee benefits plans, please refer to Note 11 of the Company's consolidated audited financial statements included in this prospectus.

     The following sets forth the components of net periodic benefit cost of the domestic non-contributory defined benefit plans for the three and six months ended March 27, 2004 respectively.

                                                      Three months   Six months
                                                          ended        ended
                                                        March 27,    March 27,
                                                          2004         2004
                                                      ------------   ----------
                                                          (dollars in millions)
Service cost.........................................   $     0.5    $     1.0
Interest cost........................................         1.4          2.8
Expected return (loss) on plan assets................        (1.1)        (2.3)
Amortization of loss.................................         0.6          1.3
                                                        ---------    ---------
Net periodic cost....................................   $     1.4    $     2.8
                                                        =========    =========

Employer Contributions

     As of March 27, 2004, no contributions have been made and there are no anticipated statutory funding requirements for the remainder of 2004.

11.  Supplementary Balance Sheet Information

     Selected supplementary balance sheet information is presented below:

                                                      September 30,  March 27,
                                                            2003       2004
                                                      -------------  ---------
                                                         (dollars in millions)
Inventories
Purchased materials and manufactured parts............  $    46.3    $    47.2
Work in process.......................................       65.6         78.1

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


                                                      September 30,  March 27,
                                                            2003       2004
                                                      -------------  ---------
                                                         (dollars in millions)
Finished goods........................................      128.6        144.0
                                                        ---------    ---------
                                                        $  $240.5    $   269.3
                                                        =========    =========

12.  Supplementary Income Statement Information

A reconciliation of net income to income available to common shareholders is as follows:

                                                          Three months ended
                                                        ----------------------
                                                        March 29,     March 27,
                                                        ---------    ---------
                                                          2003         2004
                                                         (dollars in millions)
Net income............................................  $     9.7    $    11.9
Less preferred share accretion........................       (3.3)        (3.9)
                                                        ---------    ---------
Net income available to common shareholders...........  $     6.4    $     8.0
                                                        =========    =========

                                                           Six months ended
                                                        ----------------------
                                                        March 29,    March 27,
                                                           2003         2004
                                                        ---------    ---------
                                                         (dollars in millions)
Net income............................................  $    11.2    $    15.4
Less preferred share accretion........................       (6.8)        (8.0)
                                                        ---------    ---------
Net income available to common shareholders...........  $     4.4    $     7.4
                                                        =========    =========

     The components of interest expense are presented below:

                                                          Three months ended         Six months ended
                                                        ----------------------    ----------------------
                                                        March 29,    March 27,    March 29,    March 27,
                                                           2003         2004         2003         2004
                                                        ---------    ---------    ---------    ---------
                                                                       (dollars in millions)
Interest expense:
   Contractual interest expense.......................  $    11.8    $     8.8    $    24.6    $    18.9
   Deferred financing fee amortization................        0.7          0.5          1.4          1.2
   Senior subordinated debt early redemption penalty..         --           --           --          7.0
   Write off of deferred financing fee................         --           --           --          0.4
   Interest rate swap gains...........................       (3.2)        (2.6)        (6.8)        (6.3)
                                                        ---------    ---------    ---------    ---------
Total interest expense................................  $     9.3    $     6.7    $    19.2    $    21.2
                                                        =========    =========    =========    =========

13.  Stock Plans

     The following disclosures are based on plans in effect prior to the recapitalization referred to in Note 15.

     Effective August 31, 2000, Holdings implemented its Management Incentive Plan and its Direct Investment Program. These stock plans were created with the purpose of attracting, retaining and motivating key employees of the Company. Prior to August 31, 2000, the Company did not have an employee stock option plan or a stock purchase plan; however, certain employees of the Company had been granted stock and stock options under Tyco's stock award plans.

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


     Direct Investment Program--Under the Direct Investment Program, certain employees are allowed to purchase a specific number of shares of Holdings, at a price equal to fair value at the time of the purchase. Under the plan, Holdings will loan the employee up to 50% of the total purchase price on a non-recourse basis. However, all shares of the plan are pledged as collateral. Holdings is authorized to grant 10 million shares under the plan and issued approximately
9.5 million shares at a purchase price of $1.00 per share and 0.5 million shares at a purchase price of $1.50 per share as of September 30, 2003. The Company recorded non-cash compensation expense of $0.2 million and $0.3 million for the three months and six months ended March 27, 2004, respectively, related to the loan portion of the shares purchased pursuant to the Direct Investment Program.

     During 2003, the Company's chief executive officer purchased 476,244 shares of Holdings stock at $1.50 per share under the Direct Investment Program. As a result, the Company increased paid in capital by approximately $0.7 million in 2003.

     Management Incentive Plan--Under the Management Incentive Plan, Holdings is authorized to grant stock options to key individuals of the Company. The options are granted to purchase common shares of Holdings at prices equal to the fair value of the common shares on the date the options are granted. The options become fully vested and exercisable on the eighth anniversary of the date of grant, provided that the individual is in the employment of the Company at all times during the vesting period. The agreement provides for accelerated vesting if certain milestones are achieved. The options expire on the tenth anniversary of the grant date.

     Holdings is authorized to grant options for 15 million shares. All options granted have an exercise price equal to the fair value at the date of grant. As of March 27, 2004, approximately 78% of the options that were granted prior to February 10, 2003, were vested and exercisable.

     Based upon the terms of the Holdings' current stock option plan, the fair value of the stock and the exercise price on the date of the grant are the same, thus no compensation charge is required to be recognized.

     During fiscal 2003, Holdings granted options for 1.7 million shares. These shares will vest 100% upon a change in control, as defined in the agreement. If there had been a change in control at September 30, 2003, there would have been a compensation charge of $0.5 million. Additionally, 203,550 shares were cancelled due to employee terminations during 2003.

     Information with respect to stock option activity under the Company's plan is as follows:

                                                               Number of         Option Price     Weighted Average
                                                             Common Shares         Per Share       Exercise Price
                                                             -------------       ------------     ----------------
September 30, 2001.....................................        12,968,875             1.00               1.00
   Granted.............................................           370,000             1.19               1.19
   Cancelled...........................................          (106,900)            1.00               1.00

September 30, 2002.....................................        13,231,975       $1.00 to $1.19     $     1.01
                                                               ----------
   Granted.............................................         1,700,000             1.50               1.50
   Cancelled...........................................          (203,550)            1.00               1.00

September 30, 2003.....................................        14,728,425       $1.00 to $1.50     $     1.06
                                                               ----------
   Cancelled...........................................          (120,656)      $1.00 to $1.50     $     1.12

March 27, 2004.........................................        14,607,769       $1.00 to $1.50     $     1.06
                                                               ----------

     The weighted fair value of options granted, using the Black-Scholes option pricing model, during 2001, 2002 and 2003 was $0.17, $0.11 and $0.20, respectively.

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


     As of March 27, 2004, the weighed average remaining life was 1.1 years.

     The fair value of each option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                         2001         2002         2003
                                                        -------      -------      -------
Dividend yield........................................  0.0%         0.0%         0.0%
Expected volatility...................................  0.0%         0.0%         0.0%
Risk-free interest rate...............................  4.8%         2.3%         4.9%
Expected life.........................................  4 years      4 years      4 years

14.  Facility Rationalization and Related Costs

     During the three months ended March 29, 2003, the Company continued its efforts to reduce operating costs. After reviewing its facility utilization and associated assets, the Company recorded a charge of $0.3 million related to asset impairment.

     Additionally, for the three months ended March 27, 2004, the Company recorded a charge of $0.1 million related to asset impairment for write-offs at Anvil closed facilities in Norcross, GA and Kearny, NJ, $0.3 million related to environmental issues at the closed facility in Statesboro, GA (see Note 9), and $0.5 million related to future lease obligations at the closed and vacated Kearny, NJ facility.

15.  Subsequent Event - Recapitalization

     Subsequent to March 27, 2004, the Company undertook a recapitalization involving the financing sources and uses of proceeds noted below:

     At April 23, 2004 the Company completed the following transactions:

     Second Priority Senior Secured Floating Rate Notes: The Company issued $100,000,000 of such notes. Interest on the secured notes is payable at a rate equal to three-month LIBOR, which is reset quarterly, plus 4.75% on February 1, May 1, August 1 and November 1 of each year, beginning on August 1, 2004. The interest rate for the first interest period ending August 1, 2004 will be 5.89% per annum. The secured notes mature in 2011 and are guaranteed by each of the existing domestic restricted subsidiaries and secured by second-priority liens on the assets securing the senior credit facility (other than certain subsidiary stock and assets of our parent company). The secured notes contain customary covenants and events of default, including covenants that limit the Company's ability to incur debt, pay dividends and make investments and also include a maintenance covenant limiting the Company's senior total leverage as a multiple of EBITDA, as defined.

     10% Senior Subordinated Notes: The Company issued $315,000,000 of such notes. Interest on the subordinated notes is payable at an annual rate of 10% on May 1 and November 1 of each year, beginning on November 1, 2004. The subordinated notes mature in 2012 and are guaranteed by each of the Company's existing domestic restricted subsidiaries. The subordinated notes contain customary covenants and events of default, including covenants that limit our ability to incur debt, pay dividends and make investments.

     Senior Credit Facility: The Company entered into a new senior credit facility, which includes a $545.0 million amortizing term loan maturing seven years after closing and an $80.0 million revolving credit facility that will terminate five years after closing. The revolving credit facility and/or the term loan facility is expected to be subject to a potential, although uncommitted, increase of up to an aggregate of $50.0 million at our request at any time prior to maturity. In addition, although uncommitted, a foreign currency sub-facility may be made available to one or more of the Company's restricted foreign subsidiaries in an aggregate principal amount of up to the U.S. dollar

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


equivalent of $30.0 million. This increase and the additional foreign currency sub-facility will only be available if one or more financial institutions agree to provide them.

     Borrowings under the senior credit facility are generally expected to bear interest based on a margin over, at the Company's option, the base rate or the reserve-adjusted London-interbank offered rate, or LIBOR. The applicable margin will be 3.25% over LIBOR and 2.00% over the base rate for borrowings under the revolving senior credit facility and 3.25% over LIBOR and 2.00% over the base rate for term loans. Beginning at a time to be set forth in the senior credit facility, the applicable margin for revolving credit loans is expected to vary based upon the ratio of consolidated debt to EBITDA, as defined in the senior credit facility. The Company's obligations under the senior credit facility are guaranteed by our parent company and all of the existing or future domestic restricted subsidiaries and is secured by substantially all of the assets of the Company and the subsidiary guarantors, including a pledge of the capital stock of all the existing and future domestic subsidiaries, a pledge of no more than 65.0% of the voting stock of any foreign subsidiary, a pledge of all intercompany indebtedness in favor of the Company and its domestic restricted subsidiaries, and a pledge of the Company's capital stock by its parent company. The senior credit facility contains customary covenants, including covenants that limit the ability to incur debt and liens, pay dividends and make investments and capital expenditures, and events of default.

     The net proceeds of these financings have been used to refinance the Company's existing credit facility borrowings, pay a dividend to the Company's parent company and pay related fees and expenses. The Company's parent company has used the proceeds of the offering to redeem its outstanding preferred stock and to pay a dividend to its equityholders. At April 29, 2004, Mueller Holdings (N.A.), Inc., the parent company of Mueller Group, Inc. issued 223,000 units, each consisting of $1,000 principal amount at maturity of 143/4 % Senior Discount Notes due 2014 and one warrant to purchase 109.80889 shares of Class A common stock, par value $0.01 per share, of Mueller Holdings (N.A.), Inc. (an aggregate of 24,487,383 shares). After the separation date (as defined in the warrant agreement), the notes and the warrants are separately transferable.

     The notes mature on April 15, 2014. The notes accrete at a rate of 143/4% compounded semi-annually to an aggregate principal amount at maturity of $223,000,000 on April 15, 2009. Thereafter, cash interest on the notes accrues and is payable semi-annually in arrears on April 15 and October 15 of each year. The notes have an initial accreted value of $493.596 per $1,000 principal amount at maturity of notes.

     The notes are Holdings' senior unsecured obligations and rank equally with all of its existing and future senior indebtedness. The notes are effectively subordinated to all of its existing and future secured debt and to all indebtedness and other liabilities of its subsidiaries, including the Company.

     Holdings used the proceeds to pay an additional dividend to its equityholders.

Use of proceeds

     The Company has used the net proceeds from these offerings and the credit facility borrowings to repay all existing loans under its existing credit facility together with accrued interest and a 1.0% prepayment premium thereon and to pay a dividend to our parent company, which has been used to (1) redeem the preferred stock at a price equal to liquidation preference ($105.5 million at April 23, 2004) plus a 1.0% premium thereon, (2) pay a dividend to its common stockholders of $1.91 per share, or approximately $386.9 million in the aggregate and (3) make a payment to its employee optionholders of the excess of the per share dividend to our common stockholders over the exercise price of their options, or approximately $12.4 million in the aggregate. Mueller Group retained approximately $10.0 million of proceeds from its offerings to be used for general corporate purposes.

                              MUELLER GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                            (UNAUDITED) (Continued)


16.  Subsequent Event--Push Down Accounting of Redeemable Preferred Stock

     Holdings used a portion of the dividend paid by the Company from the proceeds of the Company's offering of Second Priority Senior Secured Floating Rate Notes due 2011 and Senior Subordinated Notes due 2012 to redeem Holdings' preferred stock in full. As a result, the Company is required to revise its prior historical financial statements to "push down" the preferred stock and reflect it as an obligation in the Company's financial statements. See Note 7 "Redeemable Preferred Stock--Push Down Accounting of Redeemable Preferred Stock".

17.  Consolidating Guarantor and Non-Guarantor Financial Information

     The following tables set forth the consolidating statements of operations and cash flows for the periods ended March 27, 2004 and March 29, 2003 and the consolidating balance sheets as of March 27, 2004 and September 30, 2003. The following information is included as a result of the guarantee by certain of the Company's wholly owned U.S. subsidiaries ("Guarantor Companies") of the second priority senior secured notes and senior subordinated notes issued by the Company. None of the Company's other subsidiaries guarantee the debt. Each of the guarantees is joint and several and full and unconditional. "Mueller Group, Inc." includes the consolidated financial results of Mueller Group, Inc. with all of its wholly-owned subsidiaries accounted for under the equity method.

                                           Consolidating Statement of Operations
                                         For the Three Months Ended March 29, 2003

                                                                Guarantor    Non-Guarantor   Consolidating
                                                    Issuer      Companies     Companies      Eliminations    Consolidated
                                                  ----------   ----------    -------------   -------------   ------------
Net Sales....................................     $        -   $    201.9     $     27.2       $        -      $    229.1
Cost of sales................................              -        145.2           21.9                -           167.1
Royalty expense..............................              -         (0.3)           0.3                -             0.0
                                                  ----------   ----------     ----------       ----------      ----------
   Gross profit..............................              -         57.0            5.0                -            62.0
Selling, general and administrative expense..            3.0         29.5            3.8                -            36.3
Facility rationalization and related costs...              -          0.3            0.0                -             0.3
                                                  ----------   ----------     ----------       ----------      ----------
   Operating income..........................           (3.0)        27.2            1.2                -            25.4
Interest expense.............................           (9.3)         0.7           (0.7)               -            (9.3)
Interest income..............................            0.0            -            0.1                -             0.1
                                                  ----------   ----------     ----------       ----------      ----------
   Income (loss) before income taxes.........          (12.3)        27.9            0.6                -            16.2
Income tax expense (benefit).................           (4.9)        11.2            0.2                -             6.5
Equity income from subsidiaries..............           17.1          0.4            -              (17.5)            0.0
                                                  ----------   ----------     ----------       ----------      ----------
   Net income................................     $      9.7   $     17.1     $      0.4       $    (17.5)     $      9.7
                                                  ==========   ==========     ==========       ==========      ==========


                                                    MUELLER GROUP, INC.
                                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                                                  (UNAUDITED) (Continued)


                                           Consolidating Statement of Operations
                                         For the Three Months Ended March 27, 2004

                                                                Guarantor    Non-Guarantor   Consolidating
                                                    Issuer      Companies     Companies      Eliminations    Consolidated
                                                  ----------   ----------    -------------   -------------   ------------
Net Sales....................................     $        -   $    202.8     $     34.1       $        -      $    236.9
Cost of sales................................              -        143.8           25.6                -           169.4
Royalty expense..............................              -         (0.4)           0.4                -            (0.0)
                                                  ----------   ----------     ----------       ----------      ----------
   Gross profit..............................              -         59.4            8.1                -            67.5
Selling, general and administrative expense..            2.0         33.6            4.6                -            40.2
Facility rationalization and related costs...              -          0.9            0.0                -             0.9
                                                  ----------   ----------     ----------       ----------      ----------
   Operating income..........................           (2.0)        24.9            3.5                -            26.4
Interest expense.............................           (6.7)         0.8           (0.8)               -            (6.7)
Interest income..............................            0.1          -              0.0                -             0.1
                                                  ----------   ----------     ----------       ----------      ----------
   Income (loss) before income taxes.........           (8.6)        25.7            2.7                -            19.8
Income tax expense (benefit).................           (3.5)        10.3            1.1                -             7.9
Equity income from subsidiaries..............           17.0          1.6              -            (18.6)            0.0
                                                  ----------   ----------     ----------       ----------      ----------
   Net income................................     $     11.9   $     17.0     $      1.6       $    (18.6)     $     11.9
                                                  ==========   ==========     ==========       ==========      ==========

                                           Consolidating Statement of Operations
                                          For the Six Months Ended March 29, 2003

                                                                Guarantor    Non-Guarantor    Consolidating
                                                    Issuer      Companies     Companies       Eliminations   Consolidated
                                                  ----------   ----------    -------------    -------------  ------------
Net Sales....................................     $        -   $    382.2     $     56.8       $        -      $    439.0
Cost of sales................................              -        278.6           46.3                -           324.9
Royalty expense..............................              -         (0.6)           0.6                -             0.0
                                                  ----------   ----------     ----------       ----------      ----------
   Gross profit..............................              -        104.2            9.9                -           114.1
Selling, general and administrative expense..            5.2         62.4            7.4                -            75.0
Facility rationalization and related costs...              -          1.5            0.0                -             1.5
                                                  ----------   ----------     ----------       ----------      ----------
   Operating income..........................           (5.2)        40.3            2.5                -            37.6
Interest expense.............................          (19.1)         1.3           (1.4)               -           (19.2)
Interest income..............................            0.2          -              0.1                -             0.3
                                                  ----------   ----------     ----------       ----------      ----------
   Income (loss) before income taxes.........          (24.1)        41.6            1.2                -            18.7
Income tax expense (benefit).................           (9.6)        16.6            0.5                -             7.5
Equity income from subsidiaries..............           25.7          0.7                           (26.4)            0.0
                                                  ----------   ----------     ----------       ----------      ----------
   Net income................................     $     11.2   $     25.7     $      0.7       $    (26.4)     $     11.2
                                                  ==========   ==========     ==========       ==========      ==========

                                                    MUELLER GROUP, INC.
                                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                                                  (UNAUDITED) (Continued)

                                           Consolidating Statement of Operations
                                          For the Six Months Ended March 27, 2004

                                                                Guarantor    Non-Guarantor   Consolidating
                                                    Issuer      Companies     Companies      Eliminations    Consolidated
                                                  ----------   ----------    -------------    -------------  ------------
Net Sales....................................     $        -   $    386.8    $      68.1       $        -      $    454.9
Cost of sales................................              -        276.1           51.9                -           328.0
Royalty expense..............................              -         (0.8)           0.8                -             0.0
                                                  ----------   ----------    -----------       ----------      ----------
   Gross profit..............................              -        111.5           15.4                -           126.9
Selling, general and administrative expense..            4.2         65.9            9.2                -            79.3
Facility rationalization and related costs...              -          0.9            0.0                -             0.9
                                                  ----------   ----------    -----------       ----------      ----------
   Operating income..........................           (4.2)        44.7            6.2                -            46.7
Interest expense.............................          (21.2)         1.7           (1.7)               -           (21.2)
Interest income..............................            0.1          -              0.1                -             0.2
                                                  ----------   ----------    -----------       ----------      ----------
   Income (loss) before income taxes.........          (25.3)        46.4            4.6                -            25.7
Income tax expense (benefit).................          (10.1)        18.6            1.8                -            10.3
Equity income from subsidiaries..............           30.6          2.8                            (33.4)
                                                  ----------   ----------    -----------       ----------      ----------
   Net income................................     $     15.4   $     30.6    $       2.8       $     (33.4)    $     15.4
                                                  ==========   ==========    ===========       ===========     ==========

                                                    MUELLER GROUP, INC.
                                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                                                  (UNAUDITED) (Continued)

                                           Condensed Consolidating Balance Sheet
                                                    September 30, 2003

                                                                Guarantor
                                                    Mueller     Companies    Non-Guarantor   Consolidating
                                                  Group, Inc.      (1)        Companies      Eliminations    Consolidated
                                                  ----------   ----------    -------------   -------------   ------------
Assets
  Current assets:
  Cash and cash equivalents....................     $     53.3   $      1.6     $     16.5       $        -      $     71.4
  Receivables, net.............................            0.5        115.0           21.8                -           137.3
  Inventories..................................            -          200.6           39.9                -           240.5
  Deferred income taxes........................           (0.1)         5.7            -                  -             5.6
  Prepaid expenses and other current assets....            0.1         28.0            1.7                -            29.8
                                                    ----------   ----------     ----------       ----------      ----------
     Total current assets......................           53.8        350.9           79.9                -           484.6
  Property, plant and equipment, net...........            0.9        194.4           13.1                -           208.4
  Goodwill, net................................            -          163.1            0.1                -           163.2
  Identifiable intangibles, net................            -           62.5            0.5                -            63.0
  Pension intangible...........................            -            0.9            -                  -             0.9
  Investment in subsidiaries...................          835.7         16.8            -             (852.5)            0.0
  Deferred financing fees, net.................           12.0          0.0            -                  -            12.0
  Deferred income taxes........................           (6.0)        24.5            0.3                -            18.8
  Other noncurrent assets......................            -            0.2            -                  -             0.2
                                                    ----------   ----------     ----------       ----------      ----------
   Total assets................................     $    896.4   $    813.3     $     93.9       $   (852.5)     $    951.1
                                                    ==========   ==========     ==========       ==========      ==========

Liabilities
  Current liabilities:
  Accounts payable.............................     $      1.1   $     36.2     $      9.4       $        -      $     46.7
  Current portion of long-term debt............            5.3          0.9            -                  -             6.2
  Accrued expenses and other current
     liabilities...............................            7.5         53.1            8.6                -            69.2
                                                    ----------   ----------     ----------       ----------      ----------
     Total current liabilities.................           13.9         90.2           18.0                -           122.1
  Intercompany accounts........................           87.1       (145.7)          58.6                -             -
  Long-term debt, net of current portion.......          568.1          1.4            -                  -           569.5
  Accrued pension liability....................            -           31.7            0.5                -            32.2
  Other long-term liabilities..................           17.2          -              -                  -            17.2
                                                    ----------   ----------     ----------       ----------      ----------
     Total liabilities.........................          686.3        (22.4)          77.1                -           741.0
  Redeemable preferred stock...................           96.6          -              -                  -            96.6
  Shareholders' equity
  Total shareholders' equity...................          113.5        835.7           16.8           (852.5)          113.5
                                                    ----------   ----------     ----------       ----------      ----------
   Total liabilities and shareholders' equity..     $    896.4   $    813.3     $     93.9       $   (852.5)     $    951.1
                                                    ==========   ==========     ==========       ==========      ==========

                                                    MUELLER GROUP, INC.
                                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               THREE AND SIX MONTHS ENDED MARCH 29, 2003 AND MARCH 27, 2004
                                                  (UNAUDITED) (Continued)

                                           Condensed Consolidating Balance Sheet
                                                      March 27, 2004

                                                                Guarantor    Non-Guarantor   Consolidating
                                                    Issuer      Companies    Companies       Eliminations    Consolidated
                                                  ----------   ----------    -------------   -------------   ------------
Assets
  Current assets:
  Cash and cash equivalents....................     $      2.2   $     (2.5)   $       8.6       $        -     $       8.3
  Receivables, net.............................              -        128.2           25.5                -           153.7
  Inventories..................................              -        226.1           43.2                -           269.3
  Deferred income taxes........................          (16.1)        22.1              -                -             6.0
  Prepaid expenses and other current assets....            0.3         25.7            1.7                -            27.7
                                                    ----------   ----------    -----------       ----------      ----------
     Total current assets......................          (13.6)       399.6           79.0                -           465.0
  Property, plant and equipment, net...........            0.9        184.3           12.7                -           197.9
  Goodwill, net................................              -        163.1            0.1                -           163.2
  Identifiable intangibles, net................              -         62.4            0.4                -            62.8
  Pension intangible...........................              -          0.9            -                  -             0.9
  Investment in subsidiaries...................          891.8         18.6            -             (910.4)              -
  Deferred financing fees, net.................           10.4          -              -                  -            10.4
  Deferred income taxes........................            9.9          7.8            0.3                -            18.0
  Other noncurrent assets......................            -            0.3            -                  -             0.3
                                                    ----------   ----------    -----------       ----------      ----------
   Total assets................................     $    899.4   $    837.0    $      92.5       $   (910.4)     $    918.5
                                                    ==========   ==========    ===========       ==========      ==========

Liabilities
  Current liabilities:
  Accounts payable.............................            1.2         46.4            9.4                -            57.0
  Current portion of long-term debt............            9.2          -              -                  -             9.2
  Accrued expenses and other current
     liabilities...............................            6.5          1.0            -                  -             7.5
                                                    ----------   ----------    -----------       ----------      ----------
     Total current liabilities.................            2.0         46.1            6.8                -            54.9
  Intercompany accounts........................           18.9         93.5           16.2                -           128.6
  Long-term debt, net of current portion.......          127.0       (184.9)          57.9                -               -
  Accrued pension liability....................          515.4          1.4            0.0                -           516.8
  Other long-term liabilities..................            -           35.2           (0.2)               -            35.0
                                                    ----------   ----------    -----------       ----------      ----------
     Total liabilities.........................           10.9          -              -                  -            10.9
  Redeemable preferred stock...................          672.2        (54.8)          73.9                -           691.3
  Shareholders' equity                                   104.6          -              -                  -           104.6
  Total shareholders' equity...................          122.6        891.8           18.6           (910.4)          122.6
                                                    ----------   ----------    -----------       ----------      ----------
   Total liabilities and shareholders' equity..     $    899.4   $    837.0    $      92.5       $   (910.4)     $    918.5
                                                    ==========   ==========    ===========       ==========      ==========

                                            Condensed Consolidating Statement of Cash Flows
                                                            March 29, 2003

                                                                                   Non-
                                                     Mueller      Guarantor     Guarantor   Consolidating
                                                   Group, Inc.   Companies(1)   Companies   Eliminations    Consolidated
                                                   -----------   ------------   ---------   -------------   ------------
Net cash provided by (used in) operating
  activities..................................     $    (6.5)    $    16.0      $   (1.9)   $     -         $      7.6
                                                   -----------   ------------   ---------   -------------   ------------

Cash flows from investing activities:
  Capital expenditures........................           -            (9.1)         (0.9)         -              (10.0)
  Loss on disposals...........................           -             0.2           -            -                0.2
  Acquisition of businesses...................           -            (7.5)         (1.9)         -               (9.4)
  Decrease in restricted cash.................          11.6           -             -            -               11.6
                                                   -----------   ------------   ---------   -------------   ------------
Net cash provided by (used in) investing
   activities.................................          11.6         (16.4)         (2.8)         -               (7.6)
                                                   -----------   ------------   ---------   -------------   ------------

Cash flows from financing activities:
  (Increase) decrease in intercompany
    transactions..............................          (1.9)         (1.4)          3.3          -                -
  Payment of long-term debt...................          (1.3)          -             -            -               (1.3)
  Financing of assets through capital leases..           -            (0.5)          -            -               (0.5)
  Contributed capital.........................           0.7           -             -            -                0.7
                                                   -----------   ------------   ---------   -------------   ------------
Net cash provided by (used in) financing
  activities..................................          (2.5)         (1.9)          3.3          -               (1.1)
                                                   -----------   ------------   ---------   -------------   ------------

Effect of exchange rate changes on cash.......            -             -            4.5          -                4.5
Increase (decrease) in cash...................           2.6          (2.3)          3.1          -                3.4
Cash and cash equivalents
  Beginning of period.........................          14.6          (0.3)          6.6          -               20.9
                                                   -----------   ------------   ---------   -------------   ------------
  End of period...............................     $    17.2     $    (2.6)     $    9.7    $     -         $     24.3
                                                   ===========   ============   =========   =============   ============

                                            Condensed Consolidating Statement of Cash Flows
                                                            March 27, 2004

                                                                                   Non-
                                                     Mueller      Guarantor     Guarantor   Consolidating
                                                   Group, Inc.   Companies(1)   Companies   Eliminations    Consolidated
                                                   -----------   ------------   ---------   -------------   ------------
Net cash provided by (used in) operating
  activities..................................     $   (24.4)    $    39.1      $   (5.6)   $     -         $      9.1
                                                   -----------   ------------   ---------   -------------   ------------

Cash flows from investing activities:
  Capital expenditures........................          -            (10.4)         (0.6)         -              (11.0)
  Loss on disposals...........................          -              0.1           -            -                0.1
  Acquisition of businesses...................          -            (19.8)          -            -              (19.8)
                                                   -----------   ------------   ---------   -------------   ------------
Net cash provided by (used in) investing
  activities..................................          -            (30.1)         (0.6)         -              (30.7)
                                                   -----------   ------------   ---------   -------------   ------------

Cash flows from financing activities:
  Proceeds from short-term borrowings.........           9.2          -              -            -                9.2
  (Increase) decrease in intercompany
    transactions..............................          15.4         (12.4)         (3.0)         -               (0.0)
  Payment of long-term debt...................         (51.3)         -              -            -              (51.3)
  Financing of assets through capital
    leases....................................          -             (0.7)          -            -               (0.7)
                                                   -----------   ------------   ---------   -------------   ------------
Net cash provided by (used in) financing
  activities..................................         (26.7)        (13.1)         (3.0)         -              (42.8)
                                                   -----------   ------------   ---------   -------------   ------------

Effect of exchange rate changes on cash.......          -             -              1.3          -                1.3
Decrease in cash..............................         (51.1)         (4.1)         (7.9)         -              (63.1)
Cash and cash equivalents.....................
  Beginning of period.........................          53.3           1.6          16.5          -               71.4
                                                   -----------   ------------   ---------   -------------   ------------
  End of period...............................  $        2.2     $    (2.5)     $    8.6    $     -         $      8.3
                                                   ===========   ============   =========   =============   ============

----------
(1) Guarantors include the accounts of the following direct and indirect subsidiaries of Mueller Group, Inc.:

Name                                          State of Incorporation
--------------------------------------------- ----------------------
AnvilStar, LLC                                Delaware
Anvil International, Inc.                     Delaware
Henry Pratt Company                           Delaware
Henry Pratt International Ltd.                Delaware
Hersey Meters Co.                             Delaware
Hydro Gate Acquisition Corp.                  Delaware
James Jones Company                           California
J.B. Smith Mfg Co.                            Oklahoma
Mueller Co.                                   Illinois
Mueller Service Co.                           Delaware
Milliken Acquisition Corp.                    Delaware
Mueller International, Inc.                   Delaware
Mueller International, LLC                    Delaware
Mueller International Finance, Inc.           Delaware
Mueller International Finance, LLC            Delaware

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